 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-296444
MANAGEMENT INFORMATION CIRCULAR OF VERSABANK
AND PROSPECTUS OF VERSA BANCORP
PROPOSED REORGANIZATION — YOUR VOTE IS VERY IMPORTANT
To VersaBank shareholders:
This management information circular (the “Management Circular”) is furnished in connection with the solicitation of proxies by the management of VersaBank, a Canadian Schedule I chartered bank (“VersaBank”), for use at the special meeting of shareholders (the “Meeting”). The Meeting will be held in person at 1979 Otter Place, London, Ontario on September 16, 2026, at 10:30 a.m. ET for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.
The purpose of the Meeting is to (i) obtain shareholder approval to effect a reorganization that would, among other things, cause Versa Bancorp, a Delaware corporation (the “Parent”), to become the holding company of VersaBank and its subsidiaries (the “Reorganization”) and (ii) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
In summary, under the proposed terms of the Reorganization, VersaBank will adopt an amendment to its by-laws and effect certain transactions to exchange all of its outstanding shares on a one-for-one basis into an equivalent number of shares of the Parent (the “Share Exchange”) as a result of which the Parent will become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests. Following the Share Exchange, VersaBank will complete an internal reorganization that will result in VersaHoldings US Corp. and VersaBank becoming a direct subsidiary of the Parent.
VersaBank’s shares are currently traded on the Toronto Stock Exchange (“TSX”) and the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VBNK”. The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
The Reorganization is intended to enhance shareholder value over the long term by, among other things, increasing investor familiarity through U.S. domestic company reporting requirements and potential future index inclusion, and enabling VersaBank to compete effectively in raising the capital necessary to implement its strategic plans.
The proposal for the Reorganization is subject to the approval of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares, whether in person or by proxy at the Meeting. The board of directors of VersaBank has reserved the right to terminate or abandon the Reorganization at any time prior to its effectiveness, notwithstanding shareholder approval, if, among other things, it determines for any reason that the consummation of the Reorganization would not be advisable or in the best interests of VersaBank’s shareholders.
Pursuant to Section 277 of the Bank Act (Canada) (the “Bank Act”) and the reorganization agreement to be entered into by and between VersaBank and the Parent, which is attached to this Management Circular as Annex E (the “Reorganization Agreement”), registered holders of VersaBank shares have a right to dissent in respect of the Reorganization. If the Reorganization is completed and the dissent right has been validly exercised by registered holders, such holders are entitled to be paid an amount equal to the fair value of their VersaBank shares. A registered holder of VersaBank shares who wishes to dissent must ensure that a written notice of objection to the Reorganization is sent to VersaBank, 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2, c/o Stikeman Elliott LLP, 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9, Attention: Jeffrey M. Singer and Jeff Hershenfield, at or prior to the Meeting, and must otherwise strictly comply with the dissent procedures described in this Management Circular.

Beneficial owners of VersaBank shares who wish to dissent should be aware that only registered holders are entitled to dissent. Accordingly, beneficial owners that wish to dissent must make arrangements to either (i) become registered holders prior to the time a written objection to the Reorganization must be received by VersaBank or (ii) have the registered holders of their shares exercise the right to dissent on their behalf. It is strongly recommended that any VersaBank shareholder that wishes to exercise the right to dissent seek independent legal advice. Failure to strictly comply with the requirements set forth in Section 277 of the Bank Act may result in the loss or unavailability of the right to dissent with respect to the Reorganization. See “Appraisal and Dissenters’ Rights of VersaBank Shareholders” and Annex F to this Management Circular.
Your vote is very important. Whether or not you plan to attend the Meeting, please take appropriate action to make sure your shares are represented at the Meeting.
The board of directors of VersaBank unanimously recommends that you vote “FOR” the Reorganization. This Management Circular provides you with detailed information about the Reorganization to be considered at the Meeting. We urge you to read this Management Circular carefully. In particular, you should review the matters discussed in the section entitled “Risk Factors” beginning on page 26 of this Management Circular.
The Reorganization may have different tax consequences for VersaBank shareholders that reside in Canada and the United States. You are urged to carefully read the sections entitled “Certain Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations”, as applicable, and to consult with your own tax advisors.
If you are a VersaBank shareholder and have any questions regarding the information contained in this Management Circular or require assistance in completing your form of proxy or voting instruction form, please contact Odyssey Trust Company, by telephone at 1-888-290-1175 (toll-free in North America) or at 1-612-482-5100 (call enabled outside of North America), or by email at shareholders@odysseytrust.com.
This Management Circular is also a prospectus under U.S. securities laws that covers the registration under the Securities Act of 1933, as amended, of the issuance of up to 32,693,689 shares of common stock of the Parent upon consummation of the Reorganization. This Management Circular is not a prospectus for purposes of the securities laws of any province or territory of Canada, and no securities regulatory authority or commission in Canada has reviewed or approved its contents.
Neither the Securities and Exchange Commission nor any state securities commission, or any similar authority in any province or territory of Canada, has approved or disapproved of these securities or determined if the Management Circular is truthful or complete. Any representation to the contrary is a criminal offense.
We appreciate your continued interest in VersaBank.
Dated as of August  4, 2026
/s/ Frank J.C. Newbould

Frank J.C. Newbould
Chairman of the Board

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
AND
MANAGEMENT INFORMATION CIRCULAR
September 16, 2026
LONDON, ONTARIO

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
September 16, 2026
TAKE NOTICE that the Special Meeting of Shareholders (the “Meeting”) of VersaBank, a Canadian Schedule I chartered bank (“VersaBank”), will be held at 1979 Otter Place, London, Ontario on September 16, 2026, at 10:30 a.m. ET to:
(1)
consider and, if deemed advisable, vote to approve a special resolution of VersaBank (the “Reorganization Resolution”), the full text of which is set forth in Annex A to the accompanying management information circular (the “Management Circular”), to cause, among other things, Versa Bancorp, a Delaware corporation (the “Parent”), to become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests (the “Reorganization Proposal”); and

(2)
transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The board of directors of VersaBank has fixed August 10, 2026, as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Meeting, we urge you to read the Management Circular carefully.
You are encouraged to complete the form of proxy accompanying this Notice of Meeting and return it to VersaBank’s transfer agent, Odyssey Trust Company, in accordance with the instructions provided in the form of proxy. Failure to submit your form of proxy by 10:30 a.m. ET on September 14, 2026, may result in your shares not being voted at the Meeting.
If you have received this Notice of Meeting and the Management Circular from your broker or another intermediary, we encourage you to complete and return the voting instruction form or form of proxy provided to you by your intermediary in accordance with the instructions provided with such form.
Your vote is very important. Whether or not you plan to attend the Meeting, please take appropriate action to make sure your shares are represented at the Meeting.
The board of directors of VersaBank unanimously recommends that you vote “FOR” the Reorganization.
DATED at the City of London, in the Province of Ontario, this 4th day of August 2026.
By order of the board of directors,
/s/ Frank J.C. Newbould

Frank J.C. Newbould
Chairman of the Board

i

ABOUT THIS MANAGEMENT INFORMATION CIRCULAR AND PROSPECTUS
This Management Information Circular/Prospectus (this “prospectus/circular”) forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Versa Bancorp, a Delaware corporation (the “Parent”) and VersaBank, a Canadian Schedule I chartered bank (“VersaBank”), and relates to the shares of common stock of the Parent to be issued to VersaBank’s shareholders upon consummation of the Share Exchange (as defined and described in further detail in this prospectus/circular). It also constitutes a notice of meeting with respect to the special meeting of VersaBank’s shareholders to be held on September 16, 2026, at 10:30 a.m. ET (the “Meeting”). VersaBank and the Parent have not authorized anyone to provide you with any information other than the information that is contained in this prospectus/circular. VersaBank and the Parent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus/circular is accurate as of any date other than the date of this prospectus/circular. Neither the mailing of this prospectus/circular to VersaBank’s shareholders, nor the issuance by the Parent of shares of its common stock in connection with the Reorganization as described in this prospectus/circular, will create any implication to the contrary. This prospectus/circular does not constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. This document is not a prospectus for purposes of the securities laws of any province or territory of Canada, and no securities regulatory authority or commission in Canada has reviewed or approved its contents.
BASIS OF FINANCIAL STATEMENT PRESENTATION
Following the effectiveness of the registration statement of which this prospectus/circular forms a part, VersaBank intends, subject to the approval of VersaBank’s shareholders and regulatory and stock exchange approvals, including the U.S. Federal Reserve Approvals (defined below) and the Bank Act Approvals (defined below), to (i) exchange all of its outstanding shares on a one-for-one basis into an equivalent number of shares of the Parent, as a result of which the Parent will become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests and (ii) effect certain related corporate reorganization transactions as described in this prospectus/circular (the “Reorganization”). The Parent, which was incorporated as a Delaware corporation solely to facilitate the Reorganization, will be the issuer of the shares of common stock that are the subject of the registration statement on Form S-4 of which this prospectus/circular forms a part.
Following the consummation of the Reorganization, the Parent will be a U.S. reporting issuer subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be a reporting issuer in each of the provinces and territories of Canada. The Parent will be a holding company, and VersaBank will be the predecessor of the Parent for financial reporting purposes. The Parent’s principal assets will be its (i) direct ownership of (a) shares of VersaBank, (b) shares of VersaHoldings US Corp. and (ii) indirect ownership of shares of DRT Cyber Inc. (“DRTC”). As a result, the Parent will consolidate VersaBank on its consolidated financial statements. See “Proposed Organizational Structure”.
Accordingly, the registration statement of which this prospectus/circular forms a part includes certain unaudited and audited annual financial statements of VersaBank, as the accounting predecessor to the Parent. Our financial statement periods presented for the three and six months ended April 30, 2026, and the years ended October 31, 2025 and 2024, within the registration statement and any amendments thereto are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).
In this prospectus/circular, unless otherwise stated or the context otherwise requires, “Company”, “we”, “us”, “our” and similar references refer (i) prior to the consummation of the Reorganization, to VersaBank and its consolidated subsidiaries and (ii) subsequent to the consummation of the Reorganization, to the Parent and its consolidated subsidiaries.

CURRENCY AND EXCHANGE RATES
In this prospectus/circular, all references to “$” and “USD” mean U.S. dollars, and all references to “C$” and “CAD” mean Canadian dollars. Any conversion from U.S. dollars to Canadian dollars (or vice versa) has been determined by converting such currencies at the foreign exchange rate published by Tullett Prebon as of the date indicated. Except as otherwise indicated, all dollar amounts in this prospectus/circular are expressed in U.S. dollars.
The following table presents, for the periods and dates indicated, certain information regarding the exchange rate expressed in U.S. dollar to Canadian dollar. The information is based on Tullett Prebon’s daily average exchange rate. Such exchange rate on June 30, 2026 was $0.7044 to C$1.00.
	Period End	Average(1)	Low	High
Six months ended April 30, ($USD per $1.00)
2026	0.7340	0.7251	0.7083	0.7246
2025	0.7240	0.7040	0.7412	0.7083
	Period End	Average(1)	Low	High
Three months ended January 31, ($USD per $1.00)
2026	0.7343	0.7210	0.7083	0.7412
2025	0.6880	0.7038	0.6880	0.7232
	Period End	Average(1)	Low	High
Year ended October 31, ($USD per $1.00)
2025	0.7138	0.7142	0.7083	0.7168
2024	0.7176	0.7348	0.6880	0.7368
2023	0.7206	0.7415	0.7176	0.7577
2022	0.7339	0.7772	0.7206	0.7627
2021	0.8071	0.7951	0.7205	0.8085
2020	0.7507	0.7438	0.7507	0.8309
2019	0.7597	0.7526	0.6892	0.7712

(1)
The average of the daily exchange rates during the relevant period.

NON-GAAP MEASURES
This prospectus contains certain financial measures, including return on average common equity, adjusted return on average common equity, tangible book value per common share, book value per common share, return on average total assets, adjusted net income and adjusted earnings per common share that are not required by, or prepared in accordance with, GAAP. We refer to these measures as “non-GAAP” financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” for our definitions of these non-GAAP measures, information about how and why we use these non-GAAP measures and a reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP. You should be aware that our presentation of these and other non-GAAP financial measures in this prospectus or incorporated by reference herein may not be comparable to similarly titled measures used by other companies.
INDUSTRY AND MARKET DATA
This prospectus/circular includes industry and market data that we obtained from periodic industry publications, third-party studies, surveys and other publicly available information. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus/circular, this information could prove to be inaccurate. Industry and market data could be inaccurate because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Nonetheless, we are liable for the information included in this prospectus/circular. None of the publications, reports or other published industry sources referred to in this prospectus/circular were commissioned by us or prepared at our request, and as such, we have not sought or obtained the consent of any of these sources to include such market data in this prospectus/circular.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus includes our trademarks, service marks and trade names such as VersaBank and the VersaBank logo, which are protected under applicable intellectual property laws and are our property or the property of our subsidiaries. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ®, sm and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.
PRESENTATION OF SHARE CAPITAL
Unless otherwise indicated or the context otherwise requires, in this prospectus/circular the number of common shares of VersaBank, and the number of shares of common stock of the Parent to be outstanding following the consummation of the Reorganization, is based on VersaBank’s outstanding securities as of July 24, 2026, and excludes:
•
281,276 common shares issuable upon the exercise of options outstanding under VersaBank’s equity compensation plan as of July 24, 2026; and

•
1,087,131 additional common shares reserved for future issuance under VersaBank’s equity compensation plan, consisting of 216,793 shares available for future option grants and 870,338 for DSU, PSU and RSU grants as of July 24, 2026.

See “Description of Capital Stock” for more information.
WHERE YOU CAN FIND MORE INFORMATION
The Parent and VersaBank have filed with the SEC a registration statement on Form S-4 (File No. 333-296444) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the transactions described herein. This prospectus/circular, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about VersaBank, the Parent and such transactions, we refer you to the Registration Statement and the exhibits filed as part of the Registration Statement. Statements contained in this prospectus/circular as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, and each statement about such contract or document is qualified in all respects by such reference.
As a result of the Reorganization, the Parent will become a U.S. reporting issuer subject to Section 13 or 15(d) of the Exchange Act and will be required to file periodic reports and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like the Parent, that file such reports, proxy statements and other information electronically with the SEC. The address of that website is www.sec.gov. Following the consummation of the Reorganization, you can also obtain these documents, free of charge, from our website at www.versabank.com. The information contained on, or that may be accessed through, the Company’s website is not incorporated by

v

reference into, and is not a part of, this prospectus/circular, and the Parent’s reports and any other information that the Parent has filed or may in the future file with the SEC are not incorporated by reference into, and do not constitute a part of, this prospectus/circular or the Registration Statement.
VersaBank also files annual, quarterly and material change reports, management circulars and other business and financial information with the applicable members of the Canadian Securities Administrators System for Electronic Document Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca. The information contained on, or that may be accessed through, SEDAR+ is not incorporated by reference into, and is not a part of, this prospectus/circular. Following the consummation of the Reorganization, the Parent will be a reporting issuer in each of the provinces and territories of Canada, and VersaBank may apply to the applicable Canadian securities regulatory authorities to cease to be a reporting issuer in each province and territory in which it is currently a reporting issuer once it is eligible to do so. Until such time as the applicable securities regulatory authorities grant such relief, VersaBank will remain a reporting issuer in each province and territory in which it is currently a reporting issuer.
In addition, you may obtain copies of this prospectus/circular and any such documents filed as an exhibit to the Registration Statement for no charge by writing or telephoning the Company, as applicable, at the following address or telephone number:
Versa Bancorp	VersaBank
250 Nicollet Mall, Suite 720 Minneapolis, Minnesota 55401 Attention: Corporate Secretary Telephone: (519) 675-4201	140 Fullarton Street, Suite 2002 London, Ontario N6A 5P2 Attention: Corporate Secretary Telephone: (519) 675-4226
For timely delivery, you must request additional copies of this prospectus/circular or any other materials no later than five business days prior to the Meeting, or September 9, 2026.

QUESTIONS & ANSWERS ABOUT THE REORGANIZATION
The following questions and answers briefly address some commonly asked questions related to the Reorganization, including the proposals to be presented at the Meeting. The following questions and answers may not include all of the information that may be important to you and that you should consider in making a decision with respect to the proposals described herein. Additionally, the following questions and answers, as well as the summary section that follows, are not meant to be a substitute for the information contained in the remainder of this prospectus/circular, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this prospectus/circular. You are urged to carefully read the remainder of this prospectus/circular, including the attached annexes. You should pay special attention to the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.
General Questions & Answers for VersaBank Shareholders
Q:
Why are VersaBank shareholders receiving this prospectus/circular?

A:
VersaBank shareholders are receiving this prospectus/circular because they are being asked to consider and vote upon a proposal to approve certain reorganization transactions that, among other things, would cause the Parent to become the holding company of VersaBank and its subsidiaries and to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, as described in this prospectus/circular. This prospectus/circular is furnished to VersaBank shareholders in connection with the solicitation of proxies by VersaBank management for use at the Meeting.

In addition, pursuant to the Registration Statement of which this prospectus/circular forms a part, the Parent is registering the issuance of the shares of its common stock that will ultimately be held by VersaBank shareholders upon completion of the Reorganization.
This prospectus/circular and its annexes contain important information about the transactions described herein. You should read this prospectus/circular, including the attached annexes, carefully and in its entirety.
YOUR VOTE IS IMPORTANT. IF YOU ARE A VERSABANK SHAREHOLDER, YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROSPECTUS/CIRCULAR, INCLUDING THE ATTACHED ANNEXES.
Q:
What is the Reorganization?

A:
Subject to the approval of VersaBank shareholders, VersaBank is proposing to effectuate a series of transactions that would cause the Parent to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating the Company as a U.S. reporting issuer incorporated in Delaware.

In summary, under the proposed terms of the Reorganization, among other things, VersaBank will adopt an amendment to its by-laws and effect certain transactions to exchange all of VersaBank’s outstanding shares for shares of the Parent (the “Share Exchange”). Following the Share Exchange, VersaBank will sell all of its shares of VersaHoldings US Corp. to the Parent in exchange for a promissory note equal to the aggregate fair market value of such shares (the “Versa Bancorp Note”), which will be subsequently distributed to the Parent as a return of capital.
VersaBank’s shares are currently traded on the Toronto Stock Exchange (the “TSX”) and the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VBNK.” The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.

Q:
Does the board of directors of VersaBank recommend that I vote “FOR” the Reorganization Proposal?

A:
Yes. The board of directors of VersaBank unanimously recommends that VersaBank shareholders vote for “FOR” the Reorganization Proposal.

Q:
How will VersaBank’s directors and executive officers vote?

A:
It is expected that each of VersaBank’s directors and executive officers will vote “FOR” the Reorganization Proposal. As of the close of business on July 24, 2026, VersaBank’s directors and executive officers had the right to vote 1,748,025 shares, representing approximately 5.39% of VersaBank shares then outstanding and entitled to vote at the Meeting.

Q:
Why is VersaBank proposing the Reorganization?

A:
The board of directors of VersaBank believes that the Reorganization will enhance shareholder value over the long term by, among other things, increasing investor familiarity through U.S. domestic company reporting requirements and potential future index inclusion, and enabling VersaBank to compete effectively in raising the capital necessary to implement its strategic plans, as described in the section entitled “The Reorganization Proposal — Principal Reasons for the Reorganization”.

Q:
What will I receive from my VersaBank shares if the Reorganization is completed?

A:
If the Reorganization is completed, each VersaBank share will be exchanged for an Exchangeable Share (as defined below) on a one-for-one basis. Immediately following the conversion of each VersaBank share into the Exchangeable Shares, the Exchangeable Shares will be transferred automatically to the Parent for:

(i)
an equivalent number of newly issued shares of common stock of the Parent on a one-for-one basis, other than those Exchangeable Shares issued upon the consummation of the Reorganization that are held by a registered shareholder who properly exercises their dissent rights (such shares, the “Dissent Shares” and such shareholder, the “Dissenting Shareholder”); or

(ii)
the right to be paid fair value for Exchangeable Shares, in the case of Exchangeable Shares that are Dissent Shares.

Q:
How do I receive shares of the Parent in exchange for my shares of VersaBank?

A:
Enclosed with this prospectus/circular is a Letter of Transmittal, which is being delivered to all of VersaBank’s registered shareholders as of the Record Date as recorded on VersaBank’s share register (each, a “Registered Shareholder”). The Letter of Transmittal, when duly completed, executed and returned to Odyssey Trust Company, together with the certificate or certificates representing the holder’s VersaBank shares and any other required documents, will enable the holder of VersaBank shares to receive shares of the Parent on a one-for-one basis.

Q:
Is the Reorganization subject to any approvals?

A:
Yes. In addition to shareholder approval, the Reorganization is subject to regulatory and stock exchange approvals.

In the United States, the Reorganization must be approved by the U.S. Federal Reserve. The Parent must receive U.S. Federal Reserve approval under Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), to acquire the shares of VersaBank USA. The Parent must also receive U.S. Federal Reserve approval under Section 4 of the BHC Act to acquire indirectly the shares of VersaFinance US Corp. and under Subpart A of the U.S. Federal Reserve’s Regulation K to hold VersaBank as a foreign subsidiary. In addition, GBH, Inc. (“GBH”), which beneficially owned 24.34% of VersaBank’s shares as of July 24, 2026, must receive U.S. Federal Reserve approval under Section 3 of the BHC Act to acquire shares of Parent if GBH will “control” Parent following the Reorganization. Applications for U.S. Federal Reserve Approval under Sections 3 and 4 of the BHC Act and Subpart

A of Regulation K are expected to be submitted on August 14, 2026. For further information see “The Reorganization Proposal — Certain U.S. Regulatory Matters”.
In Canada, Part VII of the Bank Act sets out constraints on the ownership of banks. Specifically, Section 373(1) of the Bank Act states that no person, or entity controlled by a person, shall, without the approval of the Minister of Finance (Canada), purchase or otherwise acquire any share of a bank, or otherwise acquire control of any entity that holds any share of a bank, if the acquisition would cause the person to have a significant interest in any class of shares of the bank. “Significant interest” is defined in the Bank Act as directly holding greater than 10% of the outstanding shares of a class of shares of a bank or controlling an entity that does. In addition, Section 377.1(1) of the Bank Act states that no person shall, without the approval of the Minister of Finance (Canada), acquire control of a bank with equity of less than C$12 billion. The Reorganization will include an acquisition of a significant interest in, and control of, VersaBank by the Parent. As a result, an application under Sections 373(1) and 377.1(1) of the Bank Act was submitted on May 8, 2026. See “Bank Regulatory Approvals  — Bank Act Approvals — Minister of Finance (Canada)”.
Additionally, the approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) will be required for VersaBank pursuant to Section 494(4) of the Bank Act for VersaBank to enter into related-party asset transactions as part of a restructuring in respect of its sale of issued and outstanding shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note. In addition, approval of the Superintendent will be required for VersaBank pursuant to Section 65(1) of the Bank Act for VersaBank to issue shares in consideration of property in connection with the conversion of VersaBank’s common shares into the Exchangeable Shares. Finally, approval of the Superintendent will be required pursuant to Section 75(4) of the Bank Act for VersaBank to reduce its stated capital and distribute the amount of such reduction as a return of capital to the Parent following the Share Exchange. As a result, an application under Sections 65(1), 75(4) and 494(4) of the Bank Act was submitted on May 8, 2026. See “Bank Regulatory Approvals — Bank Act Approvals — Superintendent”.
VersaBank’s shares are currently traded on the TSX and the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VBNK.” The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. See “The Reorganization Proposal — Stock Exchange Considerations”.
Q:
When will I know when all required approvals have been obtained?

A:
If the Reorganization is completed, the Company will issue a press release to announce that the Reorganization has been completed and all conditions to the completion of the Reorganization have been satisfied or waived.

Q:
When will the Reorganization occur?

A:
Subject to the necessary approval of VersaBank shareholders, the U.S. Federal Reserve, the Superintendent and the Minister of Finance (Canada), the Reorganization is expected to be consummated on October 26, 2026. We expect to submit all necessary applications and materials to the U.S. Federal Reserve, the Minister of Finance (Canada) and the Superintendent by August 14, 2026.

Q:
What will happen if the Reorganization is not consummated?

A:
If the Reorganization is not consummated for any reason, VersaBank shareholders will not receive shares of the Parent, and VersaBank will continue as a publicly traded bank. Existing shareholders will retain their current equity interests, and VersaBank shares will continue to trade on both the TSX and Nasdaq.

Q:
Do VersaBank shareholders have appraisal or dissenters’ rights if they object to the Reorganization?

A:
Under Canadian law, VersaBank shareholders have the ability to exercise dissenters’ rights in respect of the Reorganization and to be paid the fair value of their VersaBank shares. There are no appraisal or dissenters’ rights available to shareholders in connection with the Reorganization under Delaware law. See “Appraisal and Dissenters’ Rights of VersaBank Shareholders”.
Q:
What are the tax consequences of the Reorganization to VersaBank shareholders?

A:
VersaBank shareholders should carefully read the information in this prospectus/circular under “Certain Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations” which qualifies the information set out below and should consult their own tax advisors.

Subject to the qualifications set forth in this prospectus/circular, VersaBank shareholders who are resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”) should be aware that the Reorganization will generally result in a taxable transaction for Canadian federal income tax purposes.
More specifically, such shareholders should generally realize a capital gain (or capital loss) upon the exchange of their Exchangeable Shares for Parent shares pursuant to the Reorganization. VersaBank shareholders who are not resident in Canada for purposes of the Tax Act and for whom their VersaBank shares and Exchangeable Shares are not “taxable Canadian property” (as defined in the Tax Act) will generally not be subject to tax under the Tax Act on the disposition of their VersaBank shares or Exchangeable Shares pursuant to the Reorganization.
Subject to the qualifications set forth in this prospectus/circular, for U.S. federal income tax purposes we intend to treat the conversion of VersaBank shares into Exchangeable Shares of VersaBank either as a tax-free reorganization under Section 368(a)(1)(E) and/or an exchange described in Section 1036 of the Internal Revenue Code of 1986, as amended (the “Code”) or as disregarded and the exchange of Exchangeable Shares for shares of the Parent as a tax-deferred exchange described in Section 351(a) of the Code (together, the “intended tax treatment”). If such treatment is sustained, holders of VersaBank shares generally would not recognize any gain or loss for U.S. federal income tax purposes on the conversion of VersaBank shares into Exchangeable Shares of VersaBank or the exchange of Exchangeable Shares for shares of the Parent. The intended tax treatment will not be binding on the IRS or any court, and there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth therein. No ruling has been requested from or rendered by the IRS in connection with the Reorganization. In the event that the IRS successfully challenges the intended tax treatment, the Reorganization could be a taxable transaction for U.S. federal income tax purposes and result in the recognition of taxable gain for U.S. holders (as defined below in “U.S. Federal Income Tax Considerations”). Accordingly, VersaBank shareholders should consult with their tax advisors with respect to the particular tax consequences of the Reorganization to them, including the consequences of a successful challenge by the IRS.
See “Certain Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations” for a general summary of certain Canadian federal income tax considerations and U.S. federal income tax considerations, respectively, relevant to VersaBank shareholders. Such summary is intended to provide only a general discussion and is not a complete analysis or description of all potential Canadian federal and U.S. federal income tax considerations and is not intended to be legal or tax advice.
VersaBank shareholders should consult their own tax advisors as to the tax consequences to them of the Reorganization having regard to their own particular circumstances.
Additional Questions & Answers About the Meeting
Q:
What is the purpose of the Meeting?

A:
The purpose of the Meeting is to (i) obtain shareholder approval for the Reorganization and (ii) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Q:
Where and when will the Meeting be held?

A:
The Meeting will be held in person at 1979 Otter Place, London, Ontario on September 16, 2026, at 10:30 a.m. ET.

Q:
Who is entitled to vote at the Meeting?

A:
Only VersaBank’s Registered Shareholders as of the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. VersaBank shareholders who are unable to or who do not wish to attend the Meeting are requested to date and sign the enclosed form of proxy promptly and return it to VersaBank’s transfer agent, Odyssey Trust Company, in accordance with the instructions provided in the enclosed form of proxy.

Q:
How can I attend the Meeting in person?

A:
In order to attend the Meeting in person, you must (i) be a Registered Shareholder or a duly appointed proxyholder and (ii) present government-issued photo identification (such as a driver’s license or passport). Shareholders who plan to attend and vote their shares in person at the Meeting should not complete or return the enclosed form of proxy. Their votes will be taken and counted at the Meeting. Such Registered Shareholders or duly appointed proxyholders are to register with VersaBank’s transfer agent, Odyssey Trust Company, upon their arrival at the Meeting.

Q:
Who is soliciting the vote of VersaBank shareholders?

A:
This prospectus/circular is furnished in connection with the solicitation of proxies by VersaBank’s management for use at the Meeting. VersaBank will pay for the associated costs of soliciting proxies. In addition to this prospectus/circular, VersaBank may engage a proxy solicitation agent to assist in the solicitation of proxies for the Meeting. VersaBank’s directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication, none of whom will receive additional compensation for assisting with the solicitation. VersaBank may also reimburse brokerage firms, banks and other agents for the cost of distributing this proxy statement to Beneficial Owners (as defined below).

Q:
What are VersaBank shareholders being asked to consider and vote upon at the Meeting?

A:
The Meeting will be held to:

(1)
consider and, if deemed advisable, vote to approve a special resolution of VersaBank (the “Reorganization Resolution”), the full text of which is set forth in Annex A, to cause, among other things, the Parent to become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests (the “Reorganization Proposal”), which is composed of:

(i)
an amendment to VersaBank’s by-laws and certain transactions that will:

(a)
create a new class of exchangeable shares (the “Exchangeable Shares”);

(b)
upon the creation of the Exchangeable Shares, cause the outstanding shares of VersaBank to be exchanged for Exchangeable Shares on a one-for-one basis;

(c)
Immediately following the conversion of each VersaBank share into the Exchangeable Shares, cause the Exchangeable Shares to be transferred automatically to the Parent for:

(A)
an equivalent number of newly issued shares of common stock of the Parent on a one-for-one basis in the case of Exchangeable Shares that are not Dissent Shares; or

(B)
the right to be paid fair value for Exchangeable Shares, in the case of Exchangeable Shares that are Dissent Shares; and

(d)
following the transfer described immediately above, convert all Exchangeable Shares into shares of VersaBank;

(ii)
the sale by VersaBank of all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital, resulting in a corresponding reduction of the stated capital of VersaBank in an amount equal to such return of capital; and

(2)
transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Q:
What vote is required to approve the Reorganization Proposal?

A:
The Reorganization Proposal must be approved by the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting.

Q:
What constitutes a quorum at the Meeting?

A:
A quorum is present at the Meeting if the holders of at least 25% of the outstanding VersaBank shares that are entitled to vote at the meeting are present in person or represented by proxyholders.

Q:
What happens if a VersaBank shareholder sells or otherwise transfers their shares of VersaBank before the Meeting?

A:
The Record Date is earlier than the date on which the transactions that are the subject of the Reorganization Proposal are expected to be completed. If you transfer your shares of VersaBank after the Record Date but before the Meeting, you will retain your right to vote at the Meeting unless the transferee obtains a proxy from you to vote those shares. If you transfer your shares of VersaBank prior to the Record Date, you will have no right to vote those shares at the Meeting.

Q:
How many votes does each VersaBank shareholder have?

A:
Each common share held by each VersaBank shareholder as of the close of business on the Record Date is entitled to one vote in respect of each matter properly coming before the Meeting. As of the close of business on July 24, 2026, there were 32,416,007 outstanding VersaBank common shares. There were no preferred shares of VersaBank outstanding as of the Record Date.

Q:
When do proxies need to be submitted?

A:
To be counted, a properly executed proxy must be returned to Odyssey Trust Company in accordance with the instructions provided in the enclosed form of proxy not later than 10:30 a.m. ET on September 14, 2026, or if the Meeting is adjourned or postponed, not later than 10:30 a.m. ET on the day which is two business days preceding the date of the adjourned or postponed meeting (the “Proxy Submission Deadline”). The Proxy Submission Deadline may be waived by the chair of the Meeting at his discretion without notice.

Q:
What is the difference between holding shares of VersaBank as a Registered Shareholder and as a Beneficial Owner?

A:
“Beneficial Owners” are VersaBank shareholders who do not hold their VersaBank shares directly in their own name, but who hold their shares indirectly through a bank, trust company, securities broker, trustee or other entity (“Intermediaries”). Registered Shareholders are VersaBank shareholders who hold their VersaBank shares directly in their own name.

If your shares of VersaBank are registered directly in your name on the share register of VersaBank’s transfer agent, Odyssey Trust Company, you are a Registered Shareholder, and this prospectus/circular is being sent directly to you by VersaBank. You may vote the shares registered directly in your name via internet, mail, personal delivery or fax, as further described below.
If your shares of VersaBank are registered in the name of an Intermediary on the share register of Odyssey Trust Company, you are a Beneficial Owner, and this prospectus/circular is being sent to you by your Intermediary. Each Intermediary has its own mailing procedures, return instructions and deadlines for submitting proxies. Such deadlines for submission may be earlier than the Proxy Submission Deadline, and Beneficial Owners should follow such instructions closely to ensure that their shares are voted at the Meeting.
Beneficial Owners who wish to vote in person at the Meeting or appoint a person as their nominee to attend and vote on their behalf at the Meeting must provide their Intermediary with the appropriate documentation in order to be duly appointed as a proxyholder. Beneficial Owners should contact their Intermediary to determine what documentation the Intermediary requires in order for such Beneficial Owner or its nominee to be appointed as proxyholder and to attend and vote their shares at the Meeting. Only after the Intermediary appoints a Beneficial Owner or its nominee as a proxyholder can that Beneficial Owner or its nominee vote shares directly at the Meeting.
The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically prepares a special voting instruction form, mails those forms to Beneficial Owners and asks for appropriate instructions respecting the voting of shares to be represented at the Meeting. Beneficial Owners are requested to complete and return the voting instruction form to Broadridge by mail in the envelope provided. Alternatively, Beneficial Owners can call a toll-free telephone number or access Broadridge’s dedicated voting website (each as noted on the voting instruction form) to deliver their voting instructions and vote the shares held by them. Broadridge then tabulates the results of all voting instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Owner receiving a voting instruction form from Broadridge must complete and return such form in accordance with the instructions set out thereon well in advance of the Meeting in order to have their shares voted. Further, a Beneficial Owner receiving a voting instruction form from Broadridge cannot use that form to vote their shares in person at the Meeting. If you are a Beneficial Owner receiving a Broadridge voting instruction form and you wish to vote your shares in person at the Meeting, you should contact your Intermediary and follow their instructions for completion and return of the form of proxy or voting instruction form provided directly by them, once received.
Q:
How can VersaBank shareholders vote?

A:
If you are a Registered Shareholder, a properly executed proxy must be submitted using one of the following methods:

(1)
visit www.odysseytrust.com\versabank and enter the control number printed with your address to the right of your proxy form. If you vote by internet, do not mail the enclosed proxy form;

(2)
by mail or personal delivery to Odyssey Trust Company, Attention: Proxy Department, Suite 1100, 67 Yonge St., Toronto, Ontario, Canada M5E 1J8; or

(3)
by fax to Odyssey Trust Company, to the attention of the Proxy Department at (800) 517-4553 (toll-free in North America).

If you are a Beneficial Owner, the Intermediary through which you hold your shares will send you instructions on how to vote your shares. Please read and follow such instructions carefully to ensure that your shares are voted at the Meeting.
Q:
Can VersaBank shareholders change their vote or revoke their proxy?

A:
Yes. In addition to any other manner permitted by law, a proxy may be revoked by a Registered Shareholder by:

(1)
executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or their authorized attorney in writing or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date at 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, or to the chair of the Meeting on the day of the Meeting; or

(2)
personally attending the Meeting and voting.

If you are a Beneficial Owner and wish to revoke your proxy, you should follow the instructions provided by your Intermediary or contact your Intermediary.

Q:
What should VersaBank shareholders do if they receive more than one set of voting materials?

A:
VersaBank shareholders may receive more than one set of voting materials, including multiple copies of this prospectus/circular and multiple proxies or voting instructions. For example, if you hold your shares in more than one brokerage account, you will receive separate voting instructions for each brokerage account in which you hold shares. If you are a Registered Shareholder and your shares are registered in more than one name, you will receive more than one proxy. Please complete all proxies and voting instructions that you receive in order to cast your vote with respect to all of your shares of VersaBank.

Q:
What should VersaBank shareholders do now?

A:
You are urged to read carefully and consider the information contained in this prospectus/circular, including the section entitled “Risk Factors”, and the annexes attached hereto. Unless you intend to vote in person at the Meeting, you should vote as soon as possible in accordance with the instructions provided in this prospectus/circular and on the enclosed form of proxy or, if you hold your shares through an Intermediary, in accordance with the instructions provided by such Intermediary.

Q:
Who can help answer VersaBank shareholders’ questions?

A:
If you are a VersaBank shareholder and have questions about the Meeting or the Reorganization Proposal, or if you need additional copies of this prospectus/circular or the enclosed form of proxy, you should contact VersaBank, 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2, telephone: (519) 645-1919.

SUMMARY
The following summary highlights selected information appearing elsewhere in this prospectus/circular and may not include all of the information that may be important to you and that you should consider in making a decision with respect to the proposals described herein. Additionally, the following summary is not meant to be a substitute for the information contained in the remainder of this prospectus/circular, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this prospectus/circular. You are urged to read carefully the remainder of this prospectus/circular, including the attached annexes, financial statements and the related notes appearing elsewhere in this prospectus/circular. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.
The Company
VersaBank is a Canadian Schedule I chartered bank regulated by the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) in Canada, and its wholly owned subsidiary, VersaBank USA National Association (“VersaBank USA”), is a federally chartered bank in the United States regulated by the Office of the Comptroller of the Currency (“OCC”). We became one of the world’s first fully digital financial institutions by adopting a highly efficient business-to-business banking model. We conduct deposit gathering and loan origination activities predominantly via technology-enabled electronic deposit and financing/lending solutions for financial intermediaries, enabling them to excel in their core businesses. Additionally, through our wholly owned subsidiary, DRT Cyber Inc. (“DRTC’’), we leverage our internally developed IT security software and capabilities to offer innovative cybersecurity products and solutions designed to address the rapidly growing volume of cyber threats constantly challenging financial institutions, multinational corporations and government entities.
Through DRTC, we have developed and own proprietary intellectual property and technology to enable the next generation of digital assets for the banking and financial community, including our Real Bank Tokenized Deposits (“RBTDs”). RBTDs are a proprietary form of bank-issued tokenized deposits. Each RBTD will be a digital representation of either a CAD $1 demand deposit liability of VersaBank or a USD $1 demand deposit liability of VersaBank USA, owed to the person that holds the wallet in which the RBTD is recorded. We intend to issue RBTDs in a manner that will provide superior security, stability, and regulatory compliance as highly encrypted digital representations of actual deposits with us, with the goal of combining the safety and soundness of traditional banking with the efficiency, cost savings, security, and programmability of blockchain technology. In addition, we are seeking confirmation from the applicable regulators that our RBTDs to be eligible for conventional federal deposit insurance and that we will have the legal ability to pay interest. By contrast, stablecoins issued in the United States under the GENIUS Act will not be permitted to pay interest and will not be eligible for federal deposit insurance, and in Canada, where stablecoin legislation has not yet come into force and still requires regulatory development, it is possible that similar restrictions could apply. These aspects of RBTDs would represent a competitive advantage of bank-issued tokenized deposits relative to non-bank-issued stablecoins. However, if either of these features become unavailable, the product would be less attractive to consumers, which may limit market adoption and overall product success. Furthermore, certain aspects of the regulatory framework for tokenized deposit products remain undeveloped, such as those relating to the application of anti-money laundering and similar requirements. The resolution of these factors could also affect the attractiveness of these products to consumers. In general, the ultimate size and development of the market for tokenized deposits remains uncertain given the early-stage nature of both the product and the evolving regulatory framework, and as a result, we are not basing a future part of our larger business on the success of tokenized deposits. These activities are not currently core to our banking business and do not present a material risk. However, if regulators and consumers are receptive to this type of product, its contribution to the larger business may change over time.
As of April 30, 2026, VersaBank had total assets of $4.7 billion, total credit assets of $4.0 billion, total commercial deposits of $4.0 billion and total shareholders’ equity of $402 million.
Our Business Model
Through our proprietary financial technology, we aim to profitably and prudently address underserved segments of the Canadian and U.S. financial services markets. Our business model focuses on developing innovative, technology-based deposit and lending solutions that deliver attractive risk-adjusted returns. By leveraging our branchless, digital operating model, we provide efficient and scalable financial solutions that position us to capitalize on emerging opportunities across both the Canadian and U.S. markets. This approach enables us to deliver superior value to clients and stakeholders, driving sustainable growth, profitability and operating leverage.
We have established four reportable operating segments: Digital Banking Canada, Digital Banking USA, DRTC (Cybersecurity) and Digital Meteor. These four operating segments represent strategic business operations that provide distinct products and services to different markets. They are separately managed due to the differences in the nature of each business.
The following table presents the percentage of our total revenue attributable to each operating segment for the three months ended April 30, 2026 and 2025, based on the interest and non-interest income reported for each segment.
	Digital Banking Canada	Digital Banking USA	DRTC	Digital Meteor
Three months ended April 30, 2026	71%	20%	7%	2%
Three months ended April 30, 2025	82%	8%	7%	3%
Digital Banking Products and Services
In our Structured Receivable Program (“SRP”), previously referred to as receivable purchase program, is a proprietary, technology-driven funding solution designed for finance companies that provide loans and leases to consumers and small businesses for “big ticket” value purchases, such as home improvement projects, HVAC systems, and commercial or recreational equipment. It is a limited recourse structured financing program available to finance companies in our target market that have undergone financial and operational due diligence to management’s satisfaction and, as a result, have been approved for onboarding into our SRP program in accordance with our established processes and procedures (collectively, “SRP Partners”) that originate loans, leases or rental agreements with individual consumers and small businesses across the United States and Canada. The SRP is a scalable financing program that delivers a sustainable and efficient source of capital and liquidity to independent and captive financing companies whereby an SRP Partner assigns the future cashflows and all of its rights, title and interests in and under the originated finance agreements to us in return for our advancing an amount equivalent to the net present value of the future cashflows after discounting each monthly payment (principal and interest), minus an amount held back in a reserve account for estimated credit losses. This advance replenishes the SRP Partner’s cash flow at the time of each transaction, typically monthly, which enables the SRP Partner to continue to originate loans or leases in their market. The SRP Partner is typically engaged to service the portfolio on our behalf and is paid a servicing fee to do so. Under an SRP and through an established Master Purchase and Servicing Agreement with an SRP Partner, we have the right and/or option, but not the obligation as a non-committed facility, to invest in the payment or cashflow streams generated by finance agreements, including loan and lease contracts originated by our SRP Partners for the purpose of financing “big ticket” value purchases, such as home improvement projects, HVAC systems, and commercial or recreational equipment. Our investment entitles us to the right, title and interest in all associated cashflows of an underlying finance agreement as well as a security interest in any underlying asset and/or collateral.
Under the SRP structure, we invest exclusively in the cashflows and do not take ownership of the finance agreements or of any underlying financed asset that collateralize the cashflows, nor do we assume the SRP Partner’s obligations under such agreements. Our credit exposure is limited to the underlying obligors associated with the individual finance agreements that collateralize the cashflows as opposed to the SRP Partner entity itself.
The amount held back in the reserve account is structured as a multiple of expected losses, with parameters set such that, over time if the portfolio performs within expectations, excess reserves are released back to the SRP Partner. As a result, over the lifetime of the portfolio, the SRP Partner has the opportunity to earn not only the upfront advance and servicing fee, but also additional amounts released from the reserve. This is a unique offering that is not always present in other competitive offerings in the marketplace such as standard forward flow or whole loan purchase agreements.

The program was developed to address a long-standing need among point-of-sale (“POS”) financing companies for a consistent, efficient, and economically attractive source of capital. In Canada, we remain focused on expanding our well-established SRP portfolio by deepening relationships with existing partners, adding new participants, and capturing growth opportunities driven by broader economic recovery and continued demand for SRP financing. In the United States, following our acquisition of our U.S. banking subsidiary in September 2024, we launched the SRP to serve the underserved U.S. SRP financing market. We established our first U.S. SRP partnerships in 2025 and began investing in cash flow streams from those partners immediately. We are actively expanding our U.S. SRP pipeline and expect to continue adding new origination and servicing partners as the program scales. Since inception, as of April 30, 2026, we have invested in approximately $10.6 billion of SRP receivables and have realized minimal losses. We believe this underscores the quality of our origination and servicing partners, our prudent credit risk management policies and practices and the strength of our SRP lending solutions.
In our deposit-taking business, we have access to diversified, low-cost sources sufficient to support our expected growth in credit assets. The majority of our Canadian and U.S. deposits are term deposits sourced through a broad network of deposit brokers, including investment dealers, wealth management firms and financial advisory firms. We do not offer term deposits directly to the public or through our websites. The fixed-term nature of these deposits provides high visibility into funding maturities, further strengthening our liquidity management. In Canada, we also source deposits from licensed insolvency trustee firms, which use our proprietary technology to integrate banking services directly with their administrative software. This integration enhances operational efficiency for clients while providing us with a lower cost of funds relative to traditional term deposits. We expect continued growth in these insolvency-related deposits in the near to medium term, supported by an anticipated increase in insolvency filings across Canada. Our stable funding base, combined with the efficiency of our technology-driven, branchless, business-to-business model, enables us to maintain a consistent net interest margin in the near term and the potential to expand that margin over time.
In August 2025, we expanded our SRP in both the United States and Canada through the launch of a securitized financing solution for point-of-sale and other financing companies, which invests in the senior- level tranches (typically AAA-rated level and subject to the Company’s normal credit approval process) of target securitized credit assets. Our SRP contemplates investments in asset-backed securities (“ABS”) issued by U.S. specialty finance companies, primarily through the purchase of senior securities or structured notes in ABS securitization transactions related to home improvement, commercial equipment and other large-ticket, fixed-term SRP-type financings originated by current or prospective Bank Origination partners. These investments are collectively referred to herein as “SRP-ABS”. SRP-ABS investments are (i) generally the most senior structured notes in the transaction capital structure, (ii) rated AAA by one or more Nationally Recognized Statistical Rating Organizations, and (iii) subject to our customary credit approval process. The SRP-ABS is designed to capitalize on demand from larger POS and other specialty finance companies for securitized financing in the current interest rate environment. Our SRP-ABS investments are made through participation in ABS securitization transactions conducted pursuant to Rule 144A of the Securities Act, which permits resale of such securities to qualified institutional buyers (“QIBs”). SRP asset balances are recorded as investment securities held to maturity on our balance sheet, and interest income earned from SRP-ABS assets is recognized as investment interest income on our statement of income.
Cybersecurity Products and Services (DRTC)
Through our wholly owned subsidiary, DRTC, we offer leading in-depth cybersecurity protocols, software, and supporting systems to mitigate exposure to some cybersecurity risks that businesses, governments and other organizations face in the normal course of their operations. Early in our planning phase, we recognized an opportunity to leverage our excess capacity and scale our operations to address large-market opportunities in the cybersecurity space. This further develops innovative solutions to address the rapidly growing volume of cyber threats challenging not only financial institutions, but also multi-national corporations and government entities on a daily basis. DRTC is headquartered in Minnesota and services clients globally. We believe that DRTC’s VersaVault product is the world’s first digital bank vault designed for clients holding digital assets, offering enhanced security, protection of secured keys and client-centric access flexibility. The VersaVault system was audited and confirmed as compliant with System Organization Controls 2 (“SOC2”) in 2022. VersaVault has only recently been opened to third-party assets and currently holds no assets. On November 30, 2020, DRTC acquired Digital Boundary Group Canada Inc. (“DBG”). With offices in London, Ontario, and Dallas, Texas, DBG provides corporate and government clients with a suite of IT security assurance services. These services range from external network, web and mobile app penetration testing to physical social engineering engagements along with supervisory control and data acquisition system assessments, as well as various aspects of training. DBG has obtained SOC2 Type 1 Certification which affirms that DBG’s services comply with the SOC Trust Services Criteria for Security, thereby providing customers, particularly those in regulated industries, with increased confidence in DBG’s ability to strengthen their security posture and mitigate cyber risk.
Under the U.S. Federal Reserve’s approval of VersaBank’s 2024 acquisition of our U.S. banking subsidiary, VersaBank is required to cease or divest of certain activities that are impermissible for a U.S. bank holding company, including the cybersecurity assets within DRTC and DBG, before September 2026, or such later date as may be permitted. Such divestment could be accomplished through a number of corporate actions, and VersaBank has initiated a process to identify and evaluate alternatives with the objective to maximize the value derived from the divestiture for shareholders. We intend to divest of the DBG entities and cease all activities within DRTC, other than those relating to our tokenized deposit technology (also referred to as Real Bank Tokenized Deposits or Digital Meteor) and our algorithmic trading technology. We anticipate DRTC to remain as a direct subsidiary of VersaBank in the near term and, within the applicable conformance period (i.e., by August 30, 2026, or such later date as may be permitted), we expect to restructure DRTC so that it becomes a direct subsidiary of Versa Bancorp or VersaHoldings. Tokenized deposits are subject to regulatory approval or non-objection in both Canada and the US. The divested activities are not core to our banking business and do not present any material risk.
Tokenized Digital Deposit Services (Digital Meteor)
We are leveraging our proprietary technology to develop highly encrypted digital assets that will combine the safety and regulatory oversight of traditional banking with the efficiency, security and flexibility of blockchain technology. Our RBTDs, which will rely upon technology and services to be provided by DRTC, are intended to provide a trusted and regulated alternative to conventional digital assets. Our RBTDs are designed for mainstream financial applications, such as efficient payments and digital asset custody, addressing the growing demand among consumers and businesses. We view RBTD as a natural evolution in the development of secure, bank-issued digital assets. We are required to receive supervisory non-objection from the OCC prior to launching RBTD commercially in the United States. Further, we remain committed to working collaboratively with OSFI to address any supervisory concerns on the RBTD prior to launching commercially in Canada.
Each RBTD will represent either a CAD$1 demand deposit liability of VersaBank or a US$1 demand deposit liability of VersaBank USA, as applicable based on the bank issuing the RBTD. These deposit liabilities will be liabilities of the applicable bank with which the funds are deposited and recorded on such institution’s core banking system of record. The liability represented by each RBTD will be owed by the applicable bank directly to the authorized holder of the RBTD whose wallet the RBTD is associated. Authorized holders will take the form of financial intermediaries, including broker-dealers, which in turn maintain relationships with consumers and other customers. Ownership of the RBTD will be reflected on the public distributed ledger and transferred by means of cryptographically signed transactions on the public distributed ledger. The public distributed ledger will be updated to reflect the transfer upon satisfaction of all necessary conditions relating to VersaBank and VersaBank USA’s confirmation of funds, security architecture, and any applicable legal requirements.
The RBTD has been built upon the technology developed for the VersaVault system by DRTC. VersaVault is a digital bank “vault” that was designed specifically to protect highly sensitive digital assets. VersaBank and VersaBank USA will safeguard cryptographic private keys used for RBTD issuance and VersaVault-secured wallets through VersaVault’s security architecture. VersaVault enforces strict isolation of the data stored within VersaVault, requires multi-party authorization for transactions executed using that data, and provides hardened storage of keys and related data. These controls ensure that issuance keys and wallet-signing keys cannot be accessed or used outside of approved, attestable workflows. RBTDs will be generated and recorded using public distributed ledger technology on networks including the Algorand network, the Ethereum network, the Stellar network, and others. VersaBank and VersaBank USA intend to use the VersaVault product to secure and manage the process of issuing and redeeming (“minting” and “burning”) RBTD. It is expected that VersaBank and VersaBank USA, as well as the RBTD authorized holders, will use VersaVault and DRTC’s VersaView platform for these functions.
VersaView is a web application that acts as a controlled conduit between the core banking systems of VersaBank and VersaBank USA and activity reflected on public blockchains. VersaView enables the management of RBTD accounts held with VersaBank and VersaBank USA, facilitates transaction creation, and synchronizes wallet activity to ensure that all blockchain-reflected activity corresponds to validated entries on the core banking systems of VersaBank and VersaBank USA, as applicable. The VersaView platform will allow authorized holders to view, monitor and create certain transactions in respect of RBTD. All transactions involving the issuance, minting, redemption or burning of RBTD or the initial transfer of RBTD to an authorized holder, once created in VersaView, will be sent securely to VersaVault to be validated and “signed” before they are sent back to VersaView for completion and recording on the core banking system of VersaBank or VersaBank USA, as applicable, followed by recording on the applicable public ledger.
An authorized holder may sell RBTDs that VersaBank or VersaBank USA have issued to that authorized holder to its customers and may also buy RBTDs back from its customers. A customer may use the RBTDs to pay for goods or services, pay outstanding obligations or make other transfers, to anyone who has a digital asset wallet that is compatible with the VersaVault blockchain technology.
The deposit represented by a RBTD may be redeemed at any time by exchanging the RBTD for a credit to a traditional deposit account held with VersaBank or VersaBank USA, as applicable based on the initial bank of issuance. To redeem RBTD, the authorized holder must transfer the RBTD to a wallet owned by the applicable issuing bank and managed by the VersaView platform after providing the notices required under the RBTD program. Upon receipt of RBTD, VersaBank or VersaBank USA, as applicable, will (i) transfer funds from the authorized holder’s RBTD account to its demand deposit account in the core banking system, and (ii) burn the associated RBTD via the VersaVault platform. VersaBank or VersaBank USA, as applicable, would then continue to hold the funds, or transfer them via traditional payment mechanisms, in accordance with the instructions of the authorized holder.
VersaBank and VersaBank USA are currently conducting a multi-phase pilot program for the use of RBTD, commencing with controlled internal testing and then subsequently expanding to limited external deployment involving authorized holders and their customers. Progression from one phase of the pilot program to the next is subject to ongoing evaluation by management. At the conclusion of each phase, VersaBank and VersaBank USA will assess the results, participant and stakeholder feedback and lessons learned in determining whether to proceed to subsequent phases. We currently anticipate completing pilot testing during July 2026. Upon successful completion of the pilot program, management intends to work with applicable regulators to obtain all necessary approvals or confirmation of non-objections in order to launch the product. This includes working with the OCC to provide any additional data, information and analyses requested by the applicable supervisory office in support of obtaining a determination of no supervisory objection (“NSO”) to the commercial launch of the RBTD product by VersaBank USA. At this time, we do not have visibility into the timing of the OCC’s review or decision-making process with respect to the issuance of an NSO. Accordingly, there can be no assurance regarding the timing of, or whether, any NSO will be obtained. We are also following a similar process in Canada and working collaboratively with OSFI and other applicable Canadian regulators to address any regulatory concerns. At this time, we do not have visibility on the timing of these reviews, and accordingly there can be no assurances on the timing of any commercial launch of the RBTD product in Canada.
As of the date of this filing, we do not expect incremental expenditures associated with the development and testing of the RBTD product to be material.
The intellectual property, software and related assets supporting the RBTD technology are not expected to be part of any divestiture of DRTC’s and DBG’s cybersecurity business.
See “Business — Our Business Model”.
Transformational Business Opportunity in the United States
On August 30, 2024, we completed our acquisition of our U.S. bank subsidiary, renamed VersaBank USA, marking a significant milestone in our strategic expansion in the U.S. market. VersaBank USA was acquired for $14.1 million in cash. As part of the transaction, on a consolidated basis, VersaBank acquired $68.4 million in assets and assumed $54.3 million in deposits and other liabilities. We believe this strategic transaction provides us with a robust platform to leverage our innovative financial solutions and expand our market presence. In January 2026, VersaBank USA entered into an agreement with Stearns Bank, National Association, for Stearns Bank, National Association to purchase substantially all of the assets and liabilities of VersaBank USA’s local Holdingford, Minnesota customers, while VersaBank USA would retain substantially all of the assets and liabilities of VersaBank USA’s SRP program, subject to the terms and conditions set forth in the agreement (collectively, the “Stearns Bank Transaction”). VersaBank USA as a whole would retain only its SRP after the closing of the Stearns Bank Transaction. The Stearns Bank Transaction is subject to the satisfaction of customary closing conditions, including receipt of OCC approval.
High-Growth, Underserved Market
We believe the U.S. POS financing market represents a high-growth, underserved opportunity, with an estimated market size of over $1 trillion.
Our Competitive Advantages in the United States
We believe that there are several competitive advantages that position us to capitalize on the significant growth potential in the U.S. market, including:
•
Demonstrated Record of Achievement:   our SRP has a proven track record over 14 years in Canada, which we are now leveraging to expand our market share in the larger U.S. SRP lending market.

•
Funding Cost Efficiency:   based on current market conditions, funding our balance sheet with U.S. wholesale deposits is expected to save approximately 80 basis points when compared to wholesale deposits in Canada. In addition, implementing the U.S. SRP with the same technology and credit structure used in Canada allows for higher efficiency, requiring fewer personnel to operate the business.

•
Higher Margins:   based on current market conditions, net interest margins for our U.S.-based SRP portfolio are expected to be up to 100 basis points higher on average, as compared to our Canada-based SRP portfolio.

•
Credit Quality:   high demand for our SRP products and services allows us to be selective in partnering with U.S. originators and servicers that we believe have good credit quality and who will adhere to our prudent origination and servicing standards.

•
Branchless Digital Bank:   since our inception, we have operated VersaBank as a branchless direct-to-client commercial model via telecommunication delivery, which has enabled us to historically operate with lower overhead and expenses as compared to traditional banking models.

See “Business — Transformational Business Opportunity in the United States”.
Our Strategy
Expand Growth and Gain Market Share in the U.S. SRP Lending Market
We are strategically focused on expanding our presence in the high-growth, trillion-dollar U.S. SRP lending market. By leveraging our proven SRP and structure implemented in Canada, we aim to capture significant market share in the larger U.S. market. Our strategy includes forming partnerships with diverse industries and focusing on higher credit quality to promote sustainable growth. We plan to accelerate our growth by retaining more loans on our balance sheet and capitalizing on the wider margins available in the U.S. market, which, based on current market conditions, are expected to be up to 100 basis points higher than in Canada. We believe this approach not only enhances our profitability, but also strengthens our competitive position in the U.S. market.
Capitalize on Canadian Growth Opportunities
As economic conditions improve, we are well-positioned to capitalize on lending growth opportunities in Canada. We expect our robust SRP loan pipeline will be driven by an improved economic backdrop and stronger consumer sentiment. We anticipate significant organic growth in SRP lending as our current partners increase their adoption of new SRP products. Additionally, we expect significant increase in Canadian Mortgage and Housing Corporation (“CMHC”)-insured mortgage drawdowns in the coming years. These CMHC-insured mortgages offer attractive spreads that are accretive to our net interest margin and carry zero risk-weighting, which we believe will further enhance our financial performance.
Tokenized Digital Deposits Opportunity
Building on our long-standing reputation for technological innovation, we are developing RBTDs as a potential ultra-low-cost source of deposit funding and as a means to enable U.S. and international financial institutions to participate confidently in the expanding field of digital commerce. Our RBTDs were previously SOC2 Type 1 audited and confirmed as compliant in 2022, maintain a continuously known value, and, from a technological perspective, can be seamlessly transferred in exchange for other digital assets, such as Bitcoin.
See “Business — Our Strategy”.
Overview of the Reorganization
Subject to the approval of VersaBank shareholders at the Meeting and regulatory and stock exchange approvals, including the U.S. Federal Reserve Approvals and the Bank Act Approvals, VersaBank is proposing to effectuate a series of transactions that would cause, among other things, the Parent to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating the Company as a U.S. reporting issuer incorporated in Delaware. The Reorganization is composed of an amendment to VersaBank’s by-laws and certain transactions that will:
(1)
create the Exchangeable Shares;

(2)
upon the creation of the Exchangeable Shares, cause the outstanding shares of VersaBank to be exchanged for Exchangeable Shares on a one-for-one basis;

(3)
immediately following the conversion of each VersaBank share into the Exchangeable Shares, cause the Exchangeable Shares to be transferred automatically to the Parent for:

(i)
an equivalent number of newly issued shares of common stock of the Parent on a one-for-one basis in the case of Exchangeable Shares that are not Dissent Shares; or

(ii)
the right to be paid fair value for Exchangeable Shares, in the case of Exchangeable Shares that are Dissent Shares;

(4)
following the transfer described immediately above, convert all Exchangeable Shares into shares of VersaBank; and

(5)
cause VersaBank to sell all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital, resulting in a corresponding reduction of the stated capital of VersaBank in an amount equal to such return of capital.

See “The Reorganization Proposal — Overview of the Reorganization”.
Information Concerning the Parent
The Parent will be incorporated for the purpose of the Reorganization and will not carry on any active business prior to the Reorganization other than in connection with the Reorganization and related matters.

Following completion of the Reorganization, the Parent and its subsidiaries will carry on the business currently conducted by VersaBank and its subsidiaries.
Organizational Structure Prior to the Reorganization
Prior to the Reorganization, VersaBank’s operations have been primarily conducted through VersaBank, VersaBank USA and DRTC. The following diagram reflects all material subsidiaries as of April 30, 2026, each of which is wholly-owned by VersaBank.
The Reorganization
The following diagram depicts the Company’s organizational structure immediately following the consummation of the Reorganization. The following diagram reflects all material subsidiaries as of April 30, 2026, as if the Reorganization had occurred on such date.
Effect of the Reorganization on Our Organizational Structure
Upon completion of the Reorganization, Versa Bancorp, the Parent, will be the holding company and ultimate parent company for all of the Company’s operations. All of the Company’s activities will continue to be conducted primarily through VersaBank (which will become a Schedule II bank under the Bank Act), VersaHoldings US Corp. and DRTC, and the Parent’s principal assets following the reorganization will consist of shares of VersaBank and VersaHoldings US Corp. and an indirect interest in DRTC.
VersaBank’s shares are currently traded on TSX and Nasdaq under the symbol “VBNK”. The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
The Meeting
The Meeting will be held at 1979 Otter Place, London, Ontario on September 16, 2026, at 10:30 a.m. ET to:
(1)
consider and, if deemed advisable, vote to approve the Reorganization Resolution to cause, among other things;

(i)
the Parent to become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests (the “Reorganization Proposal”); and

(ii)
the sale by VersaBank of all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital, resulting in a corresponding reduction of the stated capital of VersaBank in an amount equal to such return of capital; and

(2)
transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Reorganization Proposal must be approved by the affirmative vote of not less than two-thirds of the votes cast by the Registered Holders of VersaBank’s outstanding shares at the Meeting.
Each common share held by each VersaBank shareholder as of the close of business on the Record Date is entitled to one vote in respect of each matter properly coming before the Meeting. As of the close of business on the Record Date, there were outstanding VersaBank common shares. There were no preferred shares of VersaBank outstanding as of the Record Date.
See “The Special Meeting of Shareholders — The Meeting”.
Voting Recommendation of VersaBank’s Board of Directors
After careful consideration, the board of directors of VersaBank believe that the Reorganization is in the best interests of VersaBank. The Reorganization is intended to enhance shareholder value over the long term by, among other things, increasing investor familiarity through U.S. domestic company reporting requirements and potential future index inclusion, and enabling VersaBank to compete effectively in raising the capital necessary to implement its strategic plans. The board of directors of VersaBank unanimously recommends that you vote “FOR” the approval of the Reorganization Proposal.
Dissenting Shareholder Rights
VersaBank shareholders have the right to dissent from the proposed Reorganization under Section 277 of the Bank Act and to be paid the fair value of their VersaBank shares, as determined by agreement or by a court. These rights are only available to Registered Shareholders and must be exercised strictly in accordance with the Bank Act. Beneficial Owners that wish to dissent must arrange to have their shares registered in their own names or instruct the registered holder to dissent on their behalf. Shareholders who vote in favor of the Reorganization Proposal will lose their right to dissent with respect to those shares.

Dissenting shareholders will cease to have any rights in respect of their shares other than the right to be paid fair value. VersaBank will make an offer to pay what it considers to be fair value, failing which either party may apply to a court to determine fair value. Court proceedings may result in delays, and the payment of interest may be ordered. Dissenting shareholders should consult their legal advisors, as failure to comply with the technical requirements of the Bank Act may result in the loss of the right to dissent.
If you wish to exercise your right to dissent, you should review the requirements summarized in this prospectus/circular carefully and consult with your legal advisor. See “Appraisal and Dissenters’ Rights of VersaBank Shareholders” and Annex F of this prospectus/circular.
Risk Factor Summary
In evaluating the Reorganization to be considered and voted on at the Meeting, you should carefully review and consider the risk factors discussed or referenced below and set forth under the section entitled “Risk Factors” elsewhere in this prospectus/circular summary. In particular, such risks include, but are not limited to, the following:
•
As a result of the Reorganization, we will face new challenges and administrative responsibilities, which could increase costs and adversely affect our business, financial condition and results of operations.

•
Our management team will be new to managing a U.S. domestic reporting company, and our business, financial condition and results of operations could be adversely affected if our management does not successfully execute our business plan and developmental strategies.

•
The rights of the Parent shareholders under Delaware law will differ from the rights of VersaBank shareholders under the Bank Act.

•
Provisions in the Parent’s Charter and Proposed Bylaws and the DGCL might discourage, delay or prevent a change of control of the Parent or changes in management.

•
There can be no assurance that the Company will actually realize any of the benefits expected from the Reorganization or realize such benefits within the anticipated timeframe.

•
The IRS may successfully challenge the intended tax treatment of the Reorganization, in which case the Reorganization could be a taxable transaction for U.S. federal income tax purposes.

•
The Reorganization is subject to certain conditions precedent and required approvals, some of which are outside of our control.

•
Our internal controls over financial reporting may not be effective, and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant adverse effect on our business, financial condition and results of operations.

•
A substantial amount of our interest income is currently derived from our Canadian SRP business, and our growth is susceptible to fluctuations in general business and economic conditions within Canada.

•
The success of our strategy to develop our SRP partially depends on our ability to expand our reach in the U.S. market, and if we fail to do so, our business, financial condition and results of operations could be adversely affected.

•
Our business is partially dependent on the real estate market in Canada, as a significant percentage of our loan portfolio is secured by real estate.

•
We are subject to interest rate risk, which could adversely affect our business, financial condition and results of operations.

•
We operate in a competitive financial services industry and face increasing competition from a variety of traditional and new financial services providers.

•
Our liquidity could be impaired by an inability to access funding, including brokered deposits.

•
Liquidity risk could impair our ability to fund our operations and meet our obligations as they become due.

•
We may be adversely affected by changes in the actual or perceived soundness or condition of other financial institutions.

•
We are dependent on the use of data and modeling in both our management’s decision-making and in meeting regulatory expectations.

•
Our allowance for credit losses may be inadequate to absorb losses inherent in the loan portfolio.

•
Our risk management framework may not be effective in mitigating risks or losses to us.

•
We depend on the accuracy and completeness of information provided by partners, customers and counterparties.

•
The banking industry is highly regulated, and compliance with the regulatory framework, including stringent capital requirements, and any future legislative or regulatory changes could have an adverse effect on our business, financial condition and results of operations.

•
Monetary policies and regulations of the Bank of Canada and the U.S. Federal Reserve could have an adverse effect on our business, financial condition and results of operations.

•
Regulators periodically examine our business and may require us to remediate adverse examination findings or take enforcement action against us.

•
We are subject to stringent capital requirements, which could have an adverse effect on our operations.

•
We may be unable to raise additional capital.

•
While our exclusively business-to-business model does not include providing financing to consumers, we are subject to numerous banking and other laws and regulations designed to protect consumers, and failure to comply with such laws could lead to a wide variety of sanctions.

•
We are subject to laws regarding privacy, information security and protection of personal information, and any violation of these laws or other incident involving personal, confidential or proprietary information of individuals could damage our reputation and otherwise adversely affect our business.

•
Upon consummation of the Reorganization, we will be a bank holding company and will be dependent upon our subsidiaries for cash flow, and our ability to make cash distributions will be restricted.

•
The U.S. Federal Reserve may require us to commit capital resources to support our subsidiaries.

•
We face a risk of noncompliance with the Bank Secrecy Act (“BSA”) and its implementing regulations and other laws and regulations that impose anti-money laundering (“AML”) requirements, which could lead to civil and criminal enforcement actions.

•
Our business may be adversely affected if we are unable to adequately establish, maintain, protect and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of such rights.

•
We are dependent on our management team and key employees.

•
Our success is largely dependent on our ability to successfully execute our business strategy.

•
Our reputation is critical to our business, and damage to it could have an adverse effect on us.

Certain Canadian Federal Income Tax Considerations
VersaBank shareholders should carefully read the information in this prospectus/circular under “Certain Canadian Federal Income Tax Considerations” which qualifies the information set out below and should consult their own tax advisors.
Subject to the qualifications set forth in this prospectus/circular, VersaBank shareholders who are resident in Canada for purposes of the Tax Act should be aware that the Reorganization will generally result in a taxable transaction for Canadian federal income tax purposes. More specifically, such shareholders should generally realize a capital gain (or capital loss) upon the exchange of their Exchangeable Shares for Parent shares pursuant to the Reorganization. VersaBank shareholders who are not resident in Canada for purposes of the Tax Act and for whom their VersaBank shares and Exchangeable Shares are not “taxable Canadian property” (as defined in the Tax Act) will generally not be subject to tax under the Tax Act on the disposition of their VersaBank shares or Exchangeable Shares pursuant to the Reorganization.
See “Certain Canadian Federal Income Tax Considerations” for a general summary of certain Canadian federal income tax considerations relevant to VersaBank shareholders. Such summary is not intended to be legal or tax advice.
U.S. Federal Income Tax Considerations
VersaBank shareholders should carefully read the information in this prospectus/circular under “U.S. Federal Income Tax Considerations” which qualifies the information set out below and should consult their own tax advisors.
Subject to the qualifications set forth in this prospectus/circular, for U.S. federal income tax purposes we intend to treat the conversion of VersaBank shares into Exchangeable Shares of VersaBank as either a tax-free reorganization under Section 368(a)(1)(E) and/or an exchange described in Section 1036 of the Code or as disregarded and the exchange of Exchangeable Shares for shares of the Parent as a tax-deferred exchange described in Section 351(a) of the Code (together, the “intended tax treatment”). If such treatment is sustained, holders of VersaBank shares generally would not recognize any gain or loss for U.S. federal income tax purposes on the conversion of VersaBank shares into Exchangeable Shares of VersaBank or the exchange of Exchangeable Shares for shares of the Parent. The intended tax treatment will not be binding on the IRS or any court, and there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth therein. No ruling has been requested from or rendered by the IRS in connection with the Reorganization.
In the event that the IRS successfully challenges the intended tax treatment, the Reorganization could be a taxable transaction for U.S. federal income tax purposes and result in the recognition of taxable gain for U.S. holders (as defined below in “U.S. Federal Income Tax Considerations”). Accordingly, VersaBank shareholders should consult with their tax advisors with respect to the particular tax consequences of the Reorganization to them, including the consequences of a successful challenge by the IRS.
See “U.S. Federal Income Tax Considerations” for a general summary of U.S. federal income tax considerations relevant to VersaBank shareholders. Such summary is not intended to be legal or tax advice.
VersaBank shareholders should consult their own tax advisors as to the tax consequences to them of the Reorganization having regard to their own particular circumstances.

SUMMARY HISTORICAL FINANCIAL DATA
The following tables present summary historical consolidated financial data for VersaBank’s business as of the dates and for the periods indicated. You should read the following summary financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Unaudited Pro Forma Combined Financial Information” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus/circular.
The historical consolidated financial statements present the results of VersaBank and its subsidiaries, which comprise all entities and operations of VersaBank prior to the consummation of the Reorganization. The historical consolidated financial statements are prepared in accordance with GAAP.
The summary consolidated financial data are not intended to replace the consolidated financial statements and are qualified in their entirety by reference to the consolidated financial statements and related notes appearing elsewhere in this prospectus/circular. The summary historical consolidated statement of income data for the six months ended April 30, 2026 and 2025 and for the fiscal years ended October 31, 2025 and 2024, summary historical consolidated balance sheet data as of April 30, 2026 and October 31, 2025 and summary historical consolidated statement of cash flows data for the six months ended April 30, 2026 and 2025 and for the fiscal years ended October 31, 2025 and 2024 were derived from our audited consolidated financial statements included elsewhere in this prospectus/circular. Our historical results are not necessarily indicative of the results expected for any future period.
Summary Consolidated Statement of Income Data
	For the Six Months Ended April 30,		For the Year Ended October 31,
	2026	2025	2025	2024
	(in thousands of USD)
Interest Income
Credit Assets	$108,958	$93,465	$194,880	$194,393
Investment Securities
Taxable Interest	3,870	2,478	5,324	2,296
Other	6,664	5,946	11,558	13,932
Total Interest Income	$119,492	$101,889	$211,762	$210,621
Interest Expense
Deposits	65,032	61,711	124,229	130,085
Subordinated Notes	1,967	1,961	3,929	4,166
Other	1,922	217	421	488
Total Interest Expense	$68,921	$63,889	$128,579	$134,739
Net Interest Income	$50,571	$38,000	$83,183	$75,882
Provisions for Credit Losses	865	1,225	3,446	85
Net Interest Income After Provision for Credit Losses	$49,706	$36,775	$79,737	$75,797
Non-Interest Income
Other Income	$5,157	$3,905	$8,180	$8,550
Total Non-Interest Income	$5,157	$3,905	$8,180	$8,550
Non-Interest Expense
Salaries and Employee Benefits	$15,689	$12,574	$27,171	$24,304
General and Administrative	16,530	8,575	24,092	14,700
Premises and Equipment	2,622	2,284	5,026	3,564
Other Non-Interest Expense	1,498	1,131	2,602	2,476
Total Non-Interest Expense	$36,339	$24,564	$58,891	$45,044
Income Before Income Tax Expense	$18,524	$16,116	$29,026	$39,303
Income Tax Expense	$5,065	$4,199	$8,853	$12,104
Net Income	$13,459	$11,917	$20,173	$27,199

Summary Consolidated Balance Sheet Data
	As of
	April 30, 2026	October 31, 2025
	(in thousands of USD)
Assets
Cash and Cash Equivalents	$417,030	$415,225
Investment Securities Available-for-Sale	72,187	54,641
Investment Securities Held-to-Maturity	132,634	99,583
Credit Assets, Net of Allowance for Credit Losses	4,035,648	3,519,007
Premises and Equipment, Net	20,615	17,160
Goodwill	8,249	8,204
Intangible Assets, Net	8,331	9,811
Other Assets	28,896	19,841
Total Assets	$4,723,590	$4,143,472
Liabilities
Deposits	4,046,656	3,464,083
Subordinated Notes Payable	73,905	73,890
Cash Reserves on Credit Assets	182,877	207,477
Other Liabilities	18,243	19,809
Total Liabilities	$4,321,681	$3,765,259
Shareholders’ Equity
Common Shares	$263,310	$259,429
Additional Paid-in Capital	807	1,889
Retained Earnings	158,089	145,808
Accumulated Other Comprehensive Income (Loss), Net of Tax	(20,297)	(28,913)
Total Shareholders’ Equity	$401,909	$378,213
Summary Consolidated Statement of Cash Flows Data
	For the Six Months Ended April 30,		For the Year Ended October 31,
	2026	2025	2025	2024
	(in thousands of USD)
Net Cash Provided By (Used In) Operating Activities	$12,544	$15,200	$35,519	$24,750
Net Cash Provided By (Used In) Investing Activities	(509,351)	(52,770)	(364,571)	(328,456)
Net Cash Provided By (Used In) Financing Activities	494,182	121,496	583,205	369,830
Summary of Unaudited Pro Forma Combined Financial Information
The following selected unaudited pro forma combined financial statements, which has been derived from unaudited pro forma combined balance sheet as at April 30, 2026, the unaudited pro forma combined statement of income for the six months ended April 30, 2026 and the unaudited pro forma combined statement of income for the year ended October 31, 2025, present our historical financial statements adjusted for the pro forma effects of the Reorganization described under “The Reorganization Proposal.”
To give effect to the Reorganization, the unaudited pro forma combined financial statements have been prepared based on Versa Bancorp’s historical financial statements as at incorporation (on December 10, 2025), VersaBank’s unaudited historical consolidated financial statements as at April 30, 2026 and VersaBank’s audited historical consolidated financial statements as at October 31, 2025 prepared in accordance with GAAP. The unaudited pro forma combined balance sheet as at April 30, 2026 assumes that the Reorganization was completed on April 30, 2026. The unaudited pro forma combined statement of income for the six months ended April 30, 2026 and the unaudited pro forma combined statement of income for the year ended October 31, 2025 give pro forma effect to the Reorganization as if it had occurred on November 1, 2024 and are derived from VersaBank’s unaudited historical consolidated statement of income for the six months ended April 30, 2026 and the audited historical consolidated statement of income for the year ended October 31, 2025. Versa Bancorp had no activities or operations from its incorporation on December 10, 2025 through April 30, 2026.
The selected unaudited pro forma combined financial statements assume that the Reorganization is approved by the affirmative vote of all holders of the outstanding VersaBank shares, resulting in all shares of VersaBank being exchanged for shares of Versa Bancorp.
The summary pro forma data has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information of the Company appearing elsewhere in this prospectus/circular and the accompanying notes thereto. See “Unaudited Pro Forma Combined Financial Information”.
Selected Unaudited Pro Forma Combined Statements of Income Data
For the Six Months Ended April 30, 2026
Net interest income after provision for credit losses	$49,706
Net income	$13,459
Basic and diluted net income (loss) per share	$0.42
Weighted average shares outstanding, basic and diluted	32,029,275
For the Year Ended October 31, 2025
Net interest income after provision for credit losses	$79,737
Net income	$15,238
Basic and diluted net income (loss) per share	$0.48
Weighted average shares outstanding, basic and diluted	31,506,701
Selected Unaudited Pro Forma Combined Balance Sheet Data
As at April 30, 2026
Total assets	$4,723,590
Total liabilities	$4,323,432
Total shareholders’ equity	$400,158

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We have made statements under the captions “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and in other sections of this prospectus/circular that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors”. You should specifically consider the numerous risks outlined under “Risk Factors”.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
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our future financial performance, including our ability to maintain profitability;

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anticipated trends, growth rates and challenges in our business and the markets in which we operate, including point-of-sale financing;

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our failure to adhere to complex and evolving governmental laws and regulations;

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increased expenses associated with being subject to the Exchange Act, Nasdaq listing rules, the Public Company Accounting Oversight Board and other U.S. regulation as a U.S. domestic reporting company and a domestic U.S. bank holding company;

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our management team’s limited experience managing a U.S. domestic reporting company;

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our dependence on revenue from SRP lending in Canada and our exposure to fluctuations in general business and economic conditions within Canada;

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the success of our strategy to develop our SRP in the U.S. market;

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our exposure to fluctuations in interest rates and/or foreign exchange rates;

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our ability to access short-term funding, including brokered deposits, or any unforeseen outflow of cash;

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our ability to fund our operations and meet our obligations as they become due;

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our ability to implement and change our business strategies, including our ability to introduce new products and services, enter new markets and capitalize on growth opportunities;

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the actual or perceived soundness or condition of other financial institutions;

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the adequacy of our allowance for credit losses to absorb losses inherent in the loan portfolio;

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the effectiveness of our risk management framework;

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the effects of and changes in trade and monetary and fiscal policies and regulations of the Bank of Canada and the U.S. Federal Reserve, including the interest rate policies and the implementation of tariffs and other protectionist trade policies;

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changes in the financial performance and/or condition of our borrowers;

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changes in consumer spending, borrowing, and saving habits;

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timely development and acceptance of new products and services and perceived overall value of these products and services by users;

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competition among depository and other financial institutions;

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changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

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any challenges by the IRS to the intended tax treatment of the Reorganization;

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our ability to realize any benefit from the Reorganization or the proposed organizational structure; and

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the other risk factors described under “Risk Factors”.

The foregoing list may not contain all of the forward-looking statements made in this prospectus/circular. The forward-looking statements contained in this prospectus/circular are not guarantees of future performance and our actual results of operations, financial condition or liquidity and the development of the industry and markets in which we operate may differ materially from the forward-looking statements contained in this prospectus/circular. In addition, even if our results of operations, financial condition or liquidity and events in the industry and markets in which we operate are consistent with the forward-looking statements contained in this prospectus/circular, they may not be predictive of results or developments in future periods.
Any forward-looking statement speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our shares involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus/circular before deciding to invest in our shares. Additionally, new risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect financial performance.
If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our shares could decline and you could lose all or part of your investment.
Risks Related to the Reorganization
As a result of the Reorganization, we will face new challenges and administrative responsibilities, which could increase costs and adversely affect our business, financial condition and results of operations.
Upon consummation of the Reorganization, we will no longer be a “foreign private issuer” and will be required to comply with all of the provisions applicable to a U.S. domestic issuer under the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Nasdaq listing rules, and the rules and regulations implemented by the SEC. The expenses incurred by U.S. domestic issuers for reporting and corporate governance purposes have been increasing. While we are already subject to a complex regulatory environment, and other savings will be available to us, becoming subject to different regulation may result in increased costs and more time-consuming activities.
As a result of becoming subject to different regulation upon consummation of the Reorganization, we will need to:
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institute a more comprehensive compliance framework;

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prepare financial statements in accordance with GAAP, in addition to International Financial Reporting Standards;

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update, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC, as and when such requirements, rules and regulations become applicable to us;

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prepare and distribute periodic public reports in compliance with our obligations under U.S. securities laws;

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revise our existing internal policies, such as those relating to disclosure controls and procedures and insider trading;

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comply with SEC rules and guidelines requiring registrants to provide their financial statements in interactive data format using Inline eXtensible Business Reporting Language;

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involve and retain to a greater degree outside counsel and accountants in the above activities; and

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enhance our investor relations function.

While VersaBank is already a highly regulated financial services institution, upon Reorganization we may, for example, experience higher-than-anticipated operating expenses and higher independent auditor and consulting fees, and we will need to hire additional qualified personnel to continue to satisfy applicable public-company requirements. We are currently required to expend considerable time and resources with respect to our compliance with public company regulations, and following the consummation of the Reorganization, we expect that the costs associated with such compliance will increase. Any such costs could adversely affect our business, financial condition and results of operations.
In addition, our ultimate parent company is currently VersaBank, a Canadian bank subject to OSFI’s consolidated regulation and supervision. While VersaBank is currently a U.S. bank holding company subject to regulation by the U.S. Federal Reserve, as a foreign bank certain U.S. bank regulatory requirements do not apply to it and U.S. Federal Reserve supervision is generally limited to the U.S. activities of its non-bank subsidiaries, with the OCC serving as the primary supervisor of VersaBank USA. Upon consummation of the Reorganization, our ultimate parent holding company will become a domestic U.S. bank holding company that is subject to the U.S. Federal Reserve’s consolidated regulation and supervision. Compliance with additional U.S. regulatory requirements and the U.S. Federal Reserve’s supervisory expectations may require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. As such, the laws, regulations and supervisory expectations applicable to us may differ following the Reorganization in ways that may adversely affect our business, financial condition and results of operations.
Our management team will be new to managing a U.S. domestic reporting company, and our business, financial condition and results of operations could be adversely affected if our management does not successfully execute our business plan and developmental strategies.
Our management team has limited experience managing a U.S. domestic reporting company, preparing financial statements in accordance with GAAP and complying with the increasingly complex laws pertaining to U.S. public companies. Our management team may not successfully or efficiently manage our transition to being a U.S. domestic issuer subject to regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. We will remain listed on the TSX for a period of time following the consummation of the Reorganization, and we expect to continue to be subject to certain Canadian securities laws that require us to file reports and other information on SEDAR+, and will therefore be subject to increased, and at times, competing, governance and reporting obligations. These new obligations will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.
Further, some members of our management team are expected to join the Parent to facilitate our transition to being a U.S. domestic issuer and will need to be successfully integrated in order to effectively execute our business plan and developmental strategies. The process of transitioning our new members into our business is complex and time-consuming. This may impact our ability to collectively respond to issues in a quick and efficient manner. If our management team is unable to develop a business strategy that can be executed in a successful manner, it could adversely impact our business, financial condition and results of operations.
The rights of the Parent shareholders under Delaware law will differ from the rights of VersaBank shareholders under the Bank Act.
If the Reorganization is consummated, existing VersaBank shareholders will become shareholders of the Parent. The proposed certificate of amendment (the “Proposed Charter Amendment”) to the certificate of incorporation, as amended of the Parent (the “Charter”) and the proposed bylaws of the Parent (the “Proposed Bylaws” and, together with the Proposed Charter Amendment, the “Proposed Organizational Documents”) to be in effect following the Reorganization and the Delaware General Corporation Law (the “DGCL”) contain provisions that differ in some respects from those in VersaBank’s existing organizational documents and Canadian law and, therefore, some rights of the shareholders following the Reorganization could differ from the rights that VersaBank shareholders currently have. For example, the Bank Act requires the approval of two-thirds of the votes cast by shareholders for significant corporate actions that Delaware law only requires a simple majority for. Additionally, approval by the Minister of Finance (Canada) is required for certain corporate actions, such as an amendment to the incorporating instrument. As a result, some of these differences could provide less protection to shareholders and give more discretion to the Parent’s directors and officers.
For a more detailed description of the current rights of VersaBank shareholders and how they may differ following the Reorganization, see “The Reorganization Proposal — Change in Governing Law”. Forms of the Proposed Organizational Documents are attached as Annexes C and D, and we urge you to read them.

Provisions in the Parent’s Charter, Proposed Bylaws and the DGCL might discourage, delay or prevent a change of control of the Parent or changes in management.
The Parent’s Charter and Proposed Bylaws contain provisions that could discourage, delay or prevent a change in control of the Parent or changes in management that the shareholders of the Parent may deem advantageous. These provisions include:
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the ability of the Parent’s board of directors to amend the bylaws, which may allow the Parent’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

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the ability of a majority of the Parent’s board of directors then in office to fill vacancies and newly created directorships at their sole discretion;

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the limitation of the liability of, and the indemnification of, the Parent’s directors and officers;

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the ability of the Parent’s board of directors to control the procedures for the conduct and scheduling of board of directors and shareholder meetings;

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advance notice procedures with which shareholders must comply to nominate candidates to the Parent’s board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings of shareholders and delay changes in the Parent’s board of directors, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Parent; and

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require supermajority approvals to remove the protective provisions listed above or to amend the Charter and the Proposed Bylaws.

Such provisions could impede any merger, consolidation, takeover or other business combination involving the Parent or any of its subsidiaries or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Parent or its subsidiaries. See “The Reorganization Proposal — Change in Governing Law”.
The Proposed Bylaws will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Parent and its shareholders, and the federal district courts of the United States as the exclusive forum for the resolution of any complaints asserting a cause of action under the Securities Act or the Exchange Act, which could limit shareholders’ ability to choose the judicial forum for disputes with the Parent or its directors, officers or employees.
The Proposed Bylaws, which will be in effect upon consummation of the Reorganization, will provide that, unless the Parent consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Parent, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or shareholder of the Parent to the Parent or the Parent’s shareholders, (iii) any action arising pursuant to any provision of Delaware law, the Charter, Proposed Charter or the Proposed Bylaws, or as to which Delaware law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware).
Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Parent or its directors, officers, or other employees, which may discourage lawsuits against the Parent and its directors, officers and other employees. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. For example, in December 2018, the Court of Chancery of the State of Delaware determined that a provision stating that federal district courts of the

United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. Although this decision was reversed by the Delaware Supreme Court in March 2020, courts in other states may still find these provisions to be inapplicable or unenforceable. If a court were to find the exclusive forum provisions in the Proposed Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect our business, financial condition and results of operations.
There can be no assurance that the Company will actually realize any of the benefits expected from the Reorganization or realize such benefits within the anticipated timeframe.
Anticipated benefits of the Reorganization include lower costs, increased access to capital, and expanded growth opportunities. However, the Reorganization is complex and time-consuming, and there can be no assurance that we will realize any of the expected benefits within the anticipated timeframe or at all. If the anticipated benefits are not achieved, we will have expended significant management time and substantial financial and other resources in connection with the Reorganization without corresponding returns to the Company or its shareholders. Any such failure to realize the expected benefits could adversely affect our business, financial condition, results of operations, and the trading price of our common stock.
The IRS may successfully challenge the intended tax treatment of the Reorganization, in which case the Reorganization could be a taxable transaction for U.S. federal income tax purposes.
In the opinion of Davis Polk & Wardwell LLP, the conversion of VersaBank shares into Exchangeable Shares of VersaBank will qualify as either a tax-free reorganization under Section 368(a)(1)(E) and/or an exchange described in Section 1036 of the Code, as amended (the “Code”) or as disregarded and the exchange of Exchangeable Shares for shares of the Parent will qualify as a tax-deferred exchange described in Section 351(a) of the Code (together, the “intended tax treatment”).
If such treatment is sustained, holders of VersaBank shares generally would not recognize any gain or loss for U.S. federal income tax purposes on the conversion of VersaBank shares into Exchangeable Shares of VersaBank or the exchange of Exchangeable Shares for shares of the Parent. The intended tax treatment will not be binding on the IRS or any court, and there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth therein. No ruling has been requested from or rendered by the IRS in connection with the Reorganization. In the event that the IRS successfully challenges the intended tax treatment, the Reorganization could be a taxable transaction for U.S. federal income tax purposes and result in the recognition of taxable gain for U.S. holders (as defined below in “U.S. Federal Income Tax Considerations”). Accordingly, you should consult with your tax advisor with respect to the particular tax consequences of the Reorganization to you, including the consequences of a successful challenge by the IRS.
Our effective tax rate may change as a result of the Reorganization, including due to the imposition of U.S. federal income taxes on our non-U.S. operations.
Following the Reorganization, the Parent will be the U.S. owner of VersaBank and will indirectly own 100% of the equity of certain non-U.S. corporate subsidiaries currently owned, directly or indirectly, by VersaBank. These non-U.S. subsidiaries of the Parent, including VersaBank, will be treated as controlled foreign corporations for U.S. tax purposes (“CFCs”), and as the United States shareholder of such CFCs, the Parent will be subject to U.S. federal income taxation with respect to the earnings of such CFCs. Under the present structure, although certain of VersaBank’s non-U.S. subsidiaries are CFCs, VersaBank itself is not a CFC, and there is no entity in the VersaBank group that currently is subject to United States federal income taxation resulting from the status of the non-U.S. subsidiaries as CFCs. Accordingly, because of the Reorganization, the VersaBank group of companies will have additional U.S. federal income tax liability, potentially in significant amounts, with respect to the group’s non-U.S. operations.
Specifically, under U.S. CFC rules, a “United States shareholder” of a CFC generally must include annually as ordinary income its pro rata share of its CFC’s “subpart F income” and “global intangible low-taxed income” (following the effective date of the OBBBA (defined below), “net CFC tested income”) and, to the extent an exemption is not available, amounts attributable to investments by the CFC in “United States property,” even if no distributions are made by the non-U.S. subsidiaries to the shareholder. It is possible for such income to be offset by foreign tax credits, to the extent available. Additionally, although U.S. federal tax rules include a broad exemption from U.S. federal income tax for dividends received by U.S. corporations such as the Parent from their non-U.S. subsidiaries, there may be circumstances in which actual or deemed distributions from VersaBank to the Parent are taxable to the Parent for U.S. federal income tax purposes.
VersaBank currently owns equity interests, directly or indirectly, in U.S. subsidiaries of the VersaBank group of companies. After the Reorganization, VersaBank is transferring one of these subsidiaries, VersaHoldings US Corp., to the Parent. VersaBank has not determined whether or when to transfer the equity of the other subsidiary, DRTC, to the Parent. VersaBank’s ownership of such entity will result in a “sandwich” structure (where the Parent as a U.S. entity owns VersaBank, a non-U.S. entity, which itself owns a U.S. entity). Such equity ownership of U.S. affiliates by a CFC after the Reorganization constitutes an investment in United States property by VersaBank that could give rise to deemed dividend taxable income to the Parent. VersaBank is currently assessing the ongoing costs of maintaining that sandwich structure, compared to the potential U.S. tax costs to the Parent of unwinding the structure shortly after the Reorganization. Among other things, if the sandwich structure is maintained, VersaBank and the Parent may be subject to additional U.S. tax leakage on any cash flows that are sourced from VersaBank’s U.S. operating subsidiaries.
Further, on July 4, 2025, the bill referred to as the One Big Beautiful Bill Act (the “OBBBA”) was enacted into law in the United States. The OBBBA made certain changes regarding the taxation of CFC income. There are still significant aspects of the OBBBA that are unclear or for which further guidance is expected, and both the timing and contents of any such future guidance are uncertain.
Changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on us. There can be no assurance that any such proposed changes will be introduced as legislation, or if they are introduced that they would be enacted, and if enacted what form they would take. Moreover, we could become subject to income tax in one or more countries, including the United States, as a result of activities performed by it, adverse developments or changes in law, contrary conclusions by the relevant tax authorities or other causes. The imposition of any of these income taxes could materially reduce our earnings and after-tax returns. In light of these factors, we cannot assure you that our effective income tax rate will not change in future periods, including as a result of and following the Reorganization.
In addition, U.S. tax laws significantly limit our ability to redomicile outside of the U.S. once the Reorganization is complete. Accordingly, if our effective tax rate were to increase as a result of the Reorganization, it may be difficult to mitigate the effects of such increase afterwards.
The Reorganization is subject to certain conditions precedent and required approvals, some of which are outside of our control.
The completion of the Reorganization is subject to various conditions precedent, some of which are outside our control, including the approval of VersaBank shareholders, the U.S. Federal Reserve, the Superintendent, the Minister of Finance (Canada) and the TSX, among others. There can be no assurance that all of the conditions precedent to the Reorganization will be satisfied or waived on the timeline contemplated herein, or at all. The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Competition Act Approval has been obtained.
Specifically, before the Reorganization may be completed, approvals must be obtained from bank regulatory authorities in the United States and Canada. There can be no assurance as to the timing and outcome of receipt of regulatory approvals. Moreover, the approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of our consolidated business or require changes to the terms of the transactions contemplated by the Reorganization. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Reorganization, imposing additional material costs on or materially limiting our revenues following the Reorganization or otherwise reduce the anticipated benefits of the Reorganization if the Reorganization were consummated successfully within the expected time frame. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the Reorganization. For additional information regarding conditions imposed in connection with VersaBank’s 2024 acquisition of our U.S. banking subsidiary, see the risk factor headed “The banking industry is highly regulated, and compliance with the regulatory framework, including stringent capital requirements, and any future legislative or regulatory changes could have an adverse effect on our business, financial condition and results of operations.”
The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
Our internal controls over financial reporting may not be effective, and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant adverse effect on our business, financial condition and results of operations.
We are not currently required to publish a formal assessment of the effectiveness of our internal control over financial reporting under the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, and will not be required to do so until we file our second annual report on Form 10-K. Our independent auditors may be required to issue an attestation report on the effectiveness of our internal control over financial reporting as early as when we file our second report on Form 10-K. We may incur significant expenses and devote substantial management effort in the process of ensuring compliance with the attestation requirements of Section 404 of the Sarbanes-Oxley Act.
If we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent auditors may issue an adverse opinion due to ineffective internal control over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal controls system and the hiring of additional personnel. Any such action could negatively affect our business, financial condition and results of operations.
Risks Related to Our Business
A substantial amount of our interest income is currently derived from our Canadian SRP business, and our growth is susceptible to fluctuations in general business and economic conditions within Canada.
Although we plan to continue investing in partnerships across diverse industries and high-quality credit opportunities in the United States, a substantial portion of our interest income is currently derived from SRP lending in Canada. As a result, our earnings are significantly affected by general business and economic conditions in Canada, as well as factors that may impact the SRP financing market in both Canada and the United States. These factors include, among others, unemployment levels, consumer spending trends and inflation rates.
Our success depends in part on sustained demand for SRP lending. If demand for SRP financing declines, fails to grow, or grows more slowly than we expect, our business, financial condition and results of operations could be adversely affected. In addition, to preserve and expand our relationships with existing and prospective SRP partners in Canada and the United States, we may be required over time to offer more competitive pricing or other terms, which could result in narrower margins on the structured receivables in which we invest. Accordingly, despite our recent growth, we may be unable to maintain historical growth rates, and our network of SRP lending partners and their consumer base could shrink over time.
Moreover, our structured purchase program, which depends on the continued demand and growth of SRP lending, may be less profitable than we expect or take longer than anticipated to achieve target margins. If we do not realize the anticipated benefits of our investments in our structured purchase program, particularly in the United States, or if we are forced to accept reduced margins to remain competitive or are unable to retain our existing partners, our business, financial condition and results of operations could be adversely affected.
Economic conditions in both Canada and the United States may further amplify these risks. In Canada, economic growth has remained modest, with subdued consumer spending, elevated household indebtedness and cautious business investment, which may reduce SRP transaction volumes and slow the growth of our SRP financing portfolio. In the United States, although economic growth has been comparatively stronger, interest rates remain elevated and credit conditions tighter than historical norms, which may dampen consumer demand for financed purchases and similarly moderate the expansion of our SRP financing activities. Across both markets, ongoing inflation uncertainty, potential shifts in monetary policy, trade and tariff risks, and any deterioration in consumer or small-business credit quality could adversely affect receivable performance, loss rates and margins. Collectively, these factors could materially adversely affect the performance of our SRP business and our overall financial condition and results of operations.
Our ability to successfully develop and scale our structured purchase program depends in part on expanding our reach in the United States, and failure to do so could adversely affect our business, financial condition and results of operations. Our structured purchase program is based on consumers obtaining SRP loans from our SRP lending partners and our ability to invest in the related cash flows through transactions that are seamless, convenient and fund quickly. Our ability to expand our presence in the United States, including attracting and retaining U.S.-based SRP lending partners, depends on a number of factors, including our ability to continue to provide, and be perceived as providing, a superior customer experience and expeditious funding, competitive responses from other financial and non-financial institutions operating in U.S. markets, and our ability to maintain and scale systems, policies and procedures to manage a growing number of partner relationships. Maintaining and enhancing our customer experience and funding capabilities may require us to incur additional costs, including investments in technology and infrastructure, increased customer service capabilities, hiring additional personnel or paying higher compensation to attract and retain employees. In addition, we may be required to offer pricing or other terms that are more favorable to our SRP lending partners, which could result in reduced margins on the receivables in which we invest. Any of these factors could reduce our interest income or profitability. We also face competition from financial and non-financial institutions in the United States that may offer comparable or superior customer experiences, greater convenience or faster funding, or do so at a lower cost, which may limit our ability to attract or retain SRP lending partners. Moreover, in order to successfully manage growth in the United States, we may need to adopt new or revise existing policies, procedures and controls, enhance reporting systems, or hire additional personnel. If we fail to effectively implement these measures or to scale our operations in line with growth, our business could be adversely affected.
If we are unable to expand our reach in the U.S. market, including by attracting and retaining SRP lending partners in the United States and managing such growth effectively, our business, financial condition and results of operations could be adversely affected.
Our business is partially dependent on the real estate market in Canada, as a significant percentage of our loan portfolio is secured by real estate.
As of April 30, 2026, approximately 17% of our loan portfolio was comprised of real estate loans, which consist of business-to-business loans primarily for the construction of multi-family residential properties in Canada. Real property values in Canada may be different from real property values in the United States and may be affected by a variety of factors outside of our control and the control of our borrowers, including national and local economic conditions. Declines in Canadian real estate values, including the prices of residential and commercial properties, could result in deterioration in borrower credit quality, increased loan delinquencies, defaults and charge-offs.

In addition, real estate construction and development loans involve risks not typically present in other types of lending, including construction cost overruns, delays or failure to complete projects, general contractor credit risk and risks related to the ultimate sale, leasing or use of completed properties. Declines in real property values in Canada could reduce the value of any collateral we realize following a default on these loans and could adversely affect our ability to continue to grow our loan portfolio consistent with our underwriting standards.
While the majority of our real estate loans are insured by the Government of Canada, we may nevertheless have to foreclose on real estate assets if borrowers default on their loans, in which case we are required to record the related asset to the then fair market value of the collateral, which may ultimately result in a loss. An increase in the level of nonperforming assets increases our risk profile and may affect the capital levels regulators believe are appropriate in light of the ensuing risk profile. Our failure to effectively mitigate these risks could have an adverse effect on our business, financial condition and results of operations.
Residential real estate markets are also sensitive to macroeconomic conditions, including unemployment levels, consumer spending trends and inflation. Although the Canadian federal government has announced a Canada Housing Plan intended to address housing supply constraints, certain segments of the residential real estate market have experienced price softening and increased inventory, particularly in high-rise condominium developments in larger Canadian municipalities. In addition, the Canadian real estate financing market remains highly competitive, particularly in the insured lending space. If we are unable to effectively manage these risks or maintain our competitive position, our business, financial condition and results of operations could be adversely affected.
We are subject to interest rate risk, and changes in interest rates could adversely affect our business, financial condition and results of operations.
Our profitability, like that of most financial institutions of our type, depends largely on our net interest income which is the difference between interest income earned on interest-earning assets, such as loans, and interest expense paid on interest-bearing liabilities, such as deposits and borrowings. Changes in interest rates may increase or decrease our net interest income because different types of assets and liabilities may react differently, and at different times, to market interest rate movements.
Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Bank of Canada and the U.S. Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and the interest we pay on deposits and borrowings, but such changes could affect our ability to originate loans and obtain deposits, the fair value of our financial assets and liabilities, and the average duration of our assets and liabilities. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings. Any substantial, unexpected or prolonged change in market interest rates could have an adverse effect on our business, financial condition and results of operations.
In addition, an increase in interest rates could also have a negative impact on our results of operations by reducing the demand for SRP funding, decreasing the ability of borrowers to repay their current credit asset obligations. These circumstances could not only result in increased loan defaults, foreclosures and charge-offs, but also reduce collateral values and necessitate further increases to the allowance for credit losses, which could have an adverse effect on our business, financial condition and results of operations. While the U.S. Federal Reserve has recently lowered the target range for the federal funds rate, it has indicated that it will assess incoming data, the evolving outlook and the balance of risks in making any future decisions regarding the federal funds rate. Changes to the target range are inherently unpredictable. A decrease in the general level of interest rates may affect us through, among other things, increased prepayments on our loan portfolio. Our asset-liability management strategy may not be effective in mitigating exposure to the risks related to changes in market interest rates.

The interest rate environment continues to evolve, with policy rates remaining elevated relative to longer-term historical norms. During the fiscal year ended October 31, 2025, we experienced a moderation in interest rates and a reduced impact of the atypically inverted yield curve that existed throughout fiscal year 2024. The flattening and gradual upward sloping of the yield curve, which is generally more favorable to our margins, contributed to an expansion in our net interest margin. In addition, relatively elevated interest rates and broader economic conditions have contributed to growth in lower-cost deposits from Licensed Insolvency Trustee firms, attributable to increased volumes of Canadian consumer and commercial bankruptcy and restructuring proceedings. These conditions may not persist, and changes in the interest rate environment could adversely affect our future results.
We operate in a competitive financial services industry and face increasing competition from a variety of traditional and new financial services providers.
We have many competitors. Our principal competitors are commercial and community banks, credit unions, savings and loan associations and consumer finance companies, including large national financial institutions that operate in our markets, and financial technology companies (often referred to as “fintechs”). While we believe our proprietary technology sets us apart from our competition, making our loan, investment and deposit products more attractive to our partners, our competition could adopt similar technology allowing them to more effectively compete with us. Also, non-bank entities can engage in many activities similar to ours or offer products and services desirable to our customers without being subject to the same types of regulation, supervision and restrictions that are applicable to banks, which could allow non-bank entities to more effectively compete with us. We expect competition may increase as a result of legislative, regulatory and technological changes.
Additionally, like many of our competitors, we rely on customer deposits through deposit brokers as our primary source of funding for our lending and investment activities, and we continue to seek and compete for customer deposits to maintain this funding base. Our future growth will largely depend on our broker network’s ability to retain and grow our deposit base. Although we have historically maintained a high deposit broker retention rate, this requires our continued investment in our proprietary technology to work with our deposit brokers seamlessly and conveniently. Our failure to compete effectively in our markets could restrain our growth, which could have an adverse effect on our business, financial condition and results of operations.
Our liquidity could be impaired by an inability to access funding, including brokered deposits.
We raise our deposits primarily through a network of independent deposit brokers across Canada and the United States. While we have established and maintain good working and mutually beneficial relationships with a diverse group of deposit brokers so as not to become overly reliant on any single deposit broker, any failure to secure sufficient deposits from our broker network could negatively impact our business, financial condition and results of operations.
Liquidity risk could impair our ability to fund our operations and meet our obligations as they become due.
Liquidity is essential to our business. We require sufficient liquidity to fund asset growth, support our, structured purchase program, meet customer deposit maturities, make payments on our debt obligations and other cash commitments under both normal operating conditions and unpredictable circumstances, including events causing industry or general financial market stress. Liquidity risk can increase due to several factors, which include, but are not limited to, an overreliance on a particular source of funding, changes in the liquidity needs of our depositors, adverse regulatory actions against us or a downturn in the markets in which our credit assets are concentrated.
While we have no obligation to fund our SRP partners and do not offer demand accounts directly to consumers, market conditions or other events could negatively affect the level or cost of funding needed to meet contractual obligations, fund asset growth, invest in receivables and fund new business transactions at a reasonable cost, in a timely manner, and without adverse consequences. Our inability to raise funds, or its increased cost of funding, could have an adverse effect on our business, financial condition and results of operations, and could eventually result in the closure of the Company.

We may also borrow funds from third-party lenders, such as other financial institutions, and have access to other funding avenues, including brokered deposits. Our access to funding sources in amounts adequate to finance our activities or on acceptable terms could be impaired by factors that affect our business specifically or the financial services industry or economy in general. Our access to funding sources could also be affected by a decrease in the level of our business activity as a result of a downturn in our primary markets or by one or more adverse regulatory actions against us.
Any substantial, unexpected or prolonged change in the level or cost of liquidity could impair our ability to fund operations and meet our obligations as they become due and could have an adverse effect on our business, financial condition and results of operations. Although we have historically been able to replace maturing deposits and advances if desired, we may not be able to replace such funds in the future if our financial condition or market conditions change. Current sources of liquidity may not be available or, if available, sufficient to provide adequate funding for our operations and to support our continued growth. The unavailability of sufficient funding could have an adverse effect on our business, financial condition and results of operations.
We may be adversely affected by changes in the actual or perceived soundness or condition of other financial institutions.
Financial services institutions may be interconnected as a result of trading, investment, liquidity management, clearing, counterparty and other relationships. Within the financial services industry, loss of public confidence, including through default by any one institution, could lead to liquidity challenges or to defaults by other institutions. Concerns about, or a default by or failure of, one institution could lead to significant liquidity problems and losses or defaults by other institutions, as the commercial and financial soundness of many financial institutions is closely related as a result of these credit, trading, clearing and other relationships. Even the perceived lack of creditworthiness of, or questions about, a counterparty may lead to market-wide liquidity problems and losses or defaults by various institutions. This systemic risk may adversely affect financial intermediaries, such as clearing agencies, banks, exchanges and funding providers with which we interact on a daily basis, any of which could have an adverse effect on our access to liquidity or otherwise have an adverse effect on our business, financial condition or results of operations. Moreover, the speed at which information spreads through news, social media and other sources on the Internet and the ease with which customers transact may amplify the onset and negative effects from such perceptions, such as rapid deposit withdrawals or other outflows. The failure of other banks and financial institutions and the measures taken by governments and regulators in response to these events, including increased regulatory scrutiny and heightened supervisory expectations, could adversely impact our business, financial conditions and results of operations.
We are dependent on the use of data and modeling in both our management’s decision-making and in meeting regulatory expectations.
The use of statistical and quantitative models and other quantitatively based analyses is endemic to bank decision-making and regulatory compliance processes, and the employment of such analyses is becoming increasingly widespread in our operations. We are dependent on models and the data that underlie them for determining the pricing of various products, grading loans and extending credit, measuring interest rate and other market risks, predicting or estimating losses, assessing capital adequacy, calculating economic and regulatory capital levels, and estimating the value of financial instruments and balance sheet items. We anticipate that model-derived insights will be used more widely in our decision-making in the future. While these quantitative techniques and approaches improve our decision-making, they also create the possibility that faulty data or flawed quantitative approaches could yield adverse outcomes or regulatory scrutiny. Secondarily, because of the complexity inherent in these approaches, misunderstanding or misuse of their outputs could similarly result in suboptimal decision-making, which could have an adverse effect on our business, financial condition and results of operations.
Our allowance for credit losses may be inadequate to absorb losses inherent in the loan portfolio.
Experience in the banking industry indicates that a portion of our loans will become delinquent, and that some may only be partially repaid or may never be repaid at all. We may experience losses for reasons beyond our control, such as the impact of general economic conditions on customers and their businesses. Accordingly, we maintain an allowance for credit losses that represents management’s judgment of probable losses and risks inherent in our loan portfolio. In determining the size of our allowance for credit losses, we rely on an analysis of our loan portfolio considering historical loss experience, holdback on deposit, volume and types of loans, trends in classification, volume and trends in delinquencies and nonaccruals, economic conditions and other pertinent information. The determination of the appropriate level of the allowance for credit losses is inherently highly subjective and requires us to make significant estimates of and assumptions regarding current credit risk and future trends, all of which may change materially. Although we endeavor to maintain our allowance for credit losses at a level adequate to absorb any inherent losses in the loan portfolio, these estimates of loan losses are necessarily subjective and their accuracy depends on the outcome of future events.
Deterioration of economic conditions affecting borrowers, new information regarding existing loans, inaccurate management assumptions, identification of additional problem loans, temporary modifications, loan forgiveness, automatic forbearance and other factors, both within and outside of our control, may result in our experiencing higher levels of nonperforming assets and charge-offs, and incurring loan losses in excess of our current allowance for credit losses, requiring us to make material additions to our allowance for credit losses, which could have an adverse effect on our business, financial condition and results of operations.
Additionally, banking regulators, as an integral part of their supervisory function, periodically review the allowance for credit losses. These regulatory agencies may require us to increase our provision for loan losses or to recognize further loan charge-offs based upon their judgments, which may be different from ours. If we need to make significant and unanticipated increases in the loss allowance in the future, or to take additional charge-offs for which we have not established adequate reserves, our business, financial condition and results of operations could be adversely affected at that time.
Our risk management framework may not be effective in mitigating risks or losses to us.
Our risk management framework is composed of various processes, systems, strategies, and governances, and is designed to manage the types of risk to which we are subject, including, among others, credit, market, liquidity, interest rate, operational and compliance risks. Our framework also includes financial or other modeling methodologies that involve management assumptions and judgment. Our risk management framework may not be effective under all circumstances and may not adequately mitigate any risk or loss to us. If our risk management framework is not effective, we could suffer unexpected losses and our business, financial condition and results of operations could be adversely affected. We may also be subject to potentially adverse regulatory consequences.
We depend on the accuracy and completeness of information provided by partners, customers and counterparties.
In deciding whether to extend credit or enter into other transactions with partners, customers and counterparties, we may rely on information furnished by or on behalf of partners, customers and counterparties, including financial information. We may also rely on representations of partners, customers and counterparties as to the accuracy and completeness of that information. In deciding whether to extend credit, we may rely upon customers’ representations that their financial statements present fairly the financial condition, results of operations and cash flows of the customer. We also may rely on our customers’ representations and certifications, or other audit or accountants’ reports, with respect to the business and financial condition of our customers. We employ various processes to verify the accuracy of information provided to us, such as independently pulling credit reports, asset verifications, property appraisals and background checks, but such processes may contain limitations. Our business, financial condition and results of operations could be adversely affected if we rely on misleading, false, inaccurate or fraudulent information.

Risks Related to Our Industry and Regulation
The banking industry is highly regulated, and compliance with the regulatory framework, including stringent capital requirements, and any future legislative or regulatory changes could have an adverse effect on our business, financial condition and results of operations.
The banking industry is extensively regulated and supervised under U.S. and Canadian federal, state and local laws and regulations. For example, following the completion of the Reorganization, we will be subject to consolidated regulation and supervision by the U.S. Federal Reserve. See the risk factor headed “We are subject to interest rate risk, which could adversely affect our business, financial condition and results of operations”. U.S. and Canadian banking laws are intended primarily for the protection of depositors, customers, the U.S. and Canadian deposit insurance funds and the banking and financial system as a whole, and not for the protection of security holders. The laws and regulations applicable to us govern a variety of matters, including permissible types, amounts, and terms of loans and investments we may make, the maximum interest rate that may be charged, the amount of reserves we must hold against deposits we take, the types of deposits we may accept, maintenance of adequate capital and liquidity, changes in the control of us, restrictions on dividends, and the establishment of new offices. We must obtain approval from our regulators before engaging in certain activities or acquisitions, and there is the risk that such approvals may not be obtained, either in a timely manner or at all, or may be subject to conditions.
For example, because bank holding companies are generally restricted to engaging in the business of banking and activities closely related to banking, in connection with obtaining the U.S. Federal Reserve’s approval of VersaBank’s 2024 acquisition of our U.S. banking subsidiary, VersaBank committed to divesting certain assets that were deemed not permissible for a bank holding company two years from the acquisition. To comply with this commitment, we plan to divest the cybersecurity assets within DRTC and DBG. In addition, the OCC also imposed conditions on its approval, including that VersaBank USA must obtain non-objection of the OCC before engaging in any significant deviation or change from its business plan or operations. As a result, we are required to receive supervisory non-objection from the OCC prior to launching RBTD commercially in the United States. We will also seek confirmation from our regulators that RBTDs are eligible for Canadian and U.S. federal deposit insurance and are eligible to pay interest. We may need to obtain OCC non-objection before undertaking other new business activities through VersaBank USA in the future. Such conditions, limitations, obligations or restrictions and any failure to comply with the foregoing or obtain regulatory extensions or consents could materially adversely affect our business, financial condition or results of operations.
Our regulators also have the ability to compel us to take, or restrict us from taking, certain actions entirely, such as actions that our regulators deem to constitute an unsafe or unsound banking practice. Our failure to comply with any applicable laws or regulations, or regulatory policies and interpretations of such laws and regulations, could result in sanctions by regulatory agencies, civil money penalties or damage to our reputation, all of which could have a material adverse effect on our business, financial condition or results of operations.
Banking laws and regulations, as well as interpretations and implementations of these laws and regulations, are continually undergoing substantial review and change. Financial institutions generally have also been subjected to increased scrutiny from regulatory authorities. Changes in U.S. presidential administrations or U.S. or Canadian government control also increase the likelihood of further changes to laws, regulations and supervisory practices affecting financial institutions, which could include more stringent requirements and greater scrutiny from regulatory authorities. These changes and increased scrutiny have resulted and may continue to result in increased costs of doing business and may in the future result in decreased interest income and net income, reduce our ability to effectively compete to attract and retain customers, or make it less attractive for us to continue providing certain products and services. Any future changes in laws and regulations, as well as the interpretations and implementations, or modifications or repeals, of such laws and regulations, could affect us in substantial and unpredictable ways, including those listed above or other ways that could have a material adverse effect on our business, financial condition or results of operations. Recent political developments, including those relating to the financial regulatory agenda of the current U.S. presidential administration, have resulted in additional uncertainty with respect to new laws or regulations or changes in the interpretations or enforcement of existing laws or regulations, including potential deregulation in some areas.
Our inability to remain in compliance with regulatory requirements could have a material adverse effect on our operations in a given market and on our reputation generally. No assurance can be given that applicable laws or regulations will not be amended or construed differently or that new laws and regulations will not be adopted, either of which could materially adversely affect our business, financial condition or results of operations.
Monetary policies and regulations of the Bank of Canada and the U.S. Federal Reserve could have an adverse effect on our business, financial condition and results of operations.
Our earnings and growth are affected by the policies of the Bank of Canada and the U.S. Federal Reserve. An important function of both the Bank of Canada and the U.S. Federal Reserve is to regulate the money supply and credit conditions. Among the instruments used by the Bank of Canada and the U.S. Federal Reserve to implement these objectives are open market purchases and sales of government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits. The monetary policies and regulations of the Bank of Canada and the U.S. Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies could have an adverse effect on our business, financial condition and results of operations but cannot be predicted.
Regulators periodically examine our business and may require us to remediate adverse examination findings or take enforcement action against us.
The U.S. Federal Reserve, the OCC, the Federal Deposit Insurance Corporation (“FDIC”), OSFI and other Canadian regulators periodically examine our business, including compliance with laws and regulations. If as a result of an examination, the U.S. Federal Reserve, OCC, FDIC, OSFI or other Canadian regulators were to determine that our financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of any of our operations had become unsatisfactory, or that we were in violation of any law or regulation, they may take a number of different remedial actions as they deem appropriate. These actions may include requiring us to remediate any such adverse examination findings. Evolving regulatory requirements can impose additional compliance burdens, leading to increased operational costs and potential penalties for non-compliance.
In addition, these agencies have the power to take enforcement action against us to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation of law or regulation or unsafe or unsound practice, to issue an administrative order that can be judicially enforced, to direct an increase in our capital, to direct the sale of subsidiaries or other assets, to limit dividends and distributions, to restrict our growth, to assess civil money penalties against us or our officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is imminent risk of loss to depositors, to terminate our deposit insurance and place us into receivership or conservatorship. Any regulatory enforcement action against us could have an adverse effect on our business, financial condition and results of operations.
We are subject to stringent capital requirements, which could have an adverse effect on our operations.
Financial institutions are subject to extensive and complex capital requirements, which are subject to change. For example, as a result of the Reorganization, we will become subject to the U.S. Federal Reserve’s consolidated capital requirements. These requirements may affect our ability to lend, grow deposit balances, make acquisitions and distribute capital, including the payment of dividends. From time to time, banking regulators, such as the U.S. Federal Reserve, implement changes to these regulatory capital requirements. Failure to maintain adequate capital levels, whether due to adverse developments in our business or the economy or to changes in the applicable requirements, could subject us to a variety of restrictions and/or remedial actions imposed by our regulators. These include limitations on the ability to pay dividends or repurchase shares and the issuance of a capital directive to increase capital. Such limitations or capital directive could have an adverse effect on our business, financial condition and results of operations.
We may be unable to raise additional capital.
We may desire additional capital in the future to support our growth and strategic objectives or to meet regulatory or other internal requirements. Our ability to access the capital markets will depend on a number of factors, including our consolidated financial condition, our business prospects and the state of the financial markets. If capital is not available on favorable terms, we may have to curtail our growth until market conditions become more favorable. Any diminished ability to raise additional capital could restrict our ability to grow, require us to take actions that would affect our earnings negatively or otherwise adversely affect our business and our ability to implement our business plan, capital plan and achieve our strategic goals. Such events could have an adverse effect on our business, financial condition and results of operations.
While our exclusively business-to-business model does not include providing financing directly to consumers, we are subject to numerous banking and other laws and regulations designed to protect consumers, and failure to comply with such laws could lead to a wide variety of sanctions.
The Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations, including U.S. state laws and regulations, prohibit discriminatory lending practices by U.S. financial institutions, including VersaBank USA. The Federal Trade Commission Act prohibits unfair or deceptive acts or practices, and the Dodd-Frank Act prohibits unfair, deceptive, or abusive acts or practices by financial institutions. The U.S. Department of Justice federal and state banking agencies, and other federal and U.S. state agencies, including the Consumer Financial Protection Bureau (“CFPB”), are responsible for enforcing these fair and responsible banking laws and regulations in the United States. Because we have less than $10 billion in assets, most consumer protection aspects of the Dodd-Frank Act are applied to VersaBank USA by the OCC instead of the CFPB. However, we are subject to rules promulgated by the CFPB, and CFPB rulemaking has the potential to have a significant impact on our operations. VersaBank is subject to Canadian banking laws and regulations designed to protect consumers, including the Bank Act and the consumer protection provisions set out therein. The Bank Act is primarily enforced by OSFI; however, the Financial Consumer Agency of Canada (“FCAC”) also administers sections of the Bank Act that have been designated as consumer provisions. The FCAC also monitors Canadian banks’ compliance with codes of conduct and public commitments.
A challenge to our compliance with these banking laws and regulations could result in a wide variety of sanctions, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions activity, restrictions on expansion and restrictions on entering new business lines. Private parties may also have the ability to challenge our performance under fair lending laws in private litigation, including through class action litigation. Such actions could have an adverse effect on our business, financial condition and results of operations.
We are subject to laws regarding privacy, information security and protection of personal information, and any violation of these laws or other incident involving personal, confidential or proprietary information of individuals could damage our reputation and otherwise adversely affect our business.
Our business requires the collection and retention of large volumes of customer data, including personally identifiable information (“PII”), in various information systems that we maintain and in those maintained by third-party service providers. We also maintain important internal company data, such as PII about our employees and information relating to our operations. We are subject to complex and evolving laws and regulations governing the privacy and protection of PII of individuals (including customers, employees, and other third parties). For example, our business is subject to the Gramm-Leach-Bliley Act (the “GLBA”) which, among other things: (i) imposes certain limitations on our ability to share non-public PII about our customers with non-affiliated third parties; (ii) requires that we provide certain disclosures to customers about our information collection, sharing and security practices and afford customers the right to “opt out” of any information sharing by us with non-affiliated third parties (with certain exceptions); and (iii) requires that we develop, implement and maintain a written comprehensive information security program containing appropriate safeguards based on our size and complexity, the nature and scope of our activities, and the sensitivity of customer information we process, as well as plans for responding to data security breaches. Various banking regulators and states have also enacted data breach notification requirements with varying levels of individual, consumer, regulatory or law enforcement notifications in the event of a security breach.
Ensuring that our collection, use, transfer and storage of PII complies with all applicable laws and regulations can increase our costs. Furthermore, we may not be able to ensure that customers and other third parties have appropriate controls in place to protect the confidentiality of the information that they exchange with us, particularly where such information is transmitted by electronic means. If personal, confidential or proprietary information of customers or others were to be mishandled or misused (in situations where, for example, such information was erroneously provided to parties who are not permitted to have the information, or where such information was intercepted or otherwise compromised by third parties), we could be exposed to litigation or regulatory sanctions under privacy and data protection laws and regulations. Concerns regarding the effectiveness of our measures to safeguard PII, or even the perception that such measures are inadequate, could cause us to lose customers or potential customers and thereby reduce our revenues. Accordingly, any failure or perceived failure to comply with applicable privacy or data protection laws and regulations may subject us to inquiries, examinations and investigations that could result in requirements to modify or cease certain operations or practices or in significant liabilities, fines or penalties, and could damage our reputation and otherwise have an adverse effect on our business, financial condition and results of operations.
Upon consummation of the Reorganization, we will be a bank holding company and will be dependent upon our subsidiaries for cash flow, and our ability to make cash distributions will be restricted.
Upon consummation of the Reorganization, we will be a bank holding company with no material activities other than activities incidental to holding the common stock of our subsidiaries. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from our subsidiaries. Furthermore, our subsidiaries will not be obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of our subsidiaries, various business considerations and applicable law and regulation. As is generally the case for banking institutions, our profitability is subject to the fluctuating cost and availability of money, changes in interest rates and economic conditions in general. In addition, various regulations limit the amount of dividends that may be paid without regulatory approval. For example, VersaBank and VersaBank USA are subject to Canadian and U.S. laws and regulations, respectively, that may restrict dividend payments or authorize regulatory bodies to prohibit or limit dividends to us. Limitations on our ability to receive dividends from our subsidiaries, including VersaBank and VersaBank USA, could have a material adverse effect on our liquidity and ability to pay dividends on and make repurchases of our capital stock.
The U.S. Federal Reserve may require us to commit capital resources to support our subsidiaries.
The U.S. Federal Reserve requires a bank holding company to act as a source of financial and managerial strength to its subsidiary U.S. banks and to commit resources to support its U.S. subsidiary banks, such as VersaBank USA. Under the “source of strength” doctrine that was codified by the Dodd-Frank Act, the U.S. Federal Reserve may require a bank holding company to make capital injections into a U.S. subsidiary bank at times when the bank holding company may not be inclined to do so and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a U.S. subsidiary bank. Accordingly, we could be required to provide financial assistance to VersaBank USA if it experiences financial distress.
A capital injection may be required at a time when our resources are limited, and we may be required to borrow the funds or raise capital to make the required capital injection. Any loan by a bank holding company to its U.S. subsidiary bank is subordinate in right of payment to deposits and certain other indebtedness of such U.S. subsidiary bank. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a U.S. subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the holding company’s general unsecured creditors, including the holders of any note obligations. Thus, any borrowing by a bank holding company for the purpose of making a capital injection to a U.S. subsidiary bank may become more difficult and expensive relative to other corporate borrowings.
We face a risk of noncompliance with the BSA and its implementing regulations and other laws and regulations that impose AML requirements, which could lead to civil and criminal enforcement actions.
The BSA and its implementing regulations and other laws and regulations that impose AML obligations require U.S. financial institutions to, among other duties, implement and maintain an effective AML and countering the financing of terrorism (“AML/CFT”) compliance program and file reports, such as suspicious activity reports and currency transaction reports. Our federal and state banking regulators in the United States, the U.S. Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”), and other government agencies are authorized to impose significant civil money penalties for violations of the BSA and its implementing regulations and other applicable AML requirements. We are also subject to increased scrutiny of compliance with the regulations issued and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), which is responsible for administering U.S. economic sanctions programs. In addition, VersaBank is subject to AML/CFT requirements under Canadian law and regulation, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (“PCMLTFA”) and its regulations as enforced by government agencies such as the Financial Transactions and Reports Analysis Centre of Canada (“FINTRAC”). If our compliance programs are deemed deficient, we could be subject to liability, including fines, civil money penalties and other regulatory actions, which may include restrictions on our business operations and our ability to pay dividends, restrictions on mergers and acquisitions activity, restrictions on expansion, and restrictions on entering new business lines. Failure to maintain and implement adequate AML/CFT and sanctions compliance programs could also have significant reputational consequences for us. Any of these circumstances could have an adverse effect on our business, financial condition and results of operations.
General Risk Factors
Our business may be adversely affected if we are unable to adequately establish, maintain, protect and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of such rights.
Our intellectual property, including our trademarks, software and platform, is important to our business. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products and services or using similar brands, potentially resulting in the loss of our competitive advantage and a decrease in our interest income, which would adversely affect our business, financial condition and results of operations.
We rely on a combination of intellectual property rights, such as trademarks, trade secrets (including know-how), patents and copyrights, in addition to confidentiality provisions to establish, maintain, protect and enforce our proprietary rights. While we generally enter into confidentiality agreements with our employees and third parties to protect our trade secrets, know-how, business strategy and other proprietary information, such confidentiality agreements could be breached or otherwise may not provide meaningful protection for our trade secrets, know-how and other confidential information. Similarly, while we seek to enter into agreements with all of our employees who develop intellectual property during their employment to assign the rights in such intellectual property to us, we may fail to enter into such agreements with all relevant employees, such agreements may be breached or may not be self-executing, and we may be subject to claims that such employees misappropriated relevant rights from their previous employers. Accordingly, we cannot guarantee that the steps we have taken to protect our intellectual property will be adequate to prevent infringement of our rights or misappropriation of our technology, trade secrets or know-how. Furthermore, intellectual property laws and our procedures and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated.
If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. Our efforts to protect these rights may be insufficient or ineffective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. Other parties may also independently develop technologies, products and services that are substantially similar or superior to ours. We also may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. If it became necessary for us to resort to litigation to protect our intellectual property rights, any proceedings could be burdensome and costly, and we may not prevail. Further, adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets. If we fail to successfully obtain, maintain and enforce our intellectual property rights, our competitive position could suffer, which could harm our business, financial condition and results of operations.
We are dependent on our management team and key employees.
Our success depends, in large part, on the retention of our management team and key employees. Our management team and other key employees, including those who conduct our structured purchase program and other business development activities, have significant industry experience. We cannot ensure that we will be able to retain the services of any members of our management team or other key employees. While we have employment agreements in place with certain members of our management team, they may still elect to leave or retire at any time. The loss of any of our management team or our key employees could adversely affect our ability to execute our business strategy, and we may not be able to find adequate replacements on a timely basis, or at all.
Our future success also depends on our continuing ability to attract, develop, motivate and retain key employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. Because the market for qualified individuals is highly competitive, we may not be able to attract and retain qualified officers or candidates. Failure to attract and retain a qualified management team and qualified key employees could have an adverse effect on our business, financial condition and results of operations.
Our success is largely dependent on our ability to successfully execute our business strategy.
There can be no assurance that we will be able to continue to grow and remain profitable in future periods, or, if profitable, that our overall earnings will remain consistent with our prior results of operations, or increase in the future. A downturn in economic conditions in our markets, heightened competition from other financial services providers, an inability to retain or grow our core deposit base and partner network, regulatory and legislative considerations, and failure to attract and retain high-performing talent, among other factors, could limit our ability to grow assets, or increase profitability, as rapidly as we have in the past.
Sustainable growth requires that we manage our risks by following prudent loan underwriting standards, balancing loan and deposit growth without materially increasing interest rate risk or compressing our net interest margin, maintaining more than adequate capital at all times, managing a growing number of partner and customer relationships, scaling technology platforms, hiring and retaining qualified employees and successfully implementing our strategic initiatives. We must also successfully implement improvements to, or integrate, our management information and control systems, procedures and processes in an efficient and timely manner and identify deficiencies in existing systems and controls. In particular, our controls and procedures must be able to accommodate an increase in loan volume in various markets and the infrastructure that comes with expanding operations, including new branches. Our growth strategy may require us to incur additional expenditures to expand our administrative and operational infrastructure.
If we are unable to effectively manage and grow our operations, we may experience compliance and operational problems, have to slow the pace of growth, or have to incur additional expenditures beyond current projections to support such growth. We may not have, or may not be able to develop, the knowledge or relationships necessary to be successful in new markets. Our failure to sustain our historical rate of growth, adequately manage the factors that have contributed to our growth or successfully enter new markets could have an adverse effect on our business, financial condition and results of operations.
Our reputation is critical to our business, and damage to it could have an adverse effect on us.
A key differentiating factor for our business is the strong reputation we are building in our markets. Maintaining a positive reputation is critical to attracting and retaining customers and employees. Adverse perceptions of us could make it more difficult for us to execute on our strategy. Harm to our reputation can arise from many sources, including actual or perceived employee misconduct, errors or misconduct by our third-party vendors or other counterparties, litigation or regulatory actions, our failure to meet our high customer service and quality standards and compliance failures.
In particular, it is not always possible to prevent employee error or misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Because the nature of the financial services business involves a high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully rectified. Our necessary dependence upon processing systems to record and process transactions and our large transaction volume may further increase the risk that employee errors, tampering or manipulation of those systems will result in losses that are difficult to detect. Employee error or misconduct could also subject us to financial claims. If our internal control systems fail to prevent or detect an occurrence, any resulting loss is not insured or exceeds applicable insurance limits or insurance coverage is denied or not available, it could have an adverse effect on our business, financial condition and results of operations.
Additionally, as a financial institution, we are inherently exposed to operational risk in the form of theft and other fraudulent activity by employees, customers and other third parties targeting us and our customers or data. Such activity may take many forms, including electronic fraud, wire fraud, phishing, social engineering and other dishonest acts. Although we devote substantial resources to maintaining effective policies and internal controls to identify and prevent such incidents, given the increasing sophistication of possible perpetrators, we may experience financial losses or reputational harm as a result of fraud. Negative publicity about us, whether or not accurate, may also damage our reputation, which could have an adverse effect on our business, financial condition and results of operations.
Our operations could be interrupted if our third-party service providers experience difficulty, terminate their services or fail to comply with banking regulations.
We outsource some of our operational activities and accordingly depend on relationships with third-party providers for services such as core systems support, informational website hosting, internet services and other processing services. Our business depends on the successful and uninterrupted functioning of our information technology and telecommunications systems, many of which also depend on third-party providers. The failure of these systems, a cybersecurity breach involving any of our third-party service providers or the termination or change in terms of a third-party software license or service agreement on which any of these systems is based could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. Replacing vendors or addressing other issues with our third-party service providers could entail significant delay, expense and disruption of service.
As a result, if these third-party service providers experience difficulties, are subject to cybersecurity breaches, or terminate their services, and we are unable to replace them with other service providers, particularly on a timely basis, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition and results of operations could be adversely affected. Even if we were able to replace third-party service providers, it may be at a higher cost to us, which could adversely affect our business, financial condition and results of operations.
Furthermore, third-party service providers, and banking organizations’ relationships with those providers, are subject to demanding regulatory requirements and attention by bank regulators. Our regulators may hold us responsible for any deficiencies in our oversight or control of our third-party service providers. As a result, if our regulators assess that we have not exercised adequate oversight and control over our third-party service providers or that such providers have not performed adequately, we could be subject to administrative penalties, fines or other forms of regulatory enforcement action as well as requirements for consumer remediation, any of which could have an adverse effect on our business, financial condition and results of operations.

System failure or cybersecurity breaches of our network security could subject us to increased operating costs, as well as litigation, damage to our reputation and other potential losses.
Failures in, or breaches of, our computer systems and network infrastructure, or those of our third-party vendors or other service providers or our customers, including as a result of cyber attacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses. Our operations are dependent upon our ability to protect our computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. Any damage or failure that causes an interruption in our operations could have an adverse effect on our business, financial condition and results of operations. In addition, our operations are dependent upon our ability to protect our computer systems and network infrastructure against damage from cybersecurity breaches and other disruptive problems caused by the internet or other users. Cybersecurity breaches and other disruptions would jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and damage to our reputation, and may discourage current and potential customers from using our digital banking services. Our security measures, including firewalls and penetration testing, may not prevent or detect future potential losses from system failures or cybersecurity breaches.
In the normal course of business, we collect, process, and retain sensitive and confidential information regarding our customers. Although we devote significant resources and management focus to ensuring the integrity of our systems through information security and business continuity programs, our facilities and systems, and those of our third-party service providers, are vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. We and our third-party service providers have experienced these types of events in the past and expect to continue to experience them in the future. These events could interrupt our business or operations, result in significant legal and financial exposure, supervisory liability, regulatory enforcement action, damage to our reputation, loss of customers and business or a loss of confidence in the security of our systems, products and services. The techniques used in cyber attacks change rapidly and are increasingly sophisticated, including through the use of generative artificial intelligence and deepfakes, and we expect in the future through the use of quantum computing, and we may not be able to anticipate cyber attacks or data security breaches. Any of these occurrences could have an adverse effect on our business, financial condition and results of operations.
Information security risks for financial institutions like us have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others. In addition to cyber attacks or other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks against large financial institutions that are designed to disrupt key business services, such as consumer-facing websites. We are not able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Our early detection and response mechanisms may be thwarted by sophisticated attacks and malware designed to avoid detection.
Our ability to conduct our business could be disrupted by natural or man-made disasters.
Acts of terrorism, pandemic viruses, war, terrorism, civil unrest, violence, or other man-made disasters could cause disruptions to our business or to the economies of Canada and the United States as a whole. The occurrence of natural or man-made disasters could destroy, or cause a decline in the value of, mortgaged properties or other assets that serve as our collateral and increase the risk of delinquencies, defaults, foreclosures and losses on our loans, damage our banking facilities and offices, negatively impact regional economic conditions, adversely affect our customers, result in a decline in loan demand and loan originations, result in drawdowns of deposits by customers impacted by disasters and negatively impact the implementation of our growth strategy. Natural or man-made disasters could also disrupt our business operations more generally and have an adverse effect on our business, financial condition and results of operations.

Litigation and regulatory actions, including possible enforcement actions, could subject us to significant fines, penalties, judgments or other requirements resulting in increased expenses or restrictions on our business activities.
In the normal course of business, from time to time, we have in the past been and may in the future be named as a defendant in various legal actions arising in connection with our current or prior business activities. Legal actions could include claims for substantial compensatory or punitive damages or claims for indeterminate amounts of damages. Further, in the future our regulators may impose consent orders, civil money penalties, matters requiring attention, or similar types of supervisory criticism. We may also, from time to time, be the subject of subpoenas, requests for information, reviews, investigations and proceedings (both formal and informal) by governmental agencies regarding our current or prior business activities. Any such legal or regulatory actions may subject us to substantial compensatory or punitive damages, significant fines, penalties, obligations to change our business practices or other requirements resulting in increased expenses, diminished income and damage to our reputation. Our involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in our favor, could also cause significant harm to our reputation and divert management attention from the operation of our business. Further, any settlement, consent order or adverse judgment in connection with any formal or informal proceeding or investigation by government agencies may result in litigation, investigations or proceedings as other litigants and government agencies begin independent reviews of the same activities. As a result, the outcome of legal and regulatory actions could have an adverse effect on our business, financial condition and results of operations.
We are subject to an extensive body of accounting rules and best practices. Periodic changes to such rules may change the treatment and recognition of critical financial statement line items.
The nature of our business makes us sensitive to the large body of accounting rules in the United States. From time to time, the governing bodies that oversee changes to accounting rules and reporting requirements may release new guidance for the preparation of our consolidated financial statements. These changes can materially impact how we record and report our financial condition and results of operations. In some instances, we could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements. These changes could adversely affect our capital, regulatory capital ratios, ability to make larger loans, earnings and performance metrics. Any such changes could have an adverse effect on our business, financial condition and results of operations.

PROPOSED ORGANIZATIONAL STRUCTURE
Organizational Structure Prior to the Reorganization
VersaBank is a Canadian Schedule I chartered bank subject to the provisions of the Bank Act. Prior to the Reorganization, VersaBank’s operations have been primarily conducted through VersaBank, VersaBank USA and DRTC. The following diagram reflects all material subsidiaries as of April 30, 2026, each of which is wholly-owned by VersaBank.
The Reorganization
VersaBank intends, subject to the approval of VersaBank shareholders, to effectuate a series of transactions that would cause Versa Bancorp, the Parent, to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating the Company as a U.S. reporting issuer incorporated in Delaware.
In connection with the Reorganization, VersaBank will adopt an amendment to its by-laws and effect the Share Exchange. Following the Share Exchange, VersaBank will sell all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital.
The following diagram depicts the Company’s organizational structure immediately following the consummation of the Reorganization. The following diagram reflects all material subsidiaries as of April 30, 2026, as if the Reorganization had occurred on such date.

Effect of the Reorganization on Our Organizational Structure
Upon completion of the Reorganization, Versa Bancorp, the Parent, will be the holding company and ultimate parent company for all of the Company’s operations. All of the Company’s activities will continue to be conducted primarily through VersaBank (which will become a Schedule II bank under the Bank Act), VersaHoldings US Corp. and DRTC, and the Parent’s principal assets following the reorganization will consist of shares of VersaBank and VersaHoldings US Corp. and an indirect interest in DRTC.
VersaBank’s shares are currently traded on TSX and Nasdaq under the symbol “VBNK”. The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
All of VersaBank’s issued and outstanding 5.00% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “2031 Notes”) will remain outstanding in accordance with their terms.

THE SPECIAL MEETING OF SHAREHOLDERS
The Meeting
The Meeting will be held at 1979 Otter Place, London, Ontario on September 16, 2026, at 10:30 a.m. ET to:
(1)
consider and, if deemed advisable, vote to approve the Reorganization Resolution, the full text of which is attached to this prospectus/circular as Annex A, to cause, among other things, the Parent, a Delaware corporation, to become a holding company that will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, which is composed of:

(i)
an amendment to VersaBank’s by-laws, which is attached to this prospectus/circular as Annex B, and certain transactions that will:

(a)
create the Exchangeable Shares;

(b)
upon the creation of the Exchangeable Shares, cause the outstanding shares of VersaBank to be exchanged for Exchangeable Shares on a one-for-one basis;

(c)
immediately following the conversion of each VersaBank share into the Exchangeable Share, cause the Exchangeable Shares to be transferred automatically to the Parent for:

(A)
an equivalent number of newly issued shares of common stock of the Parent on a one-for-one basis in the case of Exchangeable Shares that are not Dissent Shares; or

(B)
the right to be paid fair value for Exchangeable Shares, in the case of Exchangeable Shares that are Dissent Shares; and

(d)
following the transfer described immediately above, convert all Exchangeable Shares into shares of VersaBank; and

(ii)
the sale by VersaBank of all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital, resulting in a corresponding reduction of the stated capital of VersaBank in an amount equal to such return of capital; and

(2)
transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Reorganization Proposal must be approved by the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting.
Only VersaBank’s Registered Shareholders as of the close of business on August 10, 2026 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. VersaBank shareholders who are unable to or who do not wish to attend the Meeting are requested to date and sign the enclosed form of proxy promptly and return it to VersaBank’s transfer agent, Odyssey Trust Company, in accordance with the instructions provided in the enclosed form of proxy.
Each common share held by each VersaBank shareholder as of the close of business on the Record Date is entitled to one vote in respect of each matter properly coming before the Meeting. As of the close of business on July 24, 2026, there were 32,416,007 outstanding VersaBank common shares. There were no preferred shares of VersaBank outstanding as of the Record Date.
To the knowledge of the directors and executive officers of VersaBank, as of April 30, 2026, no person beneficially owned or exercised control or direction over VersaBank shares carrying more than 10% of the votes attached to all of the outstanding shares of VersaBank other than GBH, which beneficially owned 8,511,652 VersaBank shares, or approximately 26.54% of the issued and outstanding shares of VersaBank.

As of July 24, 2026, the directors and executive officers had the right to vote approximately 1,748,025 VersaBank shares, representing approximately 5.39% of the issued and outstanding shares of VersaBank entitled to vote at the Meeting. It is expected that each of the directors and executive officers will vote “FOR” the Reorganization Proposal.
The Record Date is earlier than the date on which the transactions that are the subject of the Reorganization Proposal are expected to be completed. If you transfer your shares of VersaBank after the Record Date but before the Meeting, you will retain your right to vote at the Meeting unless the transferee obtains a proxy from you to vote those shares. If you transfer your shares of VersaBank prior to the Record Date, you will have no right to vote those shares at the Meeting.
A quorum is present at the Meeting if the holders of at least 25% of the outstanding VersaBank shares that are entitled to vote at the meeting are present in person or represented by proxyholders.
The Reorganization Proposal
See “The Reorganization Proposal” for more information.
The board of directors of VersaBank unanimously recommends that you vote “FOR” the approval of the Reorganization Proposal.
Solicitation of Proxies
This prospectus/circular is furnished in connection with the solicitation of proxies by VersaBank’s management for use at the Meeting. VersaBank will pay for the associated costs of soliciting proxies. In addition to this prospectus/circular, VersaBank may engage a proxy solicitation agent to assist in the solicitation of proxies for the Meeting. VersaBank’s directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication, none of whom will receive additional compensation for assisting with the solicitation. VersaBank may also reimburse brokerage firms, banks and other agents for the cost of distributing this proxy statement to Beneficial Owners.
The prospectus/circular and other proxy-related materials are being set to both Registered Shareholders and Beneficial Owners. VersaBank is not sending proxy related materials directly to Beneficial Owners and is not relying on the notice-and-access provisions of applicable securities laws for the delivery of proxy-related materials to either Registered Shareholders or Beneficial Owners. Instead, VersaBank will deliver proxy-related materials to Intermediaries, and they will be asked to promptly forward the proxy-related materials to Beneficial Owners. If you are a Beneficial Owner, your Intermediary should send you a voting instruction form or form of proxy with this prospectus/circular. The Bank has elected to pay for the delivery of the proxy-related materials to objecting Beneficial Owners.
Appointment of Proxies
The persons named in the enclosed form of proxy and voting instruction forms are directors and officers of VersaBank. AS A SHAREHOLDER, YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, AS YOUR NOMINEE TO ATTEND AND ACT ON YOUR BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. This right may be exercised by inserting such person’s name in the blank space provided in the form of proxy. Proxies are to be returned to Odyssey Trust Company (the “Depositary”) in accordance with the instructions provided in the enclosed form of proxy. A proxy is only valid at the Meeting or any adjournment or postponement thereof.
Registered owners of shares on the Record Date, as recorded on VersaBank’s share register (“Registered Shareholders”), who plan to attend and vote their VersaBank shares in person at the Meeting should not complete or return the enclosed form of proxy. Their votes will be taken and counted at the Meeting. Such Registered Shareholders should register with VersaBank’s transfer agent, Odyssey Trust Company, upon their arrival at the Meeting.

Voting by Proxyholder
Shares represented by proxies will be voted by the persons designated in the enclosed form of proxy for or against the matter specified in the proxy in accordance with the direction of the shareholders appointing them. If you specify a choice with respect to any matter to be acted upon, your VersaBank shares will be voted accordingly. The proxy confers discretionary authority on the persons named therein with respect to:
(1)
each matter or group of matters identified therein for which a choice is not specified;

(2)
any amendment to or variation of any matter identified therein; and

(3)
any other matter that properly comes before the Meeting.

As of the date of this prospectus/circular, our management knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.
In the event that a choice is not made with respect to the Reorganization Proposal, the proxyholder will vote “FOR” the Reorganization Proposal.
Transfer Agent
You can contact Odyssey Trust Company, VersaBank’s transfer agent (i) by telephone at (888) 290-1175 (toll-free in North America), (ii) by fax at (800) 517-4553 (toll-free in North America), (iii) by mail at Suite 1100, 67 Yonge St., Toronto, Ontario, Canada M5E 1J8 or (iv) by email at shareholders@odysseytrust.com.
Registered Shareholders
If you are a Registered Shareholder, a properly executed proxy must be submitted using one of the following methods:
(1)
visit www.odysseytrust.com\versabank and enter the control number printed with your address to the right of your proxy form. If you vote by internet, do not mail the enclosed proxy form;

(2)
by mail or personal delivery to Odyssey Trust Company, Attention: Proxy Department, Suite 1100, 67 Yonge St., Toronto, Ontario, Canada M5E 1J8; or

(3)
by fax to Odyssey Trust Company, to the attention of the Proxy Department at (800) 517-4553 (toll-free in North America).

To be counted, a properly executed proxy must be returned to Odyssey Trust Company in accordance with the instructions provided in the enclosed form of proxy not later than 10:30 a.m. ET on September 14, 2026, or if the Meeting is adjourned or postponed, not later than 10:30 a.m. ET on the day which is two business days preceding the date of the adjourned or postponed meeting (the “Proxy Submission Deadline”). The Proxy Submission Deadline may be waived by the chair of the Meeting at his discretion without notice.
Revocation of Proxy
In addition to any other manner permitted by law, a proxy may be revoked by a Registered Shareholder by:
(1)
executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or their authorized attorney in writing or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date at 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, or to the chair of the Meeting on the day of the Meeting; or

(2)
personally attending the Meeting and voting.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.
A Registered Shareholder attending the Meeting has the right to vote by attending the Meeting and, if he or she does so, his or her proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.
Beneficial Owners
“Beneficial Owners” are VersaBank shareholders who do not hold their VersaBank shares directly in their own name, but who hold their shares indirectly through a bank, trust company, securities broker, trustee or other entity (“Intermediaries”).
If your shares of VersaBank are registered in the name of an Intermediary on the share register of Odyssey Trust Company, you are a Beneficial Owner, and this prospectus/circular is being sent to you by your Intermediary. Each Intermediary has its own mailing procedures, return instructions and deadlines for submitting proxies.
If you are a Beneficial Owner, the Intermediary through which you hold your shares will send you instructions on how to vote your shares. Such deadlines for submission may be earlier than the Proxy Submission Deadline, and Beneficial Owners should follow such instructions closely to ensure that their shares are voted at the Meeting.
Beneficial Owners who wish to vote in person at the Meeting or appoint a person as their nominee to attend and vote on their behalf at the Meeting must provide their Intermediary with the appropriate documentation in order to be duly appointed as a proxyholder. Beneficial Owners should contact their intermediary to determine what documentation the Intermediary requires in order for such Beneficial Owner or its nominee to be appointed as proxyholder and to attend and vote their shares at the Meeting. Only after the Intermediary appoints a Beneficial Owner or its nominee as a proxyholder can that Beneficial Owner or its nominee vote shares directly at the Meeting.
The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically prepares a special voting instruction form, mails those forms to Beneficial Owners and asks for appropriate instructions respecting the voting of shares to be represented at the Meeting. Beneficial Owners are requested to complete and return the voting instruction form to Broadridge by mail in the envelope provided. Alternatively, Beneficial Owners can call a toll-free telephone number or access Broadridge’s dedicated voting website (each as noted on the voting instruction form) to deliver their voting instructions and vote the shares held by them. Broadridge then tabulates the results of all voting instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Owner receiving a voting instruction form from Broadridge must complete and return such form in accordance with the instructions set out thereon well in advance of the Meeting in order to have their shares voted. Further, a Beneficial Owner receiving a voting instruction form from Broadridge cannot use that form to vote their shares in person at the Meeting. If you are a Beneficial Owner receiving a Broadridge voting instruction form and you wish to vote your shares in person at the Meeting, you should contact your Intermediary and follow their instructions for completion and return of the form of proxy or voting instruction form provided directly by them, once received.
Voting
VersaBank shareholders may receive more than one set of voting materials, including multiple copies of this prospectus/circular and multiple proxies or voting instructions. For example, if you hold your shares in more than one brokerage account, you will receive separate voting instructions for each brokerage account in which you hold shares. If you are a Registered Shareholder and your shares are registered in more than one name, you will receive more than one proxy. Please complete all proxies and voting instructions that you receive in order to cast your vote with respect to all of your shares of VersaBank.
Procedure for the Exchange of Shares
Prior to the consummation of the Reorganization, such number of VersaBank shares as is required pursuant to the Reorganization will be deposited with the Depositary for the benefit of VersaBank shareholders.

The share certificates that represent the VersaBank shares to be deposited with the Depositary shall be surrendered to the Depositary for cancellation. Upon surrender of the certificate for cancellation, together with the duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the VersaBank shareholder surrendering such certificate will be entitled to receive, and the Depositary will deliver to such VersaBank shareholder, the Consideration which such VersaBank shareholder has the right to receive for such VersaBank shares pursuant to the Reorganization, and any certificate so surrendered will be cancelled.
Any exchange or transfer of VersaBank shares pursuant to the Reorganization will be free and clear of any liens or other claims of third parties of any kind.
Letter of Transmittal
A Letter of Transmittal will be mailed, together with this prospectus/circular, to each Registered Shareholder as of the Record Date. Each Registered Shareholder must forward a duly completed and executed Letter of Transmittal, with accompanying VersaBank share certificates and such other documents and instruments as the Depositary may reasonably require, in order to receive the shares of the Parent to which such VersaBank shareholder is entitled pursuant to the Reorganization. It is recommended that VersaBank shareholders complete, sign and return the Letter of Transmittal and accompanying documents to the Depositary as soon as possible. All deposits of VersaBank shares made under a Letter of Transmittal are irrevocable. The Letter of Transmittal is filed as Exhibit 99.2 to the registration statement of which this prospectus/circular forms a part.
Any use of the mail to transmit a certificate for VersaBank shares and the related Letter of Transmittal is at the risk of the VersaBank shareholder. If these documents are mailed, it is recommended that registered mail, properly insured, be used.
Whether or not VersaBank shareholders forward the certificates representing their VersaBank shares, upon the consummation of the Reorganization, VersaBank shareholders will cease to be VersaBank shareholders and will only be entitled to receive that number of shares of the Parent to which they are entitled under the Reorganization, or in the case of VersaBank shareholders who properly exercise the right to receive fair value for their VersaBank shares in accordance with the dissent procedures (the “Dissent Rights”). See “Appraisal and Dissenters’ Rights of VersaBank Shareholders”.
The instructions for surrendering certificates representing VersaBank shares and depositing such share certificates with the Depositary are set forth in the Letter of Transmittal. The Letter of Transmittal provides instructions with regard to lost certificates.
Return of VersaBank Shares
If the Reorganization is not completed, any deposited VersaBank shares will be returned to the depositing VersaBank shareholder at VersaBank’s expense upon written notice to the Depositary from VersaBank, by returning the deposited VersaBank shares (and any other relevant documents) by first class insured mail in the name of and to the address specified by the VersaBank shareholder in the Letter of Transmittal or, if such name and address is not so specified, in such name and to such address as shown on the register maintained by VersaBank’s transfer agent, Odyssey Trust Company.
Lost Certificates
If any certificate representing VersaBank shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Parent or the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration in accordance with such holder’s Letter of Transmittal. When authorizing such Consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be delivered will, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to the Parent and the Depositary (each acting reasonably) in such sum as the Parent may direct (acting reasonably), or otherwise indemnify the Parent in a manner satisfactory to the Parent (each acting reasonably) against any claim that may be made against the Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

Cancellation of Rights
Following the consummation of the Reorganization, any share certificate of VersaBank shares that is not surrendered prior to the consummation of the Reorganization will be deemed to represent only the right to receive upon surrender the Consideration to which the holder is entitled to receive. Any such certificate that is not duly surrendered on or before the day that is three years less one day from the date of the consummation of the Reorganization will cease to represent a claim by or interest of any former holder of VersaBank shares of any kind or nature against or in VersaBank or the Parent. On such date, all Parent shares to which such holder is entitled will be deemed to have been surrendered to the Parent for cancellation.
Withholding Rights
VersaBank, the Parent and the Depositary, as applicable, shall be entitled to deduct and withhold from any amount otherwise payable or deliverable to any Person under the Reorganization, such amounts as VersaBank, Versa Holdings and the Depositary are required to deduct and withhold, or reasonably believe to be required to deduct and withhold, from such amount otherwise payable or deliverable under any provision of any laws in respect of taxes. Any such amounts will be deducted, withheld and remitted from the amount otherwise payable or deliverable pursuant to the Reorganization and shall be treated for all purposes under the Reorganization as having been paid to the Person in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate Governmental Entity. To satisfy the amount required to be deducted or withheld from any payment made pursuant to the Reorganization, VersaBank, the Parent and the Depositary, as applicable, may sell or otherwise dispose of any portion of the shares of the Parent deliverable to such holder as is necessary to provide sufficient funds to enable VersaBank, the Parent or the Depositary to comply with such deduction and withholding requirements.
Depositary
VersaBank has retained the services of the Depositary for the receipt of the Letter of Transmittal and the certificates representing VersaBank shares. The Depositary will receive reasonable and customary compensation for its services in connection with the Reorganization, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses in connection therewith.
Expenses of the Reorganization
VersaBank estimates that it will incur expenses in the aggregate amount of $10.4 million in connection with the Reorganization, including legal, tax, accounting, filing and printing costs, and the cost of preparing and mailing this prospectus/circular.
Whether you plan to attend the Meeting or not, please read this prospectus/circular carefully and vote your shares by dating and signing the enclosed form of proxy promptly and returning it to VersaBank’s transfer agent, Odyssey Trust Company, in accordance with the instructions provided in the enclosed form of proxy.
For questions about voting your shares, the Meeting or the Reorganization Proposal, you should contact VersaBank, 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2, telephone: (519) 645-1919.

THE REORGANIZATION PROPOSAL
Overview of the Reorganization
Subject to the approval of VersaBank shareholders, VersaBank is proposing to effectuate a series of transactions that would cause the Parent to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating the Company as a U.S. reporting issuer incorporated in Delaware.
In summary, under the proposed terms of the Reorganization, VersaBank will adopt an amendment to its by-laws and effect the Share Exchange. Following the Share Exchange, VersaBank will sell all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note, which will be subsequently distributed to the Parent as a return of capital.
The Reorganization Proposal must be approved by the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting. If the Reorganization Proposal is approved and all required regulatory approvals are received, the Reorganization is expected to be consummated as early as October 26, 2026.
Background to the Reorganization
As part of their ongoing evaluation of VersaBank’s business, VersaBank’s senior management and VersaBank’s board of directors regularly review, consider and assess VersaBank’s operations, financial performance and industry conditions. One of VersaBank’s long-term objectives is to increase opportunities for future access to capital and index inclusion.
Principal Reasons for the Reorganization
After careful consideration, the board of directors of VersaBank believes that the Reorganization is in the best interests of VersaBank and its shareholders. The Reorganization is intended to enhance long-term shareholder value and better position VersaBank to execute on its strategic priorities. In making its recommendation, the board of directors of VersaBank considered a number of key factors, including:
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Improved Access to U.S. Capital Markets and Investors — upon the consummation of the Reorganization, the Parent will succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating the Company as a U.S. reporting issuer incorporated in Delaware. The Reorganization is expected to increase VersaBank’s visibility and familiarity with U.S. institutional investors and research analysts. We also anticipate that being a U.S. reporting issuer may, over time, enhance trading liquidity.

•
Alignment with Strategic Growth Objectives — the Reorganization supports VersaBank’s long-term U.S. growth strategy and reflects VersaBank’s increasing focus on U.S.-based operations and funding structures. The board of directors of VersaBank believes that positioning the ultimate parent company of VersaBank’s group, Versa Bancorp, in the United States would better align its corporate structure with its business focus and growth trajectory.

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Enhanced Capital Raising Flexibility — the board of directors of VersaBank believes that the Reorganization will improve the Company’s ability to raise capital in the United States, which is essential to funding its long-term growth initiatives, including expansion of its receivables purchase program (SRP) and other strategic financing solutions. The board of directors of VersaBank believes that having a structure that is more customary for a U.S. bank holding company may enable the Company to access a broader and deeper pool of capital on more competitive terms.

•
Potential for U.S. Index Inclusion — the management of VersaBank believes that, over time, the Reorganization may facilitate the inclusion of the shares of the Parent in more prominent U.S. stock indices, which could attract additional passive investment flows and improve VersaBank’s trading profile.

•
Continued Commitment to Canada — VersaBank will continue to maintain its Canadian banking operations, and the extent of its regulatory oversight by OSFI will not be materially impacted by the

Reorganization. VersaBank remains firmly committed to its Canadian customers, employees and communities, and does not expect the Reorganization to have any material impact on its operations in Canada. Upon the consummation of the Reorganization, VersaBank will become a Schedule II chartered bank under the Bank Act, and the shares of the Parent will be listed on the TSX in substitution for the VersaBank shares that are currently listed on the TSX.
In the course of its deliberations, the board of directors of VersaBank, in consultation with VersaBank’s management and its legal, tax and other professional advisors, also considered a variety of risks and other potentially negative factors related to the Reorganization. These include, among others, risks relating to implementation of the Reorganization, potential market or regulatory uncertainty, and impacts on shareholders or VersaBank’s reporting obligations. These risks are described in greater detail under the heading “Risk Factors”.
However, in light of the number and complexity of the factors considered, the board of directors of VersaBank did not find it practicable to, nor did it attempt to, quantify, rank or assign relative weights to the specific factors considered in making its recommendation to vote “FOR” the Reorganization Proposal. Individual members of the board of directors of VersaBank may have given different weights to different factors. The board of directors of VersaBank reached its recommendation based on the totality of the information presented to, and considered by, it through its deliberations.
The foregoing summary of the information and factors considered by the board of directors of VersaBank is forward-looking in nature. This information should be read in light of the factors set forth under sections entitled “— Background to the Reorganization”, “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.
The Reorganization
Subject to the approval of VersaBank shareholders, the board of directors of VersaBank expects to adopt a resolution to amend the by-laws of VersaBank to create the Exchangeable Shares to facilitate the Reorganization.
Upon adoption of the by-law amendment to create the Exchangeable Shares, VersaBank will create the Exchangeable Shares, each VersaBank share will be automatically exchanged, without further action by the holder, for one Exchangeable Share, and the Parent will file the Proposed Organizational Documents with the Secretary of State of the State of Delaware.
Immediately following the conversion of each VersaBank share into the Exchangeable Shares, each Exchangeable Share will be transferred automatically to the Parent in exchange for, in the case of Exchangeable Shares other than Exchangeable Shares held by Dissenting Shareholders, an equivalent number of newly issued shares of common stock of the Parent on a one-for-one basis. Each Exchangeable Share issued in respect of a Dissenting Shareholder will instead be transferred to the Parent in exchange for the right to receive the fair market value for such shares, as determined in accordance with Section 277 of the Bank Act or as agreed between VersaBank and the Dissenting Shareholder. See “Appraisal and Dissenters’ Rights of VersaBank Shareholders”. Following the Share Exchange, all Exchangeable Shares will be converted into shares of VersaBank on a one-for-one basis.
Following the completion of the foregoing transactions, (i) VersaBank will amend its Stock Option Plan to provide that all outstanding awards will be convertible, exercisable or settleable, as applicable, into shares of Versa Bancorp rather than shares of VersaBank, and Versa Bancorp will assume VersaBank’s obligations under the Stock Option Plan as so amended (including the obligation to issue shares of the Parent upon exercise or settlement of outstanding awards), and (ii) VersaBank will sell all of its shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note.
VersaBank will file an election to cease to be a “public corporation” under the Tax Act and will thereafter distribute the Versa Bancorp Note to the Parent as a return of capital. As a result of such distribution, the Versa Bancorp Note will be cancelled.
As a result of such transactions, the Parent will become the parent company of VersaBank. While VersaBank will continue to be a Canadian chartered bank governed by the Bank Act, its publicly traded parent corporation, the Parent, will be governed by the DGCL. Accordingly, shareholders are urged to carefully review the information set forth in the section entitled “— Change in Governing Law”.
Pursuant to the Registration Statement of which this prospectus/circular forms a part, the Parent is registering the shares of its common stock to be issued pursuant to the Share Exchange.
Exchangeable Shares
The Exchangeable Shares shall rank junior to any class of preferred shares of VersaBank and rank equally with the common shares of VersaBank with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of VersaBank.
Subject to the Bank Act, holders of Exchangeable Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of VersaBank on the same basis as a holder of VersaBank shares.
Once the Reorganization Proposal receives the required approvals, each VersaBank share shall be exchanged automatically and without any further action on the part of the holder into one Exchangeable Share. Immediately thereafter, each such Exchangeable Share (other than an Exchangeable Share issued to a Dissenting Shareholder) shall be transferred automatically to the Parent in exchange for one newly issued share of the Parent.
Each Exchangeable Share issued to a Dissenting Shareholder shall instead be transferred automatically to the Parent upon the consummation of the Reorganization in exchange for the right to be paid the fair value of such Dissenting Shareholder’s VersaBank shares, as determined under Section 277 of the Bank Act or as agreed between VersaBank and the Dissenting Shareholder.
The Exchangeable Shares shall be convertible into VersaBank shares at the option of the holder at any time and from time to time following the consummation of the Reorganization on a one-for-one basis.
No fractional shares will be issued in connection with the Reorganization.
This summary of the Exchangeable Shares is qualified in its entirety by reference to the full text of the rights, privileges, restrictions and conditions of the Exchangeable Shares, which are set forth in the Reorganization By-Law Amendment attached hereto as Annex B.
Stock Exchange Considerations
The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
Treatment of VersaBank Notes
All of VersaBank’s issued and outstanding 2031 Notes will be unaffected by the Reorganization and will remain outstanding in accordance with their terms.
Treatment of VersaBank’s Stock Option Plan
Following the completion of the Share Exchange, VersaBank will amend its Stock Option Plan to (i) amend the definition of “Company” to include Versa Bancorp, (ii) provide for a fixed number of shares reserved for issuance (such number not to exceed 10% of the total issued and outstanding shares of Versa Bancorp as of the effective date) which will replenish as shares covered by exercised awards will become available for subsequent grants; and (iii) make such other conforming amendments as may be necessary or appropriate to provide that all outstanding awards under the Stock Option Plan will be convertible, exercisable or settleable, as applicable, into shares of the Parent rather than shares of VersaBank. The plan maximum will not increase as a result of the amendments and the Stock Option Plan will remain an “evergreen” plan, which requires shareholder approval every three years pursuant to the rules of the TSX. Concurrently with such amendment, Versa Bancorp will assume VersaBank’s obligations under the Stock Option Plan as so amended, including the obligation to issue shares of the Parent (or pay the cash equivalent thereof, as applicable) upon the exercise or settlement of any outstanding awards. As a result, each stock option, performance share unit, restricted share unit and deferred share unit will represent the right to receive a share of the Parent (or its cash equivalent, as applicable) rather than a share of VersaBank (or its cash equivalent, as applicable), and any exercise price paid upon the exercise of stock options will be paid to the Parent.
Certain Canadian Securities Law Matters
The shares of the Parent to be issued pursuant to the Reorganization will be issued pursuant to an exemption from the prospectus and registration requirements of applicable Canadian Securities Laws under Section 2.11 of National Instrument 45-106 — Prospectus Exemptions and will generally not be subject to any resale restrictions under applicable Canadian Securities Laws, provided that the following conditions are satisfied: (i) the issuer of such shares, pursuant to Section 2.9 of National Instrument 45-102 — Resale of Securities (“NI 45-102”), is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (upon completion of the Reorganization, the Parent will be deemed to have been a reporting issuer from the time that VersaBank became a reporting issuer, satisfying this requirement); (ii) the trade is not a control distribution; (iii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; (v) if the selling securityholder is an insider or officer of the issuer, the selling securityholder has no reasonable grounds to believe that the issuer is in default of securities legislation (each as set out in Section 2.6(3) of NI 45-102); and (vi) such holder is not a person or company engaged in or holding itself out as engaging in the business of trading securities or such trade is made in accordance with applicable dealer registration requirements or in reliance upon an exemption from such requirements. VersaBank shareholders should consult with their own financial and legal advisors with respect to any restrictions on the resale of Parent shares received upon the consummation of the Reorganization.
Following the completion of the Reorganization, VersaBank may apply to the applicable Canadian securities regulatory authorities to cease to be a reporting issuer in each province and territory in which it is currently a reporting issuer, once it is eligible to do so. Until such time as the applicable securities regulatory authorities grant such relief, VersaBank will remain a reporting issuer in each province and territory in which it is currently a reporting issuer.
Ongoing Reporting Obligations
Upon the consummation of the Reorganization, the Parent will become a reporting issuer in each of the provinces that VersaBank is currently a reporting issuer. The Parent will also become a U.S. reporting issuer subject to Section 13 or 15(d) of the Exchange Act and will be required to file periodic reports and other information with the SEC. The Parent can satisfy many of its Canadian continuous disclosure obligations by complying with applicable U.S. requirements and filing copies of its SEC documents concurrently with Canadian securities regulatory authorities via SEDAR+. In addition, unless otherwise exempt, insiders of the Parent will be required to file insider reports on both the System for Electronic Disclosure by Insiders (“SEDI”) and with the SEC.
Certain U.S. Regulatory Matters
Upon consummation of the Reorganization, the following regulatory changes will occur.
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The Company will no longer be a “foreign private issuer” and will be required to comply with all of the provisions applicable to a U.S. domestic issuer under the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Nasdaq listing rules, and the rules and regulations implemented by the SEC.

•
The Parent, as the ultimate parent holding company, will be a domestic U.S. bank holding company subject to consolidated regulation and supervision by the U.S. Federal Reserve, including the U.S. Federal Reserve’s regulatory capital requirements.

•
VersaBank will be held by the Parent as a foreign bank subsidiary under the authority of Subpart A of Regulation K and will be subject to the requirements and restrictions applicable to such subsidiaries. In addition, VersaBank will cease to be a qualifying foreign banking organization under Subpart B of Regulation K and, as a result, will have a more narrow scope of authority to engage in non-banking activities outside the United States.

Bank Regulatory Approvals
To complete the Reorganization, the Parent and GBH must obtain applicable approvals or consents from the U.S. Federal Reserve, the Parent must obtain an approval from the Minister of Finance (Canada), and VersaBank must obtain approvals from the Superintendent.
The approval of an application means only that the statutory and regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of VersaBank common stock and options to purchase VersaBank common stock in the Reorganization is fair. Regulatory approval does not constitute an endorsement or recommendation of the Reorganization.
VersaBank and the Parent believe that the Reorganization does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ abilities to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the surviving corporation following completion of the Reorganization. There can likewise be no assurances that U.S. or Canadian federal, state, provincial, regulatory or competition authorities will not attempt to challenge the Reorganization or, if such a challenge is made, what the result of such challenge will be.
U.S. Federal Reserve Approvals
Section 3 Application — The Parent and GBH
The Parent’s acquisition of shares of VersaBank USA as part of the Reorganization are subject to approval by the U.S. Federal Reserve pursuant to Section 3 of the BHC Act. In addition, GBH’s acquisition of shares of Parent as part of the Reorganization are subject to approval by the U.S. Federal Reserve pursuant to Section 3 of the BHC Act if GBH will “control” Parent following the Reorganization. Under the BHC Act, control exists if a company directly or indirectly or acting through one or more persons owns, controls or has power to vote twenty-five percent (25%) or more of any class of voting securities of another company; controls in any manner the election of a majority of the directors or trustees of the other company; or if the U.S. Federal Reserve determines that the company directly or indirectly exercises a controlling influence over the management or policies of the other company. As of July 24, 2026, GBH beneficially owned 24.34% of VersaBank’s shares. The U.S. Federal Reserve takes into consideration a number of factors when acting on applications under Section 3 of the BHC Act. These factors include the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the reorganized organization. The U.S. Federal Reserve also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. For foreign organizations, such as GBH, acquiring bank holding companies under Section 3 of the BHC Act, the U.S. Federal Reserve also takes into consideration the applicant’s home country supervision.
In considering an application under Section 3 of the BHC Act, the U.S. Federal Reserve also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act, pursuant to which the U.S. Federal Reserve must also take into account the record of performance of the applicant in meeting the credit needs of the entire community, including low- and moderate-income customers and communities, served by its depository institution subsidiary. In its most recent Community Reinvestment Act performance evaluation, VersaBank USA (then known as Stearns Bank Holdingford, N.A.) received a “Satisfactory” rating.
The BHC Act and U.S. Federal Reserve regulations also require published notice of, and the opportunity for public comment on, the Section 3 applications to the U.S. Federal Reserve. The U.S. Federal Reserve takes into account the views of third-party commenters, particularly on the subject of the relevant party’s (or parties’) Community Reinvestment Act performance and record of service to their communities. The U.S. Federal Reserve is authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by the U.S. Federal Reserve.
The filing of the applicable applications to the U.S. Federal Reserve are expected to occur on August 14, 2026.
Section 4 Application
The Parent’s indirect acquisition of shares of VersaFinance US Corp. is subject to the approval of the U.S. Federal Reserve pursuant to Section 4 of the BHC Act. The U.S. Federal Reserve takes into consideration a number of factors when acting on applications under Section 4 of the BHC Act. These factors include the financial and managerial resources of the companies involved, the effect of the proposal on competition in the relevant markets, the risk to the stability of the United States banking or financial system, and the public benefits that would result from the proposed acquisition for which an application is submitted.
The filing of the application to the U.S. Federal Reserve is expected to occur on August 14, 2026.
Regulation K Application
The Parent’s acquisition of shares of VersaBank, as the Parent’s initial investment in a foreign subsidiary under the U.S. Federal Reserve’s Subpart A of Regulation K and as part of the Reorganization, is subject to the approval, referred to as specific consent, of the U.S. Federal Reserve pursuant to Regulation K. The U.S. Federal Reserve takes into consideration a number of factors when acting on applications under the specific consent procedures, including the permissibility of VersaBank’s activities.
The filing of the application to the U.S. Federal Reserve is expected to occur on August 14, 2026.
Bank Act Approvals
Minister of Finance (Canada)
In Canada, Part VII of the Bank Act sets out constraints on the ownership of banks. Specifically, Section 373(1) of the Bank Act states that no person, or entity controlled by a person, shall, without the approval of the Minister of Finance (Canada), purchase or otherwise acquire any share of a bank, or otherwise acquire control of any entity that holds any share of a bank, if the acquisition would cause the person to have a significant interest in any class of shares of the bank. “Significant interest” is defined in the Bank Act as holding greater than 10% of the outstanding shares of a class of shares of a bank. In addition, Section 377.1(1) of the Bank Act states that no person shall, without the approval of the Minister of Finance (Canada), acquire control of a bank with equity of less than $12 billion. The Reorganization will include an acquisition of control of VersaBank by the Parent. As a result, an application under Sections 373(1) and 377.1(1) of the Bank Act was submitted on May 8, 2026.
Superintendent
Approval of the Superintendent will be required pursuant to Section 494(4) of the Bank Act for VersaBank to enter into related-party asset transactions as part of a restructuring in respect of its sale of issued and outstanding shares of VersaHoldings US Corp. to the Parent in exchange for the Versa Bancorp Note. In addition, approval of the Superintendent will be required pursuant to Section 65(1) of the Bank Act for VersaBank to issue shares in consideration of property in connection with the conversion of VersaBank’s common shares into the Exchangeable Shares. Finally, approval of the Superintendent will be required pursuant to Section 75(4) of the Bank Act for VersaBank to reduce its stated capital and distribute the amount of such reduction as a return of capital to the Parent following the Share Exchange. As a result, an application under Sections 65(1), 75(4) and 494(4) of the Bank Act was submitted on May 8, 2026.
Change in Governing Law
VersaBank, is currently governed by Canadian law as a Schedule I chartered bank under the Bank Act. Upon consummation of the Reorganization, the Parent will become the parent company of VersaBank, and the Parent will be governed by the DGCL. The Bank Act differs in some material respects from the laws generally applicable to corporations and their shareholders under the DGCL. In addition, VersaBank’s current governing documents differ in certain material respects from the Charter and the Proposed Bylaws. Set forth below is a summary chart outlining important similarities and differences in corporate governance and shareholder rights associated with each of VersaBank and the Parent according to applicable law, VersaBank’s existing governing documents, the Charter and the Proposed Bylaws. This summary is not intended to be complete and is qualified in its entirety by reference to the Proposed Organizational Documents attached to this prospectus/circular as Annexes C and D, VersaBank’s existing governing documents, the DGCL and the Bank Act.
BANK ACT (CANADA)	DELAWARE CORPORATE LAW
Shareholder Approval of Business Combinations
Mergers require the approval of two-thirds of the votes cast at a meeting of shareholders, with each share of VersaBank carrying the right to vote (whether or not such share otherwise carries the right to vote).
Mergers generally require approval of a majority of all outstanding shares.
Certain business combinations involving “interested stockholders” (i.e., holders of 15% or more of voting shares) are prohibited within the first three years of such person becoming an interested stockholder, unless certain conditions are met (including either (x) obtaining prior board approval or (y) if prior board approval was not obtained, then following the combination, obtaining board approval and the affirmative vote of at least 66 2∕3% of voting power of disinterested stockholders).

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.
Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.
Shareholder Votes for Routine Matters
Generally, approval of routine matters that are put to a shareholder vote require the affirmative vote of the majority of the votes cast in respect of such matter.	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
VersaBank’s incorporating instrument may be amended with the approval of two-thirds of the votes cast at a meeting of shareholders, in addition to approval by the Minister of Finance. VersaBank’s by-laws may generally be amended with the approval of a majority of the votes cast at a meeting of	A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

BANK ACT (CANADA)	DELAWARE CORPORATE LAW
shareholders, and certain changes to the by-laws of a substantial nature may be made only with the approval of not less than two-thirds of the votes cast.
Shareholder Vote on Board and Management Compensation
The board of directors of VersaBank has the authority to fix the compensation of directors, officers and employees; provided that a by-law fixing the aggregate amount of the directors’ remuneration must be confirmed by no less than two-thirds of the votes cast by shareholders. The by-law must also specify the fixed period of time for which the remuneration is applicable.	The board of directors of a corporation has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.
Shareholder Action by Written Consent
A bank may not eliminate the right of shareholders to act by written consent.	A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.
Shareholder Proposals
A shareholder of VersaBank has the right to put any proposal before the annual meeting of shareholders, provided it has been a registered holder or beneficial owner of a prescribed number of VersaBank’s shares for at least six months prior to the submission of the proposal.
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting
Cumulative voting for elections of directors is mandatory.	Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.
Annual Vote on Board Renewal
Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the by-laws.	Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws.
Classified boards are not permitted.	Classified boards are permitted.
Appraisal Rights
Unless a merger constitutes a going-private or squeeze-out transaction, a shareholder of VersaBank generally does not have appraisal rights in connection with a merger. In the event appraisal rights are available in connection with a going-private or squeeze-out transaction, shareholders who validly exercise their dissent rights in connection with such transaction will have the right	With certain exceptions, a shareholder of a publicly traded corporation generally does not have appraisal rights in connection with a merger. In the event appraisal rights are available in connection with a merger or consolidation, pursuant to the DGCL, shareholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment

BANK ACT (CANADA)	DELAWARE CORPORATE LAW
to receive payment of the fair value of their shares, determined as of the close of business on the day before the transaction is approved by the shareholders.	of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.
Inspection of Books and Records
Any person, whether or not a shareholder, may examine the books and records of VersaBank during the usual business hours of VersaBank and may take extracts from them free of charge or have copies of them made upon payment of a reasonable fee.	Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.
Shareholder Lawsuits

Class actions are not available.
Derivative actions generally are available to shareholders if a court determines, in its discretion, that it is in the interests of VersaBank that the action be brought or prosecuted. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Fiduciary Duties of Directors

A director has a fiduciary duty to VersaBank and its shareholders. This duty has two components: (i) the duty of care; and (ii) the duty to comply.
The duty of care requires that a director act honestly and in good faith with a view to the best interests of VersaBank, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The duty to comply requires that a director comply with the Bank Act and VersaBank’s incorporating instrument and by-laws.

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: (i) the duty of care; and (ii) the duty of loyalty.
The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, directors must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.
The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. Directors must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

BANK ACT (CANADA)	DELAWARE CORPORATE LAW
Indemnification of Directors and Officers
VersaBank must indemnify any person who was or is a party to any proceeding because the person is or was a director, officer or person who acts or acted at VersaBank’s request as a director or officer of an entity of which VersaBank is or was a shareholder or creditor, against liability incurred in connection with the proceeding if such person acted honestly and in good faith with a view to the best interests of VersaBank and, in the case of a criminal or administrative proceeding, such person had reasonable grounds for believing that the impugned conduct was lawful.	A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Limitation on Liability
No provision of any contract, resolution or by-laws may eliminate or limit the personal liability of directors of VersaBank for monetary damages for breach of a fiduciary duty as a director.
A certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for: (i) any breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit.

Removal of Directors
A director may be removed with or without cause by shareholders only if the number of votes cast in favor of the removal is greater than the product of the number of directors required by the by-laws and the number of votes cast against the motion.	A director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.
Forum Selection
There are no applicable forum selection provisions under the Bank Act or VersaBank’s by-laws.	The Proposed Bylaws provide that, unless the Parent consents to a different forum, (i) certain specified actions and proceedings may only be brought before the Court of Chancery of the State of Delaware (or another state or federal district court in the State of Delaware) and (ii) any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction may only be brought before the federal district court for the State of Delaware.

BANK ACT (CANADA)	DELAWARE CORPORATE LAW
Dissolution; Winding Up
Dissolution may be proposed by either the board of directors or VersaBank shareholders. To be effective, the dissolution must be approved by two-thirds of the votes cast at a meeting and separately by the Minister of Finance.	Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Variation of Rights of Shares
Banks may vary the rights of their shares, including adding, changing or removing rights like voting, dividend preferences, and conversion privileges. However, this variation is subject to VersaBank’s by-laws and requires the approval of not less than two-thirds of the votes cast by shareholders.	A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

REORGANIZATION AGREEMENT
The following summary of certain material provisions of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached to this prospectus/circular as Annex E.
The parties to the Reorganization Agreement will be VersaBank and the Parent.
Conditions Precedent to the Reorganization
The respective obligations of the parties to the Reorganization Agreement to complete the Reorganization are subject to the satisfaction, or mutual waiver by VersaBank and the Parent on or before the date that the Reorganization is consummated, of each of the following conditions:
•
the Reorganization Resolution shall have been approved at the Meeting by VersaBank shareholders;

•
all approvals and consents, regulatory or otherwise, which are necessary or advisable in connection with the consummation of the transactions contemplated in the Reorganization shall have been obtained (including, without limitation, the U.S. Federal Reserve Approvals and the Bank Act Approvals);

•
the Competition Act Approval shall have been obtained;

•
no preliminary or permanent injunction, restraining order, cease trading order or order or decree of any Governmental Entity, and no law, regulation, policy, directive or order shall have been enacted, promulgated, made, issued or applied to cease trading or enjoin, prohibit or impose material limitations on the Reorganization or the transactions contemplated in the Reorganization Agreement, and no such action, proceeding or order shall, to the best of the knowledge of VersaBank or the Parent, be pending or threatened;

•
the conditional approval of the listing of the Parent’s shares on the TSX;

•
the Registration Statement remains effective; and

•
the time period for the exercise of any Dissent Rights conferred upon VersaBank shareholders in respect of the Reorganization shall have expired, and VersaBank shareholders shall have not exercised (or otherwise be deemed to have exercised) Dissent Rights with respect to that number of VersaBank shares that would make it inadvisable to proceed with the implementation of the Reorganization, as determined by VersaBank in its sole discretion.

Implementation and Terms of the Reorganization
In the Reorganization Agreement, VersaBank will agree to covenants related to the Meeting in order to complete the Reorganization.
Termination
The Reorganization Agreement may be terminated at any time prior to the date the Reorganization is consummated (i) by mutual written agreement of the parties thereto, (ii) by VersaBank for any reason on written notice to the Parent, (iii) by any party thereto if the Reorganization has not been completed prior to April 30, 2027, or (iv) by any party if the Meeting is duly convened and held and the Reorganization Resolution is voted on by VersaBank shareholders and not approved by VersaBank shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations is based on and should be read in conjunction with our (i) unaudited consolidated interim financial statements, which have been prepared in accordance with Generally Accepted Accounting Principles in the United States for the quarter ended April 30, 2026, which have been prepared in accordance with Generally Accepted Accounting Principles in the United States, (ii) consolidated financial statements for each of the years ended October 31, 2025 and 2024, and (iii) “Unaudited Pro Forma Combined Financial Information” and the related notes thereto. Unless otherwise indicated, all dollar amounts referenced in this discussion and analysis are expressed in U.S. dollars. This discussion includes forward-looking statements which, although based on assumptions that we consider reasonable, are subject to risks and uncertainties that could cause actual events or conditions to differ materially from those expressed or implied herein. For a discussion of some of those risks and uncertainties, see the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of these forward-looking statements except to the extent required by law. Many of the amounts and percentages in this discussion and analysis have been rounded for convenience of presentation.
Unless the context otherwise requires, all references in this section to the “Company” “we,” “us,” or “our” refer to VersaBank and its subsidiaries.
Overview
We are a Canadian Schedule I chartered bank regulated by the OSFI in Canada. Our wholly owned subsidiary, VersaBank USA, is a federally chartered bank in the United States regulated by the OCC. Through our wholly owned subsidiary DRTC, we leverage internally developed IT security assurance services, supervisory control and data acquisition system assessments, and IT security training to provide innovative cybersecurity products and solutions to address the rapidly growing volume of cyber threats.
We became one of the world’s first fully digital financial institutions by adopting a highly efficient business-to-business banking model. We conduct deposit gathering and credit asset origination activities predominantly via technology-enabled electronic deposit and lending solutions for financial intermediaries, enabling them to excel in their core businesses. Our primary credit asset products include our SRP and Commercial Real Estate portfolios. Our primary deposit products are demand and term deposit accounts, all of which are eligible for insurance by the Canada Deposit Insurance Corporation (“CDIC”) or FDIC, subject to the applicable limits and restrictions.
Q2 2026 Operating Highlights
The three and six months ended April 30, 2026, reflect trends of solid operating performance through balance sheet growth. These operations resulted in the following highlights:
Strong balance sheet growth:
•
We grew total assets by $195,324 thousand and $580,118 thousand during the three and six months ended April 30, 2026, an increase of 4% and 14%, respectively, from October 31, 2025.

•
Net credit assets increased $223,652 thousand and $516,641 thousand during the three and six months ended April 30, 2026, an increase of 6% and 15%, respectively, from October 31, 2025.

•
Total deposits increased by $181,695 thousand and $582,573 thousand during the three and six months ended April 30, 2026, an increase of 5% and 17%, respectively, from October 31, 2025.

Subsequent Events
On January 7, 2026, the Bank entered into a Purchase and Assumption Agreement with Stearns Bank National Association. Under the Agreement, the Bank agreed to sell certain assets associated with the Bank’s branch located at 580 Main Street, Holdingford, Minnesota, with Stearns Bank National Association agreeing to assume certain deposit liabilities related to that location. The transaction closed on May 1, 2026. This transaction had an immaterial impact on the Bank’s Consolidated Financial Statements.
Fiscal 2025 Operating Highlights
The year ended October 31, 2025, reflects trends of solid operating performance through balance sheet growth. These operations resulted in the following highlights:
Strong balance sheet growth:
•
We grew our assets by $673,883 thousand during the year ended October 31, 2025, an increase of 19% from October 31, 2024 primarily due to the growth of the Digital Banking operations’ credit asset portfolios, which increased $489,046 thousand during the year, an increase of 16% from October 31, 2024.

•
Total deposits increased by $494,902 thousand during the year ended October 31, 2025, an increase of 17% from October 31, 2024, which funded the corresponding asset growth.

Results of Operations
Comparison of the Three and Six Months Ended April 30, 2026 and 2025
Net income.   Net income decreased 11% to $5,505 thousand from $6,219 thousand for the three months ended April 30, 2026 and 2025, respectively. The decrease was primarily due to higher non-interest expenses driven by reorganization-related expenditures, a $1.6 million intangible asset write-down relating to the sale of Stearns branch assets, higher general operating costs consistent with increased business activities, partially offset by higher revenues driven by growth in VersaBank’s SRP portfolios.
Net income increased 13% to $13,459 thousand from $11,917 thousand for the six months ended April 30, 2026 and 2025, respectively. The increase was primarily due to higher revenues from continuing growth in VersaBank’s SRP portfolios, offset partially by higher non-interest expenses.
Net interest income.   Net interest income increased 31% to $25,860 thousand from $19,812 thousand for the three months ended April 30, 2026 and 2025, respectively, driven primarily by:
•
Higher interest income by $10,370 thousand to $60,541 thousand driven by strong SRP Financing portfolio interest growth, primarily attributable to portfolio expansion in Canada and the US.

Offset partially by:
•
Lower interest income by $811 thousand from the lower yield Multi-Family Residential Loans (“MFRL”) portfolio. The lower yields reflect the planned transition of certain higher-yielding, higher risk-weighted MFRL exposures to lower-yielding, lower risk-weighted MFRL, consistent with VersaBank’s strategy to optimize regulatory capital usage and improve returns on capital deployed; and,

•
Higher interest expense by $4,322 thousand to $34,681 thousand attributable primarily higher corresponding deposit balance growth to support the credit asset growth.

Net interest income increased 33% to $50,571 thousand from $38,000 thousand for the six months ended April 30, 2026 and 2025, respectively, driven primarily by higher interest income by $17,603 thousand to $119,492 thousand driven by strong SRP Financing portfolio interest growth, primarily attributable to portfolio expansion in Canada and the US.
Offset partially by:
•
Lower interest income by $1,368 thousand from the lower yield MFRL portfolio; and,

•
Higher interest expense by $5,032 thousand to $68,921 thousand attributable primarily higher corresponding deposit balance growth to support the credit asset growth.

Net interest margin (non-GAAP).   Net interest margin (“NIM”) decreased to 229 basis points from 230 basis points for the three months ended April 30, 2026 and 2025, respectively, largely attributable to:

•
The continued growth in the SRP portfolios, which is composed of lower regulatory risk-weighted, lower yielding assets; and,

•
The impact of the planned transition of some higher yielding, higher risk-weighted MFRL to lower yielding, lower regulatory risk-weighted MFRL as part of VersaBank’s strategy to capitalize on opportunities for lower-risk weighted credit assets with a higher return on capital.

Offset partially by:
•
An improvement in the Company’s cost of funds due to lower rates on renewals of maturing deposits over the course of fiscal 2025; and,

•
The normalization of the yield curve from the atypically inverted yield curve that existed in the early part of fiscal 2025.

The following table summarizes interest income on earning assets and related average yields, as well as interest expense on interest-bearing liabilities and related average rates paid for the periods presented:
	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025
Average interest-earning assets	$4,515,326	$3,449,479	$1,065,847
Interest and dividend income	$60,541	$50,171	$10,370
Yield on interest-earning assets (non-GAAP)(1)(5)	5.36%	5.82%	(46) bps
Average interest-bearing liabilities	$4,178,902	$3,006,007	$1,172,895
Interest expense	$34,681	$30,359	$4,322
Cost of interest-bearing liabilities (non-GAAP)(2)(5)	3.32%	4.04%	(72) bps
Net interest spread (non-GAAP)(3)(5)	2.04%	1.78%	26 bps
Net interest income	$25,860	$19,812	$6,048
Net interest margin (non-GAAP)(4)(5)	2.29%	2.30%	(1) Bps

(1)
Calculated as interest income divided by average interest-earning assets

(2)
Calculated as interest expense divided by average interest-bearing liabilities

(3)
Calculated as yield on interest-earning assets less cost of interest-bearing liabilities

(4)
Calculated as net interest income divided by average interest-earning assets

(5)
Percentages calculated based upon annualized amounts

NIM increased to 228 basis points from 222 basis points for the six months ended April 30, 2026 and 2025, respectively, largely attributable to:
•
An improvement in the Company’s cost of funds due to lower rates on renewals of maturing deposits over the course of fiscal 2025; and,

•
The normalization of the yield curve from the atypically inverted yield curve that existed in the early part of fiscal 2025.

Offset partially by:
•
The continued growth in the SRP portfolios, which is composed of lower regulatory risk-weighted, lower yielding assets; and,

•
The impact of the planned transition of some higher yielding, higher risk-weighted MFRL to lower yielding, lower regulatory risk-weighted MFRL as part of VersaBank’s strategy to capitalize on opportunities for lower-risk weighted credit assets with a higher return on capital.

	For the six months ended April 30		Change
(Dollars in thousands)	2026	2025
Average interest-earning assets	$4,438,046	$3,429,183	$1,008,863
Interest and dividend income	$119,492	$101,889	$17,603
Yield on interest-earning assets (non-GAAP)(1)(5)	5.38%	5.94%	(56) bps
Average interest-bearing liabilities	$4,095,406	$3,009,394	$1,086,012
Interest expense	$68,921	$63,889	$5,032
Cost of interest-bearing liabilities (non-GAAP)(2)(5)	3.37%	4.25%	(88) bps
Net interest spread (non-GAAP)(3)(5)	2.02%	1.70%	32 bps
Net interest income	$50,571	$38,000	$12,571
Net interest margin (non-GAAP)(4)(5)	2.28%	2.22%	6 bps

(1)
Calculated as interest income divided by average interest-earning assets

(2)
Calculated as interest expense divided by average interest-bearing liabilities

(3)
Calculated as yield on interest-earning assets less cost of interest-bearing liabilities

(4)
Calculated as net interest income divided by average interest-earning assets

(5)
Percentages calculated based upon annualized amounts

Rate/Volume Analysis.   The following table summarizes the effects of rate and volume changes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.
	Comparison of the three months ended April 30, 2026 vs. 2025 Increase (Decrease) Due to Change in:
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Credit assets	$12,537	$(3,651)	$8,886
Investment securities	1,185	(113)	1,072
Cash and cash equivalents	1,234	(822)	412
Total interest-earning assets	$14,956	$(4,586)	$10,370
Interest-bearing liabilities:
Demand deposits	$(3)	$2	$(1)
Time deposits	10,080	(6,581)	3,499
Subordinated notes payable	2	—	2
Other interest-bearing liabilities	1,844	(1,022)	822
Total interest-bearing deposits	11,923	(7,601)	4,322
Change in net interest income	$3,033	$3,015	$6,048

	Comparison of the six months ended April 30, 2026 vs. 2025 Increase (Decrease) Due to Change in:
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Credit assets	$24,024	$(8,531)	$15,493
Investment securities	1,363	29	1,392
Cash and cash equivalents	3,637	(2,919)	718
Total interest-earning assets	$29,024	$(11,421)	$17,603
Interest-bearing liabilities:
Demand deposits	$(5)	$6	$1
Time deposits	19,571	(16,251)	3,320
Subordinated notes payable	4	2	6
Other interest-bearing liabilities	2,426	(721)	1,705
Total interest-bearing deposits	21,996	(16,964)	5,032
Change in net interest income	$7,028	$5,543	$12,571
Allowance for credit losses.   VersaBank reflects an allowance for credit losses of $7,412 thousand as of April 30, 2026, as compared to $6,402 thousand as of October 31, 2025. The increase reflected updates in the forward-looking information used by VersaBank in its credit risk models. The increase also reflected the allowance for credit losses in the intervening periods that were primarily driven by increased balances within the SRP Finance and Multi-Family Residential Loans — Insured portfolios, as well as the deterioration in performance of a facility within the SRP.
The provision for credit losses decreased 29% to $333 thousand from $472 thousand for the three months ended April 30, 2026 and 2025, respectively, and decreased 29% to $865 thousand from $1,225 thousand for the six months ended April 30, 2026 and 2025, respectively. The decrease was primarily attributable to the changes in the forward-looking information used by VersaBank in its credit risk models.
	For the period ended				Change
(Dollars in thousands)	April 30, 2026		October 31, 2025		$	%
Allowance for credit losses by credit asset:
SRP Financing	$4,917	66%	$3,875	61%	$1,042	26.89%
MFRL	1,840	25%	1,925	30%	(85)	(4.42)%
Other Financing	578	8%	525	8%	53	10.10%
HTM Corporate Bonds	77	1%	77	1%	—	—%
Total ending allowance balance	$7,412	100%	$6,402	100%	$1,010	15.78%
Non-interest income.   Non-interest income increased 43% to $2,835 thousand from $1,986 thousand for the three months ended April 30, 2026 and 2025, respectively. The increase was a function primarily of a gain on sale of a MUR securitization and higher client engagements.
Non-interest income increased 32% to $5,157 thousand from $3,905 thousand for the six months ended April 30, 2026 and 2025, respectively. The increase was a function primarily of a gain on sale of VersaBank’s legacy equity investment in Stablecorp and a MUR securitization, as well as higher client engagements.
Non-interest expense.   Non-interest expense increased 61% to $20,772 thousand from $12,930 thousand for the three months ended April 30, 2026 and 2025, respectively. The increase was primarily attributable to:
•
Higher general operating costs consistent with increased business activities;

•
Project costs of $4,911 thousand associated with the Reorganization. See ‘Proposed Reorganization’ included elsewhere within this prospectus for additional information relating to the reorganization and the intangible asset write down resulting from the sale of the Bank’s sole physical branch; and,

•
The costs associated with onboarding the RBTD platform for $392 thousand in the current quarter.

	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Non-interest expense:
Salaries and employee benefits	$8,165	$6,466	$1,699	26.28%
General and administrative	10,469	4,709	5,760	122.32%
Premises and equipment	1,349	1,170	179	15.30%
Other non-interest expense	789	585	204	34.87%
Total non-interest expense	$20,772	$12,930	$7,842	60.65%
Non-interest expense increased 48% to $36,339 thousand from $24,564 thousand for the six months ended April 30, 2026 and 2025, respectively. The increase was primarily attributable to:
•
Higher general operating costs consistent with increased business activities;

•
Project costs of $5,975 thousand associated with the Reorganization and the intangible asset write down resulting from the sale of the Bank’s sole physical branch; and,

•
The costs associated with onboarding the RBTD platform for $558 thousand in the current period.

	For the six months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Non-interest expense:
Salaries and employee benefits	$15,689	$12,574	$3,115	24.77%
General and administrative	16,530	8,575	7,955	92.77%
Premises and equipment	2,622	2,284	338	14.80%
Other non-interest expense	1,498	1,131	367	32.45%
Total non-interest expense	$36,339	$24,564	$11,775	47.94%
Non-GAAP Financial Measures
We present certain non-GAAP financial measures that are determined by methods other than in accordance with GAAP. Management uses these measures to evaluate our operating performance and to provide additional insight into trends affecting its business. These measures are supplemental to the financial results prepared in accordance with GAAP and are intended to assist in understanding our core operating performance by excluding items that management believes are not indicative of ongoing results.
Non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP results. Because these measures are not standardized, they may not be comparable to similarly titled measures used by other financial institutions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are provided in this report where applicable.
Return on Average Common Equity.   Return on average common equity is calculated as annualized net income available to common shareholders divided by average common shareholders’ equity. Net income available to common shareholders is defined as net income less preferred share dividends, and average common shareholders’ equity is defined as average total shareholders’ equity less preferred share equity. We believe that these metrics are useful to management and investors because they provide for better comparability and more accurately measure VersaBank’s results of operations and remove variability.
	For the three months ended April 30,
(Dollars in thousands)	2026	2025
Return on average common equity
Net income	$5,505	$6,219
Less: Preferred stock dividends	—	—
Net income available to common shareholders	$5,505	$6,219
Average common equity	$262,321	$263,627
Return on average common equity (annualized)	8.61%	9.67%
	For the six months ended April 30,
(Dollars in thousands)	2026	2025
Return on average common equity
Net income	$13,459	$11,917
Less: Preferred stock dividends	—	—
Net income available to common shareholders	$13,459	$11,917
Average common equity	$261,370	$223,422
Return on average common equity (annualized)	10.38%	10.76%
Adjusted Return on Average Common Equity.   Adjusted return on average common equity is calculated as annualized net income available to common shareholders, adjusted to exclude the impact of amounts related to the Reorganization and the associated tax effect divided by average common shareholders’ equity. We believe the adjusted return on average common equity is useful to investors because it enhances comparability between the periods presented.
	For the three months ended April 30,
(Dollars in thousands)	2026	2025
Adjusted Return on average common equity
Net income	$5,505	$6,219
Add: Adjustment to non-interest expenses	4,911	—
Less: Adjustment to income tax provision	(1,371)	—
Less: Preferred stock dividends	—	—
Adjusted net income available to common shareholders	$9,045	$6,219
Average common equity	$262,321	$263,627
Adjusted return on average common equity (annualized)	14.14%	9.67%
	For the six months ended April 30,
(Dollars in thousands)	2026	2025
Adjusted Return on average common equity
Net income	$13,459	$11,917
Add: Adjustment to non-interest expenses	5,975	—
Less: Adjustment to income tax provision	(1,663)	—
Less: Preferred stock dividends	—	—
Adjusted net income available to common shareholders	$17,771	$11,917

	For the six months ended April 30,
(Dollars in thousands)	2026	2025
Average common equity	$261,370	$223,422
Adjusted return on average common equity (annualized)	13.71%	10.76%
Tangible book Value per Common Share.   Tangible book value per common share is calculated as tangible shareholders’ equity divided by total common shares outstanding. We consider the tangible book value per common share as a useful measurement of our equity and reference the return on average tangible common equity as a measurement of profitability.
	As of
(Dollars in thousands, except for share amounts)	April 30, 2026	October 31, 2025
Total shareholders’ equity	$401,909	$378,213
Less: Intangible assets	(8,331)	(9,811)
Less: Total gross deferred tax assets	(7,544)	(7,544)
Less: Total lease assets	(2,619)	(2,819)
Less: Goodwill	(8,249)	(8,204)
Add: Total gross deferred tax liabilities	3,449	3,449
Total tangible shareholders’ equity	$378,615	$353,284
Total assets	4,723,590	4,143,472
Less: Intangible assets	(8,331)	(9,811)
Less: Deferred tax assets	(7,544)	(7,544)
Less: Total lease assets	(2,619)	(2,819)
Less: Goodwill	(8,249)	(8,204)
Add: Deferred tax liabilities	3,449	3,449
Total tangible assets	$4,700,296	$4,118,543
Tangible shareholders’ equity / tangible assets	8.06%	8.58%
Total common shares outstanding	32,195,697	31,945,535
Tangible book value per common share	$11.76	$11.06
Book Value per Common Share.   Book value per common share is calculated as total shareholders’ equity less preferred share equity, divided by the number of common shares outstanding at the end of the period. We believe that book value per common share is useful for evaluating the operating performance and capital adequacy of the business period-to-period.
	As of
(Dollars in thousands, except for share amounts)	April 30, 2026	October 31, 2025
Book value per Common Share
Total shareholders’ equity	$401,909	$378,213
Shares outstanding	32,195,697	31,945,535
Book Value per Common Share	$12.48	$11.84
Return on Average Total Assets.   Return on average total assets is calculated as annualized net income available to common shareholders less preferred share redemption divided by average total assets. We believe that Return on Average Total Assets provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.

	For the three months ended April 30,
(Dollars in thousands)	2026	2025
Return on average total assets
Net income	$5,505	$6,219
Less: Preferred stock dividends	—	—
Less: Effect of preferred share redemption	—	—
Net income available to common shareholders less preferred share redemption	$5,505	$6,219
Average total assets	$4,625,928	$3,539,569
Return on average total assets (annualized)	0.49%	0.72%
	For the six months ended April 30,
(Dollars in thousands)	2026	2025
Return on average total assets
Net income	$13,459	$11,917
Less: Preferred stock dividends	—	—
Less: Effect of preferred share redemption	—	—
Net income available to common shareholders less preferred share redemption	$13,459	$11,917
Average total assets	$4,433,531	$3,559,345
Return on average total assets (annualized)	0.61%	0.68%
Adjusted Net Income.   Adjusted net income is calculated as net income less amounts primarily related to the Reorganization and the associated tax effect. We believe that Adjusted Net Income provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.
	For the three months ended April 30,
(Dollars in thousands)	2026	2025
Adjusted net income
Net income	$5,505	$6,219
Add: Adjustment to non-interest expenses	4,911	—
Less: Adjustment to income tax provision	(1,371)	—
Adjusted net income	$9,045	$6,219
	For the six months ended April 30,
(Dollars in thousands)	2026	2025
Adjusted net income
Net income	$13,459	$11,917
Add: Adjustment to non-interest expenses	5,975	—
Less: Adjustment to income tax provision	(1,663)	—
Adjusted net income	$17,771	$11,917
Adjusted Earnings per Common Share.   Adjusted earnings per common share (“Adjusted EPS”) is calculated as adjusted net income available to common shareholders less preferred share redemption, divided by the weighted-average number of common shares outstanding. We believe that Adjusted EPS provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.
	For the three months ended April 30,
(Dollars in thousands, except for share amounts)	2026	2025
Adjusted earnings per common share
Net income	$5,505	$6,219
Add: Adjustment to non-interest expenses	4,911	—
Less: Adjustment to income tax provision	(1,371)	—
Less: Preferred stock dividends	—	—
Adjusted net income available to common shareholders less preferred share redemption	$9,045	$6,219
Weighted average number of common shares outstanding	32,091,757	32,518,786
Adjusted earnings per common share	$0.28	$0.19
	For the six months ended April 30,
(Dollars in thousands, except for share amounts)	2026	2025
Adjusted earnings per common share
Net income	$13,459	$11,917
Add: Adjustment to non-interest expenses	5,975	—
Less: Adjustment to income tax provision	(1,663)	—
Less: Preferred stock dividends	—	—
Adjusted net income available to common shareholders less preferred share redemption	$17,771	$11,917
Weighted average number of common shares outstanding	32,029,275	30,761,211
Adjusted earnings per common share	$0.55	$0.39
Comparison of the Years Ended October 31, 2025 and 2024
Net income.   Net income decreased 26% to $20,173 thousand from $27,199 thousand for the years ended October 31, 2025 and 2024, respectively. The decrease was primarily driven by higher non-interest expenses of $7,076 thousand consisting primarily of project costs associated with the Reorganization and operating costs associated with the growth of VersaBank USA operations that began on August 30, 2024, in particular those related to the launch and ramp up of the US SRP.
Net interest income.   Net interest income increased 10% to $83,183 thousand from $75,882 thousand for the years ended October 31, 2025 and 2024, respectively, driven primarily by:
•
Higher interest income of $7,899 thousand driven by strong SRP Financing portfolio interest growth, primarily attributable to portfolio expansion in Canada and the US where income increased by $6,311 thousand and $1,588 thousand, respectively, offset by $8,632 thousand lower interest income from lower yields in the MFRL portfolio. The lower yields reflect the planned transition of certain higher-yielding, higher risk-weighted MFRL exposures to lower-yielding, lower risk-weighted assets, consistent with VersaBank’s strategy to optimize regulatory capital usage and improve returns on capital deployed; and,

•
Lower interest expense of $6,160 thousand attributable primarily to the renewal of maturing deposits at lower interest rates and the diminished impact of the atypically inverted yield curve that existed throughout fiscal 2024 and which is now normalized.

Net interest margin (non-GAAP).   Net interest margin decreased to 227 basis points from 236 basis points for the years ended October 31, 2025 and 2024, respectively, largely attributable to:

•
Periods of higher than typical liquidity over the course of fiscal 2025 to support anticipated ongoing SRP growth in the US;

•
Continued growth in the SRP portfolio, which is composed of lower risk-weighted, lower yielding assets; and,

•
The impact of the planned transition of some higher yielding, higher risk-weighted MFRL to lower yielding, lower risk-weighted MFRL as part of VersaBank’s strategy to capitalize on opportunities for lower-risk weighted credit assets with a higher return on capital.

Offset partially by:
•
Reduction in cost of funds resulting from the renewal of maturing deposits at lower interest rates; and,

•
Lower interest expense attributable primarily due to the diminished impact of the atypically inverted yield curve that existed throughout fiscal 2024, and which has now normalized in fiscal 2025.

The following table summarizes interest income on earning assets and related average yields, as well as interest expense on interest-bearing liabilities and related average rates paid for the periods presented:
	For the year ended October 31,
(Dollars in thousands)	2025	2024	Change
Average interest-earning assets	$3,671,927	$3,217,636	$454,291
Interest and dividend income	$211,762	$210,621	$1,141
Yield on interest-earning assets (non-GAAP)(1)	5.77%	6.55%	(78) bps
Average interest-bearing liabilities	$3,213,036	$2,875,350	$337,686
Interest expense	$128,579	$134,739	$(6,160)
Cost of interest-bearing liabilities (non-GAAP)(2)	4.00%	4.69%	(69) bps
Net interest spread (non-GAAP)(3)	1.77%	1.86%	(9) bps
Net interest income	$83,183	$75,882	$7,301
Net interest margin (non-GAAP)(4)(5)	2.27%	2.36%	(9) bps

(1)
Calculated as interest income divided by average interest-earning assets

(2)
Calculated as interest expense divided by average interest-bearing liabilities

(3)
Calculated as yield on interest-earning assets less cost of interest-bearing liabilities

(4)
Calculated as net interest income divided by average interest-earning assets

Rate/Volume Analysis.   The following table summarizes the effects of rate and volume changes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.
	Comparison of the years ended October 31, 2025 vs. 2024 Increase (Decrease) Due to Change in:
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Credit assets	$18,743	$(18,256)	$487
Investment securities	835	272	1,107
Cash and cash equivalents	12,712	(13,165)	(453)
Total interest-earning assets	$32,290	$(31,149)	$1,141

	Comparison of the years ended October 31, 2025 vs. 2024 Increase (Decrease) Due to Change in:
(Dollars in thousands)	Volume	Rate	Total
Interest-bearing liabilities:
Demand deposits	$3,193	$(9,187)	$(5,994)
Time deposits	12,503	(12,691)	(188)
Subordinated notes payable	(62)	(175)	(237)
Other interest-bearing liabilities	(31)	290	259
Total interest-bearing deposits	15,603	(21,763)	(6,160)
Change in net interest income	$16,687	$(9,386)	$7,301

Allowance for credit losses.   VersaBank recorded an allowance for credit losses of $6,402 thousand as of October 31, 2025, compared with an allowance for credit losses of $3,288 thousand as of October 31, 2024. The increase reflected changes in the forward-looking information used by VersaBank in its credit risk models. The increase was primarily driven by increased balances within the SRP Finance and the MFRL portfolios, as well as the Company’s application of a qualitative overlay related to a facility within the SRP. These increases were partially offset by a reduction in multifamily residential uninsured loan balances.
	For the year ended October 31,				Change
(Dollars in thousands)	2025		2024		$	%
Allowance for credit losses by credit asset:
SRP Financing	$3,875	61%	$699	21%	$3,176	454%
MFRL	1,925	30%	1,427	44%	498	35%
Other Financing	525	8%	1,085	33%	(560)	(52)%
HTM Corporate Bonds	77	1%	77	2%	—	—%
Total ending allowance balance	$6,402	100%	$3,288	100%	$3,114	95%
Non-interest income.   Non-interest income decreased 4% to $8,180 thousand from $8,550 thousand for the years ended October 31, 2025 and 2024, respectively. The decrease was a function primarily of lower client engagements.
Non-interest expense.   Non-interest expense increased 31% to $58,891 thousand from $45,044 thousand for the years ended October 31, 2025 and 2024, respectively. The increase was primarily attributable to:
•
Operating costs of $5,877 thousand associated with the growth of VersaBank USA operations that began on August 30, 2024; including costs being incurred ahead of anticipated asset growth and revenue generated by the launch of US SRP through VersaBank USA; and,

•
Project costs of $7,076 thousand primarily associated with the Reorganization.

	For the year ended October 31,		Change
(Dollars in thousands)	2025	2024	$	%
Non-interest expense:
General and administrative	$24,092	$14,700	$9,392	64%
Salaries and employee benefits	27,171	24,304	2,867	12%
Premises and equipment	5,026	3,564	1,462	41%
Other non-interest expense	2,602	2,476	126	5%
Total non-interest expense	$58,891	$45,044	$13,847	31%
Non-GAAP Financial Measures
We present certain non-GAAP financial measures that are determined by methods other than in accordance with GAAP. Management uses these measures to evaluate our operating performance and to provide additional insight into trends affecting its business. These measures are supplemental to the financial results prepared in accordance with GAAP and are intended to assist in understanding our core operating performance by excluding items that management believes are not indicative of ongoing results.
Non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP results. Because these measures are not standardized, they may not be comparable to similarly titled measures used by other financial institutions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are provided in this report where applicable.
Return on Average Common Equity.   Return on average common equity is calculated as annualized net income available to common shareholders divided by average common shareholders’ equity. Net income available to common shareholders is defined as net income less preferred share dividends, and average common shareholders’ equity is defined as average total shareholders’ equity less preferred share equity. We believe that these metrics are useful to management and investors because they provide for better comparability and more accurately measure VersaBank’s results of operations and remove variability.
	For the year ended October 31,
(Dollars in thousands)	2025	2024
Return on average common equity
Net income	$20,173	$27,199
Less: Preferred stock dividends	—	(728)
Net income available to common shareholders	$20,173	$26,471
Average common equity	$221,448	$183,183
Return on average common equity	9.11%	14.45%
Adjusted Return on Average Common Equity.   Adjusted return on average common equity is calculated on the same basis as Return on Average Common Equity, excluding the impact of amounts primarily related to the Reorganization and the associated tax effect. We believe the adjusted return on average common equity is useful to investors because it enhances comparability between the periods presented.
	For the year ended October 31,
(Dollars in thousands)	2025	2024
Return on average common equity
Net income	$20,173	$27,199
Add: Adjustment to non-interest expenses	7,076	—
Less: Adjustment to income tax provision	(1,053)	—
Less: Preferred stock dividends	—	(728)
Net income available to common shareholders	$26,196	$26,471
Average common equity	$221,448	$183,183
Return on average common equity	11.83%	14.45%
Tangible book Value per Common Share.   Tangible book value per common share is calculated as tangible shareholders’ equity divided by total common shares outstanding. We consider the tangible book value per common share as a useful measurement of our equity and reference the return on average tangible common equity as a measurement of profitability.
	For the year ended October 31,
(Dollars in thousands, except for share amounts)	2025	2024
Total shareholders’ equity	$378,213	$284,694
Less: Intangible assets	(9,811)	(10,516)

	For the year ended October 31,
(Dollars in thousands, except for share amounts)	2025	2024
Less: Total gross deferred tax assets	(7,544)	(4,735)
Less: Total lease assets	(2,819)	(2,085)
Less: Goodwill	(8,204)	(8,225)
Add: Total gross deferred tax liabilities	3,449	3,574
Total tangible shareholders’ equity	$353,284	$262,707
Total assets	4,143,472	3,469,589
Less: Intangible assets	(9,811)	(10,516)
Less: Deferred tax assets	(7,544)	(4,735)
Less: Total lease assets	(2,819)	(2,085)
Less: Goodwill	(8,204)	(8,225)
Add: Deferred tax liabilities	3,449	3,574
Total tangible assets	$4,118,543	$3,447,602
Tangible shareholders’ equity / tangible assets	8.58%	7.62%
Total common shares outstanding	31,945,535	26,002,577
Tangible book value per common share	$11.06	$10.10
Book Value per Common Share.   Book value per common share is calculated as total shareholders’ equity less preferred share equity, divided by the number of common shares outstanding at the end of the period. We believe that book value per common share is useful for evaluating the operating performance and capital adequacy of the business period-to-period.
	For the year ended October 31,
(Dollars in thousands, except for share amounts)	2025	2024
Book value per Common Share
Total shareholders’ equity	$378,213	$284,694
Shares outstanding	31,945,535	26,002,577
Book Value per Common Share	$11.84	$10.95
Return on Average Total Assets.   Return on average total assets is calculated as net income available to common shareholders divided by average total assets. We believe that Return on Average Total Assets provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.
	For the year ended October 31,
(Dollars in thousands)	2025	2024
Return on average total assets
Net income	$20,173	$27,199
Less: Preferred stock dividends	—	(728)
Less: Effect of preferred share redemption	—	(709)
Net income available to common shareholders less preferred share redemption	$20,173	$25,762
Average total assets	$3,806,530	$3,247,199
Return on average total assets	0.53%	0.79%
Adjusted Net Income.   Adjusted net income is calculated as net income less amounts related to the Reorganization and the associated tax effect. We believe that Adjusted Net Income provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.
	For the year ended October 31,
(Dollars in thousands)	2025	2024
Adjusted net income
Net income	$20,173	$27,199
Add: Adjustment to non-interest expenses	7,076	—
Less: Adjustment to income tax provision	(1,053)	—
Adjusted net income	$26,196	$27,199
Adjusted Earnings per Common Share.   Adjusted EPS is calculated as annualized net income available to common shareholders, excluding amounts related to the Reorganization and the associated tax effect, divided by the weighted-average number of common shares outstanding. We believe that Adjusted EPS provides useful information to investors because it is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.
	For the year ended October 31,
(Dollars in thousands, except for share amounts)	2025	2024
Adjusted earnings per common share
Net income	$20,173	$27,199
Add: Adjustment to non-interest expenses	7,076	—
Less: Adjustment to income tax provision	(1,053)	—
Less: Preferred stock dividends	—	(728)
Less: Effect of preferred share redemption	—	(709)
Adjusted net income available to common shareholders less preferred share redemption	$26,196	$25,762
Weighted average number of common shares outstanding	31,506,701	25,965,724
Adjusted earnings per common share	$0.83	$0.99
Analysis of Financial Condition
As of April 30, 2026
Total Assets.   Total assets increased 14% to $4,723,590 thousand at April 30, 2026 from $4,143,472 thousand at October 31, 2025. Interest-earning assets increased 10% to $4,077,830 thousand at April 30, 2026 from $3,704,156 thousand at October 31, 2025. The increase in net interest-earning assets was primarily attributable to a $516,641 thousand increase in net credit assets, a $33,051 thousand increase in investment securities held-to-maturity (“HTM”), a $17,546 thousand increase in available-for-sale securities, and by a $1,805 thousand increase in interest-bearing deposits in other banks.
Cash and Cash Equivalents.   Cash and cash equivalents increased 0.4% to $417,030 thousand at April 30, 2026 from $415,225 thousand at October 31, 2025. The increase was primarily attributable to growth in deposits during the period.
Investment Securities Held-to-Maturity.   Investments in debt securities for which we have the positive intent and ability to hold to maturity are classified as HTM. HTM debt securities are recognized at amortized cost, net of the allowance for credit losses. Total HTM investment securities increased 33% to $132,634 thousand at April 30, 2026 from $99,583 thousand at October 31, 2025. The increase was primarily attributable to growth in deposits during the period. The weighted average yield for HTM investment securities is 3.66% at April 30, 2026, calculated as the yield on a pro rata basis for each security based on its relative amortized cost.

Investment Securities Available-for-Sale.   Investments in debt securities which are not classified as HTM are classified as Available for Sale (“AFS”). AFS investment securities are recognized at fair value with unrealized gains and losses reported in OCI. Unrealized gains and losses reported in OCI are based on the difference between amortized cost and fair value, net of the allowance for credit losses (“ACL”) and applicable income taxes. Total AFS investment securities increased 32% to $72,187 thousand at April 30, 2026 from $54,641 thousand at October 31, 2025. The increase was primarily attributable to growth in deposits during the period.
Credit Assets.   We organize our credit asset portfolio into three primary segments: SRP Financing, MFRL, and Other Financing. For a more comprehensive discussion of the credit asset portfolio, see Note 4 to VersaBank’s Interim Consolidated Financial Statements.
The following table summarizes the composition of our credit asset portfolio and key coverage ratio that reflect overall credit quality trends.
	As at		Change
(Dollars in thousands)	April 30, 2026	October 31, 2025	$	%
SRP Financing	$3,316,965	$2,798,906	$518,059	19%
MFRL	666,178	664,013	2,165	—%
Other Financing	42,028	47,357	(5,329)	(11)%
Total credit assets	$4,025,171	$3,510,276	$514,895	15%
Deferred fees, net of origination costs	(997)	(1,345)	348	(26)%
Credit assets, net of deferred fees and costs	$4,024,174	$3,508,931	$515,243	15%
Allowance for credit losses	(7,335)	(6,402)	(933)	15%
Accrued interest	18,809	16,478	2,331	14%
Net credit assets	$4,035,648	$3,519,007	$516,641	15%
Allowance for credit losses to total credit assets outstanding during the period	0.18%	0.18%		—%
SRP Financing increased 19% to $3,316,965 thousand during the six months ended April 30, 2026, primarily due to consistent demand for home improvement/HVAC receivable financing in Canada and the US.
MFRL remained consistent at $666,178 thousand during the six months ended April 30, 2026, with composition of the portfolio continuing to shift from uninsured real estate loans to insured loans.
The following table summarizes the total and remaining maturities, based on contractual maturity, by class of credit assets and by rate type as of April 30, 2026:
	Variable Rate:						Fixed Rate:
(Dollars in thousands)	Within 1 year	1 to 5 years	5 to 15 years	Over 15 years	Total due after 1 year	Total	Within 1 year	1 to 5 years	5 to 15 years	Over 15 years	Total due after 1 year	Total	Total Maturities
SRP Financing	$55,201	$5,336	$—	$—	$5,336	$60,537	$167,460	$2,049,520	$826,153	$213,295	$3,088,968	$3,256,428	$3,316,965
MFRL – Insured Real Estate	138,773	213,813	—	—	213,813	352,586	1,009	3,126	—	—	3,126	4,135	356,721
MFRL – Uninsured Real Estate	85,351	75,902	—	—	75,902	161,253	25,596	122,608	—	—	122,608	148,204	309,457
Other Financing	—	1,687	329	—	2,016	2,016	3,081	7,254	29,600	77	36,931	40,012	42,028
Total	$279,325	$296,738	$329	$—	$297,067	$576,392	$197,146	$2,182,508	$855,753	$213,372	$3,251,633	$3,448,779	$4,025,171
Allowance for Credit Losses and Asset Quality.   The credit asset’s allowance for credit losses increased 14% to $7,335 thousand at April 30, 2026 from $6,402 thousand at October 31, 2025, primarily due to changes in the forward-looking information used by VersaBank in its credit risk models.

During the period, we observed changes in portfolio risk factors that are reflected in the allowance for credit losses at period end. The increase in the allowance for credit losses was primarily driven by increased balances within the SRP Finance and the Multi-Family Residential Loans — Insured portfolio, as well as the deterioration in performance of a facility within the SRP. These increases were partially offset by a reduction in Multi-Family Residential Loans — Uninsured balances. The holdback reserve levels continue to be assessed as sufficient to absorb potential losses in the SRP Finance portfolio with the exception of a single facility.
Management continues to monitor macroeconomic conditions and credit trends that could affect expected credit losses and believes the current allowance is adequate to absorb estimated losses inherent in the credit asset portfolio.
Deposits.   Deposits increased by 17% to $4,046,656 thousand at April 30, 2026 from $3,464,083 thousand at October 31, 2025, driven primarily by:
•
Increase of $532,142 thousand in deposits from brokers to fund balance sheet growth; and,

•
Increase of $52,612 thousand in deposits from Licensed Insolvency Trustee firms attributable to an increase in the volume of Canadian consumer and commercial bankruptcy and proposal restructuring proceedings.

The following table summarizes deposit balances by major category.
	As at
	April 30, 2026		October 31, 2025
(Dollars in thousands)	Amount	% of total deposits	Amount	% of total deposits
Deposits:
Interest-bearing deposits
Time deposits	$3,416,362	84%	$2,861,170	83%
Demand deposits	629,521	16%	601,437	17%
Non-interest-bearing deposits	773	0%	1,476	0%
Total Deposits	$4,046,656	100.00%	$3,464,083	100.00%
Uninsured deposits are deposits in excess of the deposit insurance limits in the jurisdictions which we and VersaBank USA operate, calculated based on the applicable deposit schemes, as well as deposits in uninsured accounts. The deposit schemes applicable to us and VersaBank USA are those of CDIC in Canada and the FDIC in the U.S. Maturities of time deposits in excess of insurance limits were as follows.
	As at
(Dollars in thousands)	April 30, 2026	October 31, 2025
3 months or less	$76,624	$17,642
Over 3 Months through 6 Months	26,176	11,209
Over 6 Months through 12 Months	42,275	28,152
Over 12 Months	55,135	66,988
Total	$200,210	$123,991
Average Balances and Yields.   The following table summarizes average consolidated balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are monthly average balances.

	For the three months ended April 30, 2026			For the three months ended April 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate(2)	Average Balance	Interest Income/ Expense	Average Yield/ Rate(2)
Earning assets
Credit assets(1)
SRP Financing	$3,229,403	$45,691	5.66%	$2,435,503	$35,626	5.85%
MFRL	648,674	9,266	5.71%	587,782	10,077	6.86%
Other Financing	43,001	317	2.95%	63,511	685	4.31%
Total credit assets	3,921,078	55,274	5.64%	3,086,796	46,388	6.01%
Investment securities
Investment securities available-for-sale	69,956	849	4.85%	$76,195	821	4.31%
Investment securities held-to-maturity	131,669	1,152	3.50%	12,407	108	3.48%
Total investment securities	$201,625	$2,001	3.97%	$88,602	$929	4.19%
Cash and cash equivalents	392,623	3,266	3.33%	274,081	2,854	4.16%
Total earning assets	$4,515,326	$60,541	5.36%	$3,449,479	$50,171	5.82%
Non-earning assets
Allowance for credit losses	$(7,135)			$(3,877)
Accrued interest and other assets	83,469			65,238
Total assets	$4,591,660			$3,510,840
Interest-bearing liabilities
Interest-bearing deposits
Demand deposits	$1,195	$9	3.01%	$1,732	$10	2.31%
Time deposits	3,923,125	32,715	3.34%	2,916,768	29,216	4.01%
Subordinated notes payable	73,935	983	5.32%	73,751	981	5.32%
Other interest-bearing liabilities	180,647	974	2.16%	13,756	152	4.42%
Total interest-bearing liabilities	$4,178,902	$34,681	3.32%	$3,006,007	$30,359	4.04%
Non-interest-bearing liabilities
Non-interest-bearing deposits	—			—
Other non-interest-bearing liabilities	14,440			142,872
Shareholders’ equity	398,318			361,961
Total liabilities and shareholders’ equity	$4,591,660			$3,510,840
Net interest income		$25,860			$19,812
Interest rate spread			2.04%			1.78%
Cost of funds			3.32%			4.04%
Net interest margin			2.29%			2.30%

(1)
Includes gross credit assets before allowance for credit losses; excludes accrued interest and deferred fees.

(2)
Percentages are based upon annualized amounts.

	For the six months ended April 30, 2026			For the six months ended April 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate(2)	Average Balance	Interest Income/ Expense	Average Yield/ Rate(2)
Earning assets
Credit assets(1)
SRP Financing	$3,143,263	$88,771	5.65%	$2,401,041	$71,114	5.92%
MFRL	642,934	19,486	6.06%	579,180	20,855	7.20%
Other Financing	45,006	701	3.12%	67,593	1,496	4.43%
Total credit assets	3,831,203	108,958	5.69%	3,047,814	93,465	6.13%
Investment securities
Investment securities available-for-sale	67,077	1,691	5.04%	$113,870	2,233	3.92%
Investment securities held-to-maturity	128,608	2,179	3.39%	12,373	245	3.96%
Total investment securities	$195,685	$3,870	3.96%	$126,243	$2,478	3.93%
Cash and cash equivalents	411,158	6,664	3.24%	255,126	5,946	4.66%
Total earning assets	$4,438,046	$119,492	5.38%	$3,429,183	$101,889	5.94%
Non-earning assets
Allowance for credit losses	$(6,894)			$(3,752)
Accrued interest and other assets	64,492			55,428
Total assets	$4,495,644			$3,480,859
Interest-bearing liabilities
Interest-bearing deposits
Demand deposits	$1,272	$17	2.67%	$1,804	$16	1.77%
Time deposits	3,845,645	65,015	3.38%	2,919,525	61,695	4.23%
Subordinated notes payable	73,881	1,967	5.32%	73,729	1,961	5.32%
Other interest-bearing liabilities	174,608	1,922	2.20%	14,336	217	3.03%
Total interest-bearing liabilities	$4,095,406	$68,921	3.37%	$3,009,394	$63,889	4.25%
Non-interest-bearing liabilities
Non-interest-bearing deposits	—			—
Other non-interest-bearing liabilities	49,544			172,013
Shareholders’ equity	350,694			299,452
Total liabilities and shareholders’ equity	$4,495,644			$3,480,859
Net interest income		$50,571			$38,000
Interest rate spread			2.02%			1.70%
Cost of funds			3.37%			4.25%
Net interest margin			2.28%			2.22%

(1)
Includes gross credit assets before allowance for credit losses; excludes accrued interest and deferred fees.

(2)
Percentages are based upon annualized amounts.

As of October 31, 2025
Total Assets.   Total assets increased 19% to $4,143,472 thousand from $3,469,589 thousand at October 31, 2025 and 2024, respectively. Interest-earning assets increased 14% to $3,704,156 thousand from $3,258,143 thousand at October 31, 2025 and 2024, respectively. The increase in interest-earning assets was primarily attributable to a $25,804 thousand increase in interest-bearing deposits in other banks, a $490,707 thousand increase in credit assets, and a $86,926 thousand increase in investment securities held-to- maturity, partially offset by a $157,424 thousand decrease in AFS.
Cash and Cash Equivalents.   Cash and cash equivalents increased 157%, to $415,225 thousand from $161,642 thousand at October 31, 2025 and 2024, respectively. The higher balance primarily reflects proceeds from the $78,780 thousand equity capital raise that occurred in fiscal 2025 and $513,343 thousand in cash flows from an increase in deposits.
Investment Securities Available-for-Sale.   We maintain a portfolio of investment securities classified as AFS. Total AFS investment securities decreased 74% to $54,641 thousand from $212,065 thousand at October 31, 2025 and 2024, respectively, primarily due to VersaBank’s shift of liquidity toward cash following its equity capital raise in fiscal 2025.
Investment Securities Held-to-Maturity.   The weighted average yield for investment securities held-to- maturity is 4.43% at October 31, 2025, calculated as the yield on a pro rata basis for each security based on its relative amortized cost.
Credit Assets.   We organize our credit asset portfolio into three primary segments: SRP Financing, MFRL, and Other Financing. For a more comprehensive discussion of the credit asset portfolio, see Note 4 to VersaBank’s Annual Consolidated Financial Statements.
The following table summarizes the composition of our credit asset portfolio and key coverage ratio that reflect overall credit quality trends.
	As at October 31,		Change
(Dollars in thousands)	2025	2024	$	%
SRP Financing	$2,798,906	$2,373,378	425,528	17.93%
MFRL	664,013	568,038	95,975	16.90%
Other Financing	47,357	78,153	(30,796)	(39.40)%
Total credit assets	$3,510,276	3,019,569	490,707	16.25%
Deferred fees, net of origination costs	(1,345)	(1,890)	545	(28.84)%
Credit assets, net of deferred fees and costs	$3,508,931	3,017,679	491,252	16.28%
Allowance for credit losses	(6,402)	(3,288)	(3,114)	94.71%
Accrued interest	16,478	15,570	908	5.83%
Net credit assets	$3,519,007	3,029,961	489,046	16.14%
Allowance for credit losses to total credit assets outstanding during the period	0.18%	0.11%		67.65%
SRP Financing increased 18% to $2,798,906 thousand during the year, primarily due to consistent demand for home improvement/HVAC receivable financing in Canada and the launch and ramp up of the SRP in the US.
MFRL balances increased by 17% to $664,013 thousand during the year, which was primarily due to higher multi-family residential lending in the lower risk-weighted CMHC insured portfolio.
The following table summarizes the total and remaining maturities, based on contractual maturity, by class of credit assets and by rate type net of deferred fees and costs as of October 31, 2025:

	Variable Rate:						Fixed Rate:
(Dollars in thousands)	Within 1 year	1 to 5 years	5 to 15 years	Over 15 years	Total due after 1 year	Total	Within 1 year	1 to 5 years	5 to 15 years	Over 15 years	Total due after 1 year	Total	Total Maturities
SRP Financing	$70,392	$—	$—	$—	$—	$70,392	$267,705	$1,958,277	$446,795	$55,736	$2,460,809	$2,728,514	$2,798,906
MFRL – Insured Real Estate	139,724	127,793	—	—	127,793	267,517	1,015	3,048	—	—	3,048	4,063	271,580
MFRL – Uninsured Real Estate	178,730	67,851	—	—	67,851	246,581	26,026	119,826	—	—	119,826	145,852	392,433
Other Financing	—	1,091	407	—	1,498	1,498	8,148	9,920	27,698	94	37,712	45,859	47,357
Total	$388,846	$196,735	$407	$—	$197,142	$197,142	$302,894	$2,091,071	$474,493	$55,830	$2,621,394	$2,924,288	$3,510,276
Allowance for Credit Losses and Asset Quality.   The allowance for credit losses increased 95% to $6,402 thousand from $3,288 thousand on October 31, 2025 and 2024, respectively, primarily due to changes in the forward-looking information used by VersaBank in its credit risk models.
During the period, we observed changes in portfolio risk factors that are reflected in the allowance for credit losses at period end. The increase in the allowance for credit losses was primarily driven by increased balances within the SRP Finance and the MFRL portfolios, as well as the deterioration in performance of a facility within the SRP. These increases were partially offset by a reduction in multifamily residential uninsured loan balances. The holdback reserve levels continue to be assessed as sufficient to absorb potential losses in the SRP Finance portfolio with the exception of a single facility.
Management continues to monitor macroeconomic conditions and credit trends that could affect expected credit losses and believes the current allowance is adequate to absorb estimated losses inherent in the credit asset portfolio.
Deposits.   Deposits increased by 17% to $3,464,083 thousand from $2,969,181 thousand on October 31, 2025, and 2024, respectively, driven primarily by:
•
Increase of $394,464 thousand in deposits from brokers attributable to VersaBank increasing activity in its broker market network to fund balance sheet growth; and,

•
Increase of $100,438 thousand in deposits from Licensed Insolvency Trustee firms attributable to an increase in the volume of Canadian consumer and commercial bankruptcy and proposal restructuring proceedings year-over-year.

The following table summarizes deposit balances by major category.
	As of October 31,
	2025		2024
(Dollars in thousands)	Amount	% of total deposits	Amount	% of total deposits
Deposits:
Interest-bearing deposits
Time deposits	$2,861,170	82.60%	$2,449,149	82.48%
Demand deposits	601,437	17.36%	518,017	17.45%
Non-interest-bearing deposits	1,476	0.04%	2,015	0.07%
Total Deposits	$3,464,083	100.00%	$2,969,181	100.00%
Uninsured deposits are deposits in excess of the deposit insurance limits in the jurisdictions which we and VersaBank USA operate, calculated based on the applicable deposit schemes, as well as deposits in uninsured accounts. The deposit schemes applicable to us and VersaBank USA are those of the CDIC in Canada and the FDIC in the U.S. Maturities of time deposits in excess of insurance limits were as follows.

	As of October 31,
(Dollars in thousands)	2025	2024
3 months or less	$17,642	$30,466
Over 3 Months through 6 Months	11,209	18,389
Over 6 Months through 12 Months	28,152	27,359
Over 12 Months	66,988	17,386
Total	$123,991	$93,600
Average Balances and Yields.   The following table summarizes average consolidated balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are monthly average balances.
	2025			2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Earning assets
Credit assets(1)
SRP Financing	$2,550,851	$148,555	5.82%	$2,324,381	$140,655	6.05%
MFRL	618,894	43,821	7.08%	584,072	52,454	8.98%
Other Financing	67,818	2,504	3.69%	44,405	1,284	2.89%
Total credit assets	3,237,563	194,880	6.02%	2,952,858	194,393	6.58%
Investment securities
Investment securities available-for-sale	128,526	4,865	3.79%	$115,615	3,505	3.03%
Investment securities held-to-maturity	25,507	459	1.80%	12,970	712	5.49%
Total investment securities	$154,033	$5,324	3.46%	$128,585	$4,217	3.28%
Cash and cash equivalents	280,331	11,558	4.12%	136,193	12,011	8.82%
Total earning assets	$3,671,927	$211,762	5.77%	$3,217,636	$210,621	6.55%
Non-earning assets
Allowance for credit losses	$(4,493)			$(2,873)
Accrued interest and other assets	97,889			96,829
Total assets	$3,765,323			$3,311,592
Interest-bearing liabilities
Interest-bearing deposits
Demand deposits	$554,898	$10,874	1.96%	$466,585	$16,868	3.62%
Time deposits	2,569,342	113,379	4.41%	2,314,534	113,567	4.91%
Subordinated notes payable	73,945	3,929	5.31%	75,056	4,166	5.55%
Other interest-bearing liabilities	14,851	397	2.67%	19,175	138	0.72%
Total interest-bearing liabilities	$3,213,036	$128,579	4.00%	$2,875,350	$134,739	4.69%
Non-interest-bearing liabilities
Non-interest-bearing deposits	1,399			510
Other non-interest-bearing liabilities	200,718			210,365
Shareholders’ equity	350,170			225,367
Total liabilities and shareholders’ equity	$3,765,323			$3,311,592
Net interest income		$83,183			$75,882
Interest rate spread			1.77%			1.86%
Cost of funds(2)			4.00%			4.69%
Net interest margin(3)			2.27%			2.36%

(1)
Includes gross credit assets before allowance for credit losses; excludes accrued interest and deferred fees.

(2)
Calculated as total interest expense on interest-bearing liabilities divided by the average balance of total interest-bearing liabilities.

(3)
Calculated as net interest income divided by average earning assets.

Key Factors Affecting Our Results of Operations
Public Company Costs
Following the completion of the Reorganization, we expect to incur additional costs associated with operating as a U.S. domestic reporting company. We expect that these costs will include additional personnel, legal, consulting, regulatory, insurance, accounting, investor relations and other expenses that we did not incur as a Canadian foreign private issuer under the multijurisdictional disclosure system adopted in the United States. The Sarbanes-Oxley Act, as well as rules adopted by the SEC, and national securities exchanges, require U.S. domestic reporting companies to implement specified corporate governance practices that are not currently applicable to us as a Canadian foreign private issuer. These additional rules and regulations will increase our legal, regulatory and financial compliance costs and will make some activities more time-consuming and costly. For a full discussion of the Reorganization, see Proposed Organizational Structure of this Registration Statement.
Domestic U.S. Bank Holding Company Costs
Following the completion of the Reorganization, we will no longer be a “foreign private issuer” and will be required to comply with all of the provisions applicable to a U.S. domestic issuer under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Nasdaq listing rules, and the rules and regulations implemented by the SEC. The expenses incurred by U.S. domestic issuers for reporting and corporate governance purposes have been increasing. While we are already subject to a complex regulatory environment, becoming subject to different regulation may result in increased costs and more time-consuming activities.
As a result of becoming subject to different regulation upon consummation of the Reorganization, we will need to:
•
institute a more comprehensive compliance framework;

•
prepare financial statements in accordance with GAAP, rather than International Financial Reporting Standards;

•
update, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC, as and when such requirements, rules and regulations become applicable to us;

•
prepare and distribute periodic public reports in compliance with our obligations under U.S. securities laws;

•
revise our existing internal policies, such as those relating to disclosure controls and procedures and insider trading;

•
comply with SEC rules and guidelines requiring registrants to provide their financial statements in interactive data format using Inline eXtensible Business Reporting Language (iXBRL);

•
involve and retain to a greater degree outside counsel and accountants in the above activities; and

•
enhance our investor relations function.

For example, as a highly regulated financial services institution, we may experience higher-than-anticipated operating expenses and higher independent auditor and consulting fees, and we will need to hire additional qualified personnel to continue to satisfy applicable public-company requirements. We are currently required to expend considerable time and resources with respect to our compliance with public company regulations, and following the consummation of the Reorganization, we expect that the costs associated with such compliance will be exacerbated significantly. Any such costs could adversely affect our business, financial condition and results of operations.
Interest Rates
Net interest income is the most significant contributor to our net income and is the difference between the interest earned on interest-earning assets and the interest expense incurred in connection with interest-bearing liabilities. Fluctuations in net interest income are primarily a function of the changes in the average balances and yields of these interest-earning assets and interest-bearing liabilities. These factors are influenced by internal considerations such as product mix and risk appetite, as well as external influences such as economic conditions, competition for credit assets and deposits, and market interest rates.
The yield generated by our credit assets and securities and the cost of our deposits and short-term borrowings is primarily based on movement of sovereign yield curves and spreads on such curves, which are largely driven by market competition, economic conditions and the market rates that are impacted by the actions of the Bank of Canada and the U.S. Federal Reserve. The level of net interest income is influenced by movements in such interest rates and the pace at which such movements occur.
Non-Interest Income
Non-interest income is also a contributor to our net income. Non-interest income primarily relates to professional services rendered for IT security assurance services, supervisory control and data acquisition system assessments, and IT security training.
Non-Interest Expense
Non-interest expense includes salaries and employee benefits, general and administrative, premises and equipment, and other expenses. Non-interest expenses contain both direct expenses and certain expenses not directly attributable to a specific business segment, including certain indirect overhead expenses or centralized/shared functions, which are allocated based on utilization methodologies. Salaries and employee benefits expenses include compensation, employee benefits and employer tax expenses for our personnel. General and administrative expenses include expenses for legal, accounting, consulting, and internal audit and review services. Premises and equipment expenses include utility expenses, property taxes, lease expense, depreciation and property maintenance related items. Other operating expenses include marketing, telephone, supplies, travel and entertainment expenses, legal fees and director fees. We continue to seek to identify ways to streamline our business and operate more efficiently.
Credit Quality
Our credit asset policies and practices have historically resulted in low levels of charge-offs and non-performing assets. Based upon selective origination and strong portfolio management, we expect to maintain the credit quality of our credit asset portfolio. However, credit trends in the markets in which we operate are impacted by economic conditions beyond our control. Although we endeavor to maintain our allowance for credit losses at a level adequate to absorb any inherent losses in the credit asset portfolio, estimates of credit asset losses are necessarily subjective and their accuracy depends on the outcome of future events.
Competition
The industry and businesses in which we operate are highly competitive. We may experience increased competition through more unfavorable market pricing, underwriting standards, changes in product offerings and structures. While we seek to maintain an appropriate return on our investments, we anticipate that we will experience continued pressure on our net interest margins as we operate in this competitive environment.
Industry Trends and General Economic Conditions
Our business and financial performance are affected by economic conditions generally in Canada and the United States. The economic factors that are most relevant to our business and our financial performance include, but are not limited, interest rates, gross domestic product, unemployment rates, asset markets, consumer spending and real estate values. As general economic conditions improve or deteriorate, the amount of consumer disposable income tends to fluctuate, which in turn impacts consumer spending levels and the willingness of consumers to take out loans to finance purchases or invest in assets. Specific economic factors, such as interest rate levels, changes in monetary and related policies, unemployment rates, market volatility, consumer confidence and changing expectations for inflation and deflation, also influence consumer spending, saving, investing, and borrowing patterns.
Regulatory Environment
We operate in a highly regulated environment, and nearly all of our operations are subject to extensive regulation and supervision. Governments and regulators in the United States and Canada, including the U.S. President and the U.S. Congress, the U.S. Federal Reserve, the OCC, the FDIC, the Canadian Parliament, the Minister of Finance (Canada) and OSFI, may revise the laws and regulations applicable to us, may impose new laws and regulations, increase the level of scrutiny on our business in the supervisory process, and pursue additional enforcement actions against financial institutions. Future legislative and regulatory changes may increase our costs and have an adverse effect on our business, financial condition and results of operations.
Critical Accounting Policies and Estimates
The preparation of our Annual Consolidated Financial Statements and Interim Consolidated Financial Statements in accordance with Generally Accepted Accounting Principles in the United States requires management to make judgements and assumptions and develop estimates that affect the reported amounts of our assets, liabilities, revenues, and expenses. These judgements, estimates and assumptions are inherently subjective and may be subject to material change as future events occur or as additional information becomes available. Management believes its critical accounting estimates — those that are most important to the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective, or complex judgments — include accounting for the allowance for credit losses, business combinations, income taxes, and fair value measurements. Significant accounting policies are detailed in Note 2 to VersaBank’s Annual and Interim Consolidated Financial Statements. There has been no change in accounting policies nor any significant new policies adopted during 2025 and the first six months of 2026.
In preparing our Consolidated Financial Statements, management has exercised judgment and developed estimates in applying accounting policies and generating reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting periods. It is reasonably possible, on the basis of existing knowledge, that actual results may vary from those expected in the development of these estimates. This could result in material adjustments to the carrying amounts of assets and/or liabilities in the future and could change future valuations and impact the results of operations.
Estimates and their underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are applied prospectively once they are known. The following is a summary of the more judgmental and complex accounting estimates and principles. In each area, we have identified the most important variables in the estimation process.
Allowance for Credit Losses
As discussed in Note 4 to VersaBank’s Annual Consolidated Financial Statements and Note 4 to VersaBank’s Interim Consolidated Financial Statements, we recognize an ACL as a contra-asset valuation account that is deducted from the amortized cost basis of credit assets to present the net amount expected to be collected. The ACL reflects management’s best estimate of expected losses over the contractual life of the assets considering available information from internal and external sources, relevant to assessing exposure to credit loss. While historical credit loss experience provides the basis for the estimation of expected credit losses, VersaBank qualitatively adjusts model results for risk factors that are not inherently considered in the quantitative modeling process but are nonetheless relevant in assessing the expected credit losses within the credit asset portfolio. These adjustments may increase or decrease the estimate of expected credit losses based upon the assessed level of risk for each qualitative factor. The various risks that may be considered in making qualitative adjustments to VersaBank’s lifetime loss rate models include, among other things, probability of default, loss given default, and exposure at default, adjusted for forward-looking economic factors such as changes in GDP, unemployment, and interest rates. Our ACL is measured on a collective basis for pools of credit assets with similar risk characteristics. Credit assets that do not share similar risk characteristics are evaluated individually. We have three collective credit asset pools: SRP Financing, MFRL, and Other Financing.
For a full discussion of our methodology of assessing the adequacy of the ACL, see Risk Factors of this Registration Statement, Note 2 and Note 4 to VersaBank’s Annual Consolidated Financial Statements and Note 4 to VersaBank’s Interim Consolidated Financial Statements.
Fair value of financial instruments
We measure certain assets and liabilities at fair value on a recurring basis, including securities and derivative instruments. Fair value estimates are inherently subjective and involve significant assumptions, adjustments, and judgement including among others, discount rates, rates of return on assets, cash flows, default rates, loss rates, terminal values and liquidation values. A significant change in assumptions may result in a significant change in fair value, which in turn, may result in a higher degree of financial statement volatility and could result in significant impact on our results of operations, financial condition, or disclosures of fair value information.
Estimates of fair value are developed using a variety of valuation methods and assumptions. VersaBank follows a fair value hierarchy to categorize the inputs used to measure fair value for its financial instruments. The fair value hierarchy is based on quoted prices in active markets (Level 1), models using inputs other than quoted prices but with observable market data (Level 2), or models using inputs that are not based on observable market data (Level 3).
Valuation models may require the use of inputs, transaction values derived from models, and input assumptions sourced from pricing services. Valuation inputs are either observable or unobservable. VersaBank makes use of external, readily observable market inputs when available and may include certain prices and rates for yield curves and banker’s acceptances. Unobservable inputs reflect market assumptions and may include credit spreads, probability of default and recovery rates. As such, fair value measurements, particularly in level 2 and level 3 of the hierarchy, may require us to use significant assumptions that are subject to change. A change in one assumption could have a significant impact on the fair value estimate and certain assumptions may have offsetting impacts to one another. We prepare a supportable estimate but changes in significant assumptions could have a significant impact on our Consolidated Balance Sheet, Consolidated Statement of Income, and/or fair value disclosures. For more information on our financial instruments and fair value assessment, see Note 2 and Note 16 to VersaBank’s Annual Consolidated Financial Statements and Note 11 to VersaBank’s Interim Consolidated Financial Statements.
Business Combinations
We apply the acquisition method of accounting for business combinations in accordance with ASC Topic 805, Business Combinations. Under the acquisition method, we record all identifiable assets acquired, including intangible assets and the liabilities assumed at their fair values as of the acquisition date. Determining fair values of net assets acquired often involves estimates based on third-party valuations, such as appraisals or internal valuations based on discounted cash flow analysis or other valuation techniques. These methodologies are inherently subjective and involve significant assumptions, adjustments, and judgement around the selection of assumptions including, among others, discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change. The determination of the useful lives over which intangible assets will be amortized is also subjective. While the selected fair values represented our best estimate of fair value as of the acquisition date, these estimates are inherently uncertain.
Corporate Income Taxes
We are subject to the income tax laws of the jurisdictions in which we operate. These tax laws are complex and subject to different interpretations by the taxpayer and the relevant government taxing authorities. We review income tax expense and the carrying value of deferred tax assets quarterly; and the balances are adjusted as new information becomes available. See Note 2 to VersaBank’s Annual Consolidated Financial Statements for a further description of our income tax expense (benefit) and related income tax assets and liabilities.
We must make judgements and interpretations about the application of these inherently complex tax laws. We must also make estimates about when in the future certain items will affect taxable income in the various tax jurisdictions. Disputes over interpretations of the tax laws may be subject to review/adjudication by the court systems of the various tax jurisdictions or may be settled with the taxing authority upon examination or audit.
Although management believes that the judgements and estimates used are reasonable, actual results could differ and we may be exposed to losses or gains that could be material. To the extent we prevail in matters for which reserves have been established or are required to pay amounts in excess of our reserves, our effective income tax rate in a given financial statement period could be materially affected. An unfavorable tax settlement would result in an increase in our effective income tax rate in the period of resolution. A favorable tax settlement would result in a reduction in our effective income tax rate in the period of resolution.
Recently issued accounting pronouncements (Issued but not fully adopted)
See Note 2 to VersaBank’s Annual Consolidated Financial Statements and Note 2 to VersaBank’s Interim Consolidated Financial Statements for a discussion of recent accounting pronouncements.
Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
Off-Balance Sheet Arrangements.   Off-balance-sheet arrangements represent financial instruments that do not appear on the consolidated balance sheets until payable. As discussed in Note 15 to VersaBank’s Annual Consolidated Financial Statements, VersaBank’s off-balance-sheet arrangements primarily consist of commitments to extend credit and standby letters of credit. On April 30, 2026 and October 31, 2025, these totaled $449,670 thousand and $453,873 thousand, respectively. These amounts represent the maximum potential credit exposure, however, management believes these arrangements do not represent significant liquidity risks, as a substantial portion is expected to expire without being drawn. These exposures are managed through VersaBank’s standard credit review, approval, and collateral processes.
Results of Operating Segments
VersaBank operates through four reportable segments: Digital Banking Canada, Digital Banking USA, DRTC (Cybersecurity), and Digital Meteor. These segments collectively represent our core operating structure and support our digital growth strategy. See Note 13 to VersaBank’s Interim Consolidated Financial Statements and Note 18 to VersaBank’s Annual Consolidated Financial Statements for additional information regarding segment definitions and financial performance.
Digital Banking Canada
The following table summarizes operating results for the Digital Banking Canada segment:
	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$49,378	$47,899	$1,479	3%
Interest expense	29,289	29,853	(564)	(2)%
Net interest income	20,089	18,046	2,043	11%
Provision for credit losses	382	516	(134)	(26)%
Net interest income after provision for (recovery of) credit losses	19,707	17,530	2,177	12%
Non-interest income	411	9	402	4,467%
Non-interest expense	(16,070)	(8,504)	(7,566)	89%
Net income before income taxes	$4,048	$9,035	$(4,987)	(55)%

	For the six months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$99,198	$97,707	$1,491	2%
Interest expense	59,286	62,908	(3,622)	(6)%
Net interest income	39,912	34,799	5,113	15%
Provision for credit losses	901	1,278	(377)	(29)%
Net interest income after provision for (recovery of) credit losses	39,011	33,521	5,490	16%
Non-interest income	477	12	465	3,875%
Non-interest expense	(26,967)	(16,280)	(10,687)	66%
Net income before income taxes	$12,521	$17,253	$(4,732)	(27)%
Net income before income taxes decreased 55% to $4,048 thousand from $9,035 thousand for the three months ended April 30, 2026 and 2025, respectively, driven primarily by the $4,911 thousand in project costs associated with the Reorganization and the intangible asset write down resulting from the sale of the Company’s sole physical branch, and higher general corporate administrative costs consistent with increase in operations, offset partially by higher net interest income and lower provision for credit losses.
Net income before income taxes decreased 27% to $12,521 thousand from $17,253 thousand for the six months ended April 30, 2026 and 2025, respectively, driven primarily the $5,975 thousand in project costs associated with the Reorganization and the intangible asset write down resulting from the sale of the Company’s sole physical branch, and higher general corporate administrative costs consistent with increase in operations, offset partially by higher net interest income and lower provision for credit losses.
Net interest income increased 11% to $20,089 thousand from $18,046 thousand for the three months ended April 30, 2026 and 2025, respectively, primarily due to higher interest income attributable to continued SRP portfolio growth in Canada and lower interest expense attributable primarily to the renewal of maturing deposits at lower interest rates and the normalization of the yield curve from the atypically inverted yield curve that existed in the early part of fiscal 2025.
Net interest income increased 15% to $39,912 thousand from $34,799 thousand for the six months ended April 30, 2026 and 2025, respectively, primarily due to higher interest income attributable to continued SRP portfolio growth in Canada and lower interest expense attributable primarily to the renewal of maturing deposits at lower interest rates and the normalization of the yield curve from the atypically inverted yield curve that existed in the early part of fiscal 2025.
Provision for credit losses decreased 26% to $382 thousand for the three months ended April 30, 2026, compared to $516 thousand in the prior-year period. The decrease was primarily due to updated forward-looking assumptions, along with favorable foreign currency translation adjustments and lower net charge-offs during the current quarter.
Provision for credit losses decreased 29% to $901 thousand for the six months ended April 30, 2026, compared to $1,278 thousand in the prior-year period. The decrease was primarily due to updated forward-looking assumptions, along with favorable foreign currency translation adjustments and lower net charge-offs during the current period.
Non-interest expense increased 89% to $16,070 thousand from $8,504 thousand for the three months ended April 30, 2026 and 2025, respectively, driven primarily by higher general operating costs consistent with increased business activities, and project costs of $4,911 thousand associated with the Reorganization and the intangible asset write down resulting from the sale of the Company’s sole physical branch.
Non-interest expense increased 66% to $26,967 thousand from $16,280 thousand for the six months ended April 30, 2026 and 2025, respectively, driven primarily by higher general operating costs consistent with increased business activities, and project costs of $5,975 thousand associated with the Reorganization and the intangible asset write down resulting from the sale of the Company’s sole physical branch.

Digital Banking USA
The following table summarizes operating results for the Digital Banking USA segment:
	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$11,163	$2,272	$8,891	391%
Interest expense	5,392	506	4,886	966%
Net interest income	5,771	1,766	4,005	227%
Provision for (recovery of) credit losses	(49)	(44)	(5)	11%
Net interest income after provision for (recovery of) credit losses	5,820	1,810	4,010	222%
Non-interest income	—	—	—	—%
Non-interest expense	(2,155)	(1,677)	(478)	29%
Net income before income taxes	$3,665	$133	$3,532	2,656%
	For the six months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$20,294	$4,182	$16,112	385%
Interest expense	9,635	981	8,654	882%
Net interest income	10,659	3,201	7,458	233%
Provision for (recovery of) credit losses	(36)	(53)	17	(32)%
Net interest income after provision for (recovery of) credit losses	10,695	3,254	7,441	229%
Non-interest income	—	—	—	—%
Non-interest expense	(4,168)	(2,991)	(1,177)	39%
Net income before income taxes	$6,527	$263	$6,264	2,382%
Net income before income taxes increased 2,656% to $3,665 thousand from $133 thousand for the three months ended April 30, 2026 and 2025, respectively, primarily due to higher net interest income, offset partially by higher non-interest expenses, reflecting the onboarding of staff and related operating expenses to support the expansion of VersaBank USA.
Net income before income taxes increased 2,382% to $6,527 thousand from $263 thousand for the six months ended April 30, 2026 and 2025, respectively, primarily due to higher net interest income, offset partially by higher non-interest expenses, reflecting the onboarding of staff and related operating expenses to support the expansion of VersaBank USA.
DRTC (Cybersecurity)
The following table summarizes operating results for the DRTC segment:
	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$—	$—	$—	—%
Interest expense	—	—	—	—%
Net interest income	—	—	—	—%
Non-interest income	733	674	59	9%
Non-interest expense	(383)	(782)	399	(51)%
Net income (loss) before income taxes	$350	$(108)	$458	424%

	For the six months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$—	$—	$—	—%
Interest expense	—	—	—	—%
Net interest income	—	—	—	—%
Non-interest income	1,235	1,138	97	9%
Non-interest expense	(711)	(1,220)	509	(42)%
Net income (loss) before income taxes	$524	$(82)	$606	739%
Net income before income taxes increased 424% to $350 thousand from net loss before income taxes of $108 thousand for the three months ended April 30, 2026 and 2025, respectively, driven primarily by higher revenue driven by higher client engagements in the current quarter and higher operating expenses incurred in the prior period related to the onboarding support cost for new cybersecurity offerings beginning in fiscal 2025.
Net income before income taxes increased 739% to $524 thousand from net loss before income taxes of $82 thousand for the six months ended April 30, 2026 and 2025, respectively, driven primarily by higher revenue driven by higher client engagements in the current quarter and higher operating expenses incurred in the prior period related to the onboarding support cost for new cybersecurity offerings beginning in fiscal 2025.
Digital Meteor
The following table summarizes operating results for the Digital Meteor segment:
	For the three months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$—	$—	$—	—%
Interest expense	—	—	—	—%
Net interest income	—	—	—	—%
Non-interest income	1,941	1,552	389	25%
Non-interest expense	(2,414)	(2,216)	(198)	9%
Net income (loss) before income taxes	$(473)	$(664)	$191	29%
	For the six months ended April 30,		Change
(Dollars in thousands)	2026	2025	$	%
Interest income	$—	$—	$—	—%
Interest expense	—	—	—	—%
Net interest income	—	—	—	—%
Non-interest income	3,945	3,254	691	21%
Non-interest expense	(4,993)	(4,572)	(421)	9%
Net income (loss) before income taxes	$(1,048)	$(1,318)	$270	20%
Net (loss) before income taxes decreased 29% to $(473) thousand from $(664) thousand for the three months ended April 30, 2026 and 2025, respectively, driven primarily by higher revenue driven by higher client engagements in the current quarter.
Net (loss) before income taxes decreased 20% to $(1,048) thousand from $(1,318) thousand for the six months ended April 30, 2026 and 2025, respectively, driven primarily by higher revenue driven by higher client engagements in the current period.

Liquidity and Capital Resources
Liquidity Management
Liquidity refers to our capacity to meet cash and collateral obligations in a timely manner. Maintaining appropriate levels of liquidity depends on our ability to address both expected and unexpected cash flows and collateral needs while aiming to avoid adverse effects on our daily operations or the financial condition of the Company. Effective liquidity management is considered essential to our business model, as deposits, which can generally be scaled up or down on demand or in a short period of time subject to early withdrawal penalties, form a primary source of our funding. For regulatory reporting purposes, the liquidity ratio is typically calculated as the sum of our cash and cash equivalents plus unpledged securities classified as investment grade divided by total liabilities. Based on this calculation method, as of April 30, 2026 and October 31, 2025, our reported liquidity ratios were 14.4% and 15.1%, respectively. We maintain liquidity raised primarily through a diversified base of personal and commercial deposits. Such liquidity is maintained in balances held in cash and securities that can be readily used, sold or pledged to secure funding, as may be required. VersaBank also maintains access to contingent liquidity through available Bank of Canada credit facilities and collateralized borrowing/repo programs. This is supplemented by ongoing liquidity generated from loan repayments and other operating cash flows.
Liquidity Risk Management
Liquidity risk refers to the potential that the Company’s financial condition or overall safety and soundness could be adversely affected by a real or perceived inability to meet contractual obligations. This risk category includes potential challenges in managing unplanned decreases or changes in funding sources. Liquidity risk management involves efforts to identify, measure, monitor and control liquidity events.
The Company reviews the current and projected liquidity daily and its stressed scenarios on a monthly basis. The Company seeks to ensure that measurement systems are designed to identify and quantify the Company’s liquidity exposure, and that reporting systems and practices are intended to communicate relevant information about the level and sources of that exposure. Management is responsible for implementing board-approved policies, strategies, and procedures, and for monitoring liquidity on both a daily and long-term basis.
The Consolidated Statement of Cash Flows for the three months ended April 30, 2026 shows net cash outflow of $46,052 thousand compared to net cash outflow of $20,679 thousand for the three months ended April 30, 2025. The current period trend was a function primarily of the timing of cash outflows to fund credit assets for $229,759 thousand and net cash outflow of $12,317 thousand related to investment securities available-for-sale and held-to-maturity exceeding the inflows from operations of $11,225 thousand and net deposit raised of $197,084 thousand. The comparative period trend was a function primarily of the timing of cash outflows to fund credit assets for $125,428 thousand exceeding the inflows from operations of $3,189 thousand, net deposit raised of $51,529 thousand, $78,780 thousand and net cash inflow of $37,758 thousand from investment securities available-for sale. The Consolidated Statement of Cash Flows for the six months ended April 30, 2026 shows a net cash inflow of $1,805 thousand compared to net cash inflow of $84,656 thousand for the six months ended April 30, 2025. The current period trend was a function primarily of inflows from operations of $12,544 thousand and net deposit raised of $492,472 thousand exceeding the timing of cash outflows to fund credit assets for $453,493 thousand and net cash outflow of $48,789 thousand related to investment securities available-for-sale and held-to-maturity. The comparative period trend was a function primarily of inflows from operations of $15,200 thousand, net deposit raised of $43,866 thousand, $78,780 thousand inflow related to the issuance of common shares and net cash inflow of $137,526 thousand from investment securities available-for sale, exceeding the timing of cash outflows to fund credit assets for $192,167 thousand. We will continue to fund its operations and meet contractual obligations using cash on hand and by closely managing its flow of deposit raising activities.
Capital Resources
Capital adequacy is generally considered an important indicator of financial stability and performance. Our objectives include maintaining capitalization at levels that we believe are sufficient to support asset growth and to promote confidence among our originating partners, depositors, investors, and regulators. We recognize that robust capital management practices are integral to addressing various financial and operational challenges, which include managing credit risk, liquidity risk, balance sheet growth, new products, regulatory changes and competitive pressures. Our board of directors reviews our capital position on an ongoing basis to ensure it is adequate, including but not limited to, the need for raising additional capital (whether in the form of debt and/or equity).
Shareholders’ equity as of April 30, 2026 was $401,909 thousand, an increase of $23,696 thousand compared to $378,213 thousand as of October 31, 2025. Net income for the six months ended April 30, 2026 contributed $13,459 thousand to the increase in shareholders’ equity. Accumulated other comprehensive income increased $8,616 thousand during the six months ended April 30, 2026, primarily driven by foreign currency translation gains on foreign operations and gains on foreign currency derivatives designated as net investment hedges. Dividends paid on shares during the six months ended April 30, 2026 were $1,178 thousand.
Book value per share as of April 30, 2026 and October 31, 2025 were $12.48 and $11.84, respectively. The increase is primarily the result of higher retained earnings attributable to net income earned in the six months ended April 30, 2026.
See Note 12 to VersaBank’s Interim Financial Statements for a summary of the Company’s consolidated and regulatory capital ratios.
Capital Position
We have maintained a strong capital position that supports our strategic growth, risk management objectives and regulatory compliance across both Canada and the United States. As a federally regulated Schedule I bank, VersaBank is supervised by OSFI in Canada, which establishes capital adequacy requirements consistent with the most recent recommendations of the Basel Committee on Banking Supervision. In the United States, our wholly owned subsidiary, VersaBank USA, is supervised and regulated by the OCC and subject to its capital adequacy framework. Following the Reorganization, the Parent will be subject to the U.S. Federal Reserve’s capital adequacy framework.
We set internal capital targets that exceed regulatory minimums, reflecting our conservative approach to capital planning and our assessment of the risks inherent in our business model. These internal thresholds are designed to ensure that we maintain sufficient capital under a range of economic and stress scenarios, while continuing to support lending growth and technological investment.
As of April 30, 2026, VersaBank’s Common Equity Tier 1 (“CET1”) ratio was 12.32%, VersaBank’s Tier 1 Capital ratio was 12.32%, VersaBank’s Total Risk-Based Capital ratio was 14.74%, and VersaBank’s Leverage ratio was 7.94%, each as calculated pursuant to the Canadian regulatory capital rules applicable to VersaBank. As of June 30, 2026, VersaBank USA’s CET1 ratio was 30.4%, VersaBank USA’s Tier 1 Capital ratio was 30.4%, VersaBank USA’s Total Risk-Based Capital ratio was 30.4%, and VersaBank USA’s Leverage ratio was 22.5%, each as calculated pursuant to the OCC’s regulatory capital rules applicable to VersaBank USA. Each of these ratios exceeds both regulatory minimums and our internal targets, providing a substantial buffer above regulatory requirements. We intend to maintain capital at levels that exceed regulatory requirements. Our strong capital base underscores the resilience of our balance sheet and supports our ability to pursue disciplined, risk-adjusted growth across our Canadian and U.S. lending operations.

The following charts and graphs reflect VersaBank’s consolidated results for the periods noted and the capital ratios noted are based on Canadian OSFI measures.

Leverage Ratio

9.8%
8.3%
7.4%
8.5%
7.9%
2022Y
2023Y
2024Y
2025Y
Q2 2026

Tier 1 Ratio

12.5%
11.8%
11.2%
12.9%
12.3%
2022Y
2023Y
2024Y
2025Y
Q2 2026

Tier 1 Common Capital Ratio

12.0%
11.3%
11.2%
12.9%
12.3%
2022Y
2023Y
2024Y
2025Y
Q2 2026

Total Risk-Based Capital Ratio

16.5%
15.4%
14.5%
15.7%
14.7%
2022Y
2023Y
2024Y
2025Y
Q2 2026

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus/circular. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.
Introduction
The following unaudited pro forma combined financial statements of Versa Bancorp (the “Unaudited Pro Forma Combined Financial Statements”) are provided to aid you in your analysis of the financial aspects of the Reorganization and the adjustments in the Unaudited Pro Forma Combined Financial Statements related to the Reorganization are referred to as the “Transaction Accounting Adjustments”.
The following unaudited pro forma combined balance sheet as at April 30, 2026, the unaudited pro forma combined statement of income for the six months ended April 30, 2026 and the unaudited pro forma combined statement of income for the year ended October 31, 2025, present our historical financial statements adjusted for the pro forma effects of the Reorganization described under “The Reorganization Proposal.”
To give effect to the Reorganization, the Unaudited Pro Forma Combined Financial Statements have been prepared based on Versa Bancorp’s historical financial statements as at incorporation (on December 10, 2025), VersaBank’s unaudited historical consolidated financial statements as at April 30, 2026 and VersaBank’s audited historical consolidated financial statements as at October 31, 2025 prepared in accordance with GAAP. The unaudited pro forma combined balance sheet as at April 30, 2026 assumes that the Reorganization was completed on April 30, 2026. The unaudited pro forma combined statement of income for the six months ended April 30, 2026 and the unaudited pro forma combined statement of income for the year ended October 31, 2025 give pro forma effect to the Reorganization as if it had occurred on November 1, 2024 and are derived from VersaBank’s unaudited historical consolidated statement of income for the six months ended April 30, 2026 and the audited historical consolidated statement of income for the year ended October 31, 2025. Versa Bancorp had no activities or operations from its incorporation on December 10, 2025 through April 30, 2026.
The Reorganization is reflected in the pro forma combined financial statements as an internal reorganization of entities under common control and accounted for at their respective book values. The pro forma adjustments are preliminary and have been made solely for the purpose of providing Unaudited Combined Pro Forma Financial Statements. Differences between these preliminary conclusions and estimates and the final accounting may occur, and these differences could have a material impact on the accompanying Unaudited Combined Pro Forma Financial Statements and the Company’s future results of operations and financial position.
The Unaudited Pro Forma Combined Financial Statements and the related notes should be read in conjunction with “The Reorganization Proposal”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Certain Relationships and Related Party Transactions”, and our historical audited consolidated financial statements prepared in accordance with GAAP and accompanying notes included elsewhere in this prospectus/ circular.
Description of the Transaction
Subject to the approval of VersaBank shareholders, VersaBank is proposing to effectuate a series of transactions that would cause Versa Bancorp to succeed VersaBank as the publicly traded company in which existing shareholders hold their equity interests, thereby domesticating VersaBank as a U.S. reporting issuer incorporated in Delaware.
Under the proposed terms of the Reorganization, among other things, VersaBank will adopt an amendment to its by-laws and effect the Share Exchange. Following the Share Exchange, VersaBank will sell all of its shares of VersaHoldings US Corp. to Versa Bancorp in exchange for a promissory note equal to the aggregate fair market value of such shares. Any intercompany promissory note arising from the transfer of VersaHoldings US Corp. shares is eliminated in the pro forma combined presentation of Versa Bancorp.

If the Reorganization is completed, each VersaBank share will be exchanged for an Exchangeable Share on a one-for-one basis. Immediately following the conversion of each VersaBank share into an Exchangeable Share, the Exchangeable Shares will be exchanged automatically into:
•
an equivalent number of newly issued shares of common stock of Versa Bancorp on a one-for-one basis in the case of Exchangeable Shares that are not Dissent Shares; or

•
a right to be paid the fair value of the Exchangeable Shares, in the case of Exchangeable Shares that are Dissent Shares.

In addition, VersaBank will also amend its Stock Option Plan to provide that all outstanding awards under the Stock Option Plan will be convertible or exercisable into Versa Bancorp shares.
Accounting for the Transaction
The Reorganization is being accounted for as an acquisition between entities under common control according to the guidance in ASC 805-50. Although at its incorporation, Versa Bancorp does not have a direct interest in VersaBank, it was determined that Versa Bancorp was incorporated by a de facto agent of VersaBank, which results in Versa Bancorp and VersaBank being under common control from Versa Bancorp’s incorporation for accounting purposes. As part of the Reorganization, Versa Bancorp receives all of VersaBank’s outstanding Exchangeable Shares from the existing public shareholders. In exchange, Versa Bancorp issues shares to the public shareholders on a one-for-one basis, resulting in Versa Bancorp obtaining a direct controlling interest in VersaBank.
Similarly, any Reorganization steps between Versa Bancorp and VersaHoldings US Corp. will also be treated as common control transactions as VersaHoldings US Corp. is a consolidated subsidiary of VersaBank prior to the Reorganization and of Versa Bancorp after the Reorganization.
As a result of the Reorganization, the net assets of VersaBank will be combined with those of Versa Bancorp at their historical carrying amounts, and the companies will be presented on a combined basis. The Unaudited Pro Forma Combined Financial Statements reflect this presentation.
Basis of Pro Forma Presentation
The Unaudited Pro Forma Combined Financial Statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in the Unaudited Pro Forma Combined Financial Statements have been identified and presented to provide relevant information necessary for an illustrative understanding of the Company upon consummation of the Reorganization. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the Unaudited Pro Forma Combined Financial Statements are described in the accompanying notes.
The Unaudited Pro Forma Combined Financial Statements are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing Unaudited Pro Forma Combined Financial Statements. The notes to the Unaudited Pro Forma Combined Financial Statements provide a detailed discussion of how such adjustments were derived and presented. The Unaudited Pro Forma Combined Financial Statements have been prepared for illustrative purposes only and are not necessarily indicative of Versa Bancorp’s financial position or results of operations had the Reorganization occurred on the dates or for the periods indicated, nor are such Unaudited Pro Forma Combined Financial Statements necessarily indicative of the results to be expected for any future period. A number of factors may affect our results.
The Unaudited Pro Forma Combined Financial Statements assume that the Reorganization is approved by the affirmative vote of not less than two-thirds of the votes cast by the holders of the outstanding VersaBank shares at the Meeting (with no shares dissenting), resulting in all shares of VersaBank being exchanged for shares of Versa Bancorp.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS AT APRIL 30, 2026
(in thousands)
	VersaBank	Versa Bancorp	Transaction Accounting Adjustments(1)	Notes	Versa Bancorp Pro Forma
Assets
Cash and cash equivalents
Cash and due from banks	$346,080	$—	$—		$346,080
Interest-bearing deposits in other banks	70,950	—	—		70,950
Total cash and cash equivalents	417,030	—	—		417,030
Investment securities available-for-sale	72,187	—			72,187
Investment securities held-to-maturity	132,634	—			132,634
Credit assets, net of deferred fees and costs	4,042,983	—			4,042,983
Allowance for credit losses	(7,335)	—			(7,335)
Credit assets, net of allowance for credit losses	4,035,648	—	—		4,035,648
Premises and equipment, net	20,615	—			20,615
Goodwill	8,249	—			8,249
Intangible assets, net	8,331	—			8,331
Other assets	28,896	—			28,896
Total Assets	$4,723,590	$—	$—		$4,723,590
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	773	—			773
Interest-bearing	4,045,883	—			4,045,883
Total deposits	4,046,656	—	—		4,046,656
Subordinated notes payable	73,905	—			73,905
Cash reserves on credit assets	182,877	—			182,877
Other liabilities	18,243	—	1,751	1, 4	19,994
Total liabilities	$4,321,681	$—	$1,751		$4,323,432
Commitments and contingent liabilities
Shareholders’ equity:
Common shares	263,310	—	(263,307)	2	3
Additional paid-in capital	807	—	263,307	2	264,114
Retained earnings	158,089	—	(1,751)	1, 4	156,338
Accumulated other comprehensive income (loss), net of tax	(20,297)	—			(20,297)
Total shareholders’ equity	$401,909	—	(1,751)		$400,158
Total liabilities and shareholders’ equity	$4,723,590	$—	$—		$4,723,590

(1)
The pro forma financial information gives effect to the Reorganization assuming the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting (with no shares dissenting). In evaluating a range of possible outcomes, management has also considered an alternative scenario deemed to be an unlikely outcome, but which assumes the affirmative vote of two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting with one-third of the outstanding VersaBank shares dissenting; any dissenting shareholders would then be compensated as described elsewhere in the prospectus/circular upon completion of the Reorganization. The only impacts to the unaudited pro forma combined balance sheet to reflect this alternative scenario would be reductions to cash and cash equivalents and shareholders’ equity of $192.7 million.

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part hereof.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED APRIL 30, 2026
(in thousands, except share and per share amounts)
	VersaBank	Versa Bancorp	Transaction Accounting Adjustments(1)	Notes	Versa Bancorp Pro Forma
Interest income:
Credit assets	$108,958	$—			$108,958
Investment securities:
Taxable interest	3,870	—			3,870
Other	6,664	—			6,664
Total interest income	119,492	—	—		119,492
Interest expense:
Deposits	65,032	—			65,032
Subordinated notes	1,967	—			1,967
Other	1,922	—			1,922
Total interest expense	68,921	—	—		68,921
Net interest income	50,571	—	—		50,571
Provision for credit loss	865	—			865
Net interest income after provision for credit losses	49,706	—	—		49,706
Non-interest income
Other income	5,157	—			5,157
Total non-interest income	5,157	—	—		5,157
Non-interest expense:
Salaries and employee benefits	15,689	—			15,689
General and administrative	16,530	—			16,530
Premises and equipment	2,622	—			2,622
Other non-interest expense	1,498	—			1,498
Total non-interest expense	36,339	—	—		36,339
Income before income tax expense	18,524	—	—		18,524
Income tax expense	5,065	—			5,065
Net income	$13,459	$—	$—		$13,459
Basic earnings (loss) per share	0.42	—		3	0.42
Diluted earnings (loss) per share	0.42	—		3	0.42

(1)
As noted above, the pro forma financial information gives effect to the Reorganization assuming the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting (with no shares dissenting). In the alternative scenario described above, the only impact to the unaudited pro forma combined statement of income to reflect this scenario for the six months ended April 30, 2026, would be an increase to basic and diluted earnings per share of $0.58.

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part hereof.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED OCTOBER 31, 2025
(in thousands, except share and per share amounts)
	VersaBank	Versa Bancorp	Transaction Accounting Adjustments(1)	Notes	Versa Bancorp Pro Forma
Interest income:
Credit assets	$194,880	$—			$194,880
Investment securities:
Taxable interest	5,324	—			5,324
Other	11,558	—			11,558
Total interest income	211,762	—	—		211,762
Interest expense:
Deposits	124,229	—			124,229
Subordinated notes	3,929	—			3,929
Other	421	—			421
Total interest expense	128,579	—	—		128,579
Net interest income	83,183	—	—		83,183
Provision for credit loss	3,446	—			3,446
Net interest income after provision for credit losses	79,737	—	—		79,737
Non-interest income
Other income	8,180	—			8,180
Total non-interest income	8,180	—	—		8,180
Non-interest expense:
Salaries and employee benefits	27,171	—			27,171
General and administrative	24,092	—	6,714	1	30,806
Premises and equipment	5,026	—			5,026
Other non-interest expense	2,602	—			2,602
Total non-interest expense	58,891	—	6,714		65,605
Income before income tax expense	29,026	—	(6,714)		22,312
Income tax expense	8,853	—	(1,779)	4	7,074
Net income	$20,173	$—	$(4,935)		$15,238
Basic earnings (loss) per share	0.64	—		3	0.48
Diluted earnings (loss) per share	0.64	—		3	0.48

(1)
As noted above, the pro forma financial information gives effect to the Reorganization assuming the affirmative vote of not less than two-thirds of the votes cast by the holders of VersaBank’s outstanding shares at the Meeting (with no shares dissenting). In the alternative scenario described above, the only incremental impact to the unaudited pro forma combined statement of income to reflect this scenario for the year ended October 31, 2025, would be an increase to basic and diluted earnings per share of $0.67.

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part hereof.

Adjustments to Unaudited Pro Forma Combined Financial Statements
Pro forma Transaction Accounting Adjustments:
Note 1.   Transaction Costs
This amount reflects the pro forma accounting adjustment to record the payment of estimated transaction costs that are expected to be incurred in connection with the Reorganization. These primarily consist of financial advisory, legal, accounting, and other professional fees.
As at April 30, 2026, costs directly attributable to the Reorganization amounted to $13,205 thousand. For the six-months ended April 30, 2026, VersaBank incurred $4,332 thousand of transaction costs. These costs are not reflected as a pro forma transaction accounting adjustment because they have been recorded within historical general and administrative expenses for the six-months ended April 30, 2026. In addition, Versa Bancorp and VersaBank expect to incur approximately $2,382 thousand of transaction costs in addition to the amounts previously recorded. These are reflected as a $2,382 thousand increase to accrued liabilities on the Unaudited Pro Forma Combined Financial Statements. This amount is partially offset by the related income tax payable reduction of $631 thousand described in Note 4, resulting in a net increase to Other liabilities of $1,751 thousand.
For the year ended October 31, 2025, VersaBank incurred $6,491 thousand of Reorganization transaction costs. These costs are not reflected as a pro forma transaction accounting adjustment because they have been recorded within historical general and administrative expenses for the year ended October 31, 2025. In addition, Versa Bancorp and VersaBank expect to incur approximately $6,714 thousand of Reorganization transaction costs in addition to the amount recorded as at October 31, 2025, inclusive of the $2,382 thousand noted above. These are reflected as a $6,714 thousand increase to general and administrative expenses on the Unaudited Pro Forma Combined Statement of Income for the year ended October 31, 2025.
The Reorganization transaction costs are expected to be non-recurring. Refer to Note 4 for the income tax effect of this adjustment.
Note 2.   Equity Adjustment
This adjustment reflects the common share reclassifications to conform VersaBank’s historical financial information to Versa Bancorp’s presentation.
The pro forma transaction accounting adjustment reflects the elimination of VersaBank’s historical equity balances as a result of the exchange for Versa Bancorp common shares pursuant to the Reorganization. The historical common share value over par value of each Versa Bancorp share will be included in additional paid-in-capital balances. Versa Bancorp will issue 32,195,697 common shares, with par value of $0.0001 per share, in exchange for all outstanding VersaBank common shares on a one-for-one basis (assuming there are 32,195,697 VersaBank common shares issued and outstanding immediately prior to the consummation of the Reorganization).
The calculation for the amounts to be included in additional paid-in-capital (“APIC”) is as follows:
VersaBank Common Shares	263,310
Less:
Par value of Versa Bancorp Common Shares issued	(3)
Adjustment to APIC	263,307
The calculation for the amounts to be included in Retained earnings is as follows:
VersaBank Retained earnings	158,089
Adjustments:
Transaction Costs Adjustments (Note 1)	(2,382)
Tax Adjustments (Note 4)	631
Versa Bancorp Pro Forma Retained Earnings	156,338

Note 3.   Adjustment to earnings per share (EPS) calculation
VersaBank’s common shares are to be exchanged on a one-for-one basis in the transaction. Accordingly, the pro forma weighted-average shares outstanding is based on VersaBank’s historical weighted-average shares outstanding for the six months ended April 30, 2026 (32,029,275 shares).
The pro forma weighted average basic and diluted shares outstanding is calculated as follows:
(In thousands, except share data)
Numerator:
Pro forma net income (loss)	$13,459
Denominator:
VersaBank weighted-average shares	32,029,275
Adjustment	—
Pro forma weighted average shares outstanding, basic and diluted	32,029,275
Pro forma basic and diluted net income (loss) per share	0.42
As a result of the pro forma adjustment described in Note 1 and 4, the pro forma net income for the year ended October 31, 2025 decreased by $4,935 thousand.
VersaBank’s common shares are to be exchanged on a one-for-one basis in the transaction. Accordingly, the pro forma weighted-average shares outstanding are based on VersaBank’s historical weighted-average shares outstanding for the year ended October 31, 2025 (31,506,701 shares).
The pro forma weighted average basic and diluted shares outstanding is calculated as follows:
(In thousands, except share data)
Numerator:
Pro forma net income (loss)	$15,238
Denominator:
VersaBank weighted-average shares	31,506,701
Dissenting Shareholders	—
Pro forma weighted average shares outstanding, basic and diluted	31,506,701
Pro forma basic and diluted net income (loss) per share	0.48
Note 4.   Income Taxes
The income tax effects outlined in this note represent the tax effect of the Transaction Accounting Adjustment described in Note 1. The income tax effect of the transaction costs adjustment described in Note 1 is calculated using the statutory rate in effect during the periods for which the Unaudited Pro Forma Combined Financial Statements are being presented, which is 26.5%.
As at April 30, 2026, the pro forma adjustment results in a decrease to income taxes payable (included in Other liabilities) of $631 thousand.
For the year ended October 31, 2025, the pro forma adjustment results in a decrease to income tax expense of $1,779 thousand.

BUSINESS
References in this “Business” section to the “Company”, “we”, “us”, and other similar terms refer to VersaBank, prior to giving effect to the Reorganization.
VersaBank
VersaBank is a Canadian Schedule I chartered bank regulated by OSFI in Canada, and its wholly owned subsidiary, VersaBank USA, is a federally chartered bank in the United States regulated by the OCC. We became one of the world’s first fully digital financial institutions by adopting a highly efficient business-to-business banking model. We conduct deposit gathering and loan origination activities predominantly via technology-enabled electronic deposit and financing/lending solutions for financial intermediaries, enabling them to excel in their core businesses. Additionally, through our wholly owned subsidiary, DRTC, we leverage our internally developed IT security software and capabilities to offer innovative cybersecurity products and solutions designed to address the rapidly growing volume of cyber threats constantly challenging financial institutions, multinational corporations and government entities.
Through DRTC, we have developed and own proprietary intellectual property and technology to enable the next generation of digital assets for the banking and financial community, including our RBTDs. RBTDs are a proprietary form of bank-issued tokenized deposits. Each RBTD will be a digital representation of either a CAD $1 demand deposit liability of VersaBank or a USD $1 demand deposit liability of VersaBank USA, owed to the person that holds the wallet in which the RBTD is recorded. We intend to issue RBTDs in a manner that will provide superior security, stability, and regulatory compliance as highly encrypted digital representations of actual deposits with us, with the goal of combining the safety and soundness of traditional banking with the efficiency, cost savings, security, and programmability of blockchain technology. In addition, we are seeking confirmation from the applicable regulators that our RBTDs to be eligible for conventional federal deposit insurance and that we will have the legal ability to pay interest. By contrast, stablecoins issued in the United States under the GENIUS Act will not be permitted to pay interest and will not be eligible for federal deposit insurance, and in Canada, where stablecoin legislation has not yet come into force and still requires regulatory development, it is possible that similar restrictions could apply. These aspects of RBTDs would represent a competitive advantage of bank-issued tokenized deposits relative to non-bank-issued stablecoins. However, if either of these features become unavailable, the product would be less attractive to consumers, which may limit market adoption and overall product success. Furthermore, certain aspects of the regulatory framework for tokenized deposit products remain undeveloped, such as those relating to the application of anti-money laundering and similar requirements. The resolution of these factors could also affect the attractiveness of these products to consumers. In general, the ultimate size and development of the market for tokenized deposits remains uncertain given the early-stage nature of both the product and the evolving regulatory framework, and as a result, we are not basing a future part of our larger business on the success of tokenized deposits. These activities are not currently core to our banking business and do not present a material risk. However, if regulators and consumers are receptive to this type of product, its contribution to the larger business may change over time.
As of April 30, 2026, VersaBank had total assets of $4.7 billion, total credit assets of $4.0 billion, total commercial deposits of $4.0 billion and total shareholders’ equity of $402 million.
Our History
In 1993, our founder and President, David Taylor, led a group of investors in the acquisition of Pacific & Western Trust, with the goal of realizing his vision of a fully digital financial institution. This acquisition marked the foundation of what would become one of the earliest examples of a technology-driven banking model in Canada.
In 2002, Pacific & Western Trust was granted a Schedule I Canadian banking license, the first such license issued in the country in 18 years, establishing the institution as a federally regulated deposit-taking financial entity. Over the following decade, we focused on developing our proprietary digital banking infrastructure, emphasizing asset quality, funding diversification and operational efficiency. By 2010, we launched our SRP, which invests in the cash flows provided by SRP consumer loans originated through third-party financial partners, effectively providing funding to those partners. This program represented a key milestone in our evolution, as it combined technology-based underwriting and credit analytics with efficient capital deployment, enabling VersaBank to participate in the growing SRP financing market in Canada.
Continuing to diversify our commercial funding sources, we introduced our insolvency professional deposit program in 2012, which provides specialized deposit services to insolvency trustees across Canada. This initiative expanded our base of low-cost, stable deposits and reinforced our technology-enabled funding strategy.
In 2013, we completed our initial public offering on the TSX, providing additional capital to support continued growth and innovation. In 2016, we formally changed our name to VersaBank, reflecting our transformation into a versatile, fully digital financial institution with a focus on specialized commercial lending, structured financing and innovative deposit solutions. Our growth continued with the completion of our initial public offering in the United States in 2021, broadening our access to capital markets and increasing visibility among North American investors.
In 2022, VersaBank entered into an agreement with its first U.S. SRP lending partner and announced the acquisition of Stearns Bank Holdingford, N.A. (“Stearns Holdingford”), an OCC-chartered U.S. national bank.
In August 2025, we expanded our SRP in both Canada and the United States through the launch of a securitized financing platform for SRP lenders and other finance companies. This program invests in senior tranches of securitized credit assets, allowing VersaBank to participate in larger SRP lending opportunities while providing lower-cost financing to origination partners. In October 2025, we entered into an agreement with our second U.S. SRP lending partner, further extending our market reach and diversification.
Our Business Model
Through our proprietary financial technology, we aim to profitably and prudently address underserved segments of the Canadian and U.S. financial services markets. Our business model focuses on developing innovative, technology-based deposit and lending solutions that deliver attractive risk-adjusted returns. By leveraging our branchless, digital operating model, we provide efficient and scalable financial solutions that position us to capitalize on emerging opportunities across both the Canadian and U.S. markets. This approach enables us to deliver superior value to clients and stakeholders, driving sustainable growth, profitability and operating leverage.
We have established four reportable operating segments: Digital Banking Canada, Digital Banking USA, DRTC (Cybersecurity) and Digital Meteor. These four operating segments represent strategic business operations that provide distinct products and services to different markets. They are separately managed due to the differences in the nature of each business.
The following table presents the percentage of our total revenue attributable to each operating segment for the three months ended April 30, 2026 and 2025, based on the interest and non-interest income reported for each segment.
	Digital Banking Canada	Digital Banking USA	DRTC	Digital Meteor
Three months ended April 30, 2026	71%	20%	7%	2%
Three months ended April 30, 2025	82%	8%	7%	3%
Digital Banking Products and Services
In our SRP, previously referred to as receivable purchase program, is a proprietary, technology-driven funding solution designed for finance companies that provide loans and leases to consumers and small businesses for “big ticket” value purchases, such as home improvement projects, HVAC systems, and commercial or recreational equipment. It is a limited recourse structured financing program that is made available to SRP Partners that originate loans, leases or rental agreements with individual consumers and small businesses across the United States and Canada. The SRP is a scalable financing program that delivers a sustainable and efficient source of capital and liquidity to independent and captive financing companies whereby an SRP Partner assigns the future cashflows and all of its rights, title and interests in and under the originated finance agreements to us in return for our advancing an amount equivalent to the net present value of the future cashflows after discounting each monthly payment (principal and interest), minus an amount held back in a reserve account for estimated credit losses. This advance replenishes the SRP Partner’s cash flow at the time of each transaction, typically monthly, which enables the SRP Partner to continue to originate loans or leases in their market. The SRP Partner is typically engaged to service the portfolio on our behalf and is paid a servicing fee to do so. Under an SRP and through an established Master Purchase and Servicing Agreement with an SRP Partner, we have the right and/or option, but not the obligation as a non-committed facility, to invest in the payment or cashflow streams generated by finance agreements, including loan and lease contracts originated by our SRP Partners for the purpose of financing “big ticket” value purchases, such as home improvement projects, HVAC systems, and commercial or recreational equipment. Our investment entitles us to the right, title and interest in all associated cashflows of an underlying finance agreement as well as a security interest in any underlying asset and/or collateral.
Under the SRP structure, we invest exclusively in the cashflows and do not take ownership of the finance agreements or of any underlying financed asset that collateralize the cashflows, nor do we assume the SRP Partner’s obligations under such agreements. Our credit exposure is limited to the underlying obligors associated with the individual finance agreements that collateralize the cashflows as opposed to the SRP Partner entity itself.
The amount held back in the reserve account is structured as a multiple of expected losses, with parameters set such that, over time if the portfolio performs within expectations, excess reserves are released back to the SRP Partner. As a result, over the lifetime of the portfolio, the SRP Partner has the opportunity to earn not only the upfront advance and servicing fee, but also additional amounts released from the reserve. This is a unique offering that is not always present in other competitive offerings in the marketplace such as standard forward flow or whole loan purchase agreements.
The program was developed to address a long-standing need among POS financing companies for a consistent, efficient, and economically attractive source of capital. In Canada, we remain focused on expanding our well-established SRP portfolio by deepening relationships with existing partners, adding new participants, and capturing growth opportunities driven by broader economic recovery and continued demand for SRP financing. In the United States, following our acquisition of our U.S. banking subsidiary in September 2024, we launched the SRP to serve the underserved U.S. SRP financing market. We established our first U.S. SRP partnerships in 2025 and began investing in cash flow streams from those partners immediately. We are actively expanding our U.S. SRP pipeline and expect to continue adding new origination and servicing partners as the program scales. Since inception, as of April 30, 2026, we have invested in approximately $10.6 billion of SRP receivables and have realized minimal losses. We believe this underscores the quality of our origination and servicing partners, our prudent credit risk management policies and practices and the strength of our SRP lending solutions.
In our deposit-taking business, we have access to diversified, low-cost sources sufficient to support our expected growth in credit assets. The majority of our Canadian and U.S. deposits are term deposits sourced through a broad network of deposit brokers, including investment dealers, wealth management firms and financial advisory firms. We do not offer term deposits directly to the public or through our websites. The fixed-term nature of these deposits provides high visibility into funding maturities, further strengthening our liquidity management. In Canada, we also source deposits from licensed insolvency trustee firms, which use our proprietary technology to integrate banking services directly with their administrative software. This integration enhances operational efficiency for clients while providing us with a lower cost of funds relative to traditional term deposits. We expect continued growth in these insolvency-related deposits in the near to medium term, supported by an anticipated increase in insolvency filings across Canada. Our stable funding base, combined with the efficiency of our technology-driven, branchless, business-to-business model, enables us to maintain a consistent net interest margin in the near term and the potential to expand that margin over time.
In August 2025, we expanded our SRP in both the United States and Canada through the launch of a securitized financing solution for point-of-sale and other financing companies, which invests in the senior-level tranches (typically AAA-rated level and subject to the Company’s normal credit approval process) of target securitized credit assets. Our SRP contemplates investments in ABS issued by U.S. specialty finance companies, primarily through the purchase of senior securities or structured notes in ABS securitization transactions related to home improvement, commercial equipment and other large-ticket, fixed-term SRP-type financings originated by current or prospective Bank Origination partners. SRP-ABS investments are (i) generally the most senior structured notes in the transaction capital structure, (ii) rated AAA by one or more Nationally Recognized Statistical Rating Organizations, and (iii) are subject to our customary credit approval process. The SRP-ABS is designed to capitalize on demand from larger POS and other specialty finance companies for securitized financing in the current interest rate environment. Our SRP-ABS investments are made through participation in ABS securitization transactions conducted pursuant to Rule 144A of the Securities Act, which permits resale of such securities to QIBs. SRP asset balances are recorded as investment securities held to maturity on our balance sheet, and interest income earned from SRP-ABS assets is recognized as investment interest income on our statement of income.
Cybersecurity Products and Services (DRTC)
Through our wholly owned subsidiary, DRTC, we offer leading in-depth cybersecurity protocols, software, and supporting systems to mitigate exposure to some cybersecurity risks that businesses, governments and other organizations face in the normal course of their operations. Early in our planning phase, we recognized an opportunity to leverage our excess capacity and scale our operations to address large-market opportunities in the cybersecurity space. This further develops innovative solutions to address the rapidly growing volume of cyber threats challenging not only financial institutions, but also multi-national corporations and government entities on a daily basis. DRTC is headquartered in Minnesota and services clients globally. We believe that DRTC’s VersaVault product is the world’s first digital bank vault designed for clients holding digital assets, offering enhanced security, protection of secured keys and client-centric access flexibility. The VersaVault system was audited and confirmed as compliant with SOC2 in 2022. VersaVault has only recently been opened to third-party assets and currently holds no assets. On November 30, 2020, DRTC acquired DBG. With offices in London, Ontario, and Dallas, Texas, DBG provides corporate and government clients with a suite of IT security assurance services. These services range from external network, web and mobile app penetration testing to physical social engineering engagements along with supervisory control and data acquisition system assessments, as well as various aspects of training. DBG has obtained SOC2 Type 1 Certification which affirms that DBG’s services comply with the SOC Trust Services Criteria for Security, thereby providing customers, particularly those in regulated industries, with increased confidence in DBG’s ability to strengthen their security posture and mitigate cyber risk.
Under the U.S. Federal Reserve’s approval of VersaBank’s 2024 acquisition of our U.S. banking subsidiary, VersaBank is required to cease or divest of certain activities that are impermissible for a U.S. bank holding company, including the cybersecurity assets within DRTC and DBG, before September 2026, or such later date as may be permitted. Such divestment could be accomplished through a number of corporate actions, and VersaBank has initiated a process to identify and evaluate alternatives with the objective to maximize the value derived from the divestiture for shareholders. We intend to divest of the DBG entities and cease all activities within DRTC, other than those relating to our tokenized deposit technology (also referred to as Real Bank Tokenized Deposits or Digital Meteor) and our algorithmic trading technology. We anticipate DRTC to remain as a direct subsidiary of VersaBank in the near term and, within the applicable conformance period (i.e., by August 30, 2026, or such later date as may be permitted), we expect to restructure DRTC so that it becomes a direct subsidiary of Versa Bancorp or VersaHoldings. Tokenized deposits are subject to regulatory approval or non-objection in both Canada and the US. The divested activities are not core to our banking business and do not present any material risk.
Tokenized Digital Deposit Services (Digital Meteor)
We are leveraging our proprietary technology to develop highly encrypted digital assets that will combine the safety and regulatory oversight of traditional banking with the efficiency, security and flexibility of blockchain technology. Our RBTDs, which will rely upon technology and services to be provided by DRTC, are intended to provide a trusted and regulated alternative to conventional digital assets. Our RBTDs are designed for mainstream financial applications, such as efficient payments and digital asset custody, addressing the growing demand among consumers and businesses. We view RBTD as a natural evolution in the development of secure, bank-issued digital assets. We are required to receive supervisory non-objection from the OCC prior to launching RBTD commercially in the United States. Further, we remain committed to working collaboratively with OSFI to address any supervisory concerns on the RBTD prior to launching commercially in Canada.
Each RBTD will represent either a CAD$1 demand deposit liability of VersaBank or a US$1 demand deposit liability of VersaBank USA, as applicable based on the bank issuing the RBTD. These deposit liabilities will be liabilities of the applicable bank with which the funds are deposited and recorded on such institution’s core banking system of record. The liability represented by each RBTD will be owed by the applicable bank directly to the authorized holder of the RBTD whose wallet the RBTD is associated. Authorized holders will take the form of financial intermediaries, including broker-dealers, which in turn maintain relationships with consumers and other customers. Ownership of the RBTD will be reflected on the public distributed ledger and transferred by means of cryptographically signed transactions on the public distributed ledger. The public distributed ledger will be updated to reflect the transfer upon satisfaction of all necessary conditions relating to VersaBank and VersaBank USA’s confirmation of funds, security architecture, and any applicable legal requirements.
The RBTD has been built upon the technology developed for the VersaVault system by DRTC. VersaVault is a digital bank “vault” that was designed specifically to protect highly sensitive digital assets. VersaBank and VersaBank USA will safeguard cryptographic private keys used for RBTD issuance and VersaVault-secured wallets through VersaVault’s security architecture. VersaVault enforces strict isolation of the data stored within VersaVault, requires multi-party authorization for transactions executed using that data, and provides hardened storage of keys and related data. These controls ensure that issuance keys and wallet-signing keys cannot be accessed or used outside of approved, attestable workflows. RBTDs will be generated and recorded using public distributed ledger technology on networks including the Algorand network, the Ethereum network, the Stellar network, and others. VersaBank and VersaBank USA intend to use the VersaVault product to secure and manage the process of issuing and redeeming (“minting” and “burning”) RBTD. It is expected that VersaBank and VersaBank USA, as well as the RBTD authorized holders, will use VersaVault and DRTC’s VersaView platform for these functions.
VersaView is a web application that acts as a controlled conduit between the core banking systems of VersaBank and VersaBank USA and activity reflected on public blockchains. VersaView enables the management of RBTD accounts held with VersaBank and VersaBank USA, facilitates transaction creation, and synchronizes wallet activity to ensure that all blockchain-reflected activity corresponds to validated entries on the core banking systems of VersaBank and VersaBank USA, as applicable. The VersaView platform will allow authorized holders to view, monitor and create certain transactions in respect of RBTD. All transactions involving the issuance, minting, redemption or burning of RBTD or the initial transfer of RBTD to an authorized holder, once created in VersaView, will be sent securely to VersaVault to be validated and “signed” before they are sent back to VersaView for completion and recording on the core banking system of VersaBank or VersaBank USA, as applicable, followed by recording on the applicable public ledger.
An authorized holder may sell RBTDs that VersaBank or VersaBank USA have issued to that authorized holder to its customers and may also buy RBTDs back from its customers. A customer may use the RBTDs to pay for goods or services, pay outstanding obligations or make other transfers, to anyone who has a digital asset wallet that is compatible with the VersaVault blockchain technology.
The deposit represented by a RBTD may be redeemed at any time by exchanging the RBTD for a credit to a traditional deposit account held with VersaBank or VersaBank USA, as applicable based on the initial bank of issuance. To redeem RBTD, the authorized holder must transfer the RBTD to a wallet owned by the applicable issuing bank and managed by the VersaView platform after providing the notices required under the RBTD program. Upon receipt of RBTD, VersaBank or VersaBank USA, as applicable, will (i) transfer funds from the authorized holder’s RBTD account to its demand deposit account in the core banking system, and (ii) burn the associated RBTD via the VersaVault platform. VersaBank or VersaBank USA, as applicable, would then continue to hold the funds, or transfer them via traditional payment mechanisms, in accordance with the instructions of the authorized holder.
VersaBank and VersaBank USA are currently conducting a multi-phase pilot program for the use of RBTD, commencing with controlled internal testing and then subsequently expanding to limited external deployment involving authorized holders and their customers. Progression from one phase of the pilot program to the next is subject to ongoing evaluation by management. At the conclusion of each phase, VersaBank and VersaBank USA will assess the results, participant and stakeholder feedback and lessons learned in determining whether to proceed to subsequent phases. We currently anticipate completing pilot testing during July 2026. Upon successful completion of the pilot program, management intends to work with applicable regulators to obtain all necessary approvals or confirmation of non-objections in order to launch the product. This includes working with the OCC to provide any additional data, information and analyses requested by the applicable supervisory office in support of obtaining a determination of NSO to the commercial launch of the RBTD product by VersaBank USA. At this time, we do not have visibility into the timing of the OCC’s review or decision-making process with respect to the issuance of an NSO. Accordingly, there can be no assurance regarding the timing of, or whether, any NSO will be obtained. We are also following a similar process in Canada and working collaboratively with OSFI and other applicable Canadian regulators to address any regulatory concerns. At this time, we do not have visibility on the timing of these reviews, and accordingly there can be no assurances on the timing of any commercial launch of the RBTD product in Canada.
As of the date of this filing, we do not expect incremental expenditures associated with the development and testing of the RBTD product to be material.
The intellectual property, software and related assets supporting the RBTD technology are not expected to be part of any divestiture of DRTC’s and DBG’s cybersecurity business.
Financial Positioning & Performance
Our financial performance reflects consistent growth in total assets, driven predominantly by growth in credit assets, from 2021 through the second quarter of 2026. Total assets increased from $2.0 billion in 2021 to $4.7 billion in 2026 Q2, representing a compound annual growth rate (“CAGR”) of 21.7%. Total credit assets exhibited a CAGR of 21.2% as well, rising from $1.7 billion to $4.0 billion over the same period. Total deposits grew from $1.5 billion to $4.0 billion, reflecting a 24.7% CAGR.
Throughout the period, VersaBank demonstrated steady improvement in tangible book value per share (“TBVPS”) and total revenue, accompanied by continued enhancements in efficiency. Total revenue has increased from $52.6 million in 2021 to $91.4 million in 2025. The visuals below depict these trends across key performance metrics. Financial information presented prior to November 1, 2023 is based on IFRS.

Credit Assets
VersaBank organizes its assets into two principal categories: SRP and Multi-Family Residential Loans and Other (“MFRL”). These categories are maintained within our proprietary, internally developed asset management system, which classifies individual credit assets based on their key risk characteristics, underlying collateral and corresponding market segment. This framework allows us to effectively monitor and manage credit risk across the portfolio while supporting disciplined, risk-adjusted growth in each lending category.
Structured Receivable Program
Under our SRP, we invest in the cash flows generated by loans and leases originated by a network of established origination and servicing partners that provide SRP financing to consumers and small businesses in Canada and the United States. Through the SRP, we effectively fund these financing companies, which originate loans and leases for a range of “big ticket” consumer and commercial purchases. The SRP structure allows us to participate indirectly in growing consumer and commercial financing markets while maintaining limited credit exposure through contractual protections, including cash holdbacks and ongoing monitoring of partner performance.
Under the SRP, we purchase the right, title and interest to the receivable and/or cash flows of an underlying loan or lease, including scheduled principal and interest payments, prepayments and recoveries on defaulted receivables. We do not acquire the underlying loan or lease contract, do not become the lender or lessor of record and do not inherit any of the obligations nor liability of the contract owner, including ownership or liability of any leased equipment. Our client relationship is with the originating financing partner, not the underlying obligor. Our credit exposure is to the underlying obligors and is mitigated through structural enhancements such as holdback reserves. SRP loans and leases are recorded as assets on our balance sheet, while holdbacks are recorded as other liabilities.
Our SRP is the primary driver of our credit asset growth and the core component of our digital banking strategy. As of April 30, 2026, SRP financing represented approximately 82% of total credit assets, reflecting the continued expansion of our origination network and the scale of the program in both Canada and the United States. The portfolio is diversified across multiple sectors, including home improvement and HVAC financing, commercial transportation and warehousing, construction and equipment lending, consumer auto loans and residential home financing, among others. This diversity helps reduce concentration risk and supports the stability and quality of our credit assets. In August 2025, we further expanded the SRP in both Canada and the United States by adding a securitized financing solution for SRP lenders and other specialty finance companies, which invests in senior tranches of securitized credit assets and allows us to participate in larger SRP financing opportunities while providing lower-cost funding to origination partners.
There currently are no commitments or investment minimum requirements in the United States. VersaBank USA has the right, but not the obligation, to purchase receivables, which allows VersaBank USA to choose to invest all or none of the eligible receivables presented for sale. In Canada, minimum volume agreements with certain partners are renewed each year, which imposes a penalty to the partner if we are not offered the minimum amount of receivables. To date, we have only declined to invest in receivables only when they failed to meet eligibility criteria, including minimum FICO scores or documentation requirements. In the United States, the originator is retained as servicer and is responsible for billing and collections to a dedicated account controlled by VersaBank USA. The servicer is compensated through a servicing fee, in addition to the applicable discount rate, paid from the collections waterfall. In Canada, receivables are invested in directly from the originator or through a special purpose vehicle to satisfy trust sale requirements and are acquired on a fully serviced basis with no separate servicing fee. Servicing agreements include performance metrics that permit VersaBank USA to terminate and replace the servicer if portfolio performance deteriorates. We are not involved in the origination of the underlying loans or leases; instead, we establish eligibility parameters based on the originator’s underwriting and adjudication policies to mitigate credit risk beyond available holdbacks and reserves.
VersaBank’s deposit base is supported by a long-standing and broadly diversified network of well-established partners across Canada and the United States. This network is supported by a combination of (i) standard-form agreements with our brokered deposit partners and licensed insolvency trustee (“LIT”) firms, and (ii) established operational processes through which deposits are sourced. For brokered deposits, VersaBank enters into customary agreements with investment dealers, wealth management firms, and financial advisory firms across Canada, as well as brokered deposit partners in the United States. In Canada, these partners include large bank-owned brokerages as well as well-established independent and non-bank wealth management firms. In the United States, VersaBank USA sources deposits through brokered certificates of deposit distributed by registered broker-deposit partners pursuant to standard brokered deposit agreements. These agreements govern the terms under which partners may distribute VersaBank’s term deposit products and address operational, compensation, and compliance requirements customary for brokered deposits. For deposits sourced through licensed insolvency trustee firms, VersaBank maintains standard service agreements governing the use of our proprietary, technology-integrated banking platform. VersaBank works with large national LIT firms and independent insolvency practices across Canada. Our integrated platform connects directly to the trustees’ administrative software, enabling automated transaction processing, streamlined reconciliation, and simplified estate administration. These operational efficiencies provide a meaningful value-add for trustees and have contributed to the overall long-standing and stable nature of these relationships. Deposits arise in the ordinary course of trustees’ administration of insolvency estates. Across all channels, the agreements in place govern operational processes, compensation arrangements, and applicable regulatory and compliance requirements, and reflect customary market terms for the distribution and administration of deposit products.
In the United States, underlying loan terms generally range from five to twenty years, with an average contractual term of approximately fifteen years. The weighted average life of these loans before prepayments and defaults is typically eight to ten years, and is expected to reduce to approximately four to seven years after taking expected prepayments and defaults into account. In Canada, consumer loans typically have five-year terms with amortization periods of ten to fifteen years, while commercial loans and leases generally have terms and amortization periods of five years or less. VersaBank USA discounts at the U.S. treasury yield that most closely matches the average life of the scheduled payments (before expected prepay/defaults) plus a spread of approximately 250 to 330bps plus a servicing fee of 40 to 100bps. In Canada, pricing is based on yield on average life term of the bond issued by the Canadian government plus a spread. Spreads in the United States are typically modestly higher than in Canada, though they have been converging over time. Cash holdbacks and reserves are held and controlled by VersaBank in interest-bearing accounts and represent restricted cash of the seller. These amounts are released to the seller only when eligible under the applicable program agreements, and VersaBank can access such funds to satisfy payment obligations, including the repurchase of defaulted receivables or costs associated with replacing a servicer.
Multi-Family Residential Loans and Other (Canada only)
Our MFRL portfolio, which represented approximately 17% of total loans as of April 30, 2026, consists primarily of business-to-business loans secured by multi-unit residential and other low-risk real estate assets. This portfolio includes both CMHC-insured loans (zero-risk-weighted) and loans to experienced developers for the construction and financing of multi-unit residential, student housing, condominium and retirement home projects, as well as term and bridge loans secured by completed properties. The remaining balance includes public sector and infrastructure loans and leases, which provide diversification and consistent, risk-adjusted returns. Lending in this category is concentrated mainly in Ontario, and our U.S. subsidiary does not engage in real estate lending activities.
Deposits
We fund our lending operations primarily through a stable and low-cost deposit base sourced from a diversified network of around 220 partners, inclusive of more than 100 licensed insolvency trustee firms across Canada and over 120 investment dealers, wealth management and financial advisory firms, providing access to millions of individual depositors. As of April 30, 2026, total deposits were approximately $4.0 billion. VersaBank’s deposit base consists of approximately 83.1% brokered deposits, which are entirely term deposits, and 16.9% deposits from licensed insolvency trustee firms. VersaBank raises brokered deposits through over 120 investment dealer, wealth management and financial advisory partners. In addition, VersaBank has built long-standing relationships with more than 100 licensed insolvency trustee firms across Canada, which use our proprietary, technology-integrated banking platform that links directly to their administrative software. This integration provides operational efficiency for trustees and has created a highly “sticky” source of low-cost funding for VersaBank.
Our diversified funding base continues to support the growth of our financing/lending operations. We also have access to lower-cost wholesale funding in the United States through VersaBank USA’s offering of brokered certificates of deposit, which enhances our ability to generate incremental profitability as we expand across both markets. As of April 30, 2026, brokered certificates of deposit issued by VersaBank USA represented 91.5% of its deposits.

Credit Quality and Reserves
We maintain a disciplined and risk-mitigated credit framework that emphasizes partner due diligence, conservative underwriting standards, and portfolio diversification. Our SRP structure provides an embedded layer of credit default protection through the use of cash holdbacks — amounts retained from our financing partners that serve as first-loss reserves against potential credit impairments. These holdbacks, together with our partners’ continuing ownership of the underlying loans and leases, align incentives and significantly reduce credit exposure.
We actively review our credit portfolio, including our SRP, MFRL lending exposures, through ongoing analysis of borrower performance, collateral values and macroeconomic indicators. This disciplined approach, supported by our technology-enabled monitoring tools, increasingly including the use of artificial intelligence technology, has enabled us to sustain one of the lowest credit loss ratios among North American banks while supporting continued, risk-adjusted growth in our lending portfolios. As of April 30, 2026, our total allowance for credit losses was approximately $7.3 million, representing 0.16% of credit assets.
Liquidity
Our liquidity position is supported by a substantial portfolio of cash and high-quality liquid securities, which represented approximately 13% of total assets or $622 million as of April 30, 2026, including holdings of U.S. Treasury Bills and Government of Canada securities. We supplement these resources with contingent funding capacity available through established lines of credit and other market instruments. We continually evaluate the size and composition of our liquidity buffer relative to projected cash flows, regulatory requirements and stress-testing results.
Our liquidity risk management practices are governed by comprehensive policies approved by our board of directors and overseen by our Asset-Liability Committee. These policies establish quantitative limits and early-warning indicators for liquidity coverage, funding concentration and asset-liability duration mismatches. We believe our disciplined approach, supported by robust governance and the efficiency of our digital operating model, positions us to sustain growth in credit assets while maintaining strong capital and liquidity metrics across market cycles.
Transformational Business Opportunity in the United States
On August 30, 2024, we completed our acquisition of our U.S. bank subsidiary, renamed VersaBank USA, marking a significant milestone in our strategic expansion in the U.S. market. VersaBank USA was acquired for $14.1 million in cash. As part of the transaction, on a consolidated basis, VersaBank acquired $68.4 million in assets and assumed $54.3 million in deposits and other liabilities. We believe this strategic transaction provides us with a robust platform to leverage our innovative financial solutions and expand our market presence. In January 2026, VersaBank USA entered into an agreement with Stearns Bank, National Association, for Stearns Bank, National Association to purchase substantially all of the assets and liabilities of VersaBank USA’s local Holdingford, Minnesota customers, while VersaBank USA would retain substantially all of the assets and liabilities of VersaBank USA’s SRP program, subject to the terms and conditions set forth in the agreement. VersaBank USA as a whole would retain only its SRP after the closing of the Stearns Bank Transaction. The Stearns Bank Transaction is subject to the satisfaction of customary closing conditions, including receipt of OCC approval.

High-Growth, Underserved Market
We believe the U.S. POS financing market represents a high-growth, underserved opportunity, with an estimated market size of over $1 trillion.
Our Competitive Advantages in the United States
We believe that there are several competitive advantages that position us to capitalize on the significant growth potential in the U.S. market, including:
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Demonstrated Record of Achievement:   our SRP has a proven track record over 14 years in Canada, which we are now leveraging to expand our market share in the larger U.S. SRP lending market.

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Funding Cost Efficiency:   based on current market conditions, funding our balance sheet with U.S. wholesale deposits is expected to save approximately 80 basis points when compared to wholesale deposits in Canada. In addition, implementing the U.S. SRP with the same technology and credit structure used in Canada allows for higher efficiency, requiring fewer personnel to operate the business.

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Higher Margins:   based on current market conditions, net interest margins for our U.S.-based SRP portfolio are expected to be up to 100 basis points higher on average, as compared to our Canada-based SRP portfolio.

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Credit Quality:   high demand for our SRP products and services allows us to be selective in partnering with U.S. originators and servicers that we believe have good credit quality and who will adhere to our prudent origination and servicing standards.

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Branchless Digital Bank:   since our inception, we have operated VersaBank as a branchless direct-to-client commercial model via telecommunication delivery, which has enabled us to historically operate with lower overhead and expenses as compared to traditional banking models.

Our Competitive Strengths
Technology & Innovation
We are a first mover in digital banking, having built one of the world’s earliest fully digital financial institutions. We leverage our proprietary financial technology to deliver innovative deposit and lending solutions tailored to markets with unmet needs. Our team of more than 60 software engineers, developers and technology managers designs, builds and maintains our systems entirely in-house, enabling rapid development and deployment of new products. This deep technical capability allows us to remain at the forefront of digital banking innovation, adapt quickly to changing market conditions, and maintain full control over system functionality, security and scalability. Our technology platform supports our branchless, digital operating model, enhancing efficiency, risk management and client responsiveness while positioning us to capitalize on emerging opportunities in banking.
Sustained Growth and Shareholder Value Creation
Our proven record of growth is highlighted by a CAGR of 21.2% in credit assets and 24.7% in deposits since our 2021 IPO in the United States. This growth and strong performance have translated into significant shareholder value, with TBVPS increasing by 29.3% since 2021. Our ability to maintain robust growth and profitability underscores our effective business strategy and disciplined operational execution.
Credit Quality, Liquidity & Efficiency
Our diversified and conservative lending culture is designed to generate attractive risk-adjusted returns while maintaining strong asset quality. We manage a commercial lending portfolio with a weighted average loan-to-value ratio of 77%, providing a solid collateral foundation. Within our SRP portfolio, significant built-in reserves are maintained through cash holdbacks, which represented approximately 3.9 times the intrinsic expected credit loss reserve on POS loans as of April 30, 2026. We also maintain limited interest rate risk in our investment portfolio, with minimal unrealized losses and a liquidity ratio of 13.2%, supporting balance sheet resilience. In addition, our efficiency ratio remains strong relative to U.S. technology-oriented banking peers, reflecting our scalable digital model and effective cost management.
Experienced Leadership
Our management team has a long track record of successful execution and disciplined growth. Led by executives with decades of experience in banking, technology and risk management, we have consistently delivered on our strategic objectives since our inception. The team’s proven ability to integrate innovation with sound governance and financial discipline has been central to our expansion across Canada and the United States. Their strategic vision, operational expertise and focus on shareholder value continue to drive our performance and reinforce our position as a leader in digital banking.
Our Strategy
Expand Growth and Gain Market Share in the U.S. SRP Lending Market
We are strategically focused on expanding our presence in the high-growth, trillion-dollar U.S. SRP lending market. By leveraging our proven SRP and structure implemented in Canada, we aim to capture significant market share in the larger U.S. market. Our strategy includes forming partnerships with diverse industries and focusing on higher credit quality to promote sustainable growth. We plan to accelerate our growth by retaining more loans on our balance sheet and capitalizing on the wider margins available in the U.S. market, which, based on current market conditions, are expected to be up to 100 basis points higher than in Canada. We believe this approach not only enhances our profitability, but also strengthens our competitive position in the U.S. market.
Capitalize on Canadian Growth Opportunities
As economic conditions improve, we are well-positioned to capitalize on lending growth opportunities in Canada. We expect our robust SRP loan pipeline will be driven by an improved economic backdrop and stronger consumer sentiment. We anticipate significant organic growth in SRP lending as our current partners increase their adoption of new SRP products. Additionally, we expect significant increase in CMHC-insured mortgage drawdowns in the coming years. These CMHC-insured mortgages offer attractive spreads that are accretive to our net interest margin and carry zero risk-weighting, which we believe will further enhance our financial performance.
Tokenized Digital Deposits Opportunity
Building on our long-standing reputation for technological innovation, we are developing RBTDs as a potential ultra-low-cost source of deposit funding and as a means to enable U.S. and international financial institutions to participate confidently in the expanding field of digital commerce. Our RBTDs were previously SOC2 Type 1 audited and confirmed as compliant in 2022, maintain a continuously known value, and, from a technological perspective, can be seamlessly transferred in exchange for other digital assets, such as Bitcoin.
The RBTDs are currently at the pilot and test phase of development and are not currently offered to the public. If approved and/or not objected to by our regulators, the RBTDs would be offered by VersaBank in Canada and VersaBank USA in the United States through institutional intermediaries, who would in turn offer them to their customers, which may be consumers and/or commercial entities. VersaBank or VersaBank USA will issue RBTDs only to intermediaries who have executed such agreements, and only in exchange for funds credited to a traditional deposit account held by the intermediary with VersaBank or VersaBank USA, as applicable. The intermediary would hold the RBTDs its own account or for the benefit of one or more customers with whom the intermediary has a customer relationship. RBTDs held for customers would be held by the customers in “wallets” maintained by the intermediary for the customers. The intermediary would be required to provide information about the person or persons holding the RBTDs from time to time. VersaBank or VersaBank USA, as applicable, will redeem RBTDs only when requested by an intermediary, in exchange for funds credited to a traditional deposit account of the intermediary with VersaBank or VersaBank USA, as applicable.

VersaBank or VersaBank USA will enter into an agreement with each intermediary that may offer RBTDs to its customers. Under its agreement with each intermediary, VersaBank or VersaBank USA would be responsible for issuing and redeeming the RBTDs. VersaBank or VersaBank USA would issue the RBTDs to the intermediary only after subjecting the intermediary to VersaBank or VersaBank USA’s know-your-customer (“KYC”), AML/CFT, BSA and/or sanctions screening processes. Each intermediary would be responsible for maintaining the “wallets” in which it will hold RBTDs for itself and for the benefit of its customers, for maintaining information about the customers that hold RBTDs in wallets it maintains, and for carrying out the KYC, AML/CFT, BSA and sanctions screening processes with respect to those customers. In accordance with our business model, we would not interface with our partners’ customers directly. As discussed under “Business-VersaBank” above, we are currently seeking confirmation from the applicable regulators as to certain aspects of the regulatory treatment of RBTDs in Canada and the United States. We will continue to work closely with our regulators to adjust the features of this product if and as needed to address any concerns they may have. We believe that tokenized deposits represent a natural evolution of existing digital deposit products, and will provide a trusted and regulated alternative to payment stablecoins as well as a more versatile alternative to traditional bank deposit products; however, there uncertainty remains regarding the ultimate success of tokenized deposits until the regulatory agencies have considered the full range of relevant regulatory considerations and these forms of deposits are more widely issued by banks and utilized by customers. The most significant risks to the commercialization of RBTDs are our ability to obtain regulatory comfort and compliance with the product, as well as our ability to navigate the competitive landscape, including our ability to be a first or early mover. There has and continues to be rapid evolution in the competitive landscape. We will not offer RBTDs to the public unless or until our regulators provide approval or non-objection.
Government Regulation
The following is a brief summary of the regulations, requirements and frameworks that are, or as a result of the Reorganization are expected to be, applicable to our business.
The description below summarizes the material statutory and regulatory requirements that are applicable to us and is not intended to be an exhaustive description of the statutory and requirements applicable to us or all aspects of those requirements. To the extent particular statutory and regulatory provisions are described, the description is qualified in its entirety by reference to the particular statute or regulation. Proposals to change the laws and regulations governing the banking industry are frequently raised at both the state and federal levels. The likelihood and timing of any changes in these laws and regulations, and the impact such changes may have on the Company and its subsidiary banks are difficult to ascertain. In addition to laws and regulations, bank regulatory agencies may issue policy statements, interpretive letters and similar written guidance applicable to the Company or its subsidiary banks. A change in applicable laws, regulations or regulatory guidance, or in the manner such laws, regulations or regulatory guidance are interpreted by regulatory agencies or courts, may have a material adverse effect on the Company’s and its subsidiary banks’ business, operations and earnings.
We and our subsidiaries are subject to extensive U.S. and Canadian federal supervision and regulation, which is expected to increase as a result of the Reorganization. Supervision, regulation and examination of banks by U.S. and Canadian regulatory agencies are intended primarily for the protection of depositors and customers, the deposit insurance fund and the U.S. and Canadian banking and financial system rather than shareholders.
Examinations by regulators consider not only compliance with applicable laws, regulations and supervisory policies of the agency, but also capital levels, asset quality, risk management effectiveness, the ability and performance of management and the Board, the effectiveness of internal controls, earnings, liquidity and various other factors. Following examinations by banking supervisors, the Parent, VersaBank and VersaBank USA may receive supervisory findings and ultimately are assigned supervisory ratings. Examination reports, supervisory ratings, and other actions under this supervisory framework, which are considered confidential supervisory information or prescribed supervisory information, as applicable, can impact the conduct, growth and profitability of our operations, including by impacting our ability to receive regulatory approvals or non-objections, possibly to a significant degree. Refer to “Risk Factors” for more information on legal, regulatory and compliance risks.

United States
In addition, following the Reorganization, Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and as a result, Parent will be subject to the periodic reporting, information, proxy solicitation, insider trading, corporate governance and other requirements and restrictions of the Securities Exchange Act of 1934 and the regulations of the SEC promulgated thereunder as well as continued listing requirements of Nasdaq. Furthermore, the Parent is also subject to the oversight and corporate governance requirements of the Sarbanes-Oxley Act of 2002, including, among other things, required executive certification of financial presentations, requirements for board audit committees and their members, and disclosure of controls and procedures and internal control over financial reporting.
U.S. Regulation of the Parent
Following the Reorganization, the Parent will be registered as a bank holding company with the U.S. Federal Reserve, under the BHC Act as a result of its control of VersaBank USA. As a bank holding company, the Parent will be subject to comprehensive regulation, examination and supervision by the U.S. Federal Reserve and will be subject to its regulatory reporting requirements. U.S. federal law subjects bank holding companies, such as the Parent, to particular restrictions on the types of activities in which it may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations. VersaBank is currently registered as a bank holding company, but will cease to be a bank holding company as a result of the Reorganization.
Bank holding companies are generally restricted to engaging in the business of banking, managing or controlling banks and certain other activities determined by the U.S. Federal Reserve to be related closely to banking. VersaBank, which will become a foreign bank subsidiary of the Parent as a result of the Reorganization, would be subject to limits on the nature and scope of its activities under the U.S. Federal Reserve’s Subpart A of Regulation K. As such, VersaBank will be permitted to engage in a broader range of activities outside the United States than that which is permitted for a bank holding company inside the United States, but the scope of permissible non-banking activities will not be as broad as that which is permissible for a qualifying foreign banking organization, which is VersaBank’s current status. The U.S. Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.
A bank holding company is required to act as a source of financial and managerial strength to its subsidiary bank and to maintain resources adequate to support its bank. The term “source of financial strength” has been defined as the ability of a company to provide financial assistance to its insured depository institution subsidiaries in the event of financial distress. The appropriate U.S. federal banking agency for the depository institution — in this case the OCC — may require reports from the Parent to assess its ability to serve as a source of strength and to enforce compliance with the source-of-strength requirements by requiring the holding company to provide financial assistance to VersaBank USA if its capital were to become impaired. If the Parent fails to provide such assistance within three months, it could be ordered to sell its stock of VersaBank USA to cover the deficiency. Any capital loans by the Parent to VersaBank USA would be subordinate in right of payment to deposits and certain other debts of VersaBank USA. In the event of the Parent’s bankruptcy, any commitment by the Parent to a U.S. federal bank regulatory agency to maintain the capital of VersaBank USA would be assumed by the bankruptcy trustee and entitled to a priority of payment.
The BHC Act requires that a bank holding company obtain the prior approval of the U.S. Federal Reserve before (i) acquiring direct or indirect ownership or control of more than 5% of the voting shares of any additional bank or bank holding company, (ii) taking any action that causes an additional bank or bank holding company to become a subsidiary of the bank holding company, or (iii) merging or consolidating with any other bank holding company. The BHC Act also generally requires that a bank holding company obtain the prior approval of the U.S. Federal Reserve before acquiring 5% or more of the voting shares of a company that is not a bank or a bank holding company.

U.S. federal law restricts the amount of voting stock of a bank holding company and a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank holding company and a bank by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, shareholders of the Parent may be less likely to benefit from the rapid increases in stock prices that may result from tender offers or similar efforts to acquire control of other companies. U.S. federal law also imposes restrictions on acquisitions of stock in a bank holding company or a national bank. Under the U.S. federal Change in Bank Control Act and the regulations thereunder, a person or group must give advance notice to the U.S. Federal Reserve before acquiring control of any bank holding company, such as the Parent, and the OCC before acquiring control of any national bank, such as VersaBank USA. Upon receipt of such notice, the bank regulatory agencies may approve or disapprove the acquisition. The Change in Bank Control Act creates a rebuttable presumption of control if a member or group acquires a certain percentage or more of a bank holding company’s or bank’s voting stock, or if one or more other control factors set forth in the Act are present. As a result, a person or entity generally must provide prior notice to the U.S. Federal Reserve before acquiring the power to vote 10% or more of our outstanding common stock. Investors should be aware of these requirements when acquiring shares of our stock.
U.S. Regulation of VersaBank USA
VersaBank USA is a U.S. national bank subject to comprehensive regulation, examination and supervision by the OCC and is subject to its regulatory reporting requirements. As a national bank, the activities of VersaBank USA are limited to those determined by the OCC to be within the business of banking. The deposits of VersaBank USA are eligible for insurance by the FDIC. Accordingly, VersaBank USA is also subject to certain FDIC regulations and the FDIC has backup examination authority and some enforcement powers over VersaBank USA. VersaBank USA also is subject to certain U.S. Federal Reserve regulations. These regulations include limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; the disclosure of the costs and terms of such credit, requirements to maintain reserves against deposits and loans, limitation on the types of investment that may be made and requirements governing risk management practices.
VersaBank USA also is subject to restrictions on its ability to lend to and engage in other transactions with the Parent and VersaBank USA’s other affiliates. Under these provisions, individual loans or other extensions of credit between VersaBank USA and the Parent or any affiliate that is not a U.S. bank generally are limited to 10% of VersaBank USA’s capital and surplus, and all such transactions between VersaBank USA and either the Parent or any affiliate that is not a U.S. bank are limited to 20% of VersaBank USA’s capital and surplus. Loans and other extensions of credit from VersaBank USA to any affiliate that is not a U.S. bank generally are required to be secured by eligible collateral in specified amounts. In addition, any transaction between VersaBank USA and any affiliate is required to be on arm’s length terms and conditions. The definition of “extension of credit” for these purposes includes credit exposures arising from a derivative transaction, a repurchase or reverse repurchase agreement and a securities lending or borrowing transaction. U.S. federal banking laws also place similar restrictions on loans and other extensions of credit by FDIC-insured banks, such as VersaBank USA, to their directors, executive officers and principal shareholders.
U.S. Federal Reserve rules require depository institutions, such as VersaBank USA, to maintain reserves against their transaction accounts, including checking accounts. Effective March 26, 2020, the reserve was suspended with no reserve requirements. These reserve requirements are subject to annual adjustment by the U.S. Federal Reserve.
VersaBank USA is permitted under U.S. federal law to branch on a de novo basis across state lines where the laws of the state would permit banks chartered by that state to open a de novo branch.
Supervision, Examination and Enforcement
The U.S. Federal Reserve, OCC and FDIC (the “U.S. Banking Agencies”) have broad supervisory, examination and enforcement authority with regard to bank holding companies and banks, including the power to impose nonpublic supervisory agreements, issue cease and desist or removal orders, impose fines and other civil and criminal penalties, initiate injunctive actions, terminate deposit insurance and appoint a conservator or receiver. In general, these actions may be initiated for violations of laws and regulations, as well as engagement in unsafe and unsound practices, and certain of these actions also may be taken against an “institution affiliated party” as defined in the law. Specifically, the U.S. Banking Agencies may direct a bank holding company or bank to, among other things, increase its capital, sell subsidiaries or other assets, limit its dividends and distributions, restrict its growth or remove officers and directors. Supervision and examinations are confidential, and the outcomes of these actions may not be made public. In addition, as a national bank with less than $10 billion in total consolidated assets, the OCC supervises and examines VersaBank USA with respect to consumer protection laws and regulations of the CFPB.
FDIC Insurance Assessments and Depositor Preference
The deposits of VersaBank USA are eligible for insurance by the FDIC up to the limits under applicable law, which currently are set at $250,000 for accounts under the same name and ownership category. VersaBank USA is subject to deposit insurance premium assessments. The FDIC imposes a risk-based deposit premium assessment system. Under this system, the assessment rates for an insured depository institution vary according to the level of risk incurred in its activities. To arrive at an assessment rate for a banking institution, the FDIC places it in one of four risk categories determined by reference to its capital levels and supervisory ratings. In the case of those institutions in the lowest risk category, the FDIC further determines its assessment rate based on certain specified financial ratios or, if applicable, long-term debt ratings. The assessment rate schedule can change from time to time, at the discretion of the FDIC, subject to certain limits. Under the current system, premiums are assessed quarterly. The FDIC has published guidelines on the adjustment of assessment rates for certain institutions.
For small banks, which are generally those with less than $10 billion in total assets, such as VersaBank USA, the FDIC uses a formula using the bank’s capital level and regulatory supervisory ratings and certain financial data to calculate the bank’s initial FDIC assessment rate. The FDIC may also impose special assessments from time to time.
Only well capitalized and adequately capitalized institutions may accept “brokered deposits”, as defined by FDIC regulations. Adequately capitalized institutions, however, must obtain a waiver from the FDIC before accepting brokered deposits, and such institutions may not pay rates that significantly exceed the rates paid on deposits of similar maturity obtained from the institution’s normal market area or, for deposits obtained from outside the institution’s normal market area, the national rate on deposits of comparable maturity. See “Government Regulation — United States — Capital Requirements” for additional information regarding regulatory capital requirements applicable to VersaBank USA.
Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a bank’s applicable U.S. Banking Agency. Deposits and certain claims for administrative expenses and employee compensation against insured depository institutions are afforded a priority over other general unsecured claims against the institution, including federal funds and letters of credit, in the liquidation or other resolution of that institution by any receiver appointed by U.S. federal authorities. These priority creditors include the FDIC.
Dividend Restrictions
The Parent is a legal entity separate and distinct from its banking and other subsidiaries and relies on dividends from VersaBank USA as a source of liquidity. There are limitations on the payment of dividends by VersaBank USA to the Parent, as well as by the Parent to its shareholders.
The OCC has the general authority to limit the dividends paid by VersaBank USA if such payment may be deemed to constitute an unsafe and unsound practice. VersaBank USA may not pay dividends from its paid-in surplus. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank, such as VersaBank USA, is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been a transfer to surplus of no less than one/tenth of the bank’s net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus.
The Parent and VersaBank USA must maintain the applicable CET1 capital conservation buffer of 2.5% to avoid becoming subject to restrictions on capital distributions, including dividends. For more information on the CET1 capital conservation buffer, see “Government Regulation — United States — Capital Requirements”.
In addition, U.S. Federal Reserve policy provides that bank holding companies, such as the Parent, should generally pay dividends to shareholders only if (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition; and (iii) the organization will continue to meet minimum capital adequacy ratios. The policy also provides that such bank holding company should inform the U.S. Federal Reserve reasonably in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse change to the bank holding company’s capital structure. Bank holding companies also are required to consult with the U.S. Federal Reserve before increasing dividends or redeeming or repurchasing capital instruments. Additionally, the U.S. Federal Reserve could prohibit or limit the payment of dividends by a bank holding company if it determines that payment of the dividend would constitute an unsafe or unsound practice.
Capital Requirements
We are required under U.S. federal law to maintain certain minimum capital levels at each of the Parent and VersaBank USA. The U.S. Banking Agencies have issued substantially similar risk-based and leverage capital requirements to banking organizations they supervise. Under these requirements, the Parent and VersaBank USA are required to maintain certain capital standards based on ratios of capital to total assets and capital to risk-weighted assets. The requirements also define the weights assigned to assets and off-balance sheet items to determine the risk-weighted asset components of the risk-based capital rules. The required capital ratios are minimums, and the U.S. Federal Reserve and OCC may determine that a banking organization, based on its size, complexity or risk profile, must maintain a higher level of capital in order to operate in a safe and sound manner. Risks such as concentration of credit risks and the risk arising from non-traditional activities, as well as the institution’s exposure to a decline in the economic value of its capital due to changes in interest rates, and an institution’s ability to manage those risks are important factors that are to be taken into account by the U.S. Banking Agencies in assessing an institution’s overall capital adequacy.
Under the applicable capital rules, the Parent and VersaBank USA are subject to the following risk-based capital ratios: a CET1 risk-based capital ratio, a Tier 1 risk-based capital ratio, which includes CET1 and additional Tier 1 capital, and a total capital ratio, which includes Tier 1 and Tier 2 capital. The capital rules require a minimum CET1 risk-based capital ratio of 4.5%, a minimum overall Tier 1 risk-based capital ratio of 6.0%, and a total risk-based capital ratio of 8.0%. In addition, the capital rules require a capital conservation buffer of 2.5% above each of the minimum capital ratio requirements (CET1, Tier 1, and total risk-based capital), which must be met for a bank or bank holding company to avoid limitations on its ability to able to pay dividends, engage in share buybacks or make discretionary bonus payments to executive management without automatic restriction. Therefore, a banking organization needs to maintain a CET1 capital ratio of at least 7%, a total Tier 1 capital ratio of at least 8.5% and a total risk-based capital ratio of at least 10.5% or it would be subject to restrictions on capital distributions and discretionary bonus payments to its executive management.
The leverage capital ratio, which serves as a minimum capital standard, is the ratio of Tier 1 capital to quarterly average total assets, less goodwill and other disallowed intangible assets. The required minimum leverage ratio for all banks and bank holding companies is 4%.
To be well-capitalized, VersaBank USA must maintain the following capital ratios:
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CET1 risk-based capital ratio of 6.5% or greater;

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Tier 1 risk-based capital ratio of 8.0% or greater;

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Total risk-based capital ratio of 10.0% or greater; and

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Tier 1 leverage ratio of 5.0% or greater.

The U.S. Federal Reserve has not yet revised the well-capitalized standard for bank holding companies to reflect the higher capital requirements imposed under the current capital rules. For purposes of the U.S. Federal Reserve’s Regulation Y, bank holding companies, such as the Parent, must maintain a Tier 1 risk-based capital ratio of 6.0% or greater and a total risk-based capital ratio of 10.0% or greater to be well-capitalized. The U.S. Federal Reserve may require bank holding companies, including the Parent, to maintain capital ratios substantially in excess of mandated minimum levels, depending upon general economic conditions and a bank holding company’s particular condition, risk profile and growth plans.
The Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018 required the U.S. Banking Agencies to adopt regulations to implement an exemption from the U.S. Basel III capital rules for smaller banking organizations that maintain a “community bank leverage ratio” of at least 8% to 10%. Under the U.S. Federal Reserve’s and OCC’s regulations, a qualifying community banking organization that has less than $10 billion in total consolidated assets and meets the specified requirements can elect to apply a community bank leverage ratio of 9%, compliance with which would be deemed to have met the minimum capital requirements, the well capitalized capital category for depository institutions (see below) and any other capital or leverage requirements to which the qualifying community banking organization is subject. In November 2025, the U.S. Banking Agencies released a proposed rule, if adopted, that would decrease the community bank leverage ratio from 9% to 8%.
A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly FR Y-9C or call report, as applicable. The Parent and VersaBank USA currently have not elected to apply the community bank leverage ratio framework, but continue to assess whether to elect to apply the framework in the future.
The Federal Deposit Insurance Corporation Improvement Act of 1991 requires the U.S. Banking Agencies to take “prompt corrective actions” for banks that do not meet minimum capital requirements. This enforcement framework establishes five categories based on capital ratio levels: well capitalized; adequately capitalized; undercapitalized; significantly undercapitalized; and critically undercapitalized. A qualifying institution whose capital meets or exceeds the community bank leverage ratio and opts to use that framework will be considered “well capitalized” for purposes of prompt corrective action. Failure to be well-capitalized or to meet minimum capital requirements could result in certain mandatory and possible additional discretionary actions by regulators, including under the “prompt corrective action” framework, that, if undertaken, could have an adverse material effect on our operations or financial condition. For example, only well-capitalized and adequately capitalized depository institutions may accept brokered deposits, and an adequately capitalized depository institution may only do so if it has obtained prior regulatory approval. Failure to be well-capitalized or to meet minimum capital requirements could also result in restrictions on the Parent’s or VersaBank USA’s ability to pay dividends or otherwise distribute capital or to receive regulatory approval of applications or other restrictions on its growth.
Safety and Soundness Guidelines
The U.S. Banking Agencies have adopted guidelines prescribing safety and soundness standards relating to internal controls, risk management, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. These guidelines in general require appropriate systems and practices to identify and manage specified risks and exposures. The guidelines prohibit excessive compensation as an unsafe and unsound practice and characterize compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer or employee, director or principal shareholder. In addition, the U.S. Banking Agencies have adopted regulations that authorize but do not require a U.S. Banking Agency to order an institution that has been given notice by the U.S. Banking Agency that it is not in compliance with any of the safety and soundness standards to submit a compliance plan. If after being so notified, an institution fails to submit an acceptable compliance plan, the U.S. Banking Agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types, including those that may limit growth or capital distributions.
Consumer Protection Laws
VersaBank USA is subject to a number of U.S. federal laws designed to protect its customers. These consumer protection laws apply to VersaBank USA’s consumer banking activities and include laws relating to interest rates, fair lending, disclosures of credit terms and estimated transaction costs to consumer borrowers, debt collection practices, the use of and the provision of information to consumer reporting agencies, and the prohibition of unfair, deceptive or abusive acts or practices in connection with the offer, sale or provision of consumer financial products and services. Because VersaBank USA has less than $10 billion in total consolidated assets, the OCC supervises and examines VersaBank USA with respect to consumer protection laws and regulations. In addition, the CFPB has authority to define and prevent unfair, deceptive and abusive practices in the consumer financial area, and expanded data collecting powers for purposes of determining bank compliance with the fair lending laws. VersaBank USA’s consumer banking activities are also subject to certain state consumer protection laws, and under the Dodd-Frank Act, state attorneys general and other state officials are empowered to enforce certain federal consumer protection laws and regulations.
Community Reinvestment Act
The Community Reinvestment Act requires the appropriate U.S. Banking Agency, in connection with its examination of a bank, to assess the bank’s record in meeting the credit needs of the communities served by the institution, including low- and moderate-income neighborhoods. Furthermore, the relevant U.S. Banking Agency is required to consider a bank’s Community Reinvestment Act assessment when considering the bank’s application to, among other things, merge or consolidate with or acquire the assets or assume the liabilities of an insured depository institution or open or relocate a branch office. The relevant U.S. Banking Agency, the OCC in VersaBank USA’s case, examines each bank and assigns it a public Community Reinvestment Act rating. Under the Community Reinvestment Act, institutions are assigned a rating of “outstanding”, “satisfactory”, “needs to improve”, or “unsatisfactory”. VersaBank USA, then known as Stearns Bank Holdingford National Association, received a “satisfactory” rating at its most recent Community Reinvestment Act evaluation.
Anti-Money Laundering Rules
The BSA and its implementing regulations require financial institutions to, among other duties, implement and maintain an effective AML/CFT compliance program and file suspicious activity and currency transaction reports when appropriate.
The Anti-Money Laundering Act of 2020, enacted on January 1, 2021 as part of the National Defense Authorization Act (“AMLA”), amends the BSA but does not directly impose new requirements on banks. However, AMLA requires the U.S. Treasury Department to, among other things, issue National Anti-Money Laundering and Countering the Financing of Terrorism Priorities and implementing regulations, and conduct studies and issue regulations that may, over the next few years, significantly alter certain due diligence, recordkeeping and reporting requirements that the BSA and its implementing regulations impose on banks. AMLA also contains provisions that increase penalties for violations of the BSA and include whistleblower incentives, both of which could increase regulatory enforcement against banks. Implementation of AMLA is ongoing and is anticipated to impact VersaBank USA’s AML compliance program.
Violations of the BSA and its implementing regulations can result in substantial civil and criminal penalties, and the U.S. Banking Agencies are required to consider the effectiveness of a financial institution’s AML compliance program when reviewing bank mergers and bank holding company acquisitions. In addition to the U.S. Banking Agencies, FinCEN is authorized to impose significant civil monetary penalties for violations of the BSA and its implementing regulations and has recently engaged in coordinated enforcement actions with U.S. state and federal law enforcement agencies and banking regulators.

OFAC Regulation
OFAC is responsible for administering U.S. economic sanctions, which can which prohibit certain transactions with designated foreign jurisdictions, governments, entities and individuals. OFAC-administered sanctions take on many different forms. For example, sanctions may include: (1) restrictions on trade with or investment in a sanctioned jurisdiction, including prohibitions against direct or indirect imports from and exports to a sanctioned jurisdiction and prohibitions on U.S. persons engaging in financial transactions relating to, making investments in, or providing investment-related advice or assistance to, a sanctioned jurisdiction; and (2) blocking assets in which certain sanctioned foreign governments, entities or individuals have an interest, by prohibiting transfers of property subject to U.S. jurisdiction, including property in the possession or control of U.S. persons. OFAC also maintains lists of designated persons, groups or entities that are the target of sanctions, including the “Specially Designated Nationals and Blocked Persons List”. The assets of designated persons, groups or entities are blocked and U.S. persons are generally prohibited from dealing with any such persons. Moreover, blocked assets, for example property and bank deposits, cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. If we find a name on any transaction, account or wire transfer associated with a sanctioned person, we must freeze or block such account or transaction, file a blocked property report with OFAC and notify the appropriate authorities. Failure to comply with U.S. economic sanctions could have serious legal and reputational consequences.
Data Privacy and Cybersecurity
Data privacy and cybersecurity are areas of significant and increasing federal, state and local regulation, and the legal and regulatory framework for data privacy and cybersecurity is in considerable flux and rapidly evolving. For example, current U.S. federal laws, rules, regulations and standards, including the GLBA, require financial institutions to, among other things, periodically disclose their privacy policies and practices relating to sharing personal information and enable retail customers to opt out of our ability to share such personal information with unaffiliated third parties under certain circumstances. Such laws and regulations also require financial institutions to implement a comprehensive cybersecurity program that includes administrative, technical and physical safeguards to ensure the security and confidentiality of customer records and information. Other U.S. federal and state laws and regulations impact our ability to share certain information with affiliates and non-affiliates for marketing and/or non-marketing purposes, or to contact customers with marketing offers. The Parent and its non-banking subsidiaries are also subject to rules and regulations issued by the Federal Trade Commission, which regulates unfair or deceptive acts and practices, including with respect to data privacy and cybersecurity. Additionally, like other lenders, VersaBank USA uses credit bureau data in its underwriting activities. Use of such data is regulated under the Fair Credit Reporting Act, which also regulates reporting information to credit bureaus, prescreening individuals for credit offers, sharing of information between affiliates, and using affiliate data for marketing purposes. Similar state laws may impose additional requirements on us and our subsidiaries. Moreover, the U.S. Congress has considered, and will likely in the future consider, additional data privacy and cybersecurity legislation, to which we may become subject if passed.
The enactment of the Cyber Incident Reporting for Critical Infrastructure Act (the “CIRCIA”) in 2022, once rulemaking is complete, will require, among other things, certain companies to report significant cyber incidents to the Cybersecurity and Infrastructure Agency (the “CISA”) within 72 hours from the time the company reasonably believes the incident occurred (and within 24 hours of making a ransom payment as a result of a ransomware attack). On April 4, 2024, the CISA proposed a rule under the CIRCIA that would clarify the scope of cyber incidents to be reported and would further define covered entities subject to CIRCIA to expressly include companies in the financial services industry that are required to report cyber incidents to their primary U.S. federal regulators. Although the CIRCIA originally required the CISA to finalize its regulations by October 4, 2025, the CISA has extended such deadline to May 2026.
We also are subject to U.S. federal regulations that, among other things, require a banking organization to notify its primary U.S. Banking Agency as soon as possible (and in any event within 36 hours) after identifying a “computer-security incident” that has materially disrupted or degraded, or the banking organization believes in good faith is reasonably likely to materially disrupt or degrade its business or operations in a manner that would, among other things, jeopardize the viability of its operations, result in customers being unable to access their deposit and other accounts, result in a material loss of revenue, profit or franchise value, or pose a threat to the financial stability of the U.S. financial sector. Additionally, the U.S. Banking Agencies issue guidance regarding cybersecurity that is intended to enhance cyber risk management among financial institutions.
Data privacy and cybersecurity are also areas of increasing state legislative focus. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, the “CCPA”), among other things, gives California residents the right to request access to or correct personal information collected about them, and whether that personal information has been sold or shared with others, the right to request deletion of personal information (subject to certain exceptions), the right to opt out of certain sharing and sales of their personal information, and the right not to be discriminated against for exercising these rights. The CCPA contains several exemptions, including that many, but not all, requirements of the CCPA are inapplicable to personal information that is collected, sold, disclosed or otherwise processed subject to certain U.S. federal laws, including the GLBA. Similar laws have been or may be adopted by other states where we do business or collect personal information. In addition, laws in all 50 U.S. states generally require businesses to provide notice under certain circumstances to individuals whose personal information has been disclosed as a result of a data breach.
Artificial Intelligence
We may in the future use artificial intelligence (“AI”) in connection with our business, products and services. However, regulation of AI is rapidly evolving worldwide as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying AI and its uses are subject to a variety of laws and regulations, including intellectual property, privacy (including with respect to automated decision-making), data protection, cybersecurity, consumer protection, competition and equal opportunity laws and regulations, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. For example, AI is the subject of ongoing review by various U.S. governmental and regulatory agencies, and various U.S. states and other foreign jurisdictions are applying, or are considering applying, their existing laws and regulations to AI or are considering legal and regulatory frameworks for AI. In particular, several states, including Colorado and California, have passed or are continuing to propose laws and regulations that govern various facets and uses of AI, including to make consequential decisions.
Canada
Following the Reorganization, the Parent will become a “foreign bank” as defined under the Bank Act, subject to the regulatory restrictions on its operations set out in Part XII of the Bank Act. In addition, the Parent will be a reporting issuer in each of the provinces and territories of Canada and its shares will be listed on the TSX. The Parent can satisfy many Canadian continuous disclosure obligations by complying with applicable U.S. requirements and filing copies of its SEC documents concurrently with Canadian securities regulatory authorities via SEDAR+. The Parent will also need to comply with the TSX Company Manual and, unless otherwise exempt, insiders will be required to file reports on both SEDI and with the SEC.
Canadian Regulation of the Parent
Bank Act
Following the Reorganization, the Parent will be considered a “foreign bank” by virtue of the fact that it controls VersaBank USA. Part XII of the Bank Act establishes the core framework that governs when and how a “foreign bank”, such as the Parent, and entities associated with foreign banks, which in our case includes certain subsidiaries of the Parent such as VersaBank USA, DRTC and VersaHoldings US Corp, may operate in Canada, what they may own or invest in, and what approvals and supervisory requirements apply.
Foreign banks and entities associated with foreign banks are generally prohibited from engaging in or carrying on business in Canada, including any business that a bank is permitted to engage in under the Bank Act, or acquiring or holding control of a substantial investment in a Canadian financial entity except in compliance with Part XII. To provide financial services in Canada, foreign banks must generally have a financial establishment in Canada, such as a bank or a finance entity, in the form of a subsidiary or branch.

If a foreign bank does not have a financial establishment in Canada, Part XII permits the foreign bank to conduct narrowly tailored activity such as maintaining a Canadian commercial branch or carrying on limited financial services business in Canada where the Canadian share of specified financial services activities stays below prescribed or default thresholds, and engaging in specific non-bank financial or ancillary activities (for example, certain leasing activities under defined conditions), all subject to prescribed limits. A foreign bank cannot have a financial establishment in Canada without the prior written approval of the Minister of Finance in accordance with Part XII. Once the foreign bank has a financial establishment in Canada, Part XII sets out what activities the foreign bank may conduct. Additional approvals may be required to conduct certain activities.
Part XII also regulates how a foreign bank or its associated entities may invest in Canadian entities. Notably, a foreign bank cannot acquire or hold control of a substantial investment in Canadian financial entities without the prior written approval of the Minister of Finance.
Canadian Regulation of VersaBank
VersaBank, after the Reorganization, will be a Schedule II chartered bank under the Bank Act, subject to comprehensive regulation, examination and supervision by OSFI. The deposits of VersaBank are eligible for insurance by the CDIC, and VersaBank is also subject to certain CDIC regulations and by-laws.
Under the Bank Act, VersaBank is also subject to certain restrictions on its ability to engage in transactions with the Parent and other related parties of VersaBank. Generally, a bank may not enter into any transaction with a “related party” of the bank, which includes its affiliates, except as authorized by the Bank Act. Some classes of transactions are permitted by the Act and its regulations, including where they are of nominal value or immaterial in value, are related to short-term services provided in the ordinary course of the bank’s business, or are to take deposits from or loan money to the related party, provided they meet the criteria to qualify for that class of transaction and the bank complies with any restrictions relating to such transactions. Other transactions may be permitted subject to approval by the Superintendent, such as transactions exceeding certain relative asset value thresholds.
Supervision and Regulation
VersaBank’s activities are governed by the Bank Act. In accordance with the Bank Act, banks may engage in and carry on the business of banking and such business generally as pertains to the business of banking. OSFI is responsible to the Minister of Finance for the administration of the Bank Act. OSFI provides guidelines regarding disclosure of a bank’s financial information and is also required to make an annual examination of each bank to ensure compliance with the Bank Act and to ensure that each bank is in sound financial condition.
Banks have broad powers to invest in the securities of other corporations and entities, but the Bank Act imposes limits upon substantial investments. Under the Bank Act, generally a bank has a substantial investment in a body corporate when (i) the voting shares beneficially owned by the bank and by entities controlled by the bank exceed 10% of the outstanding voting shares of the body corporate or (ii) the total of the shares of the body corporate that are beneficially owned by the bank and entities controlled by the bank represent more than 25% of the total shareholders’ equity of the body corporate. A Canadian chartered bank is permitted to have a substantial investment in entities whose activities are consistent with those of certain prescribed permitted substantial investments. In general, a bank will be permitted to invest in an entity that carries on any financial service activity whether that entity is regulated or not. Further, a bank may invest in entities that carry on commercial activities that are related to the promotion, sale, delivery or distribution of a financial product or service, or that relate to certain information services. A bank may also invest in entities that invest in real property, act as mutual funds or mutual fund distributors or that service financial institutions, and a bank may have downstream holding companies to hold these investments. In certain cases, the approval of the Minister of Finance or the Superintendent is required prior to making the investment and the bank may be required to control the entity. Banks may, by way of temporary investment, acquire control of, or acquire or increase a substantial investment in, an entity for a two-year period. This time period may be extended upon application to the Superintendent. Other than for authorized types of insurance, chartered banks may offer insurance products only through their subsidiaries and not through their branch systems. Banks are prohibited from engaging in automobile leasing.

Restrictions on Ownership of Securities
The Bank Act contains certain restrictions on the issuance, transfer, acquisition and beneficial ownership of all shares of a chartered bank. For example, if a bank has equity of C$12 billion or more, no person shall be a major shareholder of such bank, which includes a shareholder which owns, directly or indirectly, more than 20% of its outstanding voting shares of any class or more than 30% of its outstanding non-voting shares of any class.
VersaBank does not meet this equity threshold and thus this restriction does not currently apply to VersaBank. Further, no person shall have a significant interest in any class of shares of a bank, including VersaBank, unless the person first receives the approval of the Minister of Finance. The direct holding of greater than 10% of the outstanding shares of a class of shares of a bank, or controlling an entity that does, constitutes a significant interest. Following the Reorganization, no person, other than the Parent and GBH, will have a significant interest in any class of shares of VersaBank.
We will monitor the above constraints on shareholdings through various means including completion of Declaration of Ownership Forms for shareholder certificate transfer requests. If any person contravenes the above constraints on shareholdings, neither such person, nor any entity controlled by the particular person, may exercise any voting rights until the shares to which the constraint relates are disposed of.
The Bank Act also prohibits the registration of a transfer or issuance of any shares of VersaBank to, and the exercise, in person or by proxy, of any voting rights attached to any share of VersaBank that is beneficially owned by, His Majesty in right of Canada or of a province or any agent or agency of His Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them.
CDIC Insurance
The CDIC is a federal Crown corporation whose mandate is to protect depositors against the risk of losses from a failure of a member institution and is the resolution authority for all its member institutions, including VersaBank. Membership in CDIC is mandatory for Canadian banks, such as VersaBank. Deposits in VersaBank are eligible for insurance by the CDIC for up to C$100,000 per customer, per insured category of deposits for certain eligible Canadian dollar-denominated deposits (including savings accounts, chequing accounts, and term deposits with an original term to maturity of five years or less). CDIC members must follow the by-laws created by the CDIC in accordance with its powers under the Canada Deposit Insurance Corporation Act (“CDIC Act”), as well as any regulations imposed on member institutions under the regulations of the CDIC Act. The CDIC by-laws include the CDIC Policy of Deposit Insurance, which outlines the terms and conditions of membership. Insurance of deposits of a member institution may be terminated, with notice, by the CDIC upon the member institution’s failure to comply with any condition of its policy of deposit insurance, the CDIC Act, its regulations, or the CDIC by-laws.
The CDIC is funded by premiums paid by its member institutions, including VersaBank. Membership premiums are determined on an annual basis by a member institution’s classification into one of five premium categories on the basis of risk in accordance with the CDIC Differential Premiums by-law. As such, VersaBank is subject to deposit insurance premium assessments based on various factors including capital adequacy, profitability, asset quality and concentration. An adverse change in these factors could cause an increase in VersaBank’s premiums. The CDIC Policy of Deposit Insurance by-law prohibits members, including VersaBank, from disclosing premium rating information they receive from the CDIC.
The CDIC also monitors member institutions’ risk profiles to identify issues at an early stage so that appropriate action can be taken to minimize CDIC’s exposure to loss. To determine CDIC’s level of monitoring of a member institution, CDIC assesses member institutions on an ongoing basis based on a number of quantitative and qualitative factors including asset quality, earnings, capital, funding and liquidity. Member institutions are placed into one of three groups that increase with risk: Acceptable Risk, High Risk and Critical Risk. Member institutions in the High and Critical risk groups are notified in writing by the CDIC of their status and are subject to enhanced levels of monitoring and resolution preparedness activities.

Restrictions on Redemption of Shares and Payment of Dividends
Under the Bank Act, VersaBank cannot redeem or purchase any of its shares, including common shares, or its subordinated debt, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits VersaBank from purchasing or redeeming any shares or paying any dividends if there are reasonable grounds for believing that VersaBank is, or the payment would cause VersaBank to be, in contravention of the Bank Act requirement to maintain, in relation to VersaBank’s operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of OSFI in relation thereto. This includes maintaining the applicable CET1 capital conservation buffer of 2.5% as set out in the capital adequacy requirements. VersaBank must also notify the Superintendent at least fifteen days prior to the day fixed for its dividend payment. Accordingly, VersaBank will only declare dividends if it satisfies these requirements and, as a result, VersaBank expects that it would be in a position to set aside funds for the payment of any dividends declared. For more information on capital adequacy requirements, see “Government Regulation — Canada — Capital Adequacy Requirements”.
Capital Adequacy Requirements
VersaBank is required under the Bank Act and OSFI’s Capital Adequacy Requirements Guideline (the “CAR”), Leverage Requirements Guideline, and Liquidity Adequacy Requirements Guideline, to maintain minimum regulatory capital levels and liquidity. OSFI’s capital framework establishes both risk-based capital ratios and a non- risk-based leverage ratio that apply on a consolidated basis. Under these requirements, VersaBank must maintain capital standards based on ratios of regulatory capital to risk-weighted assets and a separate leverage ratio based on Tier 1 capital over a defined exposure measure. The requirements also prescribe the risk weights for on-balance sheet assets and off-balance sheet exposures used to determine risk-weighted assets under the risk-based capital rules. These required capital ratios represent minimums, and OSFI may determine that an institution, based on its size, complexity, business model or risk profile, must maintain higher levels of capital in order to operate in a safe and sound manner.
Under the CAR, VersaBank is subject to the following risk-based capital ratios: a CET1 risk-based capital ratio, a Tier 1 risk-based capital ratio, which includes CET1 and additional Tier 1 capital, and a total capital ratio, which includes Tier 1 and Tier 2 capital. The capital rules require a minimum CET1 risk-based capital ratio of 4.5 percent, a minimum Tier 1 risk-based capital ratio of 6.0 percent, and a total risk-based capital ratio of 8.0 percent. In addition, the capital rules require a capital conservation buffer of 2.5 percent of risk-weighted assets, which must be met with CET1 capital, above each of the minimum risk-based capital requirements in order to avoid automatic constraints on capital distributions and certain discretionary bonus payments to executive officers. Therefore, to avoid such constraints, a bank needs to maintain a CET1 capital ratio of at least 7.0 percent, a Tier 1 capital ratio of at least 8.5 percent and a total risk-based capital ratio of at least 10.5 percent.
VersaBank is also subject to a leverage ratio requirement that serves as a backstop to the risk-based capital framework. The leverage ratio is calculated as Tier 1 capital divided by the Basel III exposure measure, which includes on-balance sheet assets and certain off-balance sheet exposures on a non-risk-weighted basis. OSFI has set the minimum leverage ratio at 3% for most institutions, although OSFI may establish expectations above this minimum where appropriate based on institution-specific circumstances.
OSFI may require banks, including VersaBank, to maintain capital ratios substantially in excess of mandated minimum levels depending upon general economic conditions and the institution’s particular condition, risk profile and growth plans.
Failure to maintain required minimum capital ratios or to remain above the capital conservation buffer could result in automatic constraints on our capital distributions and discretionary bonus payments and could prompt supervisory measures by OSFI. OSFI’s supervisory approach uses progressive intervention that can include requiring a remediation plan, restricting dividends or share buybacks, limiting growth or activities, increasing capital expectations or taking formal supervisory action in more severe circumstances. These actions, if undertaken, could have a material adverse effect on our operations or financial condition.
As of April 30, 2026, VersaBank’s CET1 ratio was 12.3% versus 12.9% as of October 31, 2025. VersaBank, like most small-scale Canadian banks, uses the Standardized Approach to calculate its risk-weighted assets. VersaBank’s lending operations focus on transactions with lower-than-average risk (as demonstrated by its long history of low provision for credit losses). VersaBank believes that the Standardized Approach does not accurately reflect the intrinsic risk in its lending portfolio, and consequently, VersaBank’s leverage ratio is one of the most conservative in the industry, being more than twice the average leverage ratio of the major Canadian Schedule I banks, which use the Advanced Internal Ratings Based Approach to calculate their risk-weighted assets.
OSFI Guidelines and Regulatory Notices
In connection with its mandate of promoting the financial soundness, integrity and security of federally regulated financial institutions such as banks, OSFI issues Guidelines and Regulatory Notices which financial institutions are expected to follow. Guidelines outline OSFIs long-term expectations for financial institutions, generally setting standards for industry activities and behavior to help financial institutions manage their risk in a responsible way that supports their safety and soundness, and include standards relating to, among other topics, corporate governance, outsourcing, internal controls, risk management and information systems. OSFI uses these Guidelines to determine whether an institution is managing risk appropriately. Although Guidelines are not laws, institutions are expected to follow them. If an institution ignores a Guideline, it may face increased scrutiny from OSFI.
Regulatory Notices are issued by OSFI when a new risk appears quickly (i.e., a cybersecurity threat or market disruption), and are intended to provide timely, temporary guidance on emerging risks. Similar to Guidelines, Regulatory Notices are not laws but set clear expectations on financial institutions to help them respond to specific issues.
Consumer Protection Laws
VersaBank may be subject to Canadian banking laws and regulations designed to protect consumers, including the Bank Act and the consumer protection provisions set out therein. OSFI is the primary administrator of the Bank Act, but the FCAC also administers and enforces parts of the Bank Act and its regulations that have been designated as “consumer provisions”. This includes provisions relating to the disclosure of certain information to consumers to facilitate informed decision making, debt collection practices, the prohibition of unfair, deceptive or abusive acts or practices in connection with the offer, sale or provision of consumer financial products and services, and the recording and addressing of consumer complaints. The FCAC also monitors Canadian banks’ compliance with codes of conduct and public commitments. The FCAC has powers to impose administrative monetary penalties and direct banks to take actions in respect of their non-compliance with the consumer protection provisions under the FCAC’s administration.
Anti-Money Laundering Rules
VersaBank is subject to AML/CFT requirements under Canadian law and regulation, including the PCMLTFA and its associated regulations. FINTRAC is primarily responsible for conducting AML/CFT assessments of banks and ensuring their compliance with the PCMLTFA. The PCMLTFA requires financial institutions to, among other duties, implement and maintain an effective AML/CFT compliance program, verify the identity of their clients for certain activities and transactions, and file reports with FINTRAC about certain transactions and property. Violations of the PCMLTFA and its implementing regulations can result in criminal penalties. In addition, FINTRAC has the legislative authority to issue administrative monetary penalties to reporting entities, such as banks, that are found to be non-compliant with the PCMLTFA and associated regulations.
Sanctions Compliance
Canada maintains economic sanctions that restrict or prohibit trade in certain goods and services to certain foreign entities, individuals and geographic areas pursuant to the Special Economic Measures Act (“SEMA”), United Nations Act (“UN Act”), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (“Sergei Magnitsky Law”), Part II.1 (Terrorism) of the Criminal Code (Canada), and the Freezing Assets of Corrupt Foreign Officials Act. Administered by Global Affairs Canada and the Minister of Public Safety, these prohibitions bind all individuals and businesses located in Canada and all Canadian individuals and businesses wherever they are located. Sanctions under each of these regimes may include:

(1) arms and related materials embargoes; (2) dealings bans with designated individuals and entities; (3) export and import restrictions; (4) financial prohibitions; and (5) technical assistance prohibitions. Several of Canada’s sanctions laws also impose on banks and certain other specified businesses obligations to determine on a continuing basis whether the business is in possession or control of property that is owned, held or controlled by a sanctioned person and to report the existence of any such property to specified Canadian governmental authorities. Violations of such prohibitions, such as dealing or transacting with a designated person, are criminal offences with potentially severe consequences including criminal penalties.
In addition to AML obligations, reporting entities under the PCMLTFA, including banks and other financial institutions, have monitoring and reporting obligations in respect of suspected sanctions evasion. Recent amendments to PCMLTFA require reporting entities to file Listed Person or Entity Property Reports for property owned or controlled by sanctioned persons. This obligation now explicitly covers sanctions under SEMA, the UN Act and the Sergei Magnitsky Law.
Data Privacy and Cybersecurity
VersaBank must comply with the Personal Information Protection and Electronic Documents Act (Canada) (“PIPEDA”), which is the Canadian federal private-sector privacy law in Canada that provides a regulatory regime in respect of the collection, use, and sharing of personal information in the context of commercial activities. The provinces of Alberta, British Columbia and Quebec also have provincial privacy laws applicable to private sector activities in those provinces.
Canadian privacy laws, including PIPEDA, are consent based. Any collection, use or processing of personal information may only be done with the meaningful and knowledgeable consent of the data subject except for limited circumstances enumerated in the applicable legislation. Such consent may be express or implied. The acceptable form of consent will be informed by the sensitivity of the information and the reasonable expectations of the data subject given the nature and context of the collection. A data subject’s consent can be withdrawn at any time, subject to certain legal or contractual restrictions and reasonable notice. Under Canadian privacy laws, a company is responsible for personal information under its care and control, and this responsibility extends to any third parties to whom VersaBank has transferred or disclosed personal information. As such, VersaBank must impose certain obligations on its third-party data processors to ensure it is able to comply with all of its obligations under Canadian privacy laws such as limiting processing solely to the provision of services, adequate security and breach notification. VersaBank must also designate an individual or individuals who are accountable for compliance with Canadian privacy laws, implement policies and practices to ensure such compliance, and protect personal information from with security safeguards appropriate to the sensitivity of the information including physical, organizational and technological measures. In the event of any unauthorized access to, or use of, personal information, Canadian privacy laws impose mandatory breach notification obligations. Where the unauthorized use or disclosure creates a real risk of significant harm to an individual, the collecting organization must notify certain regulators (depending on the location of the data subject(s) and the affected data subject(s). Additionally, under the OSFI Technology and Cyber Security Incident Reporting Advisory, federally regulated financial institutions such as VersaBank must report a technology or cybersecurity incident to OSFI’s Technology Risk Division and its lead supervisor within 24 hours. Where a bank fails to report a cyber incident, it could be subject to increased oversight by OSFI, put on a watch list or assigned to one of the stages of OSFI’s supervisory intervention approach.
In addition to the safeguards obligated under Canadian privacy laws, OSFI Guidance sets out certain expectations for banks in respect of cyber risk management and technology. Guideline B-13 — Technology and Cyber Risk Management establishes OSFI’s expectations for how financial institutions manage technology and cyber risks, including expectations related to governance and risk management, technological operations and resilience, and cybersecurity, while OSFI’s B-10 — Third Party Risk Management Guideline sets out how OSFI expects financial institutions to manage risk in third-party arrangements, including with respect to technology and cyber risk.
Legal Proceedings
From time to time, we may be involved in legal proceedings or subject to claims incident to the ordinary course of business. While the outcome of any such proceedings cannot be predicted with certainty, as of October 31, 2025, we were not a party to any litigation or legal proceedings that, in the opinion of our management, are probable to have a material adverse effect on our business. Regardless of the outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources, reputational harm and other factors, and there can be no assurance that favorable outcomes will be obtained.
Intellectual Property
As part of our overall and ongoing strategy to protect and enhance our intellectual property rights, we rely on a variety of protections, including copyrights, trademarks, trade secrets, patents and certain restrictions on disclosure, solicitation and competition. We also undertake other measures to control access to, or distribution of, our other proprietary and confidential information. Any patents we may obtain may increase our competitive advantage, protect our investments in commercializing our technology, preserve our freedom to operate, and allow us to enter into licensing (e.g., cross-licenses) or other arrangements with third parties. For a discussion of risks associated with intellectual property, see “Risk Factors — General Risk Factors — Our business may be adversely affected if we are unable to adequately establish, maintain, protect and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of such rights”.
Properties
Our principal offices are located in a leased office at 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2 and consist of approximately 11,674 square feet. We use this facility for administration, sales and marketing, technology and development, and professional services. Our other primary properties include VersaBank Innovation Centre of Excellence, 1979 Otter Place, London, Ontario N5V 0A3 and 121 Research Drive, Suite 410, Saskatoon, SK S7N 1K2. As of April 30, 2026, VersaBank had approximately 131 employees, of which approximately 124 were full-time.

MANAGEMENT OF THE PARENT FOLLOWING THE REORGANIZATION
References in this “Management of the Parent Following the Reorganization” section to “we”, “us”, “our” and other similar terms refer to the Parent, after giving effect to the Reorganization.
Directors and Executive Officers of the Parent
The following table sets forth the names, ages, places of residence and titles, as of July 24, 2026, concerning the persons who are expected to serve as directors and executive officers of the Parent after giving effect to the Reorganization.
Name	Age	Place of Residence	Position
David Taylor	73	Port Orange, Florida	President, CEO, and Chairman of the Board
Shawn Clarke	56	Ilderton, Ontario, Canada	Global Chief Operating Officer
Nico Ospina	37	Palm Harbor, Florida	Global Chief Financial Officer
Wooi Koay	50	London, Ontario, Canada	Chief Information Officer, VersaTech
Tammie Ashton	57	London, Ontario, Canada	Global Executive Vice President
Tim Bloom	50	Miami, Florida, USA	Chief Audit Executive
Tel Matrundola	56	Hallandale, Florida	Director
Susan McGovern	63	Aurora, Ontario, Canada	Director
Mark Holman	68	Sarasota, Florida	Director
David Bratton	85	London, Ontario, Canada	Director
Barbara Chaffee	75	Erie, Pennsylvania	Director
Patrick DeLacey	69	St. Augustine, Florida, USA	Director
Scott Verity	62	Saskatoon, Saskatchewan, Canada	Director
Each officer serves at the discretion of the Parent’s board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Executive Officers
David Taylor will serve as the Global President, Chief Executive Officer, and Chairman of the Board following the consummation of the Reorganization. From January 18, 1993, to June 5, 2025, Mr. Taylor also served as Chief Executive Officer of VersaBank. Since August 30, 2024, Mr. Taylor has served as a director of VersaBank USA. Since December 22, 2021, Mr. Taylor has served as a director, Chief Executive Officer, and President of VersaHoldings US Corp. and VersaFinance US Corp. Mr. Taylor has served as Chair of VersaHoldings US Corp. since April 30, 2025. Since September 7, 2016, Mr. Taylor has served as the sole director and President of VersaJet Inc. Mr. Taylor has also served as Secretary of VersaJet Inc. since November 22, 2018. Mr. Taylor is a director of DRT Cyber Inc. and has held this position since September 6, 2019. From September 6, 2019, to April 27, 2023, Mr. Taylor served as President, Secretary and Treasurer of DRT Cyber Inc. He is the current Chief Executive Officer of DRT Cyber Inc. and has held the position since April 30, 2021. Since November 30, 2020, Mr. Taylor has been the sole director of Digital Boundary Group, Inc. and Digital Boundary Group Canada Inc. He has served as Chief Executive Officer of Digital Boundary Group, Inc. and Digital Boundary Group Canada Inc. since April 30, 2021. Mr. Taylor holds an Honours Bachelor of Science degree from Lakehead University, a Master of Business Administration from the University of Saskatchewan and is a Fellow of the Institute of Canadian Bankers (F.I.C.B.). Mr. Taylor was selected to serve on our board of directors because he is the founder of VersaBank, having created the concept and strategy in 1993 when he and other investors took control of Pacific & Western Trust Company.
Shawn Clarke will serve as the Global Chief Operating Officer following the consummation of the Reorganization. Mr. Clarke currently serves as the Chief Operating Officer of VersaBank USA (since August 30, 2024), VersaHoldings US Corp. and VersaFinance US Corp. since April 30, 2025. Mr. Clarke has been employed by VersaBank and its subsidiaries in various roles since 2005 including Senior Vice-President, Chief Risk Officer, Chief Information Officer, Chief Operating Officer, Chief Financial Officer,

Treasurer, and Corporate Secretary. Mr. Clarke has developed a broad spectrum of knowledge and experience in the areas of corporate finance, mergers & acquisitions, capital markets, financial planning & management, risk management and operations management. Mr. Clarke received a Bachelor’s degree in Engineering from McMaster University, where he graduated Summa Cum Laude, a Master’s degree in Engineering from McMaster University and an MBA from the Lazaridis School of Business & Economics at Wilfrid Laurier University.
Nico Ospina will serve as Global Chief Financial Officer of the parent upon the Reorganization. He currently serves as the Global Chief Financial Officer of VersaBank since January 5, 2026. Mr. Ospina previously held the role of Vice President in the Financial Services Investment Banking group at Raymond James, where he specializes in the depository sector. Over his eleven-year career, from 2014 to 2025, he has provided strategic and financial advisory services to depository institutions across the United States, completing more than 50 buy-side and sell-side mergers and acquisitions, as well as numerous capital formation transactions through private placements and public offerings of equity and debt securities, and mutual conversions. Mr. Ospina has served as an advisor to VersaBank throughout its entry and expansion in the U.S. market, including its 2021 initial public offering and subordinated debt issuance, the 2023 acquisition of Stearns Bank Holdingford, and the 2024 follow-on equity offering. He holds a Bachelor of Arts in Economics from the University of Illinois at Chicago and a Master of Business Administration in Finance from Robert Morris University — IL. Born and raised in Colombia, Mr. Ospina is a native Spanish speaker and a former NCAA Division I tennis student-athlete.
Wooi Koay will serve as Chief Information Officer of the Parent following the consummation of the Reorganization. He has been employed by VersaBank since February 11, 2002. Mr. Koay has served as the Chief Information Officer of VersaBank since June 15, 2020. He also served as the Vice-President, Information Technology of VersaBank from November 28, 2017 through June 15, 2020. Mr. Koay also holds the role of Chief Information Officer of VersaBank USA since August 30, 2024. Mr. Koay holds a Bachelor of Commerce degree and Bachelor of Science degree from the University of Saskatchewan.
Tammie Ashton will serve as the Global Executive Vice President of the Parent following the consummation of the Reorganization. From January 1, 2021 through June 5, 2025, she held the role of Chief Risk Officer of VersaBank. Ms. Ashton’s previous roles prior to VersaBank include Chief Legal Officer of BioConnect from 2009 through August 2025, General Counsel of Decade Group Inc. from 2009 through 2020, Corporate Counsel & Secretary, Raymond James Trust Canada from 2008 through 2020 and Corporate Counsel at Red Jacket Capital Inc. from 2008 through August 2018. She holds a B.A. Psychology from the University of Western Ontario from 1990 and an LL.B from the University of Ottawa from 1994.
Tim Bloom will serve as Chief Audit Executive of the Parent following the consummation of the Reorganization. Tim Bloom is Chief Risk Officer, Chief Information Security Officer, and Chief Audit Executive of VersaBank USA. Mr. Bloom has served in these roles since April 2024 and is responsible for enterprise risk management, internal audit, information security, and regulatory governance for VersaBank USA. Prior to joining VersaBank USA, Mr. Bloom served as Managing Director, Enterprise and Operational Risk Management at the Federal Home Loan Bank of San Francisco, a wholesale bank serving member financial institutions, from February 2020 through July 2024. Previously, he served as Director of Enterprise Risk Management at SoFi, a digital financial services company, from May 2019 through February 2020, and as Managing Director, Group Risk Management at Nasdaq, a global financial technology and market infrastructure provider, from 2011 through 2018. Mr. Bloom has more than 20 years of experience in enterprise risk management, internal audit, information security governance, and regulatory oversight in the financial services industry. Mr. Bloom holds a Bachelor of Science degree from the University of Richmond and a Master of Science in Enterprise Risk Management from Columbia University.
Non-Employee Directors
Tel Matrundola will serve as one of our directors following the consummation of the Reorganization. Mr. Matrundola has served as a director, President, and Chief Executive Officer of VersaBank USA since August 30, 2024. From December, 2002, through August 29, 2024, Mr. Matrundola held various roles at VersaBank including Vice President, Public, Government & Corporate Affairs, Chief Strategy Officer, and Executive Vice President. He also served as the Chairman of PWC Capital Inc. (the predecessor parent corporation of VersaBank) from April, 2016, through January 2017. Since February, 2014, Mr. Matrundola has been Principal of Laurentel Developments, an investment land holdings and land development company. From May, 1999, through December, 2002, Mr. Matrundola held multiple roles within the Canadian Federal Government including Senior Policy Advisor to the Deputy Prime Minister, Senior Policy Advisor to the Minister of Foreign Affairs and Policy Advisor to the Minister of Industry. Mr. Matrundola holds a Bachelor of Arts (Honors) degree from the University of Toronto, a Master’s of Arts in International Relations and Diplomacy from Schiller University’s Paris Campus, and a Ph.D. in International Relations and Diplomacy from the American Graduate School in Paris, School of International Relations & Diplomacy. Mr. Matrundola was selected to serve on our board of directors due to his extensive experience working in the VersaBank group and his government relations expertise.
Susan McGovern will serve as one of our directors following the consummation of the Reorganization. Since March 7, 2023, she has served as Vice-Chair of the Board of Directors. Ms. McGovern has also served as the Interim Chief Executive Officer of VersaBank since June 5, 2025. Outside of her roles at VersaBank, Ms. McGovern served as the Executive Advisor to the Ontario Minister of Finance from January 2023 through March 31, 2026. She provided strategic advice to the Minister, Chief of Staff and Premiers Office on emerging issues, new projects, policy initiatives, communications and stakeholder relations. From January 2013 through May 2022, Ms. McGovern served as the Vice-President, External Relations and Advancement at the Ontario Tech University. Ms. McGovern has held several other roles within the Ontario Ministry of Finance, Ontario Crown Corporations and private and not for profit sectors. Ms. McGovern was also the Director of Regional Affairs for Canada’s Minister of Finance from January 2006 – January 2010 focusing on the Greater Toronto area and the rest of Ontario. Ms. McGovern was selected to serve on our board of directors due to her expertise on VersaBank based on being a director for over fourteen years and her extensive experience in financial and government relations.
Mark Holman will serve as one of our directors following the consummation of the Reorganization. Mr. Holman has served as a director of VersaBank USA since August 30, 2024. He is also the Chair of the US Strategy & Expansion Committee of VersaBank USA and a member of the Audit Committee, Conduct Review & Governance Committee and Risk Oversight Committee of VersaBank USA since its inception on August 30, 2024. For over 35 years Mr. Holman has served as a senior manager and advisor within both the Federal legislative and executive branches, state executive branch, and in eight political campaigns, which has given him a comprehensive understanding of government and a unique perspective. Mr. Holman is a member of the Republican Governors Association Finance Committee, Board of Trustees, Indiana University of Pennsylvania, Blue Ribbon Commission on Pennsylvania’s Election Security, Federal Enforcement Homeland Security Foundation and Elsie Hillman Civic Forum National Advisory Counsel. Mr. Holman holds a Bachelor of Arts from the Indiana University of Pennsylvania. Mr. Holman was selected to serve on our board of directors due to his expertise in government relations and public policy as well as strategic planning.
David Bratton will serve as one of our directors following the consummation of the Reorganization. Mr. Bratton has served as a director of VersaBank (previously Pacific & Western Bank of Canada) since September 23, 1993. He has also served as Chair of the Conduct Review & Governance Committee of VersaBank since September 23, 1993. Mr. Bratton was the President of Bratton Consulting Inc., a management consulting practice based in London, Ontario from 1987 to 2016. The firm helped both Canadian and American organizations in Financial Services, Manufacturing, Energy and Public Sector with their human resources and change management needs. Prior to starting his own practice, he held senior positions with General Electric and London Life in Human Resources. In his practice, he specialized in Human Resources, Strategic Change Management, Leadership Development and Executive Coaching. He is a Fellow of the Canadian Association of Management Consultants where he held executive positions as Treasurer and Board Member. Mr. Bratton holds an Honors Bachelor of Arts in Psychology from Western University, a Master’s in Business Administration from York University’s Schulich School of Business and has completed Executive Programs from Harvard University and the General Electric Management Institute. Mr. Bratton was selected to serve on our board of directors due to his extensive experience in human resources and change management.
Barbara Chaffee will serve as one of our directors following the consummation of the Reorganization. Ms. Chaffee has served as a director of VersaBank USA since August 30, 2024. She is also a current director of DRT Cyber Inc. and has held the position since September 24, 2019. Previous to her directorships with VersaBank and its subsidiaries, Ms. Chaffee served as the President and CEO of Tom Ridge Environmental

Center Foundation from January 2018 through 2024. She also served as the President and CEO of the Erie Regional Chamber and Growth Partnership from April 2011 through January 2017. She has extensive experience in the areas of business-to-business relationships and partnerships, governmental affairs, economic development Strategic Planning and Public Relations. Ms. Chaffee attended Kent State University. Ms. Chaffee was selected to serve on our board of directors due to her extensive experience in government and public relations, as well as strategic planning.
Patrick DeLacey will serve as one of our directors following the consummation of the Reorganization. Mr. DeLacey is an accomplished financial executive with broad experience as an investment banker, investor and Board member. Mr. DeLacey was the Managing Director/Vice Chairman, Financial Services Investment Banking at Raymond James from 1999 through 2024. He also held roles as Managing Director of ABN Amro/Chicago Corp from 1993 through 1999, Managing Director at Kemper Securities from 1987 through 1993, Accounting Officer of Kemper Life Insurance from 1984 through 1986 and Senior Auditor at Ernst & Young from 1979 through 1983. He currently serves as a board member and Investor of Surgically Clean Air, Inc. He has also served as a board member for FlowMSP Inc. from 2017 through 2024, United Insurance Holdings Corp (now American Coastal Insurance Corporation, Nasdaq: ACIC) from 1998 through 2008 and Chicago Youth Centers from 1998 through 2024. Mr. DeLacey holds a Bachelor of Science in Accounting from the University of Illinois and a Master of Business Administration in Finance from the University of Chicago and earned a Certified Public Accountant designation in 1979. Mr. DeLacey was selected to serve due to his extensive experience as a Senior Executive in the financial services sector and his overall financial acumen.
Scott Verity will serve as one of our directors following the consummation of the Reorganization. Mr. Verity is an accomplished financial executive with broad experience in financial services and consumer and industrial markets. Mr. Verity served as the Audit Partner of KPMG LLP from 1999 through 2025. He also held leadership roles within the firm including Office Managing Partner and Business Enablement Leader. He currently serves as a board member of World Trade Centre, Saskatoon. He previously served as a Board member for KPMG Canada, (2018 through 2024) and was also Chair of the Partner Compensation Committee and Public Trust and Quality Committee. Mr. Verity was a previous board member and Chair of Remai Modern Art Gallery from 2014 through 2020, Board Chair of Emmanuel Anglican Church from 2008 through 2016 and 2020 to present, Board Chair of the Refinery Arts Centre from 2001 through 2007 and was a member of the Professional Conduct Committee of CPA Saskatchewan from 2003 through 2006. Mr. Verity holds a Bachelor of Commerce degree (with distinction) from the University of Saskatchewan and holds the FCA/FCPA designations. He is also a member of the Institute of Corporate Directors. Mr. Verity was selected to serve due to his broad knowledge and experience in the accounting area and extensive knowledge of financial institutions.
Family Relationships
There are no family relationships between any of our executive officers or directors.
Board Committees and Director Independence
We intend to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. In order to list and maintain the listing of our shares on Nasdaq, we are required to comply with the Nasdaq standards relating to corporate governance, requiring, among other things, that:
(1)
A majority of our board of directors to consist of “independent directors” as defined by the applicable rules and regulations of Nasdaq;

(2)
The compensation of our executive officers to be determined, or recommended to the board of directors for determination, by independent directors constituting a majority of the independent directors of the board in a vote in which only independent directors participate or by a compensation and nomination committee comprised of at least two independent directors as well as composed entirely of independent directors;

(3)
That director nominees to be selected, or recommended to the board of directors for selection, by independent directors constituting a majority of the independent directors of the board in a vote in which only independent directors participate or by a compensation and nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and
(4)
Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules.

Upon consummation of the Reorganization, we expect to be in full compliance with the independent board, audit committee, compensation committee, and nominating committee requirements under Nasdaq listing standards, applicable SEC rules, and NI 52-110.
Upon consummation of this offering, our board of directors will consist of eight individuals. Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Barbara Chaffee, Mark Holman, David Bratton, Patrick DeLacey and Scott Verity do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, the listing standards of Nasdaq and NI 52-110. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Parent, VersaBank and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of shares of Common Stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Committees of the Board of Directors
Our board of directors will establish, effective immediately prior to the effectiveness of the registration statement of which this prospectus/circular forms a part, an audit committee and a nominating, governance and compensation committee. The composition, duties and responsibilities of these committees are set forth below. Our board of directors may from time to time establish certain other committees to facilitate the management of the Company. Nasdaq listing standards and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq listing standards require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website upon to the completion of the Reorganization.
Audit Committee
Our board of directors will establish, effective immediately prior to the effectiveness of the registration statement of which this prospectus/circular forms a part, an audit committee that is responsible for, among other matters, (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm, (2) discussing with our independent registered public accounting firm its independence from us, (3) reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements, (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC, (6) reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements and (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters.
Our audit committee will consist of Mark Holman, Scott Verity and Patrick DeLacey, with Patrick DeLacey serving as chair. Rule 10A-3 of the Exchange Act, the Nasdaq rules and NI 52-110 require us to have one independent audit committee member upon the listing of our common stock on Nasdaq and the TSX, a majority of independent directors within 90 days of the date of listing, and all independent audit committee members within one year of the date of listing. We intend to comply with the independence requirements within the time periods specified. Our board of directors has determined that Patrick DeLacey is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable rules and regulations. Each member of the audit committee is also “financially literate” as defined under NI 52-110. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.
Compensation and Nomination Committee
The functions of the Compensation and Nomination committee include, among other things:
(1)
reviewing officer and executive compensation goals, policies, plans and programs;

(2)
reviewing and approving or recommending to our board of directors or the independent directors, as applicable, the compensation of our directors, Chief Executive Officer and other executive officers,

(3)
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and other similar arrangements between us and our officers and other key executives;

(4)
appointing and overseeing any compensation consultants;

(5)
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

(6)
administering our equity incentive plans, to the extent such authority is delegated by our board of directors;

(7)
identifying individuals qualified to become members of our board of directors, consistent with the terms of our Charter and the Proposed Bylaws and criteria approved by our board of directors;

(8)
overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently;

(9)
developing and recommending to our board of directors a set of corporate governance guidelines and principles; and

(10)
reviewing and discussing with management disclosure of the Company’s corporate governance practices.

Our Compensation and Nomination committee will consist of David Bratton, Barbara Chaffee, and Mark Holman with David Bratton serving as chair. The composition of our Compensation and Nomination committee will meet the requirements for independence under current rules and regulations of the SEC and Nasdaq. Each member of the Compensation and Nomination committee will also be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. We believe that the composition and functioning of our Compensation and Nomination committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee will also have the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements and review with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Our nominating, governance and compensation committee will be responsible for periodically evaluating our corporate governance policies and system in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks, as well as assessing and monitoring whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves or has served during the last completed fiscal year as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Limitation of Liability and Indemnification of Directors and Officers
Our Charter and our Proposed Bylaws provide, or will provide, that to the fullest extent permitted by the DGCL, each of our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty owed to us or our stockholders. Also, our Charter and our Proposed Bylaws provide, or will provide, that we shall, subject to certain exceptions, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was our director or officer or, while our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Covered Person. For further information, see the section entitled “Management — Indemnification of Officers and Directors.” We intend to enter into customary indemnification agreements with each of our officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Code of Business Conduct and Ethics
Our board of directors will adopt a general code of ethics that applies to all of our employees, officers and directors effective immediately prior to the effectiveness of the registration statement of which this prospectus/circular forms a part, which will be available on our website upon the completion of this offering. We intend to disclose future amendments to certain provisions of our codes of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or otherwise as required by applicable law. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus/circular.
Corporate Governance Guidelines
Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chair of the board, chief executive officer and presiding director, meeting of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. While we currently have no gender diversity policies or targets established for our board of directors and senior management positions, we intend to adopt a policy similar to VersaBank’s Board of Directors and Senior Management Diversity Policy in order to comply with Canadian Securities Law, including the disclosure requirements of Form 58-101F1 — Corporate Governance Disclosure. A copy of our corporate governance guidelines will be posted on our website.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as set forth herein, VersaBank is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any VersaBank shareholder holding more than 10% of the voting rights attached to VersaBank shares, or an associate or affiliate of any of the foregoing, in any transaction in the preceding three fiscal years or any proposed or ongoing transaction of VersaBank which has affected, or will affect, VersaBank or any of its subsidiaries materially.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE REORGANIZATION
Other than as set forth herein, the management of VersaBank is not aware of any material interests, direct or indirect, by way of beneficial ownership or otherwise, of any director or executive officer of VersaBank or anyone who has held office as such since the beginning of VersaBank’s last fiscal year, or any associate or affiliate of the foregoing, in the Reorganization.

EXECUTIVE COMPENSATION
References in this “Executive Compensation” section to the “Company,” “we,” “us,” “our” and other similar terms refer to VersaBank, before giving effect to the Reorganization, and Versa Bancorp, after giving effect to the Reorganization, as the context requires.
VersaBank’s named executive officers (“NEOs”) for its fiscal year ended October 31, 2025 are as follows:
•
Susan McGovern, Director and Interim Chief Executive Officer (“Interim CEO”);(1)

•
David Taylor, Founder, President and Former Chief Executive Officer;(1)

•
John Asma, Chief Financial Officer, VersaBank; and

•
Tel Matrundola, President & Chief Executive Officer, VersaBank USA

(1)
Mr. Taylor served as our President and Chief Executive Officer until June 5, 2025, at which time he continued only in the role of President and Ms. McGovern commenced serving as our Interim CEO.

As a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
Summary Compensation Table
The following table presents all of the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended October 31, 2025 and October 31, 2024. Ms. McGovern, who served as our Interim CEO during a portion of Fiscal 2025, did not receive any additional compensation for her service in such role, other than as described under the “Director Compensation” section below.
Amounts in the table have been converted from CAD to USD using a conversion spot rate of 1.385 CAD: 1 USD based on exchange information provided by the Bank of Canada.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation(4)	Total
David Taylor(1) Founder, President, VersaBank	2025	750,000	527,089	570,000	379,228	2,226,317
	2024	563,177	555,855	1,346,137	338,778	2,803,947
John Asma CFO, VersaBank	2025	285,198	24,173	175,667	160,569	645,607
	2024	267,148	28,505	289,892	118,223	703,768
Tel Matrundola President & CEO, VersaBank USA NA	2025	325,000	27,540	180,000	153,216	685,755
	2024	254,000	27,540	165,000	117,998	564,538

(1)
Mr. Taylor ceased serving as our Chief Executive Officer on June 5, 2025, at which time he continued only in the role of President.

(2)
Represents the value of shares purchase pursuant to our CEOSPP or ESAP (each as defined below), as applicable, as described below under “Elements of our Compensation Program — Long-Term Incentive Awards.”

(3)
Represents amounts earned under our short-term incentive award program for the applicable fiscal year, as described below under “Elements of our Executive Compensation Program — Short-term (Annual) Incentive Awards.”

(4)
Amounts include, in respect of Fiscal 2025 compensation (i) pension supplements paid to Messrs. Taylor, Asma and Matrundola in the amounts of $300,654, $148,600 and $153,215, respectively, (ii) vehicle allowance paid to Mr. Asma in the amount of $8,431, (iii) airplane and vehicle allowance paid to Mr. Taylor in the amount of $66,956, (iv) life insurance allowance paid to Mr. Taylor in the amount of $11,600 and (v) parking reimbursement paid to Mr. Asma in the amount of $3,537.

Elements of our Executive Compensation Program
For the year ended October 31, 2025, the compensation for our NEOs generally consisted of a base salary, short-term incentive awards, long-term incentive awards and pension supplements paid as applicable. These elements, and the amounts of compensation and benefits under each element, were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. As a general matter, references to our NEOs in this section do not include Ms. McGovern, whose compensation for Fiscal 2025 is described under “Director Compensation” below. In addition, no adjustments were made to Mr. Taylor’s compensation arrangements during Fiscal 2025 in connection with his transition to the role of President.
Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.
Base Salary
Our NEOs are paid a base salary that is commensurate with each executive’s position and level of responsibility within the Bank. The actual base salary paid is determined with consideration to past and current performance, internal equity, salaries paid at the comparable companies, salary surveys and the potential impact of the position on the Bank’s performance. For Fiscal 2025, the annual base salaries for our NEOs were: Mr. Taylor, $750,000; Mr. Asma, $285,198; and Mr. Matrundola $325,000.
Short-term (Annual) Incentive Awards
Our NEOs are eligible to participate in the Bank’s short-term incentive award program. The key goals of the short-term incentive award program are to align executive efforts to achieve the objectives set out in the Bank’s business plan, to encourage the effective management of risk, to pay for performance, and to encourage teamwork.
Factors considered in determining whether and in what amount short-term incentive awards are paid to our NEOs (other than Mr. Taylor) include: (i) individual results against the predetermined performance objectives; (ii) the executive’s business unit results and (iii) the Bank’s overall results. For our NEOs (other than Mr. Taylor), individual performance objectives that reflect the executive’s key responsibility areas are set at the beginning of each fiscal year and are intended to align executive efforts with the business, financial, risk management and strategic objectives of the Bank as set out in its business plan. Periodically throughout the year, the performance objectives are re-visited to monitor results to date, and to determine if the stated objectives require modification based on factors that may include a change in job responsibilities or a change in business priorities. At the end of each fiscal year, the actual results achieved by the executive, their business unit and the Bank are reviewed, and any extenuating circumstances are considered. The HR Committee reviews and recommends to the Board for approval of the annual short-term incentive award pool for the NEOs other than Mr. Taylor. The final decision on allocating short-term incentive award payments from the approved award pool among the NEOs (other than Mr. Taylor) is made by Mr. Taylor. The HR Committee reviews Mr. Taylor’s decisions after the fact.
With respect to Mr. Taylor, performance measurements derived from the Board-approved business plan for his short-term incentive award are approved by the HR Committee at the beginning of each fiscal year. Periodically throughout the year, the performance objectives are re-visited to monitor results to date, and to determine if the stated objectives require modification, based on factors including a change in business priorities. At the end of the fiscal year, a determination is made by the Board on the advice of the HR Committee as to the amount of any short-term incentive award payable to Mr. Taylor in respect of such fiscal year. In determining the amount of short-term incentive award (if any), the Board has discretion to consider subjective measures, including the implementation of the Bank’s philosophy with respect to risk, enterprise risk management and corporate reputation, and the Board may also consider any extraordinary circumstances.
For Fiscal 2025, Mr. Taylor’s key performance measures were established in three main categories. Under the performance objectives, financial metrics related to shareholder value have been attributed a 70% weighting in the assessment, financial metrics related to operational results have been attributed a 20%

weighting and the remaining 10% was attributed to individual performance in key management areas that have significant impact on the Bank’s results, including (i) the development/execution of strategic vision, (ii) communication and (iii) leadership development. The financial metrics used to determine Mr. Taylor’s performance as it relates to shareholder value and operational results are key business targets derivable directly from the Bank’s Fiscal 2025 business plan. The financial metrics used to determine Ms. McGovern’s performance are the extent to which the Bank met its overall business plan objectives.
For Fiscal 2025, the target annual incentive award for Mr. Taylor was 85% of base salary, with a maximum cap of 135% of base salary. Based on his achievement of the performance objectives in Fiscal 2025, the annual short-term incentive amount payable to Mr. Taylor is $570,000.
The annual incentive awards for Messrs. Asma and Matrundola are based on the Bank’s year to year performance and achievement of individual objectives. For Fiscal 2025, the annual short term incentive awards for Messrs. Asma and Matrundola were $175,667 and $180,000, respectively.
Long-term Incentive Awards
Under the Bank’s long-term incentive award program, during Fiscal 2025, our NEOs (other than Mr. Taylor) participated in the Bank’s Executive Share Award Program (“ESAP”), and Mr. Taylor participated in the Chief Executive Officer Share Purchase Program (“CEOSPP”). Each of these programs is discussed in greater detail below.
Executive Share Award Program
The Bank’s NEOs (other than Mr. Taylor) are eligible to participate in the ESAP. The objective of the ESAP is to encourage ownership of the Bank’s securities and to provide a long-term incentive that aligns the participant’s interests with those of shareholders. At the end of each fiscal year, Mr. Taylor determines the amount to be awarded to each participant as long-term incentive. Such award will be determined by considering the results of the Bank achieved relative to its long-term targets in the previous fiscal year and the results the participant obtained relative to his or her contribution to the long-term success of the Bank. The participant will purchase a number of shares equal to his or her share award on the open market and will be fully reimbursed for the cost of such shares. All shares purchased under the ESAP are to be held for a minimum of five years from the date of purchase, unless otherwise agreed in writing. Additionally, the shares may be sold in the event of the participant’s death, retirement, resignation or termination. Reimbursement amounts paid to participants under the ESAP are a taxable benefit.
For Fiscal 2025, the long-term incentive awards for Messrs. Asma and Matrundola were $24,173 and $27,540, respectively, as determined based on the fair market value of our shares as of October 31, 2025 (and converted into USD), resulting in a number of shares purchased equal to 2,000 shares by each executive.
Chief Executive Officer Share Purchase Program
The objective of the CEOSPP is to encourage Mr. Taylor’s ownership of the Bank’s securities, and to provide a long-term incentive that aligns Mr. Taylor’s interests with those of shareholders. Under the CEO Compensation Policy and Procedures, performance measurements for the long-term incentive award are approved by the HR Committee at the beginning of each fiscal year and each performance measure is assigned a weighting to reflect its relative importance to the Bank’s long-term success. At the end of each fiscal year, the Board, on the advice of the HR Committee, will determine the amount to be awarded to Mr. Taylor as a long-term incentive. Such award will be determined by considering the results the Bank achieved relative to the performance measurements in respect of such fiscal year. In making this determination, the Board has discretion to adjust the long-term incentive award payable to Mr. Taylor on the basis of subjective measures, including the implementation of the Bank’s philosophy with respect to risk, enterprise risk management and corporate reputation, and the Board may also take into account any extraordinary circumstances. Mr. Taylor will purchase a number of shares equal to his share award on the open market and will be reimbursed for the full cost of such shares. All shares purchased under the CEOSPP are to be held for a minimum of five years from the date of purchase, unless otherwise agreed in writing.
Additionally, such shares may be sold in the event of death, retirement, resignation or termination. Reimbursement amounts paid to Mr. Taylor under the CEOSPP are a taxable benefit.

For Fiscal 2025, the long-term incentive award for Mr. Taylor was $527,089, resulting in a number of shares purchased equal to 36,000 shares.
Retirement Benefits — Pension Supplement
Although the Bank does not have a formal pension plan, all employees of the Bank, including our NEOs, are eligible to receive an annual cash payment in lieu of pension contributions. A pension supplement is considered a normal component of a competitive executive compensation arrangement. The pension supplement payment calculation for our NEOs is based on a variety of factors, which may include age, life expectancy, current interest rates and inflation rates. The pension supplement amounts paid to each of our NEOs in the previous fiscal year is described in the notes to the “Summary Compensation Table” above.
Employment Agreements and Severance and Change in Control Arrangements
Each of our NEOs has entered into an employment agreement with the Bank or any applicable subsidiary. Each such employment agreement provides for an annual salary, eligibility for short-term incentive awards, retirement and other benefits and termination-related payments, as described below.
David Taylor
In connection with our CEO transition as described above, we entered into an Executive Employment Agreement with Mr. Taylor on June 16, 2025, which provides for Mr. Taylor’s service as VersaHoldings US Corp.’s Chairman and Chief Executive Officer for an indefinite term. Under the agreement, Mr. Taylor will receive an annual base salary of $750,000 (which may be revised each year by the Board but not to an amount less than $750,000) and will be entitled to an annual payment derived in accordance with our pension supplement plan and short term and long-term incentive awards program (each as described above). In addition, Mr. Taylor is entitled to participate in our group insurance benefit plans, with additional life and disability insurance coverage under individual policies for which we pay the premiums, and receives certain fringe benefits, such as reimbursements for the costs of an annual executive medical examination and executive health membership and maintenance of a pilot’s license (provided that Mr. Taylor will reimburse VersaBank for each hour flown on a designated aircraft for personal use).
In the event that Mr. Taylor’s employment with VersaHoldings US Corp. is terminated by VersaHoldings US Corp. without cause (as defined in his employment agreement), he will receive a lump sum payment in an amount equal to 24 months total compensation less any withholding taxes and other required deductions and we will continue to pay premiums to provide for all group insurance benefit plans and any other benefit and/or perquisite provided under the agreement for a twenty-four month period following such termination of employment. Such total compensation includes Mr. Taylor’s annual salary and allowances, incentive awards and pension supplement. In addition, all options to purchase shares of the Bank granted under the Stock Option Plan held by Mr. Taylor will become exercisable on the date of termination and expire on the earlier of the original expiry date of the options or two years after the termination date. Alternatively, at Mr. Taylor’s discretion, these options will be repurchased by the Bank at a price calculated as the difference between the option exercise price and the closing price of the shares immediately prior to the termination date. In the event of a change in control (as defined in his employment agreement, which does not include the Reorganization), merger or liquidation or in the event our normal operations are changed in such a manner as to eliminated or significantly change his services or position (in each case other than in connection with an internal reorganization), then Mr. Taylor will be deemed to have had a qualifying termination of employment for purposes of receiving severance benefits, and in the case of a change in control, all such severance payments will be made a in a lump sum.
Mr. Taylor may also voluntarily retire from his employment by providing us with at least 60 days’ written notice, in which case he will receive, in addition to certain accrued benefits but subject to his execution of a release of claims, a retirement allowance of $722,000, payable as salary continuance.
Pursuant to his employment agreement, Mr. Taylor is also subject to certain restrictive covenants, including a 12-month post-employment non-solicitation of employees, customers, prospective customers or suppliers restriction following a termination of employment for any reason.

Tel Matrundola
We entered into an Executive Employment Agreement with Mr. Matrundola on August 30, 2024, which provides for Mr. Matrundola’s service as VersaBank USA NA’s President and Chief Executive Officer. Under the agreement, Mr. Matrundola will receive an annual base salary and will be eligible for an annual short term incentive award. In addition, Mr. Matrundola is entitled to participate in our group insurance benefit plans.
In the event that Mr. Matrundola’s employment with the Bank is terminated by the Bank without cause (as defined in his employment agreement), he will receive an amount, at the Bank’s discretion, in salary continuation or in a lump sum, equal to one month’s total compensation (as defined in his employment agreement) for each completed year of service, with a maximum of 24-months of total compensation, less any withholding taxes and other required deductions. We will continue to pay our share of the premiums to provide for our group benefit plans, excluding group life insurance, AD&D, short-term disability and long-term disability benefits, for the number of months the severance is measured against following such termination of employment. For purposes of calculating the severance amount, Mr. Matrundola’s service with the Bank started on December 2, 2002. In addition, any options that are outstanding as of the termination date will become exercisable and will expire on the earlier of the original expiration date or two years after the termination date. Alternatively, Mr. Matrundola may elect to have his options redeemed by us at a price calculated as the difference between the exercise price and the average price for the four trading days prior to the termination date.
Pursuant to his employment agreement, Mr. Matrundola is also subject to certain restrictive covenants, including a 12-month post-employment non-solicitation of employees following a termination of employment for any reason.
John Asma
We entered into an Executive Employment Agreement with Mr. Asma on October 5, 2023. Under the agreement, Mr. Asma will receive an annual base salary and will be entitled to an annual payment derived in accordance with our pension supplement plan and short term and long-term incentive awards program. In addition, Mr. Asma is entitled to participate in our group insurance benefit plans, which include life and disability insurance coverage under individual policies for which we pay our share of the premiums.
In the event that Mr. Asma’s employment with the Bank is terminated by the Bank without cause (as defined in his employment agreement), he will receive an amount, at the Bank’s discretion, in salary continuation or in a lump sum, equal to one month’s total compensation for each completed year of service, with a maximum of 24-months of total compensation, less any withholding taxes and other required deductions. Such total compensation includes Mr. Asma’s then current base salary, an amount equal to the most recent incentive award paid, benefits, vehicle benefit, pension supplement and all allowances paid. We will continue to pay our share of the premiums to provide for our group insurance benefit plans, excluding group life insurance, AD&D, short-term benefits and long-term disability benefits, for the number of months the severance is measured against following such termination of employment. In addition, all options to purchase shares of the Bank granted under the Stock Option Plan held by Mr. Asma will become exercisable on the date of termination and expire on the earlier of the original expiry date of the options or two years after the termination date. Alternatively, at Mr. Asma’s discretion, these options will be repurchased by the Bank at a price calculated as the difference between the option exercise price and the closing price of the shares immediately prior to the termination date.
Mr. Asma may also voluntarily retire from his employment by providing us with at least 30 days’ written notice, in which case he will receive certain accrued benefits but subject to his execution of a release of claims.
Pursuant to his employment agreement, Mr. Asma is also subject to certain restrictive covenants, including a 12-month post-employment non-solicitation of employees following a termination of employment for any reason.

Treatment of the Stock Option Plan Following the Reorganization
Following the completion of the Share Exchange, VersaBank will amend the Stock Option Plan to provide that all outstanding awards will be convertible, exercisable or settleable, as applicable, into shares of the Parent rather than shares of VersaBank. The plan maximum will not increase as a result of the amendments and the Stock Option Plan will remain an “evergreen” plan, which requires shareholder approval every three years pursuant to the rules of the TSX. Pursuant to the Reorganization Agreement, the Parent will assume VersaBank’s obligations under the Stock Option Plan as so amended, including the obligation to issue shares of the Parent upon the exercise or settlement of outstanding awards. Any exercise price paid upon the exercise of stock options will be paid to the Parent.
Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by Mr. Matrundola as of October 31, 2025. Messrs. Taylor and Asma and Ms. McGovern did not hold any such awards as of October 31, 2025.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Options Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (CAD)	Option Expiration Date
Tel Matrundola	22,500	—	15.90	December 31, 2026

(1)
These stock options are fully vested and exercisable.

Director Compensation
The following table sets forth information for individuals who served on our board of directors during fiscal year 2025 and who earned compensation for their service in respect of such fiscal year. Mr. Taylor, our President and former Chief Executive Officer, did not receive additional compensation for his service as a director in Fiscal 2025, and therefore is not included in the table below. All compensation paid to Mr. Taylor is reported above under the caption “Summary Compensation Table.”
Amounts in the table have been converted from CAD to USD using a conversion spot rate of 1.385 CAD:1 USD, based on exchange information provided by the Bank of Canada.
Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Gabrielle Bochynek	52,126	5,448(4)	57,574
Robbert-Jan Brabander	96,613	9,769(4)	106,382
David Bratton	59,415	—	59,415
Hon. Thomas Hockin(1)(5)	114,386	—	114,386
Peter Irwin	73,559	9,769(4)	83,328
Richard Jankura	62,372	9,769(4)	72,141
Arthur Linton	52,126	—	52,126
Susan McGovern(2)	96,369	9,769(4)	106,138
Frank Newbould(3)	64,386	9,769(4)	74,155
Paul Oliver	69,442	—	69,442

(1)
Mr. Hockin served as Chair of the VersaBank Board until April 24, 2025. Since April 24, 2025, Mr. Hockin serves as Director Emeritus of VersaHoldings US Corp.

(2)
Ms. McGovern was paid a monthly stipend of $6,000 CAD for service in her role as Interim CEO.

(3)
Mr. Newbould commenced service as Chair of the VersaBank Board on April 24, 2025.

(4)
This amount includes reimbursement pursuant to the Director Share Purchase Program (“DSPP”), as described below.

(5)
The fees noted in this chart includes a monthly retainer fee of $8,333.33 USD paid to Mr. Hockin since May 1, 2025 for his role of Director Emeritus of VersaHoldings US Corp.

In Fiscal 2025, non-management directors were compensated for acting as directors of the Bank through a combination of methods including retainers, excess meeting fees, travel time and the DSPP. In addition, for Fiscal 2025, the DSPP provided that non-management directors of the Bank were eligible for reimbursement for the purchase of shares of the Bank. Reimbursement under the DSPP is equal to 50% for shares of the Bank purchased on the open market, up to a total annual maximum reimbursement amount of $13,530 CAD. All securities purchased under the DSPP are required to be held for a minimum of one year from the date of purchase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus/circular, we describe below transactions since November 1, 2022, and each currently proposed transaction in which:
•
we have been or will be a participant;

•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than the employment arrangements with our named executive officers, the issuances of equity awards to our NEOs and directors, there were no related party transactions during the years ended December 31, 2025 and 2024.
Indemnification Agreements
In connection with the Reorganization, we expect to enter into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf. See “Management — Indemnification of Officers and Directors”.
Policies and Procedures for Related Party Transactions
We have adopted a written Related Party Transaction Policy (the “Related Party Transaction Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our HR Committee. In accordance with the Related Party Transaction Policy, our HR Committee has overall responsibility for implementation of and compliance with the Related Party Transaction Policy.
For purposes of the Related Party Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Related Party Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors.
The Related Party Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our HR Committee for consideration at its next meeting. Under the Related Party Transaction Policy, our HR Committee may approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Related Party Transaction Policy and that is ongoing or is completed, the transaction will be submitted to the HR Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

MARKET AND DIVIDEND INFORMATION
Market Information
VersaBank’s shares are currently listed on Nasdaq and the TSX under the symbol “VBNK”. As of April 30, 2026, the market value of VersaBank’s shares on Nasdaq and the TSX were $17.91 and C$24.27. The Parent intends to apply to have its shares listed on the TSX and Nasdaq under the same symbol. The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
Historical market price information for the Parent’s shares is not provided because the Parent was incorporated solely to facilitate the Reorganization, and there is no public market for the Parent’s capital stock.
Market Price and Trading Volume of VersaBank Shares
VersaBank shares are listed on the TSX and Nasdaq under the symbol “VBNK”. The following table sets forth the market price ranges and trading volumes on the TSX on a monthly basis for the period from May 1, 2025 to July 24, 2026.
Month	High Price (C$)	Low Price (C$)	Closing Price (C$)	Volume
May 2025	16.56	15.13	15.80	347,100
June 2025	16.27	14.18	15.59	590,800
July 2025	16.46	15.43	16.44	309,900
August 2025	16.24	13.92	14.98	626,700
September 2025	17.95	14.86	17.00	601,300
October 2025	17.67	16.31	16.74	510,900
November 2025	17.91	15.80	16.54	352,700
December 2025	20.87	16.69	20.50	554,793
January 2026	22.46	20.20	21.14	710,076
February 2026	23.73	21.02	22.65	383,670
March 2026	23.77	18.21	19.82	801,935
April 2026	25.42	19.82	24.27	667,003
May 2026	25.83	23.30	25.28	325,614
June 2026	33.00	24.33	33.00	995,609
July 2026 (through July 24, 2026)	32.41	27.72	27.89	573,324
The following table sets forth the market price ranges and trading volumes on Nasdaq on a monthly basis for the period from May 2025 to July 24, 2026:
Month	High Price ($)	Low Price ($)	Closing Price ($)	Volume
May 2025	12.00	10.95	11.64	578,300
June 2025	11.83	10.37	11.40	1,674,300
July 2025	11.94	11.27	11.82	882,700
August 2025	11.79	10.10	10.97	2,236,799

Month	High Price ($)	Low Price ($)	Closing Price ($)	Volume
September 2025	13.01	10.85	12.21	1,735,800
October 2025	12.69	11.67	11.86	1,435,100
November 2025	12.67	11.25	12.10	708,300
December 2025	15.57	11.31	14.98	1,082,602
January 2026	16.32	14.65	15.51	938,788
February 2026	17.15	15.45	16.50	719,201
March 2026	17.47	13.25	14.17	962,310
April 2026	18.64	14.22	17.91	2,113,786
May 2026	19.02	17.02	18.04	920,509
June 2026	25.05	17.61	23.21	2,612,397
July 2026 (through July 24, 2026)	24.42	19.69	19.85	2,144,839
Options to Purchase Shares
Current to June 12, 2026, the following table sets forth the aggregate and outstanding number of options to purchase Parent shares upon completion of the Reorganization, including after giving effect to the amendment to VersaBank’s Stock Option Plan, such that VersaBank’s option holders will have the right to acquire shares of the Parent upon exercise of their options instead of shares of VersaBank:
Category	Number of Options to Acquire Parent Shares(1)	Exercise Price (C$)(2)
All of our executive officers and past executive officers, as a group (7 in total)	58,050
All of our directors and past directors who are not also executive officers, as a group (7 in total)	0
All of our other employees and past employees, as a group (114 in total)	364,544
All of our consultants, as a group (2 in total)	23,500
Total	446,094
Prior Sales
The following table summarizes the issuance of VersaBank shares and securities that are convertible or exchangeable into VersaBank shares in the twelve-month period preceding the date of this prospectus/circular.
Date of Issuance	Type of Security	Number of Securities Issued	Issuance/ Exercise Price per Security (C$)
April 1, 2025 to June 12, 2026	Deferred Share Units(1)	0	0
April 1, 2025 to June 12, 2026	Restricted Share Units(1)	0	0
April 1, 2025 to June 12, 2026	Performance Share Units(1)	0	0
April 1, 2025 to June 12, 2026	Common Shares(2)	308,726	15.90
April 1, 2025 to June 12, 2026	Stock Options(1)	10,000	15.90

(1)
Issued pursuant to VersaBank’s long-term incentive plan.

(2)
Issued in connection with the exercise of options under VersaBank’s long-term incentive plan.

Holders
As of April 30, 2026, there were 27 holders of record of VersaBank’s common shares. Existing holders of VersaBank shares will hold an equivalent number of shares of the Parent upon the consummation of the Reorganization. For more information, see “The Reorganization Proposal” and “Beneficial Ownership of Capital Stock”.
Dividends
During the fiscal years ended October 31, 2023, 2024 and 2025, VersaBank paid a quarterly dividend at C$0.025 per common share. Upon consummation of the Reorganization, the Company expects to continue paying comparable quarterly dividends on the last day of January, April, July and October of each year. However, there can be no assurance that any future dividend will be paid, and any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on its results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws and other factors that our board of directors may deem relevant.
The Parent is a holding company and, upon completion of the Reorganization, its principal assets will be its (i) direct ownership of (a) shares of VersaBank, (b) shares of VersaHoldings US Corp. and (ii) indirect ownership of shares of DRTC. As a result, the Parent’s ability to declare and pay dividends to the holders of the Parent’s shares, if the Parent’s board of directors determines to do so, will be subject to the ability of VersaBank, VersaHoldings US Corp. and DRTC to provide distributions to the Parent. Prior to the Reorganization, the Parent did not pay or declare a dividend on its shares of common stock.

DESCRIPTION OF CAPITAL STOCK
As a result of the Reorganization, existing VersaBank shareholders will become holders of shares of the Parent. Subject to consummation of the Reorganization, the rights of the holders of shares of the Parent will be governed by the DGCL and the Proposed Organizational Documents. The following description of the material terms of the Parent’s securities reflects the anticipated state of affairs upon consummation of the Reorganization. This description is a summary and is not complete. We urge you to read the Proposed Organizational Documents in their entirety, which are attached to this prospectus/circular as Annexes C and D and will take effect upon the consummation of the Reorganization. References in this “Description of Capital Stock” section to the “Company”, “we”, “us”, “our” and other similar terms refer to the Parent.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which will apply so long as the shares of our common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our common stock (or then-outstanding number of shares of common stock). These additional shares of common stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy context or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.
Common Stock
The Proposed Charter Amendment will authorize the issuance of 350,000,000 shares of common stock, par value $0.0001 per share. The Form of Certificate of Amendment of the Certificate of Incorporation of Versa Bancorp is filed as Exhibit 3.2 to this registration statement. As of April 30, 2026, and based upon 32,195,697 shares of VersaBank issued and outstanding, we would have had 32,195,697 shares of common stock issued and outstanding, assuming the Reorganization had been consummated on such date. Unless our board of directors determines otherwise, we will issue all shares of our common stock in uncertificated form.
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
Holders of shares of common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends.
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of any outstanding class or series of stock having a preference over, or right to participate with, the common stock as to any such distributions, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.
All shares of our common stock that will be outstanding upon the consummation of the Reorganization will be fully paid and non-assessable. The common stock will not be subject to further calls or assessments by us. The rights, powers and privileges of our common stock will be subject to those of the holders of any series or class of stock we may authorize and issue in the future.
Other Provisions
The common stock does not have any preemptive or other subscription rights. There will be no redemption, conversion or sinking fund provisions applicable to the common stock.

Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors. See also “Market and Dividend Information”.
Stockholder Meetings
Our Proposed Bylaws will provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our Proposed Bylaws will provide that, subject to any special rights of the holders as required by law, special meetings of the stockholders can only be called by the Board of Directors or chairman of our board, or at the request of holders of a majority of the total voting power of our outstanding shares of common stock. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Certain Charter, Bylaws and Statutory Provisions
The provisions of our Charter, the Proposed Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of common stock.
The Charter, the Proposed Bylaws and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of the Parent’s board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Parent’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the Charter specifically authorizes cumulative voting. Our Charter will not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all our directors.
Election of Directors
Our Proposed Bylaws will provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. Our Proposed Bylaws will also provide that any vacancies on our board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director.
Removal of Directors, Vacancies and Newly Created Directorships
Subject to obtaining any required stockholder votes, directors may be removed, with or without cause, by the majority vote of the total voting power of our outstanding shares of common stock. This requirement of a majority vote to remove directors could enable any holder of a large portion of our total voting power to exercise veto power over or otherwise significantly influence any such removal.
Action by Written Consent
Pursuant to Section 228 of the DGCL, our Proposed Bylaws will provide that any stockholder action permitted to be taken by or at any annual or special meeting of our stockholders may be effected without a meeting, without prior notice and without a vote, by the written consent of the holders of the majority of the total voting power of our outstanding stock entitled to vote thereon.
Special Meetings of Stockholders
Our Proposed Bylaws will provide that, subject to any special rights of the holders as required by law, special meetings of the stockholders can be called by the board of directors or the chairman of the board of directors, at the request of holders of a majority of the total voting power of our outstanding shares of common stock.
Advance Notice Procedures
Our Proposed Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Unless our board of directors elects to waive any applicable requirements, stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Proposed Bylaws will not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Proposed Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and our board of directors does not waive compliance with such procedures or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Parent.
Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. The Proposed Bylaws will provide that the affirmative vote of holders of 66 2∕3% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of our certificate of incorporation, including provisions relating to the size of the board of directors, classification of the board of directors, election and removal of directors, cumulative voting, special meetings, actions by written consent, indemnification and exculpation, waiver of corporate opportunities, jurisdiction and exclusive forum, and business combinations, and to amend, alter, change or repeal the Proposed Bylaws. This requirement of a supermajority vote to approve amendments to the Charter and the Proposed Bylaws could enable a minority of our shareholders to exercise veto power over any such amendments.
Authorized but Unissued Shares
The authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of Nasdaq. The existence of authorized but unissued and unreserved common stock could impede or discourage an attempt to obtain control of the Parent by means of a proxy contest, tender offer, merger or otherwise. See “Description of Capital Stock — Authorized but Unissued Capital Stock” above.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Proposed Bylaws includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Parent and its stockholders, through stockholders’ derivative suits on the Parent’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, respectively, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if such director or officer has breached their duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director or officer, respectively.
Our Charter and our Proposed Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Charter and our Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Parent and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. In the event appraisal rights are available in connection with a merger or consolidation, pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.
Exclusive Forum
Under our Proposed Bylaws, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action or proceeding arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL our Charter or our Proposed Bylaws, (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of our Charter or our Proposed Bylaws, (v) any action or proceeding asserting a claim that is governed by the internal affairs doctrine or (vi) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. Additionally, our Proposed Bylaws will state that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Our Proposed Bylaws will also provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act or the Exchange Act.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to these provisions. The enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Majority Voting Policy
We will adopt a majority voting policy for the election of directors, which is applicable at any meeting of shareholders where an uncontested election of directors is held. A director nominee in an uncontested election who receives more “withheld” votes than votes in his or her favor is expected to promptly tender his or her resignation to the Chair of the board of directors for consideration; however, such resignation is not effective until it is accepted by the board of directors. The board of directors will submit the nominee’s resignation to the HR Committee for consideration. The HR Committee will then recommend to the board of directors whether or not to accept the resignation. A director who tenders his or her resignation will not participate in any meetings of the board of directors or the HR Committee to consider whether the resignation shall be accepted. Within 90 days of receiving the final voting results in respect of the uncontested election, the board of directors will issue a press release announcing whether it has accepted the director nominee’s resignation or explaining its reasons for not accepting the resignation; absent extenuating circumstances, the board of directors expects that such resignations will be accepted.
Transfer Agent and Registrar
The primary transfer agent and registrar for the common stock will be Odyssey Trust Company.
Listing
The TSX has conditionally approved the listing of the Parent’s shares. Listing is subject to fulfilling all of the listing requirements of the TSX. The Parent intends to file a Company Event Notification with Nasdaq to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol “VBNK” currently used by VersaBank. Shortly after completion of the Share Exchange, VersaBank shares will be delisted from the TSX and Nasdaq. In addition, following the Reorganization, (x) Parent will become the successor issuer to VersaBank pursuant to Rule 12g-3(a) promulgated under the Exchange Act and (y) VersaBank may apply to cease to be a reporting issuer in all jurisdictions in Canada in which it is a reporting issuer and terminate its reporting obligations in Canada.
Ratings
On April 7, 2021, VersaBank received an investment-grade Long Term Credit Rating of “A” for VersaBank overall and “A-” for the issue of the NVCC-compliant fixed-to-floating rate subordinated notes up to U.S. $100 million from Egan-Jones Ratings Company, a U.S. Nationally Recognized Statistical Rating Organization and U.S. National Association of Insurance Commissioners recognized Credit Rating Provider. “A” ratings have high level of creditworthiness with low sensitivity to evolving conditions. NVCC compliant means the subordinated notes must include a clause that would require conversion to common equity in the event that OSFI deems the institution to be insolvent or a government is ready to inject a “bail out” payment. An explanation of the categories of each rating as of October 31, 2025, has been obtained from the respective rating agency’s website and more details may be obtained from the relevant rating agency.
A credit rating is not a recommendation to buy, sell, or hold securities, and may be subject to revision or withdrawal at any time by the credit rating agency.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK
The following tables set forth information regarding (i) the beneficial ownership of VersaBank prior to giving effect to the Reorganization and (ii) the beneficial ownership of the Parent as of April 30, 2026, on a pro forma basis after giving effect to the Reorganization, by:
•
each person or group whom we know to own beneficially more than 5% of such entity’s common equity;

•
each of the Parent’s directors, director nominees and NEOs individually; and

•
all directors and executive officers of the Parent as a group.

The number of VersaBank shares beneficially owned and percentages of beneficial ownership before the Reorganization that are set forth below are based on 32,195,697 shares of VersaBank issued and outstanding as of April 30, 2026. The number of Parent shares beneficially owned and percentages of beneficial ownership and voting power after the Reorganization that are set forth below are based on the number of shares of VersaBank issued and outstanding as of April 30, 2026, in order to approximate the number of shares of the Parent’s common stock to be issued and outstanding immediately after the Reorganization. See “Proposed Organizational Structure”.
To the knowledge of the directors and executive officers of VersaBank, as of April 30, 2026, no person beneficially owns or exercises control or direction over VersaBank shares carrying more than 10% of the votes attached to all of the outstanding shares of VersaBank other than GBH, which beneficially owned 8,511,652 VersaBank shares, or approximately 26.43% of the issued and outstanding shares of VersaBank.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 30, 2026 (and for the avoidance of doubt, excludes any options and restricted stock units held by such individuals that have not vested and will not vest within 60 days of such date). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 30, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: c/o 140 Fullarton Street, Suite 2002, London, Ontario N6A 5P2. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
Ownership of VersaBank Shares Prior to the Reorganization
	Common Shares
Name of Beneficial Owner	Number	Percentage	Voting Power
5% Shareholders:
Patrick George(1)	10,223,297	31.75%	31.75%
Directors and Executive Officers:
David Taylor	1,358,360	4.21%	4.21%
Tammie Ashton	4,404	0.01%	0.01%
John Asma	12,000	0.03%	0.03%
Nicolas Ospina	0	0%	0%
Wooi Koay	19,681	0.06%	0.06%
Jonathan Taylor	22,175	0.06%	0.06%
Shawn Clarke	20,000	0.06%	0.06%
Tel Matrundola	50,218	0.15%	0.15%
Frank Newbould	30,700	0.09%	0.09%

	Common Shares
Name of Beneficial Owner	Number	Percentage	Voting Power
Gabrielle Bochynek	14,811	0.04%	0.04%
Robbert-Jan Brabander	84,170	0.26%	0.26%
David Bratton	32,300	0.10%	0.10%
Peter Irwin	25,500	0.07%	0.07%
Richard Jankura	7,750	0.02%	0.02%
Arthur Linton	7,500	0.02%	0.02%
Susan McGovern	39,200	0.12%	0.12%
Scott Verity	0	0%	0%
All Directors and Executive Officers as a Group (17 persons)	1,728,769	5.30%	5.30%

*
Represents beneficial ownership of less than 1% of VersaBank’s outstanding common shares.

(1)
Includes 8,511,652 shares held by GBH, of which Mr. George is the sole director. As such, Mr. George may be deemed to have shared voting and dispositive power over these shares. GBH has eight shareholders, including Mr. George, who each own an equal number of shares. The address of GBH is 5093 Fountain Street North Breslau, ON N0B 1M0 Canada.

Ownership of Parent Shares After the Reorganization
	Common Shares
Name of Beneficial Owner	Number	Percentage	Voting Power
5% Shareholders:
Patrick George(1)	10,223,297	31.75%	31.75%
Directors and Executive Officers:
David Taylor	1,358,360	4.21%	4.21%
Shawn Clarke	20,000	0.06%	0.06%
Nicolas Ospina	0	0%	0%
Wooi Koay	19,681	0.06%	0.06%
Tammie Ashton	4,404	0.01%	0.01%
Tim Bloom	0	0%	0%
Tel Matrundola	50,218	0.15%	0.15%
Susan McGovern	39,200	0.12%	0.12%
Mark Holman	438	0%	0%
David Bratton	32,300	0.10%	0.10%
Barbara Chaffee	225	0%	0%
Patrick DeLacey	0	0%	0%
Scott Verity	0	0%	0%
All Directors and Executive Officers as a Group (13 persons)	1,524,826	4.71%	4.71%

*
Represents beneficial ownership of less than 1% of VersaBank’s outstanding common shares.

(1)
Includes 8,511,652 shares held by GBH, of which Mr. George is the sole director. As such, Mr. George may be deemed to have shared voting and dispositive power over these shares. GBH has eight shareholders, including Mr. George, who each own an equal number of shares. The address of GBH is 5093 Fountain Street North Breslau, ON N0B 1M0 Canada.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act regarding the Reorganization that are generally applicable to a beneficial owner of VersaBank shares who (1) deals at arm’s length with VersaBank and the Parent, (2) is not and will not be affiliated with VersaBank or the Parent, and (3) holds VersaBank shares and will hold any Exchangeable Shares and Parent shares received pursuant to the Reorganization as capital property (each such owner, a “Holder”).
The VersaBank shares, Exchangeable Shares and Parent shares generally will be considered capital property to a Holder for purposes of the Tax Act, unless the Holder holds or uses, or is deemed to hold or use, such shares in the course of carrying on a business of trading or dealing in securities or the Holder has acquired or holds, or is deemed to have acquired or held, such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.
This summary is not applicable to a Holder who has acquired or will acquire VersaBank shares under or in connection with VersaBank stock options or other conversion or exchange rights to acquire VersaBank shares or equity-based employment compensation arrangement, and the tax considerations relevant to such Holders are not discussed herein. Any such persons referenced above should consult their own tax advisor with respect to the tax consequences of the Reorganization.
In addition, this summary is not applicable to a Holder: (1) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules); (2) that is a “specified financial institution” (as defined in the Tax Act); (3) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (4) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (5) in respect of whom the Parent is or will be a “foreign affiliate” (as defined in the Tax Act); (6) that has entered into or will enter into a “synthetic disposition agreement” (as defined in the Tax Act) or a “derivative forward agreement” (as defined in the Tax Act) with respect to VersaBank shares, Exchangeable Shares or Parent shares; or (7) that receives dividends on VersaBank shares, Exchangeable Shares or Parent shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). Such Holders should consult their own tax advisors.
This summary is based on the current provisions of the Tax Act in force as of the date hereof and an understanding of the published administrative policies and assessing practices of the Canada Revenue Agency publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not otherwise take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the Canada Revenue Agency, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed below.
This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not, and should not be construed as, legal, business or tax advice to any particular Holder and no representation with respect to the tax consequences to any particular Holder is made. Accordingly, all Holders should consult their own tax advisors regarding the Canadian federal income tax consequences of the Reorganization applicable to their particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.
Holders Resident in Canada
This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention: (1) is, or is deemed to be, resident in Canada; and (2) is not exempt from tax under Part I of the Tax Act (a “Resident Holder”).
Additional considerations not discussed herein may apply to a Holder that is a corporation resident in Canada that is or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the Reorganization, controlled by a non-resident person or a group of non-resident persons that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act.
Certain Resident Holders whose VersaBank shares or Exchangeable Shares might not otherwise qualify as capital property may, in certain circumstances, be eligible to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their VersaBank shares and Exchangeable Shares (but not Parent shares), and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, be deemed to be capital property. Resident Holders should consult their own tax advisors as to whether they hold or will hold their VersaBank shares, Exchangeable Shares and Parent shares as capital property and whether such election can or should be made in respect of their VersaBank shares and Exchangeable Shares.
The Conversion of VersaBank Shares into Exchangeable Shares
Pursuant to the Reorganization, a Resident Holder’s VersaBank shares (other than VersaBank shares of a Resident Dissenter (as defined below)) will be converted into Exchangeable Shares. Such conversion of a VersaBank share into an Exchangeable Share pursuant to the Reorganization should not result in the realization of a capital gain or capital loss by a Resident Holder. A Resident Holder’s cost of an Exchangeable Share acquired on the conversion of a VersaBank share will generally be equal to the adjusted cost base to the Resident Holder of the VersaBank share immediately before such conversion. The cost of an Exchangeable Share received by the Resident Holder as a result of the conversion will be averaged with the adjusted cost base of all other Exchangeable Shares, if any, held by the Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each Exchangeable Share held by the Resident Holder.
Disposition of Exchangeable Shares
After the conversion, each Exchangeable Share of a Resident Holder will be transferred to the Parent for one Parent share.
A Resident Holder whose Exchangeable Shares are transferred to the Parent for Parent shares pursuant to the Reorganization will be considered to have disposed of such Exchangeable Shares for proceeds of disposition equal to the aggregate fair market value at the time of disposition of Parent shares received by the Resident Holder for such Exchangeable Shares. As a result, the Resident Holder will generally realize a capital gain (or a capital loss) to the extent that such proceeds of disposition exceed (or are less than) the aggregate of the Resident Holder’s adjusted cost base of the Exchangeable Shares immediately before the time of disposition and any reasonable costs of disposition.
The cost to a Resident Holder of Parent shares acquired pursuant to the Reorganization as consideration for such Resident Holder’s Exchangeable Shares will be equal to the fair market value, at the time of acquisition, of such Parent shares so received by such Resident Holder. For the purpose of determining the adjusted cost base of such Parent shares to a Resident Holder, the cost of the newly acquired Parent shares will be averaged with the adjusted cost base of all Parent shares owned by the Resident Holder as capital property immediately before that acquisition.
Dissenting Resident Holders
A Resident Holder who validly exercises Dissent Rights and is entitled to be paid fair value for their Exchangeable Shares in accordance with the Bank Act (a “Resident Dissenter”) will be deemed to transfer their Exchangeable Shares to the Parent in consideration for an amount equal to the fair value of such Exchangeable Shares.
A Resident Dissenter who is entitled to be paid the fair value of their Exchangeable Shares by the Parent will be considered to have disposed of such Exchangeable Shares for proceeds of disposition equal to the amount received by the Resident Dissenter (other than any portion thereof that is interest awarded by a court). Such Resident Dissenters will realize a capital gain (or incur a capital loss) to the extent that such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the Exchangeable Shares to the Resident Dissenter immediately before their transfer to the Parent and the Resident Dissenter’s reasonable costs of the disposition. See “— Taxation of Capital Gains and Capital Losses” below.
Any interest awarded to a Resident Dissenter by a court will be included in the Resident Dissenter’s income for purposes of the Tax Act.
Taxation of Capital Gains and Capital Losses
Generally, a Resident Holder will be required to include in computing the Resident Holder’s income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in that year. Subject to and in accordance with the provisions in the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years, subject to the detailed rules contained in the Tax Act.
The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of an Exchangeable Share may be reduced by the amount of any dividends received (or deemed to have been received) by it on such Exchangeable Share (or a share substituted for such Exchangeable Share) to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares directly or indirectly through a partnership or trust. Such Resident Holders should consult their own tax advisors in this regard.
Capital gains realized by a Resident Holder who is an individual (including certain specified trusts) may be relevant for purposes of calculating liability for alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.
Dividends on Parent Shares
A Resident Holder will be required to include in computing income for a taxation year the amount of dividends, if any, received or deemed to be received in respect of Parent shares, including amounts withheld for foreign withholding tax, if any. For a Resident Holder who is an individual (including a trust), such dividends will not be subject to the gross-up and dividend tax credit rules under the Tax Act normally applicable to taxable dividends received by an individual from a corporation resident in Canada for purposes of the Tax Act. A Resident Holder that is a corporation will generally not be entitled to deduct the amount of such dividends in computing its taxable income.
Subject to the detailed rules in the Tax Act, a Resident Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends received by the Resident Holder on Parent shares. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.
Disposition of Parent Shares
A Resident Holder that disposes of, or is deemed to dispose of, a Parent share in a taxation year will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Parent share exceeds (or is exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such Parent share immediately before the disposition and any reasonable costs of disposition. For a description of the tax treatment of capital gains and capital losses see “— Taxation of Capital Gains and Capital Losses” above.
Foreign tax, if any, levied on any gain realized on a disposition of Parent share may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

Additional Refundable Tax
A Resident Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act), or at any time in the year a “substantive CCPC” (as defined in the Tax Act), may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including taxable capital gains, dividends on Parent shares and interest. Resident Holders are advised to consult their own tax advisors in this regard.
Foreign Property Information Reporting
Generally, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including Parent shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the Canada Revenue Agency for the year or period disclosing prescribed information in respect of such property. Subject to certain exceptions, a Resident Holder will be a specified Canadian entity, as will certain partnerships.
Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” (as defined in the Tax Act) on a timely basis in accordance with the Tax Act. The reporting rules in the Tax Act are complex, and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding the reporting rules contained in the Tax Act and compliance with these reporting requirements.
Offshore Investment Fund Property Rules
The Tax Act contains rules (the “OIF Rules”) which may, in certain circumstances, require a Resident Holder to include in income in each taxation year an amount in respect of the acquisition and holding of Parent shares, if (1) the value of such Parent shares may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in certain assets described in paragraph 94.1(1)(b) of the Tax Act, particularly (a) shares of the capital stock of one or more corporations, (b) indebtedness or annuities, (c) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (d) commodities, (e) real estate, (f) Canadian or foreign resource properties, (g) currency of a country other than Canada, (h) rights or options to acquire or dispose of any of the foregoing, or (i) any combination of the foregoing (collectively, “Investment Assets”), and (2) it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Resident Holder acquiring, holding or having Parent shares was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.
The OIF Rules are complex, and their application and consequences depend, in part, on the reasons for a Resident Holder acquiring or holding Parent shares. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIF Rules, in their own particular circumstances.
Eligibility for Investment
Provided Parent shares are listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX) on the date of issuance, Parent shares will be qualified investments on such date under the Tax Act for a trust governed by a “registered retirement savings plan”, a “registered retirement income fund”, a “registered education savings plan”, a “registered disability savings plan”, a “tax-free savings account”, a “first home savings account” (each, a “Registered Plan”) or a “deferred profit sharing plan” (each as defined in the Tax Act).
Notwithstanding that Parent shares may be qualified investments for a Registered Plan, a holder, annuitant, or subscriber, as the case may be, of or under a Registered Plan (each, a “Plan Holder”), will be subject to a penalty tax on such Parent shares if such Parent shares are a “prohibited investment” (as defined in the Tax Act) for the particular Registered Plan. Parent shares will generally not be a “prohibited investment” unless the Plan Holder does not deal at arm’s length with the Parent for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in the Parent. Also, Parent shares will not be a prohibited investment if Parent shares are “excluded property” (as defined in the Tax Act) for the Registered Plan.
Plan Holders are advised to consult their own tax advisors with respect to whether Parent shares are “prohibited investments” in their particular circumstances and the tax consequences of Parent shares being acquired or held by a Registered Plan.
Holders Not Resident in Canada
The following portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada, and does not and will not use or hold, and is not and will not be deemed to use or hold, VersaBank shares, Exchangeable Shares or Parent shares in connection with a business carried on, or deemed to be carried on, in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and any such Non-Resident Holders should consult their own tax advisors.
The Conversion of VersaBank Shares into Exchangeable Shares and Dispositions of Exchangeable Shares and Parent Shares
A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain, or be entitled to deduct any capital loss, realized by such Non-Resident Holder on the conversion of VersaBank shares into Exchangeable Shares or the transfer of Exchangeable Shares to the Parent pursuant to the Reorganization, or on the future disposition of Parent shares, unless the VersaBank shares, Exchangeable Shares or Parent shares, as applicable, are, or are deemed to be, “taxable Canadian property” and are not “treaty-protected property” to the Non-Resident Holder for purposes of the Tax Act.
Generally, a VersaBank share or a Parent share will not be taxable Canadian property of a Non-Resident Holder at a particular time, provided that such share is listed on a “designated stock exchange” (which currently includes the TSX) unless, at any time during the 60-month period immediately preceding the disposition: (1) one or any combination of (a) the Non-Resident Holder, (b) any one or more other persons with whom the Non-Resident Holder does not deal at arm’s length, or (c) any partnership in which the Non-Resident Holder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series in the capital of VersaBank or the Parent, as applicable; and (2) more than 50% of the fair market value of such share was derived from one or any combination of real or immovable property situated in Canada, “Canadian resource property” or “timber resource property” (both as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists).
Generally, an Exchangeable Share of a particular Non-Resident Holder will be taxable Canadian property if, at any particular time during the 60-month period that ends at that time, more than 50% of the fair market value of the Exchangeable Share was derived directly or indirectly (otherwise than through a corporation, partnership or trust the shares or interests in which were not themselves taxable Canadian property at the particular time) from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such properties exist. Based on the types of property from which the Exchangeable Shares will derive their value, management of VersaBank believe that the Exchangeable Shares should not constitute taxable Canadian property at any relevant time.
Notwithstanding the foregoing, in certain other circumstances a VersaBank share, an Exchangeable Share or a Parent share, as applicable, could be deemed to be taxable Canadian property to the Non-Resident Holder for purposes of the Tax Act. Non-Resident Holders should consult their own tax advisors in this regard.

Even if the VersaBank shares, Exchangeable Shares or Parent shares, as applicable, are taxable Canadian property to a Non-Resident Holder, a taxable capital gain or an allowable capital loss resulting from the disposition of such shares will not be taken into account in computing the Non-Resident Holder’s taxable income for purposes of the Tax Act if, at the time of the disposition, the VersaBank shares, Exchangeable Shares or Parent shares, as applicable, constitute “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act. VersaBank shares, Exchangeable Shares or Parent shares, as applicable, will generally be considered “treaty-protected property” of a Non-Resident Holder for purposes of the Tax Act at the time of the disposition if the gain from such disposition would, because of an applicable income tax treaty between Canada and the country in which the Non-Resident Holder is resident for purposes of such treaty and in respect of which the Non-Resident Holder is entitled to receive benefits thereunder, be exempt from tax under Part I of the Tax Act.
In the event that the VersaBank shares, Exchangeable Shares or Parent shares, as applicable, constitute taxable Canadian property and are not treaty-protected property to a particular Non-Resident Holder, the tax considerations applicable to such Non-Resident Holder will generally be as described above under “— Holders Resident in Canada — The Conversion of VersaBank Shares into Exchangeable Shares”, “— Holders Resident in Canada — Disposition of Exchangeable Shares”, “— Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” and “— Holders Resident in Canada — Disposition of Parent Shares”. A Non-Resident Holder who disposes of taxable Canadian property that is not “treaty-protected property” will generally have to file a Canadian income tax return for the year in which the disposition occurs, regardless of whether the Non-Resident Holder is liable for Canadian tax on such disposition.
Non-Resident Holders whose VersaBank shares, Exchangeable Shares or Parent shares, as applicable, are, or may be, taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances, including whether such shares constitute treaty-protected property.
Dissenting Non-Resident Holders
A Non-Resident Holder that validly exercises Dissent Rights and is entitled to be paid fair value for their Exchangeable Shares in accordance with the Bank Act (a “Non-Resident Dissenter”) will be deemed to transfer such Exchangeable Shares to the Parent in consideration for an amount equal to the fair value of such Exchangeable Shares.
As discussed above under “— Holders Not Resident in Canada — The Conversion of VersaBank Shares into Exchangeable Shares and Dispositions of Exchangeable Shares and Parent Shares”, a Non-Resident Dissenter will not be subject to tax under the Tax Act on any capital gain, or be entitled to deduct any capital loss, realized by such Non-Resident Dissenter on the disposition of Exchangeable Shares, unless the Exchangeable Shares constitute “taxable Canadian property” (as defined in the Tax Act) and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Dissenter at the time of disposition.
Any interest paid or credited to a Non-Resident Dissenter in respect of the exercise of Dissent Rights will not be subject to Canadian withholding tax, provided that such interest is not “participating debt interest” (as defined in the Tax Act). Non-Resident Holders should consult their own tax advisors in this regard.
Dividends on Parent Shares
Dividends paid on Parent shares to a Non-Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to beneficial owners of our VersaBank shares with respect to the conversion of VersaBank shares into Exchangeable Shares of VersaBank (the “Initial Conversion”) and the Share Exchange (and such exchanged shares of the Parent, the “New Shares”) as described in this Registration Statement, and with respect to the ownership and disposition of New Shares.
This discussion applies only to beneficial owners of shares of our stock who convert their VersaBank shares into Exchangeable Shares and exchange their Exchangeable Shares for New Shares in the Reorganization, and who hold VersaBank shares, and who will hold the New Shares, as “capital assets” within the meaning of Section 1221 of the Code (as defined below) (generally, property held for investment).
This discussion is based upon the Code, Treasury regulations promulgated thereunder, judicial authorities and administrative rulings and decisions, all as in effect on the date hereof. These authorities may change, possibly with retroactive effect, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No ruling has been requested from or rendered by the IRS in connection with the Reorganization.
This discussion does not describe all of the tax considerations that may be relevant to a beneficial owner of VersaBank shares and, after the Reorganization, New Shares in light of such holder’s particular circumstances (such as the unearned income Medicare contribution tax or the alternative minimum tax). It also does not describe U.S. state, territorial and local and non-U.S. tax considerations.
This discussion is not intended to be a complete analysis and does not address all potential tax considerations that may be relevant to a beneficial owner of VersaBank shares and, after the Reorganization, New Shares. Moreover, this discussion does not address particular tax considerations that may be applicable to a beneficial owner of VersaBank shares or, after the Reorganization, New Shares, subject to special treatment under the Code, including:
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certain financial institutions;

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an insurance company;

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a regulated investment company, real estate investment trust, or mutual fund;

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a dealer or electing trader in securities that uses a mark-to-market method of tax accounting;

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a person who holds VersaBank shares, or, after the Reorganization, will hold New Shares, as the case may be, as part of a “straddle”, integrated transaction or similar transaction;

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a person who holds VersaBank shares, or, after the Reorganization, will hold New Shares, as the case may be, in an individual retirement or other tax-deferred account;

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a person whose functional currency is not the U.S. dollar;

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a person who received VersaBank shares, or, after the Reorganization, who acquires New Shares, as the case may be, pursuant to the exercise of employee stock options, vesting of restricted stock units or otherwise as compensation or in connection with the performance of services;

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a person required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

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a person who holds VersaBank shares, or, after the Reorganization, will hold New Shares, as the case may be, in connection with a trade or business conducted outside of the U.S.;

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a person who holds 10% or more of the VersaBank shares;

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an entity or arrangement treated as a partnership or other flow-through entity (including an S corporation or a limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes); or

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a tax-exempt entity.

For purposes of this summary, a “U.S. holder” is a beneficial owner of VersaBank shares and, after the Reorganization, New Shares who is:
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an individual citizen or resident of the U.S.;

•
a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state therein or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income tax without regard to its source.

A “Non-U.S. holder” means a beneficial owner of VersaBank shares, and, after the Reorganization, New Shares, that is neither a U.S. holder nor an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes converts its VersaBank shares in the Initial Conversion or exchanges its Exchangeable Shares in the Share Exchange, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. Partners in a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Beneficial owners of VersaBank shares and, after the Reorganization, New Shares are urged to consult their own tax advisor as to the U.S. federal income tax consequences of the Reorganization, including the income tax consequences arising from the beneficial owner’s own facts and circumstances, and as to any estate, gift, state, territorial, local or non-U.S. tax consequences arising out of the Reorganization and the ownership and disposition of New Shares.
U.S. Federal Income Tax Characterization of the Initial Conversion
In the opinion of Davis Polk & Wardwell LLP, the Initial Conversion will qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described under Section 1036 of the Code or as disregarded for U.S. federal income tax purposes. However, no assurance can be given that the IRS will not assert, or that a court would not sustain, that the Share Exchange does not qualify as its intended tax-deferred treatment. No ruling has been requested from or rendered by the IRS in connection with the Initial Conversion. If the IRS were successfully to challenge the qualification of the Initial Conversion as its intended tax-deferred treatment, the discussion below would not apply and U.S. holders and non-U.S. holders subject to U.S. taxation on a net income basis would generally be required to fully recognize gain in the Initial Conversion and might be required to defer recognition of any loss realized on such exchange under the rules applicable to “wash sales”. Each beneficial owner of VersaBank shares should consult with its tax advisor with respect to the particular tax consequences of the Initial Conversion to such holder, including the consequences if the IRS successfully challenged the qualification of the Initial Conversion for tax-deferred treatment.
The following discussion assumes that the Initial Conversion qualifies as either a recapitalization and/or an exchange described under Section 1036 of the Code or as disregarded for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences to U.S. Holders of the Initial Conversion
A U.S. holder whose VersaBank shares are converted pursuant to the Initial Conversion should not recognize gain or loss on the conversion of VersaBank shares for Exchangeable Shares. The aggregate adjusted tax basis of a U.S. holder in its Exchangeable Shares received as a result of the Initial Conversion should equal the aggregate adjusted tax basis of the VersaBank shares converted in the Initial Conversion. A U.S. holder’s holding period for the Exchangeable Shares received in the Initial Conversion should include the holding period for the VersaBank shares converted in the Initial Conversion.
U.S. Federal Income Tax Consequences for Non-U.S. Holders of the Initial Conversion
The Initial Conversion is not expected to result in any material U.S. federal income tax consequences to Non-U.S. holders of VersaBank shares.

U.S. Federal Income Tax Characterization of the Share Exchange
In the opinion of Davis Polk & Wardwell LLP, the Share Exchange will qualify as an exchange described in Section 351(a) of the Code (“Section 351 Treatment”). However, no assurance can be given that the IRS will not assert, or that a court would not sustain, that the Share Exchange does not qualify for Section 351 Treatment. No ruling has been requested from or rendered by the IRS in connection with the Share Exchange. If the IRS were successfully to challenge the qualification of the Share Exchange as an exchange described in Section 351(a) of the Code, the discussion below would not apply and U.S. holders and non-U.S. holders subject to U.S. taxation on a net income basis would generally be required to fully recognize gain in the Share Exchange and might be required to defer recognition of any loss realized on such exchange under the rules applicable to “wash sales”. Each beneficial owner of VersaBank shares, and after the Initial Conversion, Exchangeable Shares, should consult with its tax advisor with respect to the particular tax consequences of the Share Exchange to such holder, including the consequences if the IRS successfully challenged the qualification of the Share Exchange for Section 351 Treatment.
The following discussion assumes that the Share Exchange qualifies for Section 351 Treatment.
U.S. Federal Income Tax Consequences to U.S. Holders of the Share Exchange
A U.S. holder that exchanges its Exchangeable Shares pursuant to the Share Exchange should not recognize gain or loss on the exchange of Exchangeable Shares for New Shares. The aggregate adjusted tax basis of a U.S. holder in New Shares received as a result of the Share Exchange should equal the aggregate adjusted tax basis of the Exchangeable Shares surrendered in the Share Exchange. A U.S. holder’s holding period for the New Shares received in the Share Exchange should include the holding period for the Exchangeable Shares surrendered in the Share Exchange.
U.S. Federal Income Tax Consequences for Non-U.S. Holders of the Share Exchange
The Share Exchange is not expected to result in any material U.S. federal income tax consequences to Non-U.S. holders of Exchangeable Shares.
U.S. Federal Income Tax Consequences for Non-U.S. Holders of Holding and Disposing of New Shares
Taxation of Distributions
In general, any distributions (other than certain distributions of the Parent’s shares or rights to acquire the Parent’s shares) made to a Non-U.S. holder of New Shares, to the extent paid out of the Parent’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. The Parent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E), or such dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its New Shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of New Shares, which will be treated as described below under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Shares” below.
This withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Shares
Subject to discussions below regarding backup withholding and FATCA, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of New Shares, unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder);

•
such Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; or

•
the Parent is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held their shares of the Parent.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (which will include any gain realized in connection with redemptions and may be reduced by certain U.S. source capital losses) at a tax rate of 30%.
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We believe that the Parent is not, and do not anticipate that it will become, a United States real property holding corporation.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of New Shares. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes
Provisions of the Code and the Treasury regulations and administrative guidance promulgated thereunder commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA” generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of the shares of the Parent which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the New Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of New Shares held by a Non-U.S. holder that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders of shares of our stock should consult their tax advisors regarding the possible implications of FATCA on owning the New Shares.

APPRAISAL AND DISSENTERS’ RIGHTS OF VERSABANK SHAREHOLDERS
VersaBank shareholders have the ability to exercise dissent rights in respect of the Reorganization and to be paid the fair value of their VersaBank shares under Canadian law. There are no appraisal or dissenter rights available to VersaBank shareholders in connection with the Reorganization under Delaware law.
Dissenting Shareholder Rights
This section summarizes the provisions of Section 277 of the Bank Act and is not a comprehensive statement of the procedures to be followed by Registered Shareholders who wish to exercise their Dissent Rights. Registered Shareholders who wish to dissent should obtain legal advice and carefully read the provisions of Section 277 of the Bank Act, which are appended hereto at Annex F.
In many cases, VersaBank shares beneficially owned by a Beneficial Owners are registered either: (i) in the name of an intermediary; or (ii) in the name of a clearing agency (such as CDS) of which the intermediary is a participant. Anyone who is a Beneficial Owner and who wishes to dissent should be aware that only Registered Shareholders are entitled to exercise Dissent Rights. A Registered Shareholder who holds VersaBank shares as an intermediary for one or more Beneficial Owners, one or more of whom wish to exercise Dissent Rights, should make arrangements to have such VersaBank Shares re-registered in the name of each Dissenting Shareholder to enable the Dissenting Shareholder to exercise Dissent Rights or alternatively, must exercise such Dissent Rights on behalf of such Beneficial Owner(s). In such case, the Dissent Notice should specify the number of VersaBank shares held by the intermediary for such Beneficial Owner(s). A Dissenting Shareholder may dissent only with respect to all the VersaBank Shares held on behalf of any one Beneficial Owner and registered in the name of the Dissenting Shareholder.
The Dissent Shares shall be transferred automatically to the Parent in exchange for the right to be paid fair value for their VersaBank shares as determined by a court under Section 277 of the Bank Act or as agreed between VersaBank and the Dissenting Shareholders. Section 277 of the Bank Act provides there is no right of partial dissent. There can be no assurance that a Dissenting Shareholder will receive consideration for their Dissent Shares of equal value to the Parent shares that such Dissenting Shareholder would have received pursuant to the Reorganization.
All Dissent Notices must be received from the Registered Shareholder by VersaBank c/o Stikeman Elliott LLP, 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9, Attention: Jeffrey M. Singer and Jeff Hershenfield at or prior to the Meeting (as it may be adjourned or postponed from time to time).
The filing of a Dissent Notice does not deprive a Registered Shareholder of the right to vote at the Meeting; however, a Registered Shareholder who has submitted a Dissent Notice and who votes in favor of the Reorganization Proposal will no longer be considered a Dissenting Shareholder with respect to Dissent Shares voted in favor of the Reorganization Proposal. A vote against the Reorganization Proposal, whether in person or by proxy, will not constitute a Dissent Notice.
Within 10 days after the approval of the Reorganization Proposal, VersaBank is required to notify each Dissenting Shareholder that the Reorganization Proposal has been approved. Such notice is not required to be sent to a Registered Shareholder who voted in favor of the Reorganization Proposal or who has withdrawn a Dissent Notice previously filed. If it is necessary for the Minister of Finance (Canada) or the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act to approve the Reorganization before it becomes effective, VersaBank shall send notice within 10 days after the approval.
A Dissenting Shareholder must, within 20 days after the Dissenting Shareholder receives notice that the Reorganization Proposal has been approved or, if the Dissenting Shareholder does not receive such notice, within 20 days after the Dissenting Shareholder learns that the Reorganization Proposal has been approved, send to VersaBank a written demand for payment (a “Demand for Payment”) containing the Dissenting Shareholder’s name and address, the number of Dissent Shares held by the Dissenting Shareholder, and a Demand for Payment of the fair value of the Dissent Shares. Within 30 days after sending a Demand for Payment, the Dissenting Shareholder must send to VersaBank c/o Stikeman Elliott LLP, 199 Bay Street, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9, Attention: Jeffrey M. Singer and Jeff Hershenfield, the certificates representing the Dissent Shares. VersaBank will endorse share certificates received from Dissenting Shareholders with a notice that the holder is a Dissenting Shareholder under Section 277 of the Bank Act and will without delay return the share certificates to the Dissenting Shareholder. Dissenting Shareholders who fail to send the share certificates representing the Dissent Shares forfeit their right to make a claim under Section 277 of the Bank Act.
On the filing of a Demand for Payment (and in any event upon the Effective Date), a Dissenting Shareholder ceases to have any rights in respect of their Dissent Shares, other than the right to be paid the fair value of their Dissent Shares as determined pursuant to Section 277 of the Bank Act. However, the Dissenting Shareholder’s rights are reinstated as of the date the notice was sent if: (i) the Dissenting Shareholder withdraws their Demand for Payment before VersaBank makes an Offer to Pay (defined below) to the Dissenting Shareholder; (ii) an Offer to Pay is not made and the Dissenting Shareholder withdraws their Demand for Payment; or (iii) the board of directors of VersaBank revokes the Reorganization Proposal, in which case VersaBank will reinstate the Dissenting Shareholder’s rights in respect of their Dissent Shares. Subject to Section 277 of the Bank Act, in no case will the Parent, VersaBank or any other Person be required to recognize any Dissenting Shareholder, in respect of their Dissent Shares, as a VersaBank shareholder after the date Reorganization is completed, and the names of such Dissenting Shareholders will be deleted from the list of Registered Shareholders as of the date the Reorganization is completed.
No later than seven days after the later of the date the Reorganization is completed and the date on which a Demand for Payment of a Dissenting Shareholder is received, as applicable, each Dissenting Shareholder who has sent a Demand for Payment must be sent a written offer to pay (an “Offer to Pay”) for their Dissent Shares in an amount considered by the board of directors of VersaBank to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Pay in respect of Dissent Shares must be on the same terms as every other Offer to Pay in respect of Dissent Shares. Payment for the Dissent Shares held by a Dissenting Shareholder must be made within 10 days after the day on which an Offer to Pay has been accepted by a Dissenting Shareholder, but any such Offer to Pay lapses if an acceptance is not received within 30 days after the day on which the Offer to Pay has been made.
If an Offer to Pay for the Dissent Shares held by a Dissenting Shareholder is not made, or if a Dissenting Shareholder fails to accept an Offer to Pay that has been made, VersaBank may, within 50 days after the date the Reorganization is completed or within such further period as the court may allow, submit an application to the court to fix a fair value for the Dissent Shares held by a Dissenting Shareholder. If no such application is made, a Dissenting Shareholder may apply to the court for the same purpose within a further period of 20 days or such other period that the court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.
If VersaBank makes an application to the court, it must give notice to each affected Dissenting Shareholder of the date, place and consequences of the application and of such Dissenting Shareholder’s right to appear and be heard in person or by counsel. All Dissenting Shareholders whose Dissent Shares have not been purchased will be joined as parties and bound by the decision of the court. Upon any such application to the court, the court may determine whether any other Person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the Dissent Shares of all such Dissenting Shareholders.
The court may appoint one or more appraisers to assist the court to fix a fair value for the VersaBank shares held by Dissenting Shareholders. The court may allow a reasonable rate of interest on the amount payable to each such Dissenting Shareholder from which the shareholder dissent becomes effective until the date of payment of the amount so fixed. Any judicial proceeding involving the determination of fair value will result in delay of receipt by a Dissenting Shareholder of payment for such Dissenting Shareholder’s Dissent Shares. The final order of the court in the proceedings commenced by an application by VersaBank or a Dissenting Shareholder must be rendered against VersaBank and in favor of each Dissenting Shareholder joined as a party and for the amount of the VersaBank shares held by Dissenting Shareholders as fixed by the court.
The above is only a summary of the provisions of the Bank Act pertaining to Dissent Rights, which are technical and complex. If you are a VersaBank shareholder and wish to directly or indirectly exercise Dissent Rights, you should seek your own legal advice as failure to strictly comply with the provisions of the Bank Act may prejudice your Dissent Rights.

LEGAL MATTERS
The validity of the issuance of the shares of the Parent common stock issued pursuant to this prospectus/circular will be passed upon by Davis Polk & Wardwell LLP, New York, New York, VersaBank’s counsel as to U.S. federal securities and New York state law. Davis Polk & Wardwell LLP has passed upon the discussion above in “U.S. Federal Income Tax Considerations”. Stikeman Elliott LLP has passed upon the discussion above in “Certain Canadian Federal Income Tax Considerations”.
CONFLICTS OF INTEREST
Other than as disclosed in this prospectus/circular, no director or executive officer, nominee for election as a director or any VersaBank shareholder will hold more than 10% of the voting rights attached to the Parent shares or an associate or affiliate of any of the foregoing in any transaction in the preceding financing year or any proposed or ongoing transaction which has or will materially affect the Parent or any of its subsidiaries.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of the Parent will be Ernst & Young LLP, located at 700 Nicollet Mall, Suite 500, Minneapolis, MN 55402. Ernst & Young LLP were first appointed as auditors of VersaBank at the Annual and Special Meeting of Shareholders held on April 19, 2023. The primary transfer agent and registrar for the common stock will be Odyssey Trust Company. For so long as the Parent’s common stock remains listed on the TSX and Nasdaq, we expect that Odyssey Trust Company will be a co-transfer agent for the common stock.
EXPERTS
The consolidated financial statements of VersaBank and its subsidiaries as of October 31, 2025 and 2024 and for each of the years in the two-year period ended October 31, 2025, have been included herein and in the Registration Statement in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
INTEREST OF EXPERTS
VersaBank’s consolidated financial statements for the most recently completed financial year have been audited by Ernst & Young, Chartered Professional Accountants, of London, Ontario. Ernst & Young has advised VersaBank that they are independent with respect of VersaBank within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any other standards or applicable legislation or regulation.

VersaBank
Consolidated Balance Sheets (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share Amounts)
	As at
	April 30, 2026	October 31, 2025
Assets
Cash and cash equivalents
Cash and due from banks	$346,080	$375,569
Interest-bearing deposits in other banks	70,950	39,656
Total cash and cash equivalents	$417,030	$415,225
Investment securities available-for-sale	$72,187	$54,641
Investment securities held-to-maturity, net of allowance for credit losses (estimated fair value $129,026 and $96,722)	132,634	99,583
Credit assets, net of deferred fees and costs	4,042,983	3,525,409
Allowance for credit losses	(7,335)	(6,402)
Credit assets, net of allowance for credit losses	$4,035,648	$3,519,007
Premises and equipment, net	$20,615	$17,160
Goodwill	8,249	8,204
Intangible assets, net	8,331	9,811
Other assets	28,896	19,841
Total assets	$4,723,590	$4,143,472
Liabilities
Deposits:
Non-interest-bearing	$773	$1,476
Interest-bearing	4,045,883	3,462,607
Total deposits	$4,046,656	$3,464,083
Subordinated notes payable	73,905	73,890
Cash reserves on credit assets	182,877	207,477
Other liabilities	18,243	19,809
Total liabilities	$4,321,681	$3,765,259
Commitments and contingent liabilities (Note 10)
Shareholders’ equity
Common shares, no par value: unlimited common shares authorized; issued and outstanding 32,195,697 at April 30, 2026 and 31,945,535 at October 31, 2025	$263,310	$259,429
Additional paid-in capital	807	1,889
Retained earnings	158,089	145,808
Accumulated other comprehensive (loss), net of tax	(20,297)	(28,913)
Total shareholders’ equity	$401,909	$378,213
Total liabilities and shareholders’ equity	$4,723,590	$4,143,472
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Income (Unaudited)
(Expressed in Thousands of US Dollars, Except for Per Share Amounts)
	For the three months ended April 30		For the six months ended April 30
	2026	2025	2026	2025
Interest income:
Credit assets	$55,274	$46,388	$108,958	$93,465
Investment securities:
Taxable interest	2,001	929	3,870	2,478
Other	3,266	2,854	6,664	5,946
Total interest income	$60,541	$50,171	$119,492	$101,889
Interest expense:
Deposits	$32,724	$29,267	$65,032	$61,711
Subordinated notes	983	981	1,967	1,961
Other	974	111	1,922	217
Total interest expense	$34,681	$30,359	$68,921	$63,889
Net interest income	$25,860	$19,812	$50,571	$38,000
Provision for credit losses	333	472	865	1,225
Net interest income after provision for credit losses	$25,527	$19,340	$49,706	$36,775
Non-interest income
Other income	$2,835	$1,986	$5,157	$3,905
Total non-interest income	$2,835	$1,986	$5,157	$3,905
Non-interest expense:
Salaries and employee benefits	$8,165	$6,466	$15,689	$12,574
General and administrative	10,469	4,709	16,530	8,575
Premises and equipment	1,349	1,170	2,622	2,284
Other non-interest expense	789	585	1,498	1,131
Total non-interest expense	$20,772	$12,930	$36,339	$24,564
Income before income tax expense	$7,590	$8,396	$18,524	$16,116
Income tax expense	$2,085	$2,177	$5,065	$4,199
Net income	$5,505	$6,219	$13,459	$11,917
Basic earnings per share	$0.17	$0.19	$0.42	$0.39
Diluted earnings per share	$0.17	$0.19	$0.42	$0.39
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Comprehensive Income (Unaudited)
(Expressed in Thousands of US Dollars)
	For the three months ended April 30,		For the six months ended April 30,
	2026	2025	2026	2025
Net income	$5,505	$6,219	$13,459	11,917
Other comprehensive income (loss), before tax:
Gain (loss) on foreign currency derivatives designated to net investment hedging relationships	(597)	2,674	3,960	(166)
Foreign exchange gain (loss) on translation of foreign operations	(762)	14,924	5,701	5,106
Unrealized gains (losses) on securities available-for-sale	(10)	15	4	33
Other comprehensive income (loss), before tax	$(1,369)	$17,613	$9,665	$4,973
Income tax expense (benefit) related to items of other comprehensive income	(158)	708	1,049	(44)
Total other comprehensive income (loss), net of tax	$(1,211)	$16,905	$8,616	$5,017
Total comprehensive income (loss) for the period, net of tax	$4,294	$23,124	$22,075	$16,934
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Changes in Equity (Unaudited)
(Expressed in Thousands of US Dollars)
	Common shares outstanding	Common stock	Additional paid-in capital	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ equity
As at October 31, 2024	26,002,577	$183,467	$1,898	$129,921	$(30,592)	$284,694
Net income	—	—	—	5,698	—	5,698
Other comprehensive income (loss), net	—	—	—	—	(11,888)	(11,888)
Issued during the period	6,509,434	80,320	—	—	—	80,320
Stock-based compensation	—	—	39	—	—	39
Options exercised during the period	6,775	90	—	—	—	90
Dividends paid on common shares	—	—	—	(559)	—	(559)
As at January 31, 2025	32,518,786	$263,877	$1,937	$135,060	$(42,480)	$358,394
Net income	—	$—	$—	$6,219	$—	$6,219
Other comprehensive income (loss), net	—	—	—	—	16,905	16,905
Issued during the period	—	(500)	—	—	—	(500)
Stock-based compensation	—	—	—	—	—	—
Options exercised during the period	—	—	—	—	—	—
Dividends paid on common shares	—	—	—	(591)	—	(591)
As at April 30, 2025	32,518,786	$263,377	$1,937	$140,688	$(25,575)	$380,427
As at October 31, 2025	31,945,535	$259,429	$1,889	$145,808	$(28,913)	$378,213
Net income	—	$—	$—	$7,954	$—	$7,954
Other comprehensive income (loss), net	—	—	—	—	9,827	9,827
Issued during the period	—	—	—	—	—	—
Stock-based compensation	—	—	(469)	—	—	(469)
Options exercised during the period	123,912	1,903	—	—	—	1,903
Dividends paid on common shares	—	—	—	(588)	—	(588)
As at January 31, 2026	32,069,447	$261,332	$1,420	$153,174	$(19,086)	$396,840
Net income	—	$—	$—	$5,505	$—	$5,505
Other comprehensive income (loss), net	—	—	—	—	(1,211)	(1,211)
Issued during the period	—	—	—	—	—	—
Stock-based compensation	—	—	(613)	—	—	(613)
Options exercised during the period	126,250	1,978	—	—	—	1,978
Dividends paid on common shares	—	—	—	(590)	—	(590)
As at April 30, 2026	32,195,697	$263,310	$807	$158,089	$(20,297)	$401,909
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Cash Flows (Unaudited)
(Expressed in Thousands of US Dollars)
	For the six months ended April 30,
	2026	2025
Cash flows from operating activities:
Net income	$13,459	$11,917
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	865	1,225
Stock-based compensation	5	53
Impairment of Assets	1,649	—
Depreciation and amortization	1,259	1,178
Accretion of discount on securities	(455)	(258)
Foreign exchange rate change on assets and liabilities	1,501	1,199
Changes in operating assets and liabilities, net of effects of businesses acquired:
Decrease (increase) in accrued interest receivable	(512)	1,447
Decrease in other assets and liabilities	(5,227)	(1,561)
Net cash provided by operating activities	$12,544	$15,200
Cash flows from investing activities:
Disposal of Stablecorp shares	$754	$—
Purchase of equity investments	(2,758)	(174)
Maturities and sales of investment securities available-for-sale	407,442	868,085
Principal payments received from investment securities held-to-maturity	38,095	—
Purchase of investment securities available-for-sale	(423,744)	(730,559)
Purchase of investment securities held-to-maturity	(70,582)	—
Net increase in credit assets	(453,493)	(192,167)
Foreign exchange forward settlement	(473)	3,086
Purchase of property and equipment	(4,592)	(1,041)
Net cash (used in) investing activities	$(509,351)	$(52,770)
Cash flows from financing activities:
Issuance of common shares	$2,888	$78,780
Net increase in deposits	492,472	43,866
Dividends paid	(1,178)	(1,150)
Net cash provided by financing activities	$494,182	$121,496
Effect of exchange rate changes on cash, cash equivalents	$4,430	$730
Cash, cash equivalents:
Net change during the period	1,805	84,656
Balance, beginning of period	415,225	161,642
Balance, end of period	$417,030	$246,298
Supplemental Information
Interest paid	$(60,740)	$(66,757)
Income taxes paid, net	(4,354)	(5,580)
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
1.
Reporting Entity:

VersaBank, a Canadian bank (the “Company”), operates as a Schedule I bank under the Bank Act (Canada) and is regulated by the Office of the Superintendent of Financial Institutions Canada (“OSFI”). VersaBank USA, National Association (“VersaBank USA”) operates as a chartered bank in the United States and is regulated by the Office of the Comptroller of the Currency (“OCC”). Together, the Company primarily provides commercial lending and banking services to select niche markets in Canada and the United States as well as cybersecurity services through the operations of its wholly owned subsidiary DRT Cyber Inc. (“DRTC”).
The Company’s primary lending products include its Structured Receivable Program (“SRP”) and Commercial Real Estate portfolios. The Company’s primary deposit products are demand and term deposit accounts, all of which, subject to respective government limits, are eligible for insurance by the Canada Deposit Insurance Corporation (“CDIC”) or the Federal Deposit Insurance Corporation (“FDIC”). In addition to traditional commercial banking products, the Company offers IT security assurance services, supervisory control and data acquisition system assessments, as well as information technology (“IT”) security training.
The Company is subject to the regulations of certain state, provincial, and federal agencies and, accordingly, is periodically examined by those regulatory authorities. The Company’s business is affected by state, provincial, and federal legislation and regulations.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The Consolidated Financial Statements of the Company, as at April 30, 2026 and for the three-months and six-months period ended April 30, 2026 and 2025, are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), have been omitted from these interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). GAAP includes standards issued by the Financial Accounting Standards Board (“FASB”) and codified in sections of the Accounting Standards Codification (“ASC”). However, in the opinion of management, these Consolidated Financial Statements include all necessary adjustments to fairly present the results of the interim periods presented. The unaudited Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements included in the Company’s annual reporting, for the year ended October 31, 2025.
Certain prior period balances have been reclassified to conform to the current period classification.
The Company consolidates all entities that it controls through a majority voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary. VIEs are entities that, by design, either (1) lack sufficient equity to permit the legal entity to finance its activities without additional subordinated financial support or (2) have equity investors that do not have the right to direct the activities of the legal entity that most significantly impact the legal entity’s economic performance, or do not have the obligation to absorb the expected losses or the right to receive the residual returns of the legal entity. The Company evaluates VIEs in which it has a variable interest to understand the purpose and design of the VIE, the role the Company had in the VIE’s design, and its involvement in the VIE’s ongoing activities. The Company then evaluates which activities most significantly impact the economic performance of the VIE and which party has the power to direct such activities. The Company is the primary beneficiary of and has a controlling financial interest in a VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses and/or the right to receive benefits that could potentially be significant to the VIE. The Company has determined that Digital Boundary Group

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
and DRT Cyber Inc. are VIEs for which the Company is the primary beneficiary and, accordingly, consolidates these entities in the accompanying financial statements.
Cash and Cash Equivalents
Cash and cash equivalents are composed of deposits with regulated financial institutions. The Company does not believe these instruments carry a significant risk of loss but cannot provide assurances that no losses could occur if these institutions were to become insolvent. As at April 30, 2026 and October 31, 2025 there was no restricted cash.
Earnings per share
Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period.
The following tables illustrate the Company’s earnings per share for the periods presented.
	For the three months ended April 30,
	2026	2025
Net income attributable to shareholders	$5,505	$6,219
Basic:
Basic weighted average shares outstanding	32,091,757	32,518,786
Diluted:
Diluted weighted average shares outstanding	32,091,757	32,518,786
Net income per share
Basic	$0.17	$0.19
Diluted	$0.17	$0.19
	For the six months ended April 30,
	2026	2025
Net income attributable to shareholders	$13,459	$11,917
Basic:
Basic weighted average shares outstanding	32,029,275	30,761,211
Diluted:
Diluted weighted average shares outstanding	32,029,275	30,761,211
Net income per share
Basic	$0.42	$0.39
Diluted	$0.42	$0.39
Transfers of financial assets
The Company has loan participation agreements with certain counterparties, for which it is generally the servicer. If the transfer of an entire loan or portion of a loan to a third party does not qualify for sale treatment under GAAP, the amount of the loan transferred is recorded as a secured borrowing. There were $3,757 and $3,653 in secured borrowings as at April 30, 2026 and at October 31, 2025, respectively. Transfers of loans, portions of loans meeting the definition of a participating interest, and other financial assets are accounted for as sales on the transaction settlement date when control has been surrendered. Control over

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
transferred assets is deemed to be surrendered when (1) the assets have been legally isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of such right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through a repurchase agreement or other means. Upon sale, the loans or other financial assets are derecognized from the Company’s Consolidated Balance Sheets.
When the Company has continuing involvement in the transferred financial assets as the servicer of the loans, servicing assets or liabilities may be recorded as the Company receives servicing fees as compensation. All separately recognized servicing assets and servicing liabilities are required to be initially measured at fair value and subsequently measured using the amortization method.
In December 2025 and March 2026, VersaBank purchased fully insured multi-unit residential mortgages from a third-party originator and securitized them through the issuance of mortgage-backed securities (“MBS”) under the National Housing Act (“NHA”) MBS program. These MBS were subsequently sold to the Canada Housing Trust (“CHT”) as part of its program to issue the Canada Mortgage Bonds (“CMBs”). The securitized assets may be derecognized from the Company’s Consolidated Balance Sheets if the derecognition criteria under ASC 860 — Transfers and Servicing (“ASC 860”) are met. These loans qualify for sale accounting under ASC 860 as the relevant criteria are met. The Company’s right to receive a portion of the cash flows from the multi-unit residential mortgages after their sale qualifies as continuing involvement, and the Company recognizes an interest-only strip as part of the proceeds from the sale to CHT which represents this right.
The Company derecognized the multi-unit residential mortgages purchased in December 2025 in the amount of $50,985, and in March 2026 in the amount of $45,182. As part of these sales agreements, the company retained an interest-only strip which is recognized in Other assets on the Consolidated Balance Sheets. As at April 30, 2026, the interest-only strips associated with these sales have a carrying value of $2,065. The gain on sale for the three-month and six-months ended April 30, 2026 was $266 and $566, respectively.
Future accounting pronouncements
In November 2025, the FASB issued ASU No. 2025-09, Derivatives and Hedging (Topic 815) — Hedge Accounting Improvements (“ASU 2025-09”), which introduces improvements to hedge accounting intended to better reflect an entity’s risk management activities in the financial statements. The amendments enhance the guidance related to (1) aggregating similar hedge risks in a group of forecasted transactions, (2) hedging forecasted interest payments on choose-your-rate debt instruments, (3) hedging variable price components of nonfinancial forecasted transactions, (4) applying the net written option test to certain compound derivatives used in interest rate hedges, and (5) accounting for “dual hedge” strategies. ASU 2025-09 will be effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. The Company is currently evaluating the impact these changes may have on its consolidated financial statements.
In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”), which provides clarifications intended to improve the consistency and usability of interim disclosure requirements. The amendments include, among other things, a comprehensive listing of required interim disclosures. Under ASU 2025-11, a new interim disclosure principle is introduced to help entities determine whether disclosures not explicitly specified in Topic 270 should nevertheless be provided in interim periods. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact these changes may have on its Consolidated Financial Statements and related disclosures.
In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements (“ASU 2025-12”), which introduces amendments to clarify, correct errors in, or make other minor improvements to a variety of topics in the Accounting Standards Codification. The amendments are intended to make the Accounting Standards Codification easier to understand and apply. ASU 2025-12 is effective for fiscal years beginning

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
after December 15, 2026, including interim periods within that year. The Company is currently evaluating the impact these changes may have on its Consolidated Financial Statements.
3.
Investment Securities

(a)
Equity securities

The Company has investments in the Federal Reserve Bank (“FRB”) and the Federal Home Loan Bank (“FHLB”), recorded at cost that is recorded at cost. As at April 30, 2026, the Company held investments of $5,477 in the FRB and $453 in the FHLB. As at October 31, 2025, the corresponding investments in FRB and FHLB were $3,013 and $109, respectively.
(b)
Debt securities

The following table summarizes the amortized cost and fair value of available-for-sale and held-to-maturity debt securities, and the corresponding amounts of gross unrealized gains and losses recognized in Accumulated other comprehensive income (loss) on available-for-sale debt securities as at April 30, 2026 and October 31, 2025:
	As at April 30, 2026
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$1,540	$—	$—	$—	$1,540
U.S. Treasury securities	70,643	67	(63)	—	70,647
Total securities available-for-sale	$72,183	$67	$(63)	$—	$72,187
Held-to-maturity Securities
Corporate bonds	$12,946	$—	$(2,890)	$(77)	$9,979
Asset/Mortgage backed securities	119,765	2	(720)	—	119,047
Total securities held-to-maturity(1)	$132,711	$2	$(3,610)	$(77)	$129,026
	As at October 31, 2025
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$1,586	$—	$—	$—	$1,586
U.S. Treasury securities	53,050	5	—	—	53,055
Total securities available-for-sale	$54,636	$5	$—	$—	$54,641
Held-to-maturity Securities
Corporate bonds	$12,590	$—	$(3,335)	$—	$9,255
Asset/Mortgage backed securities	86,993	830	(356)	—	87,467
Total securities held-to-maturity(1)	$99,583	$830	$(3,691)	$—	$96,722

(1)
Excludes $280 and $237 of accrued interest receivable as at April 30, 2026 and October 31, 2025, respectively. Accrued interest receivable on held-to-maturity securities included in Other assets on the Consolidated Balance Sheets.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The amortized cost and fair value of the Company’s debt securities at April 30, 2026 and October 31, 2025, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	As at April 30, 2026
	Available-for-sale		Held-to-maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$72,183	$72,187	$—	$—
Due after 1 year through 5 years	—	—	5,657	5,640
Due after 5 years through 10 years	—	—	52,075	51,868
Due after 10 years	—	—	74,979	71,518
	$72,183	$72,187	$132,711	$129,026
	As at October 31, 2025
	Available-for-sale		Held-to-maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$54,636	$54,641	$—	$—
Due after 1 year through 5 years	—	—	6,752	6,733
Due after 5 years through 10 years	—	—	35,812	35,717
Due after 10 years	—	—	57,019	54,272
	$54,636	$54,641	$99,583	$96,722
The table below indicates the length of time individual securities had been in continuous unrealized loss positions at April 30, 2026:
		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	—	$—	$—	$—	$—	$—	$—
U.S. Treasury securities	1	16,954	(63)	—	—	16,954	(63)
	1	$16,954	$(63)	$—	$—	$16,954	$(63)
Held-to-maturity
Corporate bonds	2	$—	$—	$9,978	$(2,890)	$9,978	$(2,890)
Asset/Mortgage backed securities	11	97,312	(720)	—	—	97,312	(720)
	13	$97,312	$(720)	$9,978	$(2,890)	$107,290	$(3,610)

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The table below indicates the length of time individual securities had been in continuous unrealized loss positions at October 31, 2025:
		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	—	$—	$—	$—	$—	$—	$—
U.S. Treasury securities	—	—	—	—	—	—	—
	—	$—	$—	$—	$—	$—	$—
Held-to-maturity
Corporate bonds	2	$—	$—	$9,255	$(3,335)	$9,255	$(3,335)
Asset/Mortgage backed securities	7	66,047	(356)	—	—	66,047	(356)
	9	$66,047	$(356)	$9,255	$(3,335)	$75,302	$(3,691)
Available-for-sale securities in unrealized loss positions are evaluated for impairment related to credit losses on a quarterly basis. Management has evaluated the portfolio of securities above. As no individual unrealized losses as at April 30, 2026 are attributable to credit losses, none of the losses have been recognized in income. Management does not intend to sell and does not expect it will be required to sell the investments.
Held-to-maturity securities are evaluated under the CECL methodology for estimating credit losses. The Company’s assessment is presented in Note 4 — Credit assets and Allowance for Credit Loss.
4.
Credit assets and Allowance for Credit Loss

The Company’s credit asset portfolio is comprised of the following segments: SRP Financing, Multi-Family Residential Loans, and Other Financing. The SRP Financing portfolio is composed of rights to the cash flows from point-of-sale loan and lease receivables acquired from the Company’s network of origination and servicing partners as well as warehouse loans that provide bridge financing to the Company’s origination and servicing partners for the purpose of accumulating and seasoning individual loans and leases prior to the Company purchasing the cashflow receivables derived from same.
The Multi-Family Residential Loans portfolio is composed of insured and uninsured real estate loans used to finance the construction of multi-family, student residence, and retirement home projects, as well as term and bridge loans to real estate developers secured by completed aforementioned properties and units. The Other Financing portfolio includes corporate, personal and public sector and infrastructure loans and leases in addition to the VersaBank USA portfolio, which consists primarily of equipment leases, a small balance of corporate loans and leases and single family residential conventional and insured mortgages.
The following table presents the composition of the Company’s credit asset portfolio by portfolio segment and class of credit assets, net of deferred fees and costs. Credit assets are reported at their amortized cost basis.
	April 30, 2026		October 31, 2025
SRP Financing		$3,316,965		$2,798,906
Multi-Family Residential Loans	$		$
Insured Real Estate		351,444		270,023
Uninsured Real Estate		314,734		393,990

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
	April 30, 2026	October 31, 2025
Other Financing	42,028	47,357
Total credit assets	$4,025,171	$3,510,276
Deferred fees, net of origination costs(a)	(997)	(1,345)
Credit assets, net of deferred fees and costs	$4,024,174	$3,508,931
Allowance for credit losses	(7,335)	(6,402)
Accrued interest	18,809	16,478
Net credit assets	$4,035,648	$3,519,007

(a)
Substantially all deferred fees, net of origination costs, relate to Multi-Family Residential Loans.

The Company estimates its Allowance for Credit Losses (“ACL”) by applying the Current Expected Credit Loss (“CECL”) methodology, which requires recognition of lifetime expected credit losses on financial assets measured at amortized cost, on all credit asset commitments that are not unconditionally cancellable and on financial guarantees not measured at fair value. This allowance represents management’s best estimate of expected credit losses over the contractual life of these assets, integrating relevant available information including historical loss experience, current conditions, and macroeconomic forecasts over reasonable and supportable forecast periods. The allowance is increased through provisions charged to earnings and reduced by net charge-offs and reduced for recoveries of provision.
A multi-family residential or other financing loan (or portion thereof) is credit impaired and written off against the allowance for credit losses when, based on available information and management’s judgment, it is probable that the Company will be unable to collect the contractual principal and interest payments due. The Company generally considers a credit asset to be credit impaired when it becomes 90 days or more past due in addition to other indicators of declining credit such as significant financial difficulty of the borrower and default on contractual obligations. Recoveries of amounts previously written off are credited to the ACL when received.
The Company utilizes internal models (including probability of default and loss given default models) and assumptions as well as third-party forecasts, to estimate expected credit losses. These forecasts consider a range of macroeconomic indicators (such as real GDP, unemployment rates, interest rates, consumer price index, price of oil, and equity indices) to reflect current and projected economic conditions and revert to long-term historical trends beyond the reasonable and supportable period aiding in the development of forward-looking estimates that reflect macroeconomic conditions over the contractual life of the asset. The third-party forecasts are used in conjunction with the Company’s internally developed CECL models.
Related to SRP financing activities, the Company maintains a reserve account (the “Holdback”) consisting of cash reserves held by the Company related to SRP partners. The Holdback serves as a credit enhancement to the Company for the rights to cash flows on underlying point-of-sale loan and lease receivables and is usually initially created by withholding a percentage of the initial funding provided to the origination partner. The Holdback amount is determined by the Company based on expected loss rates and serves as a credit enhancement to absorb any realized losses associated with the underlying transactions. Where the Holdback balance for a given origination partner exceeds the lifetime expected credit loss under all reasonable and supportable forecast scenarios (baseline, upside, and downside), the expected credit loss measurement may be zero.
In addition to model-based estimates, the Company applies qualitative adjustments to supplement model-derived credit loss estimates, addressing limitations in data, model assumptions, and evolving risk factors that may not be fully reflected in quantitative model calculations. These adjustments are informed by management’s judgment and consider factors such as changes in borrower behavior, shifts in underwriting or collection practices, emerging macroeconomic or geopolitical developments, and regulatory changes.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The ACL fluctuates each period based on factors such as changes in loan composition and growth, variations in nonperforming loan amounts, economic forecasts influencing expected loss drivers, and other key assumptions and model inputs under CECL. The increase in the allowance for the period ended April 30, 2026, was primarily attributable to an increase in the allowance for the SRP financing portfolio.
The following tables present the activity in the ACL by segment. The portfolio segments represent the categories that the Company uses to determine its ACL:
Three-months ended April 30, 2026	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$4,592	$1,838	$604	$78	$7,112
Provision/(credit) for credit losses	346	10	(22)	(1)	333
Credit assets charged-off	—	—	(39)	—	(39)
Recoveries	—	—	36	—	36
Foreign exchange adjustments	$(21)	$(8)	$(1)	$—	$(30)
Total ending allowance balance	$4,917	$1,840	$578	$77	$7,412
Six-months ended April 30, 2026	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$3,876	$1,925	$525	$76	$6,402
Provision/(credit) for credit losses	920	(138)	84	(1)	865
Credit assets charged-off	—	—	(87)	—	(87)
Recoveries	—	—	47	—	47
Foreign exchange adjustments	$121	$53	$9	$2	$185
Total ending allowance balance	$4,917	$1,840	$578	$77	$7,412
The allowance for held-to-maturity securities presented above excludes asset-backed and mortgage-backed securities. The Company separately evaluated expected credit losses on its asset-backed and mortgage-backed securities, considering underlying credit ratings and credit enhancements, and determined that the resulting allowance was immaterial for the three-months and six-months periods ended April 30, 2026 and April 30, 2025.
Three-months ended April 30, 2025	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$1,542	$1,329	$894	$73	$3,838
Provision/(credit) for credit losses	541	(8)	(61)	—	472
Credit assets charged-off	—	—	(98)	—	(98)
Recoveries	—	—	3	—	3
Foreign exchange adjustments	$89	$64	$18	$4	$175
Total ending allowance balance	$2,172	$1,385	$756	$77	$4,390

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Six-months ended April 30, 2025	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$698	$1,427	$1,085	$76	$3,286
Provision/(credit) for credit losses	1,425	(53)	(147)	—	1,225
Credit assets charged-off	—	—	(186)	—	(186)
Recoveries	—	—	3	—	3
Foreign exchange adjustments	$49	$11	$1	$1	$62
Total ending allowance balance	$2,172	$1,385	$756	$77	$4,390
Accrued interest receivable of $18,809 and $15,631 for the periods ended April 30, 2026 and April 30, 2025, respectively was excluded from the amortized cost basis of credit assets for purposes of the allowance for credit losses in accordance with the Company’s accounting policy.
The Company has elected not to measure an allowance for credit losses on accrued interest receivable. Instead, accrued interest is written off no later than 120 days past due by reversing interest income when credit assets are placed into non-accrual status or when collection of interest is otherwise not expected. For held-to-maturity debt securities, accrued interest is written off at the time the issuer is placed into non-accrual or when collection is otherwise not expected.
Credit assets are typically placed into non-accrual status and interest income recognition is discontinued if it is probable that the Company will be unable to collect the full payment of principal and interest when due according to the contractual terms of the credit asset agreement, or the credit asset is past due for a period of 90 days or more, unless the obligation is fully secured and is in the process of collection. A credit asset is considered past due when any principal or interest payment is not received in accordance with its contractual terms, with days past due measured from the date of the earliest missed contractual payment.
The following tables present the recorded investment in non-accrual credit assets, credit assets past due over 90 days and still accruing by class of credit asset, net of deferred fees and costs:
April 30, 2026	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$—	$—	$9,967
Multi-Family Residential Loans – Insured Real Estate	—	—	—
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—
Other Financing	86	—	36
HTM Securities	—	—	—
Total	$86	$—	$10,003

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
October 31, 2025	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$—	$—	$8,588
Multi-Family Residential Loans – Insured Real Estate	—	—	—
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—
Other Financing	124	—	—
HTM Securities	—	—	—
Total	$124	$—	$8,588
Interest income on non-accrual credit assets was immaterial for the three-months and six-months period ended April 30, 2026 and 2025.
The following tables present the aging of the recorded investment in past due credit assets by class of credit asset, net of deferred fees and costs:
April 30, 2026	30 – 59 Days	60 – 89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$25,390	$10,567	$9,967	$45,924	$3,270,952	$3,316,876
Multi-Family Residential Loans – Insured Real Estate	—	—	—	—	351,017	351,017
Multi-Family Residential Loans – Uninsured Real Estate	—	5,613	—	5,613	308,746	314,359
Other Financing	27	6	36	69	41,853	41,922
HTM Securities	—	—	—	—	132,711	132,711
Total	$25,417	$16,186	$10,003	$51,606	$4,105,279	$4,156,885
October 31, 2025	30 – 59 Days	60 – 89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$13,352	$9,312	$8,588	$31,252	$2,767,611	$2,798,863
Multi-Family Residential Loans – Insured Real Estate	—	—	—	—	269,540	269,540
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—	—	393,286	393,286
Other Financing	56	20	—	76	47,166	47,242
HTM Securities	—	—	—	—	99,583	99,583
Total	$13,408	$9,332	$8,588	$31,328	$3,577,186	$3,608,514
The Company manages its credit risk derived from credit asset investment activity using board-approved policies consisting of approval procedures and limits on loan amounts, portfolio concentration, geographic concentration, industry concentration, asset category, limits on loans to any one entity and associated groups, a risk rating policy that provides for risk rating each asset in its total asset portfolio, and early recognition of problem accounts with an action plan for each account. The Risk Oversight Committee of the Board of Directors reviews these policies on an ongoing basis.
The Company assigns an internal risk rating to each lending exposure at origination, during annual review, or upon amendment of an existing facility. As part of its credit risk management strategy, the

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Company also performs regular reviews of watchlist accounts, impaired credit assets, accounts in arrears, and expected credit loss analyses on a quarterly basis. Risk ratings incorporate the credit risk characteristics of the borrower, the structure of the facility, and relevant macroeconomic and market conditions. A 60-days past due threshold serves as a primary indicator of elevated credit risk for tracking and monitoring purposes, although it does not affect the lifetime loss horizon under the CECL model.
The Company categorizes risk ratings, last updated and/or reviewed on April 30, 2026, as follows:
•
Satisfactory — Exposures considered to be of acceptable credit quality.

•
Watchlist — Exposures that demonstrate potential credit weakness or adverse trends that, if unmitigated, could negatively impact collectability.

•
Classified — Exposures for which collection of contractual payments is uncertain and repayment of principal and/or interest is at risk.

The following tables presents credit asset balances, net of deferred fees and costs, by risk rating, or credit quality indicator, and year of origination as at April 30, 2026 and October 31, 2025. Amounts for periods prior to 2022 and 2021, respectively, are presented in the aggregate:
April 30, 2026	2026	2025	2024	2023	2022	Prior	Revolving	Total
SRP Financing
Satisfactory	$683,071	$1,351,800	$613,995	$352,630	$207,521	$39,185	$58,746	$3,306,948
Watchlist	—	—	—	4,691	5,205	24	8	9,928
Classified	—	—	—	—	—	—	—	—
Total	$683,071	$1,351,800	$613,995	$357,321	$212,726	$39,209	$58,754	$3,316,876
Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$20,812	$110,926	$127,149	$—	$—	$1,318	$—	$260,205
Watchlist	—	—	—	—	—	24,699	66,113	90,812
Classified	—	—	—	—	—	—	—	—
Total	$20,812	$110,926	$127,149	$—	$—	$26,017	$66,113	$351,017
Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$881	$72,712	$49,867	$76,769	$59,010	$19,465	$5,292	$283,996
Watchlist	—	—	—	9,205	11,654	3,766	—	24,625
Classified	—	—	—	5,738	—	—	—	5,738
Total	$881	$72,712	$49,867	$91,712	$70,664	$23,231	$5,292	$314,359
Other Financing
Satisfactory	$79	$4,484	$3,628	$11,983	$13,491	$6,148	$1,922	$41,735
Watchlist	—	—	—	—	139	48	—	187
Classified	—	—	—	—	—	—	—	—
Total	$79	$4,484	$3,628	$11,983	$13,630	$6,196	$1,922	$41,922
HTM Securities
Satisfactory	$—	$119,765	$—	$—	$—	$12,946	$—	$132,711
Watchlist	—	—	—	—	—	—	—	—
Classified	—	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$12,946	$—	$132,711

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
April 30, 2026	2026	2025	2024	2023	2022	Prior	Revolving	Total
Total
Satisfactory	$704,843	$1,659,687	$794,639	$441,382	$280,022	$79,062	$65,960	$4,025,595
Watchlist	—	—	—	13,896	16,998	28,537	66,121	125,552
Classified	—	—	—	5,738	—	—	—	5,738
Total	$704,843	$1,659,687	$794,639	$461,016	$297,020	$107,599	$132,081	$4,156,885

October 31, 2025	2025	2024	2023	2022	2021	Prior	Revolving	Total
SRP Financing
Satisfactory	$1,220,084	$753,003	$428,080	$244,709	$57,368	$7,491	$73,565	$2,784,300
Watchlist	—	—	8,240	6,245	63	—	15	14,563
Classified	—	—	—	—	—	—	—	—
Total	$1,220,084	$753,003	$436,320	$250,954	$57,431	$7,491	$73,580	$2,798,863
Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$76,338	$111,331	$—	$—	$—	$1,344	$46,554	$235,567
Watchlist	—	—	—	—	23,998	—	9,975	33,973
Classified	—	—	—	—	—	—	—	—
Total	$76,338	$111,331	$—	$—	$23,998	$1,344	$56,529	$269,540
Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$94,109	$39,263	$112,705	$64,062	$10,814	$19,515	$5,740	$346,208
Watchlist	—	7,138	—	7,986	—	4,006	—	19,130
Classified	—	—	27,948	—	—	—	—	27,948
Total	$94,109	$46,401	$140,653	$72,048	$10,814	$23,521	$5,740	$393,286
Other Financing
Satisfactory	$879	$3,452	$10,882	$17,427	$5,832	$5,025	$3,457	$46,954
Watchlist	—	—	5	279	4	—	—	288
Classified	—	—	—	—	—	—	—	—
Total	$879	$3,452	$10,887	$17,706	$5,836	$5,025	$3,457	$47,242
HTM Securities
Satisfactory	$86,993	$—	$—	$—	$—	$12,590	$—	$99,583
Watchlist	—	—	—	—	—	—	—	—
Classified	—	—	—	—	—	—	—	—
Total	$86,993	$—	$—	$—	$—	$12,590	$—	$99,583
Total
Satisfactory	$1,478,403	$907,049	$551,667	$326,198	$74,014	$45,965	$129,316	$3,512,612
Watchlist	—	7,138	8,245	14,510	24,065	4,006	9,990	67,954
Classified	—	—	27,948	—	—	—	—	27,948
Total	$1,478,403	$914,187	$587,860	$340,708	$98,079	$49,971	$139,306	$3,608,514
Loan modifications extended to borrowers experiencing financial difficulty were immaterial as at April 30, 2026 and October 31, 2025.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
5.
Debt and Deposits

As at April 30, 2026 and October 31, 2025, the Company’s deposits in offices outside Canada included demand deposits of $27,707 and $26,966, respectively, and time deposits of $639,348 and $252,928, respectively.
Subordinated Debt
April 30, 2026	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$75,000	$(1,095)	$73,905
October 31, 2025	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$75,046	$(1,156)	$73,890
On April 30, 2021, the Company issued $75,000 of subordinated notes (the “2021 Notes”). The 2021 Notes mature on May 1, 2031, carry a coupon rate of 5.00% per annum and a fixed effective interest rate of 5.38% until May 1, 2026, at which point the obligation switches to a floating rate based on CORRA (Canadian Overnight Repo Rate Average) derived reference rate plus 3.61% payable in arrears.
The 2021 Notes include non-viability contingent capital (“NVCC”) provisions that require automatic conversion into a specified number of the Company’s common shares upon the occurrence of a trigger event as defined by OSFI. Subsequent to April 30, 2026, the notes become redeemable by the Bank, subject to regulatory approval.
The amortization of the discount and issuance costs on the 2021 Notes included in interest expense for the three‑month and six‑month periods ended April 30, 2026 was $46 and $93, respectively, and for the three‑month and six-month periods ended April 30, 2025 was $44 and $88 respectively.
6.
Shareholders’ Equity

Common shares
For the three‑months and six‑months period ended April 30, 2026, the Company issued 126,250 and 250,162 Common Shares for $1,978 and $3,881 related to stock options that were exercised in the period.
For the three‑months and six‑months period ended April 30, 2026, the Company declared and paid dividends of $590 and $1,178 or $0.02 per common share and $0.04 per common share.
Convertible Preferred Shares in DRTC
Certain members of management hold convertible preferred shares in DRTC. In accordance with the by-laws of DRTC, the convertible preferred shares will convert automatically, upon a change of control event, into an aggregate 28% common share ownership stake in DRTC.
Foreign exchange loss on translation of foreign operations
For the three‑months and six‑months period ended April 30, 2026 the Company had opening balances of $15,767 and $22,230 and for the three-months and six-months period ended April 30, 2025, the Company had opening balances of $35,954 and $26,135, respectively, and closing balances for the period ended April 30, 2026 of $16,528, and closing balances for the period ended April 30, 2025 of $21,031, of foreign exchange losses on translation of foreign operations, included within Accumulated other comprehensive (loss), net of tax, on the Consolidated Balance Sheets.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
7.
Derivatives

The Company uses interest rate swaps and foreign exchange derivatives / non-derivative instruments in connection with its risk management objectives and strategies to hedge the Company’s interest rate and foreign exchange risk. The Company applies hedge accounting where it meets the qualification, documentation and effectiveness requirements stipulated by ASC 815. For example, the Company holds fixed-rate long-term loans / investments and enters into certain pay-fixed, receive-variable-rate interest rate swaps, designated as fair value hedges, to convert the fixed interest payments to variable. In addition, foreign exchange forward contracts / non-functional currency denominated debt instruments, designated as net investment hedges, are used to hedge foreign currency-denominated net investment exposures. This strategy is intended to mitigate translation risk stemming from fluctuations in foreign exchange rates between the Company’s functional currency, CAD, and the foreign currency of its net investment(s), USD, ultimately impacting the Company’s consolidated financial position. From time to time, the Company may execute foreign exchange forward contracts that are economic hedges and are not designated in hedge accounting relationships under ASC 815.
Information pertaining to the Company’s derivative activities is presented in the tables below:
Derivative notional amounts
	April 30, 2026	October 31, 2025
Designated as accounting hedges under ASC 815
Interest rate	$14,144	$14,419
Foreign exchange(a)	138,600	138,600
Non-designated derivatives
Foreign exchange	26,100	26,100
Total	$178,844	$179,119

(a)
Excludes principal amounts of $46,274 and $42,666 of USD-denominated notes (CAD $63,043 and CAD $59,774 equivalent) as at April 30, 2026 and October 31, 2025, respectively, designated as a net investment hedge (see Note 5).

Derivative fair values
The following table presents the fair values of derivative contracts by major product type and hedged risk (designated or economic) on a gross basis, as recorded on the Company’s Consolidated Balance Sheets. Gross fair values exclude the effects of both counterparty netting as well as collateral. The fair value of the Company’s derivative financial instruments at April 30, 2026 and October 31, 2025 was determined using a market-based approach (Level 2).
	April 30, 2026		October 31, 2025
	Other assets	Other liabilities	Other assets	Other liabilities
Designated as accounting hedges under ASC 815
Interest rate	$34	$—	$—	$243
Foreign exchange(a)	3,155	—	—	44
Non-designated derivatives
Foreign exchange	594	—	—	5
Total	$3,783	$—	$—	$292

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

(a)
Excludes the carrying value of $45,598 and $42,035 of USD-denominated notes (CAD $62,123 and CAD $58,889 equivalent) as at April 30, 2026 and October 31, 2025, respectively, designated as a net investment hedge (see Note 5).

Fair value hedges
The following table summarizes the gains (losses) on the Company’s fair value hedges recognized in interest income on the Consolidated Statements of Income:
Gains (losses) on fair value hedges
	For the three months ended April 30,
	2026	2025
	Interest income	Interest income
Gain (loss) on the hedging derivatives
Interest rate	$106	$(40)
Gain (loss) on the hedged item
Interest rate	(124)	31
Total	$(18)	$(9)
	For the six months ended April 30,
	2026	2025
	Interest income	Interest income
Gain (loss) on the hedging derivatives
Interest rate	$280	$(279)
Gain (loss) on the hedged item
Interest rate	(309)	244
Total	$(29)	$(35)
Total interest income on the Consolidated Statements of Income for the three-months ended April 30, 2026 and April 30, 2025 was $60,541 and $50,171, respectively and for the six-months ended April 30, 2026 and April 30, 2025 was $119,492 and $101,889, respectively.
Cumulative fair value hedge basis adjustment
The table below presents the carrying amount of the Company’s hedged assets designated under qualifying fair value hedges as at April 30, 2026 and October 31, 2025, along with the cumulative fair value hedge basis adjustments included in the carrying value of those hedged assets that will reverse through earnings in future periods.
	April 30, 2026	October 31, 2025
Credit assets, net of deferred fees and costs
Carrying amount of hedged assets	$14,320	$14,918
Cumulative basis adjustment increasing (decreasing) the carrying amount	$1,233	$1,357

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Net investment hedges
The Company is exposed to foreign currency risk associated with the net assets of non-CAD functional entities and uses foreign exchange forward contracts and non-CAD denominated debt to mitigate this risk.
Foreign exchange forward contracts
The following table presents the pre-tax impact of derivatives designated as net investment hedges of foreign exchange gains (losses) on translation of foreign operations. Other than amounts excluded from effectiveness testing, there were no other material gains (losses) reclassified from Accumulated other comprehensive income to earnings for the three-months and six-months period ended April 30, 2026 and April 30, 2025.
	For the three months ended April 30,
	2026	2025
Gain/(loss) on derivative recognized in foreign currency derivatives designated to net investment hedging relationships	$(597)	$2,674
	For the six months ended April 30,
	2026	2025
Gain/(loss) on derivative recognized in foreign currency derivatives designated to net investment hedging	$3,960	$(166)
For the three-months and six-months period ended April 30, 2026 and 2025, changes in fair value of derivatives designated to net investment hedging relationships attributable to excluded components recognized in current income were immaterial for disclosure.
Total non-interest income on the Consolidated Statements of Income for the three-months ended April 30, 2026 and April 30, 2025 was $2,835 and $1,986 respectively and for the six-months ended April 30, 2026 and April 30, 2025 was $5,157 and $3,905 respectively.
Non-derivative instruments
The following table presents the pre-tax impact of non-derivative instruments designated as net investment hedges on Foreign exchange gain (loss) on translation of foreign operations.
	For the three months ended April 30,
	2026	2025
Gain/(loss) on USD-denominated fixed-rate debt recognized in Foreign exchange gain (loss) on translation of foreign operations	$(401)	$1,560
	For the six months ended April 30,
	2026	2025
Gain/(loss) on USD-denominated fixed-rate debt recognized in Foreign exchange gain (loss) on translation of foreign operations	$1,250	$622
Derivatives not designated for hedge accounting
The following table presents the pre-tax gains (losses) on derivatives not designated as qualifying hedging instruments and recognized in the General and administrative line item within non-interest expense.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
	For the three months ended April 30,
	2026	2025
Gain/(loss) on derivative recognized in non-interest expense	$(286)	$101
	For the six months ended April 30,
	2026	2025
Gain/(loss) on derivative recognized in non-interest expense	$577	$27

8.
Income Taxes

Income tax provision for the three-month period ended April 30, 2026 was $2,085 (April 30, 2025 — $2,177) and six-month period ended April 30, 2026 was $5,065 (April 30, 2025 — $4,199). The Company’s statutory Canadian combined integrated federal and provincial income tax rate is 26.5% for 2026 and 2025. The Company’s effective rate reflects the statutory rate adjusted for certain items not being taxable or deductible for income tax purposes.
9.
Related Party Transactions

The Company’s related parties include members of the Board of Directors and Senior Executive Officers represented as key management personnel and significant minority shareholders. As at April 30, 2026, amounts due from these related parties totaled $1,980 (October 31, 2025 — $1,430) and an amount due from a corporation controlled by key management personnel totaled $2,640 (October 31, 2025 — $2,570). The interest rates charged on loans and advances to related parties are based on mutually agreed-upon terms. Interest income earned on the above loans for the three-months ended April 30, 2026, was $34 (April 30, 2025 — $27) and for the six-months ended April 30, 2026, was $70 (April 30, 2025 — $56). As at April 30, 2026, there were no provisions for credit losses associated with loans issued to key management personnel (October 31, 2025 — $nil), and all loans issued to key management personnel were current.
On June 23, 2026, the Company provided a $14,084 variable rate loan to a borrower owned by a group of the Company’s significant minority shareholders to fund the acquisition of residential development land. The loan is collateralized by the acquired land and matures on July 1, 2027. The loan was made at market terms consistent with an unrelated third-party loan with similar collateral and terms.
10.
Commitments and Contingencies

(a)
Financial instruments with off-balance-sheet risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the Consolidated Balance Sheets when they become payable. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets. The contractual, or notional, amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
The contract amounts of the Company’s unused credit commitments are as follows:
	April 30, 2026	October 31, 2025
Loan commitments	$417,715	$420,432
Standby letters of credit	31,955	33,441
	$449,670	$453,873

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Such commitments are normally based on the full amount of collateral in a customer’s investment account. The majority of such lines of credit have historically not been drawn upon.
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary. The Company reduces any potential liability on its standby letters of credit based upon its estimate of the proceeds obtainable upon the liquidation of the collateral held. Fair values of unrecognized financial instruments, including commitments to extend credit and the fair value of letters of credit, are considered immaterial.
In the ordinary course of business, assets are pledged against the off-balance sheet letters of credit and against outstanding derivatives in the amount of $8,278 and $14,918 as at April 30, 2026 and October 31, 2025, respectively.
(b)
Concentration of Credit Risks

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. CECL accounting guidance requires the establishment of an allowance for loss on such unfunded instruments. To establish that allowance, the Company generally utilizes the same methodologies as it does to establish allowances on outstanding loans, adjusted for estimated usage as appropriate. Refer to the ‘Credit assets and Allowance for Credit Loss’ for the Company’s credit loss methodology. The allowance for credit loss on these unfunded instruments is immaterial.
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash investments including due from banks, interest-bearing deposits with banks, government securities, and credit assets.
11.
Fair Value of Financial Instruments

ASC 825, Financial Instruments, requires disclosure of the estimated fair value of an entity’s assets and liabilities considered to be financial instruments. For the Company, as for most financial institutions, the majority of its assets and liabilities are considered to be financial instruments. However, many such instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Also, it is the Company’s general practice and intent to hold its financial instruments to maturity whether or not categorized as “available-for-sale” and not to engage in trading or sales. For fair value disclosure purposes, the Company utilized the fair value measurement criteria of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).
Accounting guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Level 1:   Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2:   Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3:   Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
There were no transfers between levels for fair value disclosure purposes during the six-months period ended April 30, 2026.
The Company utilized certain value measurement criteria required under the ASC 820, as discussed below.
Estimated fair values have been determined by the Company using the best available data and an estimation methodology it believes to be suitable for each category of financial instruments. Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.
Assets and Liabilities Measured at fair value on a Recurring Basis
Assets measured at fair value on a recurring basis are limited to the Company’s available-for-sale securities portfolio, its investment in Stablecorp prior to being sold, and derivative contracts.
The available-for-sale portfolio is carried at estimated fair value with any unrealized gains and losses, net of taxes, reported as accumulated other comprehensive income or loss in shareholders’ equity. The combined carrying value and accrued interest approximates fair value.
The estimated fair value of the Stablecorp investment is classified as Level 3 in the fair value hierarchy as the determination of fair value did not use inputs that were based on observable market data given that the entity is privately-held.
The Company holds over the counter (“OTC”) derivative instruments, including foreign exchange forwards and interest rate swaps, which are valued using observable market inputs and standard valuation techniques. The Company’s derivative instruments are classified as Level 2 within the fair value hierarchy.
The foreign exchange forwards are valued using an income approach that relies on observable market forward exchange rates for the underlying currency pairs. The fair value is calculated as the difference between the forward market rate and the contractual rate, multiplied by the notional amount and discounted using relevant interest rate curves.
The interest rate swaps are valued using a discounted cash flow methodology. This approach incorporates observable inputs, including the contractual terms of the swap and the prevailing market interest rate curves. The resulting future cash flows are discounted to their present value using current interest rate benchmark rates (i.e., Canadian Overnight Repo Rate Average (“CORRA”)).
All derivative transactions are executed under International Swaps and Derivatives Association (“ISDA”) agreements or similar industry-standard contracts.
Fair value measurements consider credit risk factors, including both counterparty credit risk and the Company’s own non-performance risk. The Company actively manages credit risk associated with these

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
instruments by transacting only with counterparties that have investment-grade credit ratings and by continuously monitoring the financial condition of its counterparties.
Assets and liabilities measured at fair value on a recurring basis are summarized below:
April 30, 2026	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$1,540	$1,540	$—	$—	$1,540
U.S. Treasury securities	70,647	70,647	—	—	70,647
Derivative assets	3,783	—	3,783	—	3,783
October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$1,586	$1,586	$—	$—	$1,586
U.S. Treasury securities	53,055	53,055	—	—	53,055
Stablecorp investment	680	—	—	680	680
Derivative liabilities	297	—	297	—	297
Assets and Liabilities Not Measured at Fair Value on a Recurring Basis
The fair value amounts have been determined using the following valuation methods and assumptions:
•
The estimated fair values of cash and cash equivalents are assumed to approximate their carrying values.

•
The fair value of held-to-maturity securities are based on quoted market prices.

•
The fair value of credit assets is based on net discounted cash flows using market interest rates and applicable credit spreads for borrowers.

•
The fair value of other financial assets is approximately equal to their carrying value due primarily to the short-term nature of the instruments.

•
The fair value of deposits are determined based on discounted cash flows using market interest rates.

•
The fair value of other financial liabilities are approximately equal to their carrying value due to the short-term nature of the instruments except for lease obligations. However, the fair value of the Company’s lease obligations are approximately equal to their carrying value given that there has been minimal movement in the market interest rates associated with these leases.

•
The fair value of subordinated notes payable are determined based on discounted cash flows using current market interest rates.

Carrying amount and estimated fair values of financial instruments not carried at fair value are as follows:

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
April 30, 2026	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$346,080	$346,080	$—	$—	$346,080
Interest-bearing deposits in other banks	70,950	70,950	—	—	70,950
Securities held-to-maturity	132,634	—	129,026	—	129,026
Credit assets, net	4,035,648	—	—	4,045,762	4,045,762
Financial Liabilities
Non-interest-bearing deposits	$773	$—	$—	$773	$773
Time deposits	3,416,362	—	—	3,416,362	3,416,362
Demand deposits	629,521	—	—	629,521	629,521
Subordinated notes payables	73,905	—	71,250	—	71,250
Cash reserves on credit assets	182,877	—	—	182,877	182,877
Other liabilities	18,131	—	—	18,131	18,131
October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$375,569	$375,569	$—	$—	$375,569
Interest-bearing deposits in other banks	39,656	39,656	—	—	39,656
Securities held-to-maturity	99,583	—	96,722	—	96,722
Credit assets, net	3,519,007	—	—	3,503,401	3,503,401
Financial Liabilities
Non-interest-bearing deposits	$1,476	$—	$—	$1,476	$1,476
Time deposits	2,861,170	—	—	2,861,170	2,861,170
Demand deposits	601,437	—	—	601,437	601,437
Subordinated notes payables	73,890	—	71,293	—	71,293
Cash reserves on credit assets	207,477	—	—	207,477	207,477
Other liabilities	16,360	—	—	16,360	16,360

12.
Regulatory Matters

(a)
Overview

Canada
The Company manages its capital in the VersaBank entity in accordance with guidelines established by OSFI. The regulatory capital guidelines measure capital in relation to credit, market, and operational risks. The impact of the level of capital held on shareholders’ return on equity is an important consideration and the Company recognizes the need to maintain a balance between the higher returns that may be possible with greater leverage and the advantages and security that may be afforded by a more robust capital position. OSFI sets and monitors capital requirements for the Company. Capital is managed in accordance with policies and plans that are regularly reviewed and approved by the Board of Directors and that take into account, amongst other items, forecasted business plans and capital requirements and current and anticipated financial market conditions.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Failure by the Company to meet minimum capital requirements set by OSFI could result in certain mandatory and/or discretionary disciplinary actions by their regulators that could have a material adverse effect on the Company’s business and consolidated financial position.
In complying with the requirements set out by OSFI, the goal is to maintain adequate regulatory capital for the Company to be considered well capitalized, protect deposits and provide capacity to support organic growth as well as to capitalize on strategic opportunities that do not otherwise require accessing the public capital markets, all the while providing a satisfactory return to shareholders. The Company’s regulatory capital is composed of share capital, retained earnings and unrealized gains and losses on fair value through other comprehensive income securities (Common Equity Tier 1 capital), preferred shares (Additional Tier 1 capital) and subordinated notes (Tier 2 capital). The Company monitors its capital adequacy and related capital ratios on a daily basis and has Board approved and monitored policies setting internal targets and thresholds for its capital ratios. These capital ratios consist of the leverage ratio and risk-based capital ratios.
The Company makes use of the Standardized Approach for credit risk as prescribed by OSFI, and therefore, may include eligible expected credit loss (“ECL”) allowance amounts in its Tier 2 capital, up to a maximum of 1.25% of its credit risk-weighted assets calculated under the Standardized Approach. Although the Company’s consolidated financial statements are prepared in conformity with US GAAP, OSFI’s capital requirements are based on International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). Certain regulatory capital components, including the treatment of ECL allowances, are determined using measures based on IFRS Accounting Standards for regulatory reporting purposes.
(b)
Risk-based capital ratios

The Basel Committee on Banking Supervision has published the Basel III rules on capital adequacy and liquidity (“Basel III”). OSFI requires that all Canadian banks must comply with the Basel III standards on an “all-in” basis for the purpose of determining their risk-based capital ratios. Required minimum regulatory capital ratios are a 7.0% Common Equity Tier 1 capital ratio (“CET1”), an 8.5% Tier 1 capital ratio and a 10.5% Total capital ratio, all of which include a 2.50% capital conservation buffer.
OSFI also requires banks to measure capital adequacy in accordance with guidelines for determining risk adjusted capital and risk-weighted assets including off-balance sheet credit instruments as specified in the Basel III regulations. Based on the deemed credit risk for each type of asset, both on and off-balance sheet assets of the Company are assigned a weighting ranging from 0% to 400% to determine the Company’s risk weighted equivalent assets and its risk-based capital ratios.
The Company’s risk-based capital ratios are calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
	April 30, 2026	October 31, 2025
Common equity Tier 1 (CET1) capital
Directly issued qualifying common share capital	$331,264	$325,910
Contributed surplus	980	2,473
Retained earnings	220,721	203,728
Accumulated other comprehensive income	(727)	562
CET1 before regulatory adjustments	552,238	532,673
Regulatory adjustments applied to CET1	(24,480)	(23,023)
Common Equity Tier 1 capital	$527,758	$509,650
Additional Tier 1 capital
Directly issued qualifying Additional Tier 1 instruments	—	—
Total Tier 1 capital	$527,758	$509,650
Tier 2 Capital
Directly issued Tier 2 capital instruments	102,180	105,135
Tier 2 capital before regulatory adjustments	102,180	105,135
Eligible stage 1 and stage 2 allowance	1,685	5,105
Total Tier 2 capital	$103,865	$110,240
Total regulatory capital	$631,623	$619,890
Total risk-weighted assets	$4,285,370	$3,943,657
Capital ratios
CET1 capital ratio	12.32%	12.92%
Tier 1 capital ratio	12.32%	12.92%
Total capital ratio	14.74%	15.72%
As at April 30, 2026 and October 31, 2025, the Company was in compliance with all minimum capital ratios prescribed by OSFI.
(c)   Leverage ratio
The leverage ratio, which is prescribed under the Basel III Accord, is a supplementary measure to the risk-based capital requirements and is defined as the ratio of Tier 1 capital to the Company’s total exposures. The Basel III minimum leverage ratio is 3.0%. The Company’s leverage ratio is calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):
	April 30, 2026	October 31, 2025
On-balance sheet assets
Asset amounts adjusted in determining the Basel III	$6,440,700	$5,808,475
Tier 1 capital	(24,480)	(23,023)
Total on-balance sheet exposure	$6,416,220	$5,785,452
Replacement cost associated with all derivative transactions	$7,216	—
Add-on amounts for PFE associated with all derivative transactions	4,032	$3,975
Total derivative exposures	$11,248	$3,975
Total off-balance sheet exposure at gross notional amount	$612,630	$635,854
Adjustments for conversion to credit equivalent amount	(392,992)	(410,571)

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
	April 30, 2026	October 31, 2025
Total off-balance sheet exposures	$219,638	$225,283
Tier 1 capital	527,758	509,650
Total exposures	$6,647,106	$6,014,710
Leverage ratio	7.94%	8.47%
As at April 30, 2026 and October 31, 2025, the Company was in compliance with the leverage ratio prescribed by OSFI.
United States of America
In the United States of America, VersaBank USA is subject to various regulatory capital requirements administrated by the U.S. Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on VersaBank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VersaBank USA must meet specific capital guidelines that involve quantitative measures of VersaBank USA’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. VersaBank USA’s capital amounts and prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. VersaBank USA is subject to laws and regulations that limit the amount of dividends VersaBank USA can pay to VersaBank.
The figures on the table below are calculated according to U.S. Basel III as at March 31, 2026 and September 30, 2025, the most recent OCC submission as at April 30, 2026 and October 31, 2025 respectively. VersaBank’s USA’s actual capital amounts and ratios are presented as follows:
	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Regulations
At March 31, 2026	Amount	Ratio	Amount	Ratio	Amount	Ratio
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)	$754,359	24.51%	$30,174	4.00%	$37,718	5.00%
Tier 1 common equity (to risk-weighted assets)	184,869	35.90%	23,173	4.50%	33,473	6.50%
Tier 1 capital (to risk-weighted assets)	184,869	35.90%	30,898	6.00%	41,197	8.00%
Total capital (to risk-weighted assets)	185,057	35.94%	41,197	8.00%	51,497	10.00%
At September 30, 2025
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)	$268,745	67.21%	$10,750	4.00%	$13,437	5.00%
Tier 1 common equity (to risk-weighted assets)	180,629	103.26%	7,871	4.50%	11,370	6.50%
Tier 1 capital (to risk-weighted assets)	180,629	103.26%	10,495	6.00%	13,993	8.00%
Total capital (to risk-weighted assets)	180,905	103.42%	13,993	8.00%	17,492	10.00%
As at March 31, 2026 and September 30, 2025, VersaBank USA was in compliance with the leverage ratio prescribed by Federal banking agencies.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
13.
Operating Segments

The Company’s management reporting is organized into four reportable operating segments: Digital Banking Canada, Digital Banking USA, Digital Meteor, and DRTC. Reportable segments are based on the management reporting process and how the chief operating decision maker (“CODM”) regularly reviews results of the Company, which is based on geographic areas, with respect to Digital Banking, and customer base, with respect to Digital Meteor and DRTC. The President is the CODM and reviews actual and budgeted operating segment net income (after tax) when assessing performance and deciding how to allocate resources.
Reportable segments
Digital Banking Canada — The Company employs a business-to-business model using its proprietary financial technology to address underserved segments in the Canadian banking market. The Company obtains its deposits and invests in the vast majority of its credit assets electronically via its deposit and lending solutions for financial intermediaries.
Digital Banking USA — The Company has adopted a business-to-business model, leveraging its proprietary financial technology to address underserved segments of the US banking market, through its wholly owned subsidiary, VersaBank USA. VersaBank USA raises deposits and delivers the majority of its credit assets electronically through its deposit and lending solutions tailored for financial intermediaries.
DRTC — Leveraging its internally-developed IT security software and capabilities, the Company established a wholly owned subsidiary, DRTC, to pursue significant large-market opportunities in cybersecurity and to develop solutions to address the rapidly-growing volume of cyber threats challenging financial institutions, multi-national corporations, and government entities.
Digital Meteor — Through its wholly owned subsidiary, DRTC, the Company owns proprietary intellectual property and technology to enable the next generation of digital assets by the banking and financial community, including the Company’s Real Bank Tokenized Deposits™ (“RBTD™”) (previously known as Real Bank Deposit Tokens (“RBDT”) and Digital Deposit Receipt (“DDR”)) technology. Digital Meteor operates as a business segment within DRTC.
Basis of presentation
The basis for the determination of the reportable segments is a function primarily of the systematic, consistent process employed by the Company’s CODM in reviewing and interpreting the operations and performance of each segment. The net income (after tax) derived for each reportable segment is dependent upon revenue and cost allocations using an activity-based model and other methodologies and assumptions management believes are appropriate to reflect the results of the business. Non-interest expenses contain both direct expenses and certain expenses not directly attributable to a specific business segment, including certain indirect overhead expenses or centralized/shared functions, which are allocated based on methodologies that reflect utilization.
Segmented information
As at and for the three months ended April 30, 2026	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$49,378	$11,163	$—	$—	$—	$60,541
Interest expense	29,289	5,392	—	—	—	34,681
Net interest income	$20,089	$5,771	$—	$—	$—	$25,860
Non-interest income(a)	411	—	733	1,941	(250)	2,835
Total income	$20,500	$5,771	$733	$1,941	$(250)	$28,695

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
As at and for the three months ended April 30, 2026	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Provision for (recovery of) credit losses	382	(49)	—	—	—	333
Non-interest expenses:
Salaries and employee benefits	5,350	1,510	125	1,180	—	8,165
Depreciation and amortization	360	89	95	182	—	726
Other segment items(b)	10,360	556	163	1,052	(250)	11,881
Income (loss) before income taxes	$4,048	$3,665	$350	$(473)	$—	$7,590
Income tax provision	1,054	1,048	97	(114)	—	2,085
Net income (loss)	$2,994	$2,617	$253	$(359)	$—	$5,505
Total assets	$3,823,361	$895,645	$9,191	$10,378	$(14,985)	$4,723,590
Total liabilities	$3,615,184	$705,582	$311	$20,856	$(20,252)	$4,321,681

(a)
Included within this row are amounts to eliminate $250 of intersegment revenues earned by DRTC from Digital Banking Canada.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overheads that have been allocated to the respective reportable segments.

(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

As at and for the three months ended April 30, 2025	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$47,899	$2,272	$—	$—	$—	$50,171
Interest expense	29,853	506	—	—	—	30,359
Net interest income	$18,046	$1,766	$—	$—	$—	$19,812
Non-interest income(a)	9	—	674	1,552	(249)	1,986
Total income	$18,055	$1,766	$674	$1,552	$(249)	$21,798
Provision for (recovery of) credit losses	516	(44)	—	—	—	472
Non-interest expenses:
Salaries and employee benefits	4,128	1,030	178	1,130	—	6,466
Depreciation and amortization	408	46	141	119	—	714
Other segment items(b)	3,968	601	463	967	(249)	5,750
Income (loss) before income taxes	$9,035	$133	$(108)	$(664)	$—	$8,396
Income tax provision	2,349	37	1	(210)	—	2,177
Net income (loss)	$6,686	$96	$(109)	$(454)	$—	$6,219
Total assets	$3,440,800	$207,529	$9,296	$17,078	$(25,601)	$3,649,102
Total liabilities	$3,168,946	$104,630	$6,567	$20,947	$(32,415)	$3,268,675

(a)
Included within this row are amounts to eliminate $249 of intersegment revenues earned by DRTC from Digital Banking Canada.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overhead that have been allocated to the respective reportable segments.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

As at and for the six months ended April 30, 2026	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$99,198	$20,294	$—	$—	$—	$119,492
Interest expense	59,286	9,635	—	—	—	68,921
Net interest income	$39,912	$10,659	$—	$—	$—	$50,571
Non-interest income(a)	477	—	1,235	3,945	(500)	5,157
Total income	$40,389	$10,659	$1,235	$3,945	$(500)	$55,728
Provision for (recovery of) credit losses	901	(36)	—	—	—	865
Non-interest expenses:
Salaries and employee benefits	10,191	2,760	274	2,464	—	15,689
Depreciation and amortization	637	122	188	312	—	1,259
Other segment items(b)	16,139	1,286	249	2,217	(500)	19,391
Income (loss) before income taxes	$12,521	$6,527	$524	$(1,048)	$—	$18,524
Income tax provision	3,330	1,870	142	(277)	—	5,065
Net income (loss)	$9,191	$4,657	$382	$(771)	$—	$13,459
Total assets	$3,823,361	$895,645	$9,191	$10,378	$(14,985)	$4,723,590
Total liabilities	$3,615,184	$705,582	$311	$20,856	$(20,252)	$4,321,681

(a)
Included within this row are amounts to eliminate $500 of intersegment revenues earned by DRTC from Digital Banking Canada.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overheads that have been allocated to the respective reportable segments.

(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

VersaBank
Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
As at and for the six months ended April 30, 2025	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$97,707	$4,182	$—	$—	$—	$101,889
Interest expense	62,908	981	—	—	—	63,889
Net interest income	$34,799	$3,201	$—	$—	$—	$38,000
Non-interest income(a)	12	—	1,138	3,254	(499)	3,905
Total income	$34,811	$3,201	$1,138	$3,254	$(499)	$41,905
Provision for (recovery of) credit losses	1,278	(53)	—	—	—	1,225
Non-interest expenses:
Salaries and employee benefits	7,897	1,848	331	2,498	—	12,574
Depreciation and amortization	663	46	228	241	—	1,178
Other segment items(b)	7,720	1,097	661	1,833	(499)	10,812
Income (loss) before income taxes	$17,253	$263	$(82)	$(1,318)	$—	$16,116
Income tax provision	4,471	92	1	(365)	—	4,199
Net income (loss)	$12,782	$171	$(83)	$(953)	$—	$11,917
Total assets	$3,440,800	$207,529	$9,296	$17,078	$(25,601)	$3,649,102
Total liabilities	$3,168,946	$104,630	$6,567	$20,947	$(32,415)	$3,268,675

(a)
Included within this row are amounts to eliminate $499 of intersegment revenues earned by DRTC from Digital Banking Canada.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overhead that have been allocated to the respective reportable segments.

(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

14.
Subsequent Events

On January 7, 2026, the Company entered into a Purchase and Assumption Agreement with Stearns Bank National Association. Under the Agreement, the Company agreed to sell certain assets associated with the Company’s branch located at 580 Main Street, Holdingford, Minnesota, with Stearns Bank National Association agreeing to assume certain deposit liabilities related to that location. The transaction closed on May 1, 2026. The transaction had an immaterial impact on the Company’s Consolidated Financial Statements.

Report of independent registered public accounting firm
To the Shareholders and the Board of Directors of
VersaBank
Opinion on the consolidated financial statements
We have audited the accompanying consolidated balance sheets of VersaBank [the “Bank”] as of October 31, 2025 and 2024 the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the year in the period ended October 31, 2025 and 2024, and the related notes [collectively referred to as the “consolidated financial statements”]. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Bank at October 31, 2025 and 2024, and the results of its operations and its cash flows in the period ended October 31, 2025 and 2024, in conformity with U.S. generally accepted accounting principles.
Basis for opinion
These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on the Bank’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) [“PCAOB”] and are required to be independent with respect to the Bank in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants
We have served as the Bank’s auditor since 2023.
London, Canada
April 2, 2026

VersaBank
Consolidated Balance Sheets
(Expressed in Thousands of US Dollars, Except for Share Amounts)
	As at October 31,
	2025	2024
Assets
Cash and cash equivalents
Cash and due from banks	$375,569	$147,790
Interest-bearing deposits in other banks	39,656	13,852
Total cash and cash equivalents	$415,225	$161,642
Investment securities available-for-sale	$54,641	$212,065
Investment securities held-to-maturity (estimated fair value $96,722 and $8,988)	99,583	12,657
Credit assets, net of deferred fees and costs	3,525,409	3,033,249
Allowance for credit losses	(6,402)	(3,288)
Credit assets, net of allowance for credit losses	$3,519,007	$3,029,961
Premises and equipment, net	$17,160	$17,142
Goodwill	8,204	8,225
Intangible assets, net	9,811	10,516
Other assets	19,841	17,381
Total assets	$4,143,472	$3,469,589
Liabilities
Deposits:
Non-interest-bearing	$1,476	$2,015
Interest-bearing	3,462,607	2,967,166
Total deposits	$3,464,083	$2,969,181
Subordinated notes payable	73,890	73,556
Cash reserves on credit assets	207,477	122,860
Other liabilities	19,809	19,298
Total liabilities	$3,765,259	$3,184,895
Commitments and contingent liabilities (Note 15)
Shareholders’ equity
Common shares, no par value: unlimited common shares authorized; issued and outstanding 31,945,535 at October 31, 2025 and 26,002,577 at October 31, 2024	$259,429	$183,467
Additional paid-in capital	1,889	1,898
Retained earnings	145,808	129,921
Accumulated other comprehensive (loss), net of tax	(28,913)	(30,592)
Total shareholders’ equity	$378,213	$284,694
Total liabilities and shareholders’ equity	$4,143,472	$3,469,589
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Income
(Expressed in Thousands of US Dollars, Except for Per Share Amounts)
	For the years ended October 31,
	2025	2024
Interest income:
Credit assets	$194,880	$194,393
Investment securities:
Taxable interest	5,324	2,296
Other	11,558	13,932
Total interest income	$211,762	$210,621
Interest expense:
Deposits	$124,229	$130,085
Subordinated notes	3,929	4,166
Other	421	488
Total interest expense	$128,579	$134,739
Net interest income	$83,183	$75,882
Provision for credit losses	3,446	85
Net interest income after provision for credit losses	$79,737	$75,797
Non-interest income
Other income	$8,180	$8,550
Total non-interest income	$8,180	$8,550
Non-interest expense:
Salaries and employee benefits	$27,171	$24,304
General and administrative	24,092	14,700
Premises and equipment	5,026	3,564
Other non-interest expense	2,602	2,476
Total non-interest expense	$58,891	$45,044
Income before income tax expense	$29,026	$39,303
Income tax expense	$8,853	$12,104
Net income	$20,173	$27,199
Basic earnings per share	$0.64	$0.99
Diluted earnings per share	$0.64	$0.99
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Comprehensive Income
(Expressed in Thousands of US Dollars)
	For the years ended October 31,
	2025	2024
Net income	$20,173	$27,199
Other comprehensive income, before tax:
Foreign currency derivatives designated to net investment hedging relationships	(3,016)	(2,465)
Foreign exchange gain on translation of foreign operations	3,891	4,798
Unrealized gains on securities available-for-sale	5	14
Other comprehensive income, before tax	$880	$2,347
Income tax benefit related to items of other comprehensive income	(799)	(653)
Total other comprehensive income, net of tax	$1,679	$3,000
Total comprehensive income for the year, net of tax	$21,852	$30,199
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Changes in Equity
(Expressed in Thousands of US Dollars)
	Common shares outstanding	Common stock	Preferred shares outstanding	Preferred shares	Additional paid-in capital	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ equity
As at October 31, 2023	25,964,424	$182,898	1,461,460	$13,242	$1,919	$106,068	$(33,592)	$270,535
Net income	—	—	—	—	—	27,199	—	27,199
Other comprehensive income (loss), net	—	—	—	—	—	—	3,000	3,000
Stock-based compensation	—	—	—	—	121	—	—	121
Options exercised during the year	38,153	569	—	—	—	—	—	569
Dividends paid on common and preferred shares	—	—	—	—	—	(2,637)	—	(2,637)
Transfer of transaction costs on redemption of Series 1, preferred shares	—	—	—	709	—	(709)	—	—
Redemption of preferred shares	—	—	(1,461,460)	(13,951)	—	—	—	(13,951)
Other	—	—	—	—	(142)	—	—	(142)
As at October 31, 2024	26,002,577	$183,467	—	$—	$1,898	$129,921	$(30,592)	$284,694
Net income	—	$—	—	$—	$—	$20,173	$—	$20,173
Other comprehensive income (loss), net	—	—	—	—	—		1,679	1,679
Issued during the year	6,509,434	80,320	—	—	—		—	80,320
Stock-based compensation	—	—	—	—	43	—	—	43
Options exercised during the year	6,775	90	—	—	—	—	—	90
Purchased and cancelled during the year	(573,251)	(4,448)	—	—	—	(2,167)	—	(6,615)
Dividends paid on common and preferred shares	—	—	—	—	—	(2,303)	—	(2,303)
Other	—	—	—	—	(52)	184	—	132
As at October 31, 2025	31,945,535	$259,429	—	$—	$1,889	$145,808	$(28,913)	$378,213
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Consolidated Statements of Cash Flows
(Expressed in Thousands of US Dollars)
	For the years ended October 31,
	2025	2024
Cash flows from operating activities:
Net income	$20,173	$27,199
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	3,446	85
Stock-based compensation	58	256
Deferred income taxes (benefit)	(502)	2,323
Depreciation and amortization	2,098	1,261
Accretion of discount on securities	(107)	(274)
Foreign exchange rate change on assets and liabilities	(1,094)	(1,146)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Decrease (increase) in accrued interest receivable	1,581	(1,401)
Increase (decrease) in other assets and liabilities	9,866	(3,553)
Net cash provided by operating activities	$35,519	$24,750
Cash flows from investing activities:
Acquisition of VersaBank USA, net of cash acquired	$—	$(8,981)
Purchase of equity investments	(215)	(2,727)
Maturities and sales of investment securities available-for-sale	1,466,946	1,165,948
Principal payments received from investment securities held-to-maturity	2,285	—
Purchase of securities available-for-sale	(1,312,308)	(1,253,263)
Purchase of securities held-to-maturity	(90,457)	—
Net (increase) decrease in credit assets	(425,503)	(212,261)
Foreign exchange swap settlement	(3,794)	(2,625)
Purchase of property and equipment	(1,525)	(14,547)
Net cash (used in) investing activities	$(364,571)	$(328,456)
Cash flows from financing activities:
Issuance of common shares	$78,780	$439
Purchase and cancellation of common shares	(6,615)	—
Net increase (decrease) in deposits	513,343	386,116
Redemption of subordinated notes payable	—	(3,600)
Redemption of preferred shares	—	(10,488)
Dividends paid	$(2,303)	$(2,637)
Net cash provided by financing activities	583,205	369,830
Effect of exchange rate changes on cash, cash equivalents	$(570)	$222
Cash, cash equivalents:
Net change during the period	253,583	66,346
Balance, beginning of period	161,642	95,296
Balance, end of period	$415,225	$161,642
Supplemental Information
Interest paid	$(133,180)	$(123,670)
Income taxes paid, net	(10,305)	(14,490)
The accompanying notes are an integral part of these consolidated financial statements.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
1.
Reporting Entity:

VersaBank, a Canadian bank (the “Company”), operates as a Schedule I bank under the Bank Act (Canada) and is regulated by the Office of the Superintendent of Financial Institutions Canada (“OSFI”). VersaBank USA, National Association (“VersaBank USA”) operates as a chartered bank in the United States and is regulated by the Office of the Comptroller of the Currency (“OCC”). Together, the Company primarily provides commercial lending and banking services to select niche markets in Canada and the United States as well as cybersecurity services through the operations of its wholly owned subsidiary DRT Cyber Inc., (“DRTC”).
The Company’s primary lending products include its Structured Receivable Program (“SRP”) and Commercial Real Estate portfolios. The Company’s primary deposit products are demand and term deposit accounts, all of which, subject to respective government limits, are eligible for insurance by the Canada Deposit Insurance Corporation (“CDIC”) or the Federal Deposit Insurance Corporation (“FDIC”). In addition to traditional commercial banking products, the Company offers IT security assurance services, supervisory control and data acquisition system assessments, as well as information technology (“IT”) security training.
The Company is subject to the regulations of certain state, provincial, and federal agencies and, accordingly, is periodically examined by those regulatory authorities. The Company’s business is affected by state, provincial, and federal legislation and regulations.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accounting and reporting policies of the Company conform to generally accepted accounting principles in the United States of America (“GAAP”), and predominant practices within the banking industry. References to GAAP, including standards issued by the Financial Accounting Standards Board (“FASB”), are made according to sections of the Accounting Standards Codification (“ASC”). The Consolidated Financial Statements include the accounts of the Company and the Company’s subsidiaries.
The Company currently holds 100% of the common shares of DRTC, VersaHoldings US Corp. and VersaJet Inc. DRTC holds 100% of the common shares of Digital Boundary Group Canada Inc. and Digital Boundary Group Inc. (“Digital Boundary Group” or “DBG”). VersaHoldings US Corp. holds 100% of the common shares of VersaFinance US Corp and 100% of the common shares of VersaBank USA (formerly Stearns Bank Holdingford N.A.).   All intercompany accounts, balances, and transactions have been eliminated.
The preparation of the Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting periods. Areas where judgment was applied include assessing credit risk on financial assets and in the selection of relevant forward-looking information. Estimates are applied in the determination of the allowance for expected credit losses on financial assets, fair value of stock options granted and derivative instruments, impairment tests applied to intangible assets and goodwill, and measurement of deferred income taxes.
Cash and Cash Equivalents
Cash and cash equivalents are composed of deposits with regulated financial institutions. The Company does not believe these instruments carry a significant risk of loss but cannot provide assurances that no losses could occur if these institutions were to become insolvent. As at October 31, 2025 and October 31, 2024 there was no restricted cash.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Investment Securities
Equity securities include an investment in Canada Stablecorp Inc. (“Stablecorp”) initially and subsequently measured at fair value and is included in Other assets on the Consolidated Balance Sheets. Subsequent to year-end, the Company sold its investment in Stablecorp for proceeds equal to the net carrying amount of the investment. The Company also has an investment in the Federal Reserve Bank of Minneapolis, the fair value of which is not readily determinable; this investment is carried at cost, is restricted as to redemption and is evaluated for impairment at each reporting period.
Debt securities are classified as held-to-maturity when management has the positive intent and ability to hold them to maturity. Accrued interest receivable on held-to-maturity securities measured at amortized cost is reported separately from the amortized cost basis of the securities and is included in Other Assets on the Consolidated Balance Sheets. The Company recognizes an allowance for credit losses on held-to-maturity debt securities, which is presented as a reduction to the amortized cost basis. The expected credit loss methodology is further described under ‘Credit Assets, Net of Allowance for Credit Loss’.
Available-for-sale securities are measured on the Consolidated Balance Sheets at fair value. Net unrealized gains and losses for such securities, net of tax, are reported in other comprehensive income (“OCI”) within equity and excluded from net income. Available-for-sale securities with unrealized losses are evaluated quarterly to determine whether any portion of the decline is attributable to expected credit losses versus non-credit factors. Credit impairment is assessed based on various factors, including changes in credit ratings or other indicators of the issuer’s credit deterioration, adverse economic conditions, and other relevant information at the individual security level such as the presence of explicit or implicit government guarantees, and the quality of any underlying collateral. If a security’s fair value is less than its amortized cost and the Company either intends to sell or more likely than not will be required to sell the security before recovery of its amortized cost basis, the security is written down to fair value through earnings. If the Company does not intend to sell and it is not more likely than not that it will be required to sell the security, only the credit-related portion of the impairment is recognized in earnings through an allowance for credit losses, limited to the difference between amortized cost and fair value. Non-credit related losses are recognized in OCI. Subsequent improvements in credit quality may result in the reversal of previously recorded credit loss allowances. The Company does not engage in securities trading. Gains or losses on disposition of investment securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method, which are recognized in Other income in the Consolidated Statements of Income.
Credit Assets, Net of Allowance for Credit Loss
Credit assets that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are measured at amortized cost, adjusted for accrued interest using the effective interest rate method, collection of cash, foreign exchange gains or losses, and an allowance for credit losses (“ACL”). Credit asset origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the interest method without anticipating prepayments.
Interest income on credit assets is accrued and credited to income based upon the principal amounts outstanding. Interest earned on credit assets during the period is recorded in Interest income — Credit assets, in the Consolidated Statements of Income. The Company considers a credit asset to be past due when any principal or interest payment has not been received in accordance with the contractual terms of the loan agreement. The determination of the number of days past due is based on the number of days since the earliest missed contractual payment. For example, a credit asset with payments due monthly is considered 1 – 30 days past due after one scheduled payment is missed, 31 – 60 days past due after two scheduled payments are missed, and so forth. Unearned income, deferred loan fees and costs, and discounts and premiums are amortized to interest income over the contractual life of the credit asset using the interest method.   Credit assets are typically placed into non-accrual status and interest income recognition is

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
discontinued if it is probable that the Company will be unable to collect the full payment of principal and interest when due according to the contractual terms of the credit asset agreement, or the credit asset is past due for a period of 90 days or more, unless the obligation is fully secured and is in the process of collection.
The Company has elected not to measure an allowance for credit losses on accrued interest receivable. Instead, accrued interest is written off no later than 120 days past due by reversing interest income when credit assets are placed into non-accrual status or when collection of interest is otherwise not expected. For held-to-maturity debt securities, accrued interest is written off at the time the issuer is placed into non-accrual or when collection is otherwise not expected. Interest payments received on such credit assets are applied as a reduction of the credit asset principal balance when the collectability of principal, wholly or partially, is in doubt. Interest payments received may be recognized as interest income when the principal balance of the non-accrual credit asset is deemed to be collectible. Interest income is recognized when all the principal and interest amounts contractually due are brought current and the credit assets are returned to accrual status.
Allowance for Credit Losses
The Company estimates its ACL by applying the Current Expected Credit Loss (“CECL”) methodology, which requires recognition of lifetime expected credit losses on financial assets measured at amortized cost, on all credit asset commitments that are not unconditionally cancellable and on financial guarantees not measured at fair value. This allowance represents management’s best estimate of expected credit losses over the contractual life of these assets, integrating relevant available information including historical loss experience, current conditions, and macroeconomic forecasts over reasonable and supportable forecast periods. The allowance is increased through provisions charged to earnings and reduced by net charge-offs.
A financial asset (or portion thereof) is credit impaired and written off against the allowance for credit losses when, based on available information and management’s judgment, it is probable that the Company will be unable to collect the contractual principal and interest payments due. The Company generally considers a credit asset to be credit impaired when it becomes 90 days or more past due in addition to other indicators of declining credit such as significant financial difficulty of the borrower and default on contractual obligations. Expected recoveries of amounts previously written off and expected to be written off are included as a reduction of the allowance but do not exceed the aggregate of amounts previously written off and expected to be written off by the Company. Recoveries of amounts previously written off are credited to the ACL when received.
Measurement of Expected Credit Losses
The ACL calculation is a function of the credit risk parameters; probability of default (“PD”), loss given default (“LGD”), and exposure at default (“EAD”) associated with each credit asset, sensitized to future market and macroeconomic conditions through the incorporation of forward-looking information derived from multiple economic forecast scenarios, including baseline, upside, and downside scenarios.
•
The PD for a credit asset is an estimate of the likelihood of default of that instrument over a given time horizon;

•
The LGD for a credit asset is an estimate of the loss arising in the case where a default of that instrument occurs at a given time or over a given period; and,

•
The EAD for a credit asset is an estimate of the Company’s exposure derived from that instrument at a future default date.

The Company utilizes internal models and assumptions as well as third-party forecasts, to estimate expected credit losses. These forecasts consider a range of macroeconomic indicators (such as real GDP, unemployment rates, interest rates, consumer price index, price of oil, and equity indices) to reflect current and projected economic conditions and revert to long-term historical trends beyond the reasonable and

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
supportable period aiding in the development of forward-looking estimates that reflect macroeconomic conditions over the contractual life of the asset. The third-party forecasts are used in conjunction with the Company’s internally developed CECL models.
Related to SRP financing activities, the Company maintains a reserve account (the “Holdback”) consisting of cash reserves held by the Company related to SRP partners. The Holdback serves as a credit enhancement to the Company for the rights to cash flows on underlying point-of-sale loan and lease receivables and is usually initially created by withholding a percentage of the initial funding provided to the origination partner. The liability for the Holdback is recognized on the Consolidated Balance Sheets in Cash reserves on credit assets. The Holdback amount is determined by the Company based on expected loss rates and serves as a credit enhancement to absorb realized losses associated with the underlying transactions. In accordance with ASC 326, the Company considers the Holdback when estimating expected credit losses and reduces its expected credit losses accordingly.
Where the Holdback balance for a given origination partner exceeds the lifetime expected credit loss under all reasonable and supportable forecast scenarios (baseline, upside, and downside), the expected credit loss measurement may be zero.
In addition to model-based estimates, the Company applies qualitative adjustments to supplement model-derived credit loss estimates, addressing limitations in data, model assumptions, and evolving risk factors that may not be fully reflected in quantitative model calculations. These adjustments are informed by management’s judgment and consider factors such as changes in borrower behavior, shifts in underwriting or collection practices, emerging macroeconomic or geopolitical developments, and regulatory changes.
The qualitative framework follows a structured process that includes periodic reviews, validation procedures, and documentation requirements to support a consistent application of management’s credit risk methodology across the Company’s portfolios.
Credit asset Portfolio Segmentation and Risk Characteristics
For purposes of estimating the ACL, the Company segments its financial assets into categories defined by key risk drivers, collateral characteristics, and market segments. The Company’s credit asset portfolio segments include SRP Financing, Multi-Family Residential Loans and Other Financing.
The SRP Financing portfolio is composed of rights to the cash flows from point-of-sale loan and lease receivables acquired from the Company’s network of origination and servicing partners as well as warehouse loans that provide bridge financing to the Company’s origination and servicing partners for the purpose of accumulating and seasoning individual loans and leases prior to the Company purchasing the cashflow receivables derived from same.
The Multi-Family Residential Loans portfolio is composed of insured and uninsured real estate loans used to finance the construction of multi-family, student residence, and retirement home projects, as well as term and bridge loans to real estate developers secured by completed aforementioned properties and units. The Other Financing portfolio includes corporate, personal and public sector and infrastructure loans and leases in addition to the VersaBank USA portfolio, which consists primarily of equipment leases, a small balance of corporate loans and leases and single family residential conventional and insured mortgages.
The Company evaluates changes in credit risk through borrower-specific and portfolio-level monitoring, including internal credit ratings, watchlist status, delinquency trends, and macroeconomic indicators. A 60-days past due threshold serves as a primary indicator of elevated credit risk for tracking and monitoring purposes, although it does not affect the lifetime loss horizon under the CECL model.
Premises and Equipment
Premises and equipment, including leasehold improvements are stated at cost less accumulated depreciation. Depreciation expense is primarily computed over the estimated useful lives of the assets by the

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
straight-line method with useful lives ranging from 5 to 20 years. Leasehold improvements are amortized over the shorter of the terms of the respective leases or the estimated lives of the improvements.
Consolidation
The Company consolidates all entities that it controls through a majority voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary. VIEs are entities that, by design, either (1) lack sufficient equity to permit the legal entity to finance its activities without additional subordinated financial support or (2) have equity investors that do not have the right to direct the activities of the legal entity that most significantly impact the legal entity’s economic performance, or do not have the obligation to absorb the expected losses or the right to receive the residual returns of the legal entity. The Company evaluates VIEs in which it has a variable interest to understand the purpose and design of the VIE, the role the Company had in the VIE’s design, and its involvement in the VIE’s ongoing activities. The Company then evaluates which activities most significantly impact the economic performance of the VIE and which party has the power to direct such activities. The Company is the primary beneficiary of and has a controlling financial interest in a VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses and/or the right to receive benefits that could potentially be significant to the VIE.
Internal use software and other intangible assets
The Company develops proprietary cybersecurity, banking, and financial technology which are all classified as internal-use software as access is intended to be delivered to customers through cloud computing arrangements. The Company capitalizes direct costs, which consist primarily of internal and external labor expenses, incurred during the application development stage of these projects to Intangible assets on the Consolidated Balance Sheets. Expenditures incurred during the preliminary project and post implementation- operation stages of these software development projects are otherwise expensed as incurred. Internal-use software is amortized on a straight-line basis over its useful life when available for its intended use. As at October 31, 2025 and 2024, the Company’s capitalized software development costs for its internal-use software were $7,053 and $6,875, respectively. The Company recorded amortization expense of $402 and $nil for the years ended October 31, 2025, and 2024, respectively for these assets. The Company’s other intangible assets primarily consist of customer relationships and customer deposits and are amortized on a straight-line basis over their estimated useful lives.
All of the Company’s intangible assets are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable, in which case, intangible assets are determined to be impaired if a forecast of undiscounted estimated future net operating cash flows directly related to the asset, including any disposal value, are less than the carrying amount. If an intangible asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the intangible asset exceeds its fair value. There were no impairment losses recognized against intangible assets for the years ended October 31, 2025 or 2024.
Business Combinations
The Company applied ASC 805 in its accounting for the acquisition of VersaBank USA, as described in Note 19, using the acquisition method. The cost of an acquisition is measured at the fair value of the consideration, including contingent consideration if applicable, at the acquisition date. Contingent consideration is a financial instrument and, as such, is remeasured each period thereafter with the adjustment recorded to acquisition-related fair value changes in the Consolidated Statements of Income. Acquisition-related costs are recognized as an expense in the Consolidated Statement of Income in the period in which they are incurred. The acquired identifiable assets, liabilities, and contingent liabilities are measured at fair value at the date of acquisition.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Goodwill
Goodwill represents the excess of acquisition cost over the estimated fair value of assets acquired and liabilities assumed in a business combination. Goodwill is reviewed for impairment at least annually utilizing a qualitative or quantitative approach, and more frequently if circumstances indicate impairment may have occurred. The impairment testing for goodwill under the qualitative approach is based first on an assessment to determine if it is more likely than not that the fair value of each of the Company’s operating segments is less than their respective carrying values. The Company’s operating segments are considered to be its reporting units for the purposes of its goodwill impairment testing; if it is determined that it is more likely than not that an operating segment’s fair value is less than its carrying value or when the quantitative approach is used, an impairment loss is recognized to the extent by which the carrying value exceeds the fair value, not to exceed the total amount of goodwill allocated to that reporting unit.
Income taxes
The Company accounts for income taxes under the liability method whereby deferred tax assets and liabilities are determined based on the difference between their carrying values on the Consolidated Balance Sheets and their tax basis as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities.
The Company recognizes the benefit of a tax position on the Consolidated Balance Sheets only after determining that the relevant tax authority would more likely than not sustain the position following an audit by the tax authority. For tax positions meeting the more likely than not threshold, the amount recognized on the Consolidated Balance Sheets is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. For these analyses, the Company may engage tax attorneys to provide opinions related to the positions. The Company applies this policy to all tax positions for which the statute of limitations remain open, but this application does not materially impact the Company’s Consolidated Balance Sheets or Consolidated Statements of Income. Any interest or penalties related to uncertain tax positions are recognized in income tax expense (benefit) in the Consolidated Statements of Income.
Deferred tax assets are recorded on the Consolidated Balance Sheets at their net realizable value. The Company performs an assessment each reporting period to evaluate the amount of the deferred tax asset it is more likely than not to realize. Realization of deferred tax assets is dependent upon the amount of taxable income expected in future periods, as tax benefits require taxable income to be realized. If a valuation allowance is required, the deferred tax asset on the Consolidated Balance Sheet is reduced via a corresponding income tax expense in the Consolidated Statement of Income.
Stock-based compensation
Employee stock options are measured using the Black-Scholes pricing model which is used to estimate the fair value of the options at the date of grant. Inputs to the Black-Scholes model include the closing share price on the grant date, the exercise price, the expected option life, the expected dividend yield, the expected volatility and the risk-free interest rate. Once the expected option life is determined, it is used in formulating the estimates of expected volatility and the risk-free rate. Expected future volatility is estimated using a historical volatility lookback period that is consistent with the expected life of the option. Compensation cost is recognized over the requisite service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. Any compensation expense related to unvested stock option awards is reversed at the time of forfeiture.
Earnings per share
Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The following tables illustrate the Company’s earnings per share for the periods presented.
	2025	2024
Net income attributable to shareholders	$20,173	$27,199
Less: Preferred stock dividends	—	(728)
Less: Effect of preferred share redemption	—	(709)
Net income available to common shareholders	$20,173	$25,762
Basic:
Basic weighted average shares outstanding	31,506,701	25,965,724
Diluted:
Diluted weighted average shares outstanding	31,506,701	25,965,724
Net income per share
Basic	$0.64	$0.99
Diluted	$0.64	$0.99
The Series 1 NVCC preferred shares (as discussed in further detail in Note 9) were contingently issuable shares and did not have a dilutive impact. The outstanding employee stock options are dilutive but are de minimis and therefore have no impact on the Company’s reported income per share amounts.
Derivative financial instruments
Derivatives are measured and reported by the Company at fair value on the Consolidated Balance Sheets. The Company recognizes derivative assets in the Other assets line on the Consolidated Balance Sheets and derivative liabilities in the Other liabilities line on the Consolidated Balance Sheets.
Derivative contracts which do not qualify for hedge accounting are marked-to-market and the resulting net gains or losses are recognized in non-interest expense in the Consolidated Statements of Income. Cash flows from these derivatives are classified within the Consolidated Statements of Cash Flows based on the nature of the item being economically hedged (i.e., the cash flow classification of the non-designated derivative will be classified in accordance with the classification of the economic “hedged item”).
Hedge accounting
The Company has elected to designate certain derivatives as the hedging instrument in qualifying hedging relationships. Hedge accounting is generally permitted when the Company is exposed to a particular risk and meets specified criteria. For example, as it specifically pertains to the Company, these include interest rate or foreign exchange risk, which cause fluctuations in the fair value of an asset or liability or changes in the value of the net assets of one or multiple hedged foreign subsidiaries, respectively.
Derivative contracts designated as hedging the risks associated with changes in fair value of recognized assets and liabilities are referred to as fair value hedges. Hedging relationships that utilize derivatives and / or debt instruments to manage the foreign exchange risk associated with net investments in foreign subsidiaries (i.e., net investments in a foreign operation) are classified as net investment hedges.
To meet the criteria for hedge accounting, the Company prepares hedge documentation which includes information regarding the designated hedging instrument(s) and associated hedged item(s), how hedge effectiveness is assessed, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking hedging instruments to specific hedged items such as assets or liabilities on the Consolidated Balance Sheets or net investments in foreign subsidiaries.
In order to qualify for hedge accounting, a hedging relationship must be expected to be highly effective on a prospective (forward-looking) and retrospective (backward-looking) basis. The Company formally

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
assesses, both at the inception of the hedge and on an ongoing basis thereafter, whether the hedging instruments that are used in hedging transactions are highly effective in offsetting changes in the fair value of recognized assets or liabilities attributable to changes in interest rates, for fair value hedges, or the changes in value of investments in the net assets of hedged foreign subsidiaries attributable to changes in foreign currency exchange rates, for net investment hedges.
The Company has established two main hedging programs, as detailed below: (a) fair value hedging relationships and (b) net investment hedging relationships.
Fair value hedges
The Company executes interest rate swaps and designates these derivatives to fair value hedging relationships in order to mitigate the changes in fair value of the hedged item (i.e., fixed rate assets), attributable to fluctuations in the benchmark interest rate. In a fair value hedge, the change in the fair value of the hedging instrument is recognized in Interest income in the Consolidated Statements of Income. The change in the fair value of the hedged item, attributable to changes in the benchmark interest rate, is recorded as part of the carrying value of the hedged item (i.e., through a fair value hedge basis adjustment) and is also recognized in Interest income in the Consolidated Statements of Income. Cash flows associated with derivatives designated as fair value hedges are classified within Operating activities in the Consolidated Statements of Cash Flows, consistent with the cash flows from the hedged assets (i.e., interest received).
The Company uses the dollar offset method to assess hedge effectiveness prospectively as of hedge inception and prospectively / retrospectively on an ongoing basis subsequent to hedge designation. To the extent the ratio produced by the dollar offset test at hedge inception and on an ongoing basis subsequent to hedge inception is between 80% and 125%, the hedging relationship is deemed highly effective, and hedge accounting may be applied.
Net investment hedges
The Company uses foreign currency forward contracts and foreign currency-denominated debt instruments to manage the foreign exchange risk associated with the Company’s net investment(s) in foreign subsidiaries. For derivatives designated as the hedging instrument in qualifying net investment hedges, the changes in fair value of the derivative attributable to changes in foreign exchange spot rates are recognized in Foreign exchange gain on translation of foreign operations, with the remaining changes in fair value recorded in Accumulated other comprehensive income. The initial value of components excluded from the assessment of effectiveness (i.e., forward points) are reclassified from Accumulated other comprehensive income and recorded in income using a systematic and rational method over the life of the hedging instrument. Cash flows associated with derivatives designated as net investment hedges are classified within investing activities of the Consolidated Statements of Cash Flows, consistent with the nature of the underlying exposure (i.e., hedged net investment in foreign subsidiary).
For foreign currency-denominated debt instruments designated as the hedging instrument in qualifying net investment hedges, the gain or loss resulting from revaluing the debt at foreign exchange spot rates is reported in Foreign exchange gain on translation of foreign operations. Cash flows for non-derivative instruments, such as foreign currency-denominated debt, designated as net investment hedges are classified within financing (for principal payments) or operating (for interest payments) activities of the Consolidated Statements of Cash Flows, consistent with the Company’s classification of debt-related cash flows.
To the extent the notional amounts of the hedging instruments equal the portion of the net investment equity balance being hedged and the underlying exchange rate of the derivative / non-derivative hedging instrument is the same as the exchange rate between the functional currency of the investee and the hedging entity’s functional currency, the hedging relationship is considered to be perfectly effective and no quantitative assessment of effectiveness is deemed necessary.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Discontinued hedge accounting
A hedging instrument must be highly effective in accomplishing the hedge objective by offsetting changes in the fair value of the hedged item for the risk being hedged. Management may voluntarily de-designate an accounting hedge at any time, but if a hedging relationship is no longer highly effective at any point as of hedge inception or subsequently thereafter, it no longer qualifies for hedge accounting and must be de-designated as of the date of the last effectiveness assessment which exhibited a highly effective result. In these instances, subsequent changes in the fair value of the derivative are recognized in non-interest expense. For fair value hedges, no additional basis adjustments shall be recorded with respect to the hedged item. Any remaining basis adjustment as of the de-designation date shall likewise be amortized to profit or loss over the hedged item’s remaining term via the effective interest method, until maturity or extinguishment. If the hedged item is derecognized, the unamortized fair value hedge basis adjustment is recognized immediately within interest income in the Consolidated Statements of Income. For net investment hedges, the Foreign exchange gain on translation of foreign operations balance attributable to the translation gain or loss based on fluctuations in foreign exchange spot rates are frozen until the foreign operation is sold or substantially liquidated. This would also apply to amounts related to excluded components not yet recognized using the amortization approach. Future changes in the derivative’s full fair value (spot and forward points) and non-derivative instrument changes in value due to changes in spot rates after discontinuance of hedge accounting, however, will be recorded in current-period income, if not terminated or redesignated to a new qualifying net investment hedging relationship.
Subordinated Debt
The Company initially records its subordinated notes equal to the proceeds received, which is equal to the aggregate principal amount of the notes adjusted for issuance costs and any premiums or discounts. Upon issuance of the notes, issuance costs and premiums or discounts are amortized using the effective interest method over the term of the notes.
Revenue from contracts with customers
The Company’s non-interest income stream is substantially derived from the operations of DRTC and its wholly owned subsidiaries. DRTC’s non-interest income primarily relates to professional services rendered related to IT security assurance services, supervisory control and data acquisition system assessments, as well as IT security training. Revenue is recognized when service is rendered, and performance obligations have been satisfied, and no material uncertainties remain as to the collection of receivables. A performance obligation is deemed satisfied when the control over goods or services is transferred to the customer. Control is transferred to a customer either at a point in time or over time. To determine when control is transferred at a point in time, the Company considers indicators, including but not limited to the right to payment for the asset, transfer of significant risk and rewards of ownership of the asset, and acceptance of the asset by the customer. As control is transferred over a period of time, revenue is recognized on a straight-line basis over the life of the contract. Advances and progress billings (contract liabilities) arise when the Company receives payments from customers in advance of recognizing revenue.
Leases
The Company determines if an arrangement is a lease at inception, with certain premises and equipment being classified as either operating or finance leases. Operating and finance lease right-of-use (“ROU”) assets and lease liabilities are included in other assets and other liabilities, respectively on the Company’s Consolidated Balance Sheets. ROU assets represent the Company’s right-of-use of an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments pursuant to the Company’s leases. The ROU assets and liabilities are recognized at commencement of the lease based on the present value of lease payments over the lease term. To determine the present value of lease payments, the Company uses the rate implicit in each lease, if determinable, or its incremental borrowing rate. The lease

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
term may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Lease expense for finance leases is composed of both interest expense on the lease liability and the amortization of the ROU asset and is recognized over the lease term. For leases that include both lease and non-lease components, the Company has not applied the practical expedient to combine lease and non-lease components and, instead, have accounted for each component separately.
Transfers of financial assets
The Company has loan participation agreements with certain counterparties, for which it is generally the servicer. If the transfer of an entire loan or portion of a loan to a third party does not qualify for sale treatment under GAAP, the amount of the loan transferred is recorded as a secured borrowing. There were $3,653 and $3,651 in secured borrowings as at October 31, 2025 and 2024, respectively. Transfers of loans, portions of loans meeting the definition of a participating interest, and other financial assets are accounted for as sales on the transaction settlement date when control has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been legally isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of such right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through a repurchase agreement or other means. Upon sale, the loans or other financial assets are derecognized from the Company’s Consolidated Balance Sheets.
When the Company has continuing involvement in the transferred financial assets as the servicer of the loans, servicing assets or liabilities may be recorded as the Company receives servicing fees as compensation. All separately recognized servicing assets and servicing liabilities are required to be initially measured at fair value and subsequently measured using the amortization method.
Recent Accounting Pronouncements
In March 2022, the FASB issued ASU No. 2022-02, Financial Instruments — Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”). This ASU addresses areas identified by the FASB as part of its post-implementation review of the credit losses standard (“ASU 2016-13”) that introduced the CECL model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The Company adopted ASU 2022-02 on November 1, 2024, which did not have a material impact on its consolidated financial statements.
In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), intended to improve reportable segments disclosure requirements primarily through enhanced disclosures about significant segment expenses. The ASU includes a requirement to disclose significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, the title and position of the CODM, an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and all segments’ profit or loss and assets disclosures currently required annually by Topic 280 along with those introduced by the ASU to be reported on an interim basis. The Company has elected to early adopt ASU 2023-07 on a retrospective basis for its annual period ending October 31, 2025 and the ASU for the interim period ending January 31, 2025.
Future accounting pronouncements
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), intended to enhance the transparency and decision usefulness of

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
income tax disclosures. This guidance requires that public business entities disclose on an annual basis a tabular rate reconciliation in eight specific categories disaggregated by nature and for foreign tax effects by each jurisdiction that meets a 5% of pretax income multiplied by the applicable statutory tax rate or greater threshold annually. The eight categories include state and local income taxes, net of federal income tax effect; foreign tax effects; enactment of new tax laws; enactment of new tax credits; effect of cross border tax laws; valuation allowances; non-taxable items and non-deductible items; and changes in unrecognized tax benefits. Additional disclosures include qualitative description of the state and local jurisdictions that contribute to the majority (greater than 50%) of the effect of the state and local income tax category and explanation of the nature and effect of changes in individual reconciling items. The guidance also requires entities annually to disclose income taxes paid (net of refunds received) disaggregated by federal, state and foreign taxes and by jurisdiction identified based on the same 5% quantitative threshold. This ASU is effective for fiscal years beginning after December 15, 2024. The transition method is prospective with the retrospective method permitted. The Company plans to adopt the ASU for the annual reporting period beginning on November 1, 2025, which will require the Company to disclose specified additional information on its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold.
In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”), to improve the disclosures of expenses by requiring public business entities to provide further disaggregation of relevant expense captions (i.e., employee compensation, depreciation, intangible asset amortization) in a separate note to the financial statements, a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and the total amount of selling expenses and, in an annual reporting period, an entity’s definition of selling expenses. ASU 2024-03 will be effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within fiscal years beginning after December 15, 2027. The transition method is prospective with the retrospective method permitted. The Company is currently evaluating the impact these changes may have on its consolidated financial statements.
In September 2025, the FASB issued ASU No. 2025-06, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40) (“ASU 2025-06”), intended to modernize the accounting for software costs related to internal-use software. Under the current requirements, capitalization of software development costs for internal-use software is required once the preliminary project stage is complete Under ASU 2025-06, capitalization will commence once management has authorized and committed to funding the project and it is probable the project will be completed and the software will perform as intended. ASU 2025-06 will be effective for annual reporting periods beginning after December 15, 2027 and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact these changes may have on its consolidated financial statements.
In November 2025, the FASB issued ASU No. 2025-08, Financial Instruments — Credit Losses (Topic 326): Purchased Loans (“ASU 2025-08”), which introduces changes to the accounting for certain acquired seasoned loans subject to the CECL model. The amendments do not change the accounting for originated assets, purchased credit deteriorated (“PCD”) assets, or other acquired assets. Under ASU 2025-08, the initial allowance for credit losses for loans within the scope is recorded as an adjustment to the loans’ amortized cost basis such that the day one credit loss estimate is accreted into interest income over time rather than recognized immediately in earnings. Subsequent changes in expected credit losses are recognized in earnings through credit loss expense. ASU 2025-08 will be effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, and is to be applied prospectively. The Company is currently evaluating the impact these changes may have on its consolidated financial statements.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
3.
Investment Securities

(a)
Equity securities

The Company has a 7.8% common equity investment in Stablecorp. The Company has determined that Stablecorp is a VIE, but that it does not have the power to direct the activities that most significantly impact Stablecorp’s economic performance due to its limited voting interest and governance rights. As such, the Company determined it does not hold a controlling financial interest in and does not consolidate Stablecorp nor does it have the ability to exert significant influence due to its limited voting interest and governance rights. The carrying amount of the Company’s equity interest in Stablecorp amounted to $680 and $684 at October 31, 2025 and 2024, respectively, which has been reported within Other assets in the Consolidated Balance Sheets. The Company’s maximum exposure to loss from the investment in Stablecorp is limited to its equity interest. The Company has neither provided financial or other support that it was not contractually required to provide during the years ended October 31, 2025 and 2024 nor intends to provide such support going forward. Refer to Note 16 for additional information relating to the Stablecorp investment.
The Company has an investment in the Federal Reserve Bank that is recorded at cost and amounted to $3,013 at October 31, 2025, and $2,826 at October 31, 2024.
(b)
Debt securities

The following table summarizes the amortized cost and fair value of available-for-sale and held-to-maturity debt securities, and the corresponding amounts of gross unrealized gains and losses recognized in Accumulated other comprehensive income (loss) on available-for-sale debt securities as at October 31, 2025 and October 31, 2024:
	Year ended October 31, 2025
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$1,586	$—	$—	$—	$1,586
U.S. Treasury securities	53,050	5	—	—	53,055
Total securities available-for-sale	$54,636	$5	$—	$—	$54,641
Held-to-Maturity Securities
Corporate bonds	$12,590	$—	$(3,335)	$—	$9,255
Asset-backed securities	20,590	830	—	—	21,420
Mortgage-backed securities	66,403	—	(356)	—	66,047
Total securities held-to-maturity(1)	$99,583	$830	$(3,691)	$—	$96,722
	Year ended October 31, 2024
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$111,453	$14	$—	$—	$111,467
U.S. Government Sponsored and Agency securities	3,148	1	(2)	—	3,147
U.S. Treasury securities	97,450	1	—	—	97,451
Total securities available-for-sale	$212,051	$16	$(2)	$—	$212,065
Held-to-Maturity Securities
Corporate bonds	$12,657	$—	$(3,669)	$—	$8,988
Total securities held-to-maturity(1)	$12,657	$—	$(3,669)	$—	$8,988

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

(1)
Excludes $237 and $58 of accrued interest receivable as at October 31, 2025 and October 31, 2024, respectively

The amortized cost and fair value of the Company’s debt securities at October 31, 2025 and October 31, 2024, by contractual maturity are shown below.   Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Year ended October 31, 2025
	Available for sale		Held to maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$54,636	$54,641	$—	$—
Due after 1 year through 5 years	—	—	6,752	6,733
Due after 5 years through 10 years	—	—	35,812	35,717
Due after 10 years	—	—	57,019	54,272
	$54,636	$54,641	$99,583	$96,722
	Year ended October 31, 2024
	Available for sale		Held to maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$211,933	$211,946	$—	$—
Due after 1 year through 5 years	—	—	—	—
Due after 5 years through 10 years	—	—	—	—
Due after 10 years	118	119	12,657	8,988
	$212,051	$212,065	$12,657	$8,988
The table below indicates the length of time individual securities had been in continuous unrealized loss positions at October 31, 2025:
		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	—	$—	$—	$—	$—	$—	$—
U.S. Treasury securities	—	—	—	—	—	—	—
	—	$—	$—	$—	$—	$—	$—
Held-to-maturity
Corporate bonds	2	$—	$—	$9,255	$(3,335)	$9,255	$(3,335)
Asset-backed securities	—	—	—	—	—	—	—
Mortgage-backed securities	7	66,047	(356)	—	—	66,047	(356)
	9	$66,047	$(356)	$9,255	$(3,335)	$75,302	$(3,691)

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The table below indicates the length of time individual securities had been in continuous unrealized loss positions at October 31, 2024:
		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	—	$—	$—	$—	$—	$—	$—
U.S. Government Sponsored and Agency securities	1	3,028	(2)	—	—	3,028	(2)
U.S. Treasury securities	—	—	—	—	—	—	—
	1	$3,028	$(2)	$—	$—	$3,028	$(2)
Held-to-maturity
Corporate bonds	2	$—	$—	$8,988	$(3,669)	$8,988	$(3,669)
	2	$—	$—	$8,988	$(3,669)	$8,988	$(3,669)
Available-for-sale securities in unrealized loss positions are evaluated for impairment related to credit losses on a quarterly basis. Management has evaluated the portfolio of securities above, which represent investments backed by sovereign issuers, and has determined that the reduction in fair value is largely due to changes in market conditions and interest rates, rather than credit quality. As no individual unrealized losses as at October 31, 2025 are attributable to credit losses, none of the losses have been recognized in income. Management does not intend to sell and does not expect it will be required to sell the investments.
Held-to-maturity securities are evaluated under the CECL methodology for estimating credit losses. The Company’s assessment is presented in Note 4 — Credit assets and Allowance for Credit Loss.
4.
Credit assets and Allowance for Credit Loss

The following table presents the composition of the Company’s credit asset portfolio by portfolio segment and class of credit assets, net of deferred fees and costs. Credit assets are reported at their amortized cost basis.
	At October 31,
	2025		2024
SRP Financing		$2,798,906		$2,373,378
Multi-Family Residential Loans	$		$
Insured Real Estate		270,023		132,820
Uninsured Real Estate		393,990		435,218
Other Financing		47,357		78,153
Total credit assets		$3,510,276		$3,019,569
Deferred fees, net of origination costs(a)		(1,345)		(1,890)
Credit assets, net of deferred fees and costs		$3,508,931		$3,017,679
Allowance for credit losses		(6,402)		(3,288)
Accrued interest		16,478		15,570
Net credit assets		$3,519,007		$3,029,961

(a)
Substantially all deferred fees, net of origination costs, relate to Multi-Family Residential Loans

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The ACL fluctuates each period based on factors such as changes in loan composition and growth, variations in nonperforming loan amounts, economic forecasts influencing expected loss drivers, and other key assumptions and model inputs under CECL. The increase in the allowance for the period ended October 31, 2025, was primarily attributable to an increase in the allowance for the SRP financing portfolio. The increase in the allowance for the period ended October 31, 2024, was attributable to the Stearns Bank Holdingford N.A. acquired portfolio (see Note 19) and credit asset growth in the SRP financing business. This overall increase in allowance was offset by a decrease in the Multi-family Residential loan portfolio allowance driven by payoffs observed in the same period and reduced risk associated with those exposures.
The following tables present the activity in the ACL by segment. The portfolio segments represent the categories that the Company uses to determine its ACL:
October 31, 2025	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$699	$1,427	$1,085	$77	$3,288
Provision/(credit) for credit losses	3,183	506	(243)	—	3,446
Loans charged-off	—	—	(323)	—	(323)
Recoveries	—	—	7	—	7
Foreign exchange adjustments	$(7)	$(8)	$(1)	$—	$(16)
Total ending allowance balance	$3,875	$1,925	$525	$77	$6,402
The Company evaluated expected credit losses on its asset-backed and mortgage-backed securities, considering underlying credit ratings and credit enhancements, and determined that the resulting allowance was immaterial for the year ended October 31, 2025.
October 31, 2024	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$72	$2,667	$404	$78	$3,221
Provision/(credit) for credit losses	642	(1,258)	702	(1)	85
Loans charged-off	—	—	(3)	—	(3)
Recoveries	—	—	—	—	—
Foreign exchange adjustments	$(15)	$18	$(18)	$—	$(15)
Total ending allowance balance	$699	$1,427	$1,085	$77	$3,288
Accrued interest receivable of $16,478 and $15,570 as at October 31, 2025 and October 31, 2024, respectively was excluded from the amortized cost basis of credit assets for purposes of the allowance for credit losses in accordance with the Company’s accounting policy.
Net charge-offs (recoveries) for the years ended October 31, 2025 and 2024 were $316 and $3, respectively, all of which were in the Other Financing category.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The following tables present the recorded investment in non-accrual credit assets, credit assets past due over 90 days and still accruing by class of credit asset, net of deferred fees and costs:
October 31, 2025	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$—	$—	$8,588
Multi-Family Residential Loans – Insured Real Estate	—	—	—
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—
Other Financing	124	—	—
HTM Securities	—	—	—
Total	$124	$—	$8,588
October 31, 2024	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$—	$—	$2,063
Multi-Family Residential Loans – Insured Real Estate	—	—	—
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—
Other Financing	121	—	—
HTM Securities	—	—	—
Total	$121	$—	$2,063
Interest income on nonaccrual credit assets was immaterial for the years ended October 31, 2025 and 2024.
The following tables present the aging of the recorded investment in past due credit assets by class of credit asset, net of deferred fees and costs:
October 31, 2025	30 – 59 Days	60 – 89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$13,352	$9,312	$8,588	$31,252	$2,767,611	$2,798,863
Multi-Family Residential Loans – Insured Real Estate	—	—	—	—	269,540	269,540
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—	—	393,286	393,286
Other Financing	56	20	—	76	47,166	47,242
HTM Securities	—	—	—	—	99,583	99,583
Total	$13,408	$9,332	$8,588	$31,328	$3,577,186	$3,608,514

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
October 31, 2024	30 – 59 Days	60 – 89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$12,212	$7,016	$2,063	$21,291	$2,352,057	$2,373,348
Multi-Family Residential Loans – Insured Real Estate	—	—	—	—	132,820	132,820
Multi-Family Residential Loans – Uninsured Real Estate	—	—	—	—	433,283	433,283
Other Financing	149	77	49	275	77,953	78,228
HTM Securities	—	—	—	—	12,657	12,657
Total	$12,361	$7,093	$2,112	$21,566	$3,008,770	$3,030,336
The Company manages its credit risk derived from credit asset investment activity using board-approved policies consisting of approval procedures and limits on loan amounts, portfolio concentration, geographic concentration, industry concentration, asset category, limits on loans to any one entity and associated groups, a risk rating policy that provides for risk rating each asset in its total asset portfolio, and early recognition of problem accounts with an action plan for each account. The Risk Oversight Committee of the Board of Directors reviews these policies on an ongoing basis.
The Company assigns an internal risk rating to each lending exposure at origination, during annual review, or upon amendment of an existing facility. As part of its credit risk management strategy, the Company also performs regular reviews of watchlist accounts, impaired credit assets, accounts in arrears, and expected credit loss analyses on a quarterly basis. Risk ratings incorporate the credit risk characteristics of the borrower, the structure of the facility, and relevant macroeconomic and market conditions.
The Company categorizes risk ratings, last updated and/or reviewed on October 31, 2025, as follows:
•
Satisfactory — Exposures considered to be of acceptable credit quality.

•
Watchlist — Exposures that demonstrate potential credit weakness or adverse trends that, if unmitigated, could negatively impact collectability.

•
Classified — Exposures for which collection of contractual payments is uncertain and repayment of principal and/or interest is at risk.

The following tables presents credit asset balances, net of deferred fees and costs, by risk rating, or credit quality indicator, and year of origination as at October 31, 2025 and 2024. Amounts for periods prior to 2020 are presented in the aggregate:

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
October 31, 2025	2025	2024	2023	2022	2021	Prior	Revolving	Total
SRP Financing
Satisfactory	$1,220,084	$753,003	$428,080	$244,709	$57,368	$7,491	$73,565	$2,784,300
Watchlist	—	—	8,240	6,245	63	—	15	14,563
Classified	—	—	—	—	—	—	—	—
Total	$1,220,084	$753,003	$436,320	$250,954	$57,431	$7,491	$73,580	$2,798,863
Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$76,338	$111,331	$—	$—	$—	$1,344	$46,554	$235,567
Watchlist	—	—	—	—	23,998	—	9,975	33,973
Classified	—	—	—	—	—	—	—	—
Total	$76,338	$111,331	$—	$—	$23,998	$1,344	$56,529	$269,540
Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$94,109	$39,263	$112,705	$64,062	$10,814	$19,515	$5,740	$346,208
Watchlist	—	7,138	—	7,986	—	4,006	—	19,130
Classified	—	—	27,948	—	—	—	—	27,948
Total	$94,109	$46,401	$140,653	$72,048	$10,814	$23,521	$5,740	$393,286
Other Financing
Satisfactory	$879	$3,452	$10,882	$17,427	$5,832	$5,025	$3,457	$46,954
Watchlist	—	—	5	279	4	—	—	288
Classified	—	—	—	—	—	—	—	—
Total	$879	$3,452	$10,887	$17,706	$5,836	$5,025	$3,457	$47,242
HTM Securities
Satisfactory	$86,993	$—	$—	$—	$—	$12,590	$—	$99,583
Watchlist	—	—	—	—	—	—	—	—
Classified	—	—	—	—	—	—	—	—
Total	$86,993	$—	$—	$—	$—	$12,590	$—	$99,583
Total
Satisfactory	$1,478,403	$907,049	$551,667	$326,198	$74,014	$45,965	$129,316	$3,512,612
Watchlist	—	7,138	8,245	14,510	24,065	4,006	9,990	67,954
Classified	—	—	27,948	—	—	—	—	27,948
Total	$1,478,403	$914,187	$587,860	$340,708	$98,079	$49,971	$139,306	$3,608,514

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
October 31, 2024	2024	2023	2022	2021	2020	Prior	Revolving	Total
SRP Financing
Satisfactory	$1,106,689	$687,942	$341,301	$87,812	$41,878	$4,846	$30,171	$2,300,639
Watchlist	8,942	35,311	18,994	5,535	2,637	1,263	27	72,709
Classified	—	—	—	—	—	—	—	—
Total	$1,115,631	$723,253	$360,295	$93,347	$44,515	$6,109	$30,198	$2,373,348
Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$58,170	$—	$—	$24,128	$—	$1,470	$49,052	$132,820
Watchlist	—	—	—	—	—	—	—	—
Classified	—	—	—	—	—	—	—	—
Total	$58,170	$—	$—	$24,128	$—	$1,470	$49,052	$132,820
Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$53,320	$165,003	$93,130	$22,740	$16,999	$20,276	$14,833	$386,301
Watchlist	—	25,179	6,051	—	5,124	10,628	—	46,982
Classified	—	—	—	—	—	—	—	—
Total	$53,320	$190,182	$99,181	$22,740	$22,123	$30,904	$14,833	$433,283
Other Financing
Satisfactory	$3,458	$13,713	$28,910	$15,709	$4,077	$7,811	$4,222	$77,900
Watchlist	—	39	222	47	14	6	—	328
Classified	—	—	—	—	—	—	—	—
Total	$3,458	$13,752	$29,132	$15,756	$4,091	$7,817	$4,222	$78,228
HTM Securities
Satisfactory	$—	$—	$—	$—	$—	$12,657	$—	$12,657
Watchlist	—	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$12,657	$—	$12,657
Total
Satisfactory	$1,221,637	$866,658	$463,341	$150,389	$62,954	$47,060	$98,278	$2,910,317
Watchlist	8,942	60,529	25,267	5,582	7,775	11,897	27	120,019
Classified	—	—	—	—	—	—	—	—
Total	$1,230,579	$927,187	$488,608	$155,971	$70,729	$58,957	$98,305	$3,030,336
Loan modifications extended to borrowers experiencing financial difficulty were immaterial for the years ended October 31, 2025 and 2024.
5.
Leases

The Company’s leased assets are composed of operating leases which relate to office space and equipment used in business operations. The Company’s leases do not provide an implicit interest rate, therefore the Company used its incremental collateralized borrowing rates commensurate with the underlying lease terms to determine the present value of operating lease liabilities at the inception of the lease.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The following tables present the Company’s lease cost and other information related to its leases:
	At October 31,
	2025	2024
Lease Assets
Operating lease assets	$2,819	$2,073
Finance lease assets	—	12
Total lease assets	$2,819	$2,085
Lease Liabilities
Operating lease liabilities	$2,860	$2,120
Finance lease liabilities	—	14
Total Lease liabilities	$2,860	$2,134
The following table summarizes the weighted-average remaining lease term (in years) and the weighted-average discount rate as it relates to the Company’s operating and finance leases:
	At October 31,
	2025	2024
Weighted average remaining lease term – operating leases	5.3	5.1
Weighted average remaining lease term – finance leases	—	0.6
Weighted average discount rate – operating leases	3.83%	3.61%
Weighted average discount rate – finance leases	—	8.03%
Lease cost and other information associated with these lease commitments are as follows:
	At October 31
	2025	2024
Operating lease cost	$649	$600
Finance lease cost
Amortization of right-of-use assets	12	28
Interest on lease liabilities	—	2
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows relating to operating leases	$647	$592
Financing cash outflows relating to finance leases	14	33
Supple mental non-cash information on lease liabilities:
Operating lease liabilities arising from obtaining right-of-use assets	1,334	24
Finance lease liabilities arising from obtaining right-of-use assets	—	—
The following table presents the remaining maturity, by fiscal year, of lease liabilities as well as the reconciliation of undiscounted lease payments to the discounted operating lease liabilities.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
At October 31, 2025
Lease liabilities maturing in:
2026	$665
2027	660
2028	664
2029	594
2030	224
Thereafter	368
Total	$3,175
Less: Present value discount	(315)
Total lease liabilities	$2,860

6.
Premises and Equipment

Premises and equipment are as follows:
	At October 31,
	2025	2024
Total Premises and equipment, cost	$26,225	$26,353
Less: accumulated depreciation and amortization	(9,065)	(9,211)
Total Premises and equipment, net	$17,160	$17,142
Depreciation expense for the years ended October 31, 2025 and 2024 was $1,141 and $1,135, respectively.
7.
Goodwill and Intangible Assets

In August 2024, the Company acquired VersaBank USA. The following table summarizes the activity in the Company’s goodwill balance by reportable segment:
	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Total
Balance as at November 1, 2023	$—	$—	$—	$4,128	$4,128
Goodwill from acquisitions	—	4,097	—	—	4,097
Balance as at October 31, 2024	$—	$4,097	$—	$4,128	$8,225
Effect of foreign exchange on non-U.S. dollar denominated goodwill	—	—	—	(21)	(21)
Transfers and re-allocations of goodwill	—	—	1,223	(1,223)	—
Balance as at October 31, 2025	$—	$4,097	$1,223	$2,884	$8,204
Effective in fiscal year 2025, the Company updated its segment reporting structure, which resulted in a portion of the Company’s goodwill being re-allocated to the Digital Meteor reporting segment. The re-allocation was performed on the basis of the relative fair value of the entity originally acquired.
There was no goodwill impairment identified for the fiscal years ended October 31, 2025 and October 31, 2024.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The following table summarizes the Company’s intangible assets:
October 31, 2025	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$1,331	$641	$690
Customer deposit relationships	1,921	192	1,729
Computer software	7,749	749	7,000
Other	785	393	392
Total	$11,786	$1,975	$9,811
October 31, 2024	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$1,339	$512	$827
Customer deposit relationships	1,921	—	1,921
Computer software	7,574	279	7,295
Other	789	316	473
Total	$11,623	$1,107	$10,516
The amortization expense for intangible assets that are subject to amortization was $869 and $279 for the fiscal years ended October 31, 2025 and 2024, respectively.
Estimated future amortization expense related to finite-lived intangible assets for each of the next five fiscal years is as follows:
Total
2026	$958
2027	958
2028	958
2029	958
2030	958

8.
Debt and Deposits

The following table presents the scheduled maturities of time and demand deposits by fiscal year as at October 31, 2025, which includes $26,966 (2024: $26,882) of demand deposits and $252,928 (2024: $37,560) of time deposits in offices outside Canada:
Total Deposits
Demand Deposits	$607,738
2026	1,688,109
2027	559,268
2028	417,798
2029	82,276
2030	59,426
Over 5 years	—
Accrued Interest	49,468
Total deposits	$3,464,083

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Subordinated Debt
October 31, 2025	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$75,046	$(1,156)	$73,890
October 31, 2024	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$74,895	$(1,339)	$73,556
On April 30, 2021, the Company issued $75,000 of subordinated notes (the “2021 Notes”) The 2021 Notes have a maturity date of May 1, 2031, a coupon rate of 5.00% per annum and a fixed effective interest rate of 5.38% until May 1, 2026, at which point the obligation switches to a floating rate. The Company may redeem the 2021 Notes, subject to regulatory approval, in whole or in part from time to time on not less than 30 nor more than 60 days’ prior notice, at a redemption price which is equal to par, plus accrued and unpaid interest, on or after May 1, 2026.
On March 19, 2019, the Company issued $3,588 (CAD $5,000) of subordinated notes (the “2019 Notes”), with $359 (CAD $500) being held by a related party (Note 14). The 2019 Notes had a maturity date of March 14, 2029, a coupon rate of 5.00% per annum and an effective interest rate of 10.41%. On April 30, 2024, the Company redeemed the 2019 Notes for $3,588 (CAD $5,000).
The 2021 Notes include non-viability contingent capital (“NVCC”) provisions. In the case of a trigger event, as defined by OSFI, the Notes will be automatically and immediately converted, on a full and permanent basis, without the consent of the holder, into a specified number of common shares of the Company as determined using an automatic conversion formula with a multiplier of 1.5 and a conversion price based on the greater of: (i) a floor price of $0.54 (CAD $0.75) and (ii) the current market price of our common shares, which represents the volume weighted average price of common shares for the ten trading days ending on the trading day preceding the date of the trigger event. The number of shares issued is determined by dividing the par value of the Notes (plus accrued and unpaid interest on such Notes) by the conversion price and then applying the multiplier.
The amount of amortization of the discount and issuance costs on the Notes included in interest expense for the year ended October 31, 2025 and 2024, was $184 and $175 respectively.
9.   Shareholders’ Equity
Common shares
For the year ended October 31, 2025, the Company issued 6,509,434 common shares during the year for net proceeds of $78,705 and recorded a share issue cost tax adjustment of $1,630. In addition, the Company also issued 6,775 Common Shares for $75 related to stock options that were exercised in the period.
For the year ended October 31, 2025, the Company purchased and cancelled 573,251 Common Shares for $4,448.
For the year ended October 31, 2025, the Company declared and paid dividends of $2,303 or $0.07 per common share.
For the year ended October 31, 2024, the Company issued 38,153 Common Shares for $439 related to stock options that were exercised in the period.
For the year ended October 31, 2024, the Company declared and paid dividends of $1,909 or $0.07 per common share.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Series 1 Preferred shares
On October 31, 2024, the Company redeemed all of its 1,461,460 outstanding Non-Cumulative Series 1 preferred shares, with a carrying value of $13,242, using cash on hand. The amount paid on redemption for each share was $7.18 and in aggregate $10,488. Transaction costs, incurred at issuance in the amount of $709 were applied against retained earnings.
The preferred shares included NVCC provisions. Holders of Series 1 preferred stock were entitled to convert any or all of their Series 1 Preferred Shares into an equal number of non-cumulative floating rate Series 2 preferred shares of the Company on October 31, 2019 and on October 31 every five years thereafter. For the year ended October 31, 2024, the Company declared and paid dividends of $728 or $0.50 per preferred share.
Convertible Preferred Shares in DRTC
Certain members of management hold convertible preferred shares in DRTC. In accordance with the by-laws of DRTC, the convertible preferred shares will convert automatically, upon a change of control event, into an aggregate 28% common share ownership stake in DRTC.
Foreign exchange loss on translation of foreign operations
For the year ended October 31, 2025, the Company had an opening balance of $26,191 and closing balance of $22,230 of foreign exchange losses on translation of foreign operations, included within Accumulated other comprehensive (loss), net of tax, on the Consolidated Balance Sheets.
10.   Revenue from Contracts with Customers
All of the Company’s revenue from contracts with customers that are in the scope of ASC 606, Revenue from Contracts with Customers are recognized in non-interest income. The following table presents the Company’s revenue from contracts with customers, with the exception of Other non-interest income, which does not fall within the scope of ASC 606:
	Year ended October 31
	2025	2024
Professional services revenue	$8,053	$8,254
Other	127	296
Total	$8,180	$8,550
The below table presents the Company’s contract balances:
	October 31, 2025	October 31, 2024	November 1, 2023
Receivables	$1,877	$1,604	$1,777
Contract liabilities	515	304	214
11.   Derivatives
The Company uses interest rate swaps and foreign exchange derivatives / non-derivative instruments in connection with its risk management objectives and strategies to hedge certain risks (i.e., interest rate risk and foreign exchange risk) of the Company. The Company applies hedge accounting where it meets the qualification, documentation and effectiveness requirements stipulated by ASC 815. For example, the Company holds fixed-rate long-term loans / investments and enters into certain pay-fixed, receive-variable-rate interest rate swaps to convert the fixed interest payments to variable. In addition, foreign exchange forward

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
contracts / non-functional currency denominated debt instruments are used to hedge foreign currency-denominated net investment exposures. This strategy is intended to mitigate translation risk stemming from fluctuations in foreign exchange rates between the Company’s functional currency, CAD, and the foreign currency of its net investment(s), USD, ultimately impacting the Company’s consolidated financial position. From time to time, the Company may execute foreign exchange forward contracts that are economic hedges and are not designated in hedge accounting relationships under ASC 815.
Information pertaining to the Company’s derivative activities is presented in the tables below:
Derivative notional amounts
	For the years ended October 31,
	2025	2024
Designated as accounting hedges under ASC 815
Interest rate	$14,419	$15,787
Foreign exchange(a)	138,600	66,000
Non-designated derivatives
Foreign exchange	26,100	—
Total	$179,119	$81,787

(a)
Excludes principal amounts of $42,666 and $nil of USD-denominated notes (CAD $59,774 and CAD $nil equivalent) as at October 31, 2025 and October 31, 2024, respectively, designated as a net investment hedge (see Note 8)

Derivative fair values
The following table presents the fair values of derivative contracts by major product type and hedged risk (designated or economic) on a gross basis, as recorded on the Bank’s Consolidated Balance Sheets. Gross fair values exclude the effects of both counterparty netting as well as collateral. The fair value of the Bank’s derivative financial instruments at October 31, 2025 and 2024 was determined using a market-based approach (Level 2).
	For the years ended October 31,
	2025		2024
	Other assets	Other liabilities	Other assets	Other liabilities
Designated as accounting hedges under ASC 815
Interest rate	$—	$243	$14	$—
Foreign exchange(a)	—	44	1	—
Non-designated derivatives
Foreign exchange	—	5	—	—
Total	$—	$292	$15	$—

(a)
Excludes the carrying value of $42,035 and $nil of USD-denominated notes (CAD $58,889 and CAD $nil equivalent) as at October 31, 2025 and October 31, 2024, respectively, designated as a net investment hedge (see Note 8)

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Fair value hedges
The following table summarizes the gains (losses) on the Company’s fair value hedges recognized in interest income on the Consolidated Statements of Income:
Gains (losses) on fair value hedges
	For the years ended October 31,
	2025	2024
	Interest income	Interest income
Gain (loss) on the hedging derivatives
Interest rate	$(257)	$(1,088)
Gain (loss) on the hedged item
Interest rate	194	1,910
Total	$(63)	$822
Total interest income on the Consolidated Statements of Income for the years ended October 31, 2025 and October 31, 2024 was $211,762 and $210,621, respectively.
Cumulative fair value hedge basis adjustment
The table below presents the carrying amount of the Company’s hedged assets designated under qualifying fair value hedges as at October 31, 2025 and October 31, 2024, along with the cumulative fair value hedge basis adjustments included in the carrying value of those hedged assets that would reverse through earnings in future periods.
	For the years ended October 31,
	2025	2024
Credit assets, net of deferred fees and costs
Carrying amount of hedged assets	$14,918	$16,074
Cumulative basis adjustment increasing (decreasing) the carrying amount	$1,357	$808
Net investment hedges
The Company is exposed to foreign currency risk associated with the net assets of non-CAD functional entities and uses foreign exchange forward contracts and non-CAD denominated debt to mitigate this risk.
Foreign exchange forward contracts
The following table presents the pre-tax impact of derivatives designated as net investment hedges of foreign exchange gains (losses) on translation of foreign operations. Other than amounts excluded from effectiveness testing, there were no other material gains (losses) reclassified from Accumulated other comprehensive income to earnings during the years ended October 31, 2025, and 2024.
	For the years ended October 31,
	2025	2024
Gain/(loss) on derivative recognized in Foreign currency derivatives designated to net investment hedging relationships	$(3,016)	$(2,465)

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
For the years ended October 31, 2025 and October 31, 2024, changes in fair value of derivatives designated to net investment hedging relationships attributable to excluded components recognized in current income resulted in immaterial gains (losses).
Total non-interest income on the Consolidated Statements of Income for the years ended October 31, 2025 and October 31, 2024 was $8,180 and $8,550, respectively.
Non-derivative instruments
The following table presents the pre-tax impact of non-derivative instruments designated as net investment hedges on Foreign exchange gain on translation of foreign operations.
	For the years ended October 31,
	2025	2024
Gain/(loss) on USD-denominated fixed-rate debt recognized in Foreign exchange gain on translation of foreign operations	$302	$—
Derivatives not designated for hedge accounting
The following table presents the pre-tax gains (losses) on derivatives not designated as qualifying hedging instruments and recognized in the General and administrative line item within non-interest expense.
	For the years ended October 31,
	2025	2024
Gain/(loss) on derivative recognized in non-interest expense	$(294)	$—
12.   Income Taxes
Income tax expense consisted of the following:
	Year ended October 31,
	2025	2024
Current
U.S. Federal	$459	$450
U.S. State and local	244	288
Outside of the U.S.	8,652	9,044
Total Current	$9,355	$9,782
Deferred
U.S. Federal	$(301)	$536
U.S. State and local	—	—
Outside of the U.S.	(201)	1,786
Total deferred	$(502)	$2,323
Total income tax expense	$8,853	$12,104

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The differences between applicable income tax expense (benefit) from continuing operations and the amounts computed by applying the statutory Canadian combined integrated federal and provincial income tax rate of 26.5% for 2025 and 2024, are as follows:
	2025		2024
	Amount	%	Amount	%
Computed tax expense at Canadian statutory rate	$7,692	26.5	$10,414	26.5
Tax rate differential on U.S. operations	(184)	(0.63)	(96)	(0.24)
Change in valuation allowances on deferred tax assets	351	1.21	1,659	4.22
Permanent differences	633	2.18	256	(0.65)
Adjustments for prior years	—	—	(243)	(0.62)
Other	361	1.24	114	0.28
Effective income tax expense	$8,853	30.50	$12,104	30.79
The Company uses the flow through method of accounting for investment tax credits under which the credits are recognized as a reduction to income tax expense in the period in which the credit arises. During the fiscal years ended October 31, 2025 and 2024, $150 and $324 of tax credits were recognized as a reduction to income tax expense, respectively.
Deferred tax assets and liabilities, which are included in Other Assets and Other Liabilities respectively on the Consolidated Balance Sheets, consist of the following:
	At October 31,
	2025	2024
Deferred tax asset:
Deferred loan fees	$357	$502
Loss carry forwards	1,820	1,240
Valuation allowances on deferred tax assets	(592)	(1,674)
Premises and equipment, and right-of-use assets	1,177	956
Allowance for credit losses	1,701	697
Share issue and financing costs	1,283	369
Other	1,798	2,645
Total gross deferred tax assets	$7,544	$4,735
Deferred tax liabilities:
Premises and equipment, and right-of-use assets	$(937)	$(611)
Share issue and financing costs	(306)	(356)
Deposit commissions	(1,485)	(1,617)
Other	(721)	(990)
Total gross deferred tax liabilities	$(3,449)	$(3,574)
Net deferred tax asset	$4,095	$1,161
Management assesses all available positive and negative evidence to determine whether it is more likely than not that the Company will be able to recognize the existing deferred tax assets. If that threshold is not met, a valuation allowance is established against the deferred tax asset. The federal and state valuation allowance at October 31, 2025 and 2024, was $592 and $1,674, respectively.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
In addition, the Company has approximately $5,291 of capital loss carry forwards which may be applied against future capital gains and for which the deferred tax asset of $1,402 has been recognized. These capital loss carry forwards can be carried forward indefinitely.
A deferred tax liability on taxable temporary differences of $5,589 and $2,995 at October 31, 2025 and 2024 respectively, relating to the Company’s investment in its subsidiaries was not recognized as the Company is able to control the timing of the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.
13.   Stock-based Compensation
Stock options
The Company has a stock option plan for its employees and officers, and the Company recognizes compensation expense in accordance with ASC 718, Stock Based Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The Black-Scholes model takes into consideration the closing share price on the grant date, the exercise price, the expected option life, the expected dividend yield, the expected volatility and the risk-free interest rate. The Company’s estimate of the fair value of a stock option is based on expectations derived from historical experience and may not necessarily equate to its market value when fully vested. In accordance with ASC 718, the Company estimates the number of options for which the requisite service is expected to be rendered.
A summary of the Company’s stock options is presented below:
	Year ended October 31, 2025
Options	Shares	Weighted-Average Exercise Price (CAD)	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at October 31, 2024	819,125	$15.90	2.2	$2,868
Granted	10,000	15.90
Exercised	(6,775)	15.90
Expired	—	—
Forfeited	(42,616)	15.90
Outstanding at October 31, 2025	779,734	15.90	1.2	$456
Exercisable at October 31, 2025	772,994	15.90	1.2	$452
	Year ended October 31, 2024
Options	Shares	Weighted-Average Exercise Price (CAD)	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at October 31, 2023	874,393	15.90	3.2	$—
Granted	—	—
Exercised	(38,153)	15.90
Expired	—	—
Forfeited	(17,115)	15.90
Outstanding at October 31, 2024	819,125	15.90	2.2	$2,868
Exercisable at October 31, 2024	533,314	15.90	2.2	$1,868

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Proceeds from stock options exercised were $75 and $439 during the year ended October 31, 2025 and 2024, respectively.
The total intrinsic value of options exercised during the year ended October 31, 2025 and 2024 was $14 and $125, respectively.
The weighted-average grant-date fair value per option for the year ended October 31, 2025 was $2.40. No options were granted for the year ended October 31, 2024. As at October 31, 2025 and 2024, total unrecognized compensation cost related to unvested stock options granted under the stock-based compensation plan was $21 and $58, respectively. The stock options have a contractual life of 5 years from the grant date and vest over a term of 3 years. As at October 31, 2025 and 2024, the Company expects to recognize expenses for unvested stock options over weighted-average periods of 2.8 years and 0.2 years, respectively.
Compensation expense recorded related to stock options was $58 and $256 for the years ended October 31, 2025 and 2024, respectively.
Executive Share Award Program
The Company has an Executive Share Award Program (“ESAP”). Under this program, eligible employees are able to purchase the number of shares awarded to them under the ESAP on the open market and be fully reimbursed by the Company for the cost of the shares. Shares acquired under the program must be held for a minimum of five years from the date of purchase.
Awards under the ESAP are accounted for as liability-classified awards under ASC 718. The Company recognizes compensation cost over the service period during which participants perform the services that earn the award based on the estimated amount of shares to be granted to each eligible employee. A liability is also recognized representing the Company’s obligation to reimburse employees for their share purchases which is measured at fair value based on the closing market price of the Company’s common shares at each reporting date. All awards are expected to be granted in December and in most cases, they are typically exercised by April 30 of the following calendar year.
During the years ended October 31, 2025 and 2024, the Company awarded 75,000 and 66,150 common shares, respectively, under the ESAP to the participants.
Compensation cost recorded related to the ESAP was $198 for the year ended October 31, 2025 (2024 — $1,305). As at October 31, 2025, the company had accrued $920 related to awards expected to be granted subsequent to year-end for services performed during fiscal 2025 (2024 — $1,359), which is included in other liabilities on the Consolidated Balance Sheets.
14.   Related Party Transactions
The Company provides various banking services to related parties and enters into contractual agreements and other operations with related parties. A related party is considered to be a person or entity that has the ability to exercise some level of control, influence, or joint control over another entity in making financial or operational decisions. The Company considers the following to be related parties:
•
Its key management personnel and members of their immediate family;

•
Entities which are controlled, significantly influenced by, or for which significant voting power is held by key management personnel and their immediate family; and,

•
Significant minority shareholders.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The Company’s Board of Directors and Senior Executive Officers are key management personnel. They have the authority and responsibility for planning, directing, and controlling the activities of the Company, both directly and indirectly. Related party transactions are summarized as follows:
	At October 31,
	2025	2024
Mortgages and other loans	$4,000	$6,187
Deposits and Subordinated notes payable	—	304
	$4,000	$6,491

1)
At October 31, 2025, amounts due from key management personnel totaled $1,430 (2024 — $1,076) and an amount due from a corporation controlled by key management personnel totaled $2,570 (2024 — $5,095).

2)
The interest rates charged on loans and advances to related parties are based on mutually agreed upon terms. Interest income earned on related party loans for the year ended October 31, 2025 totaled $126 (2024 — $119).

3)
There were no specific provisions for credit losses associated with loans issued to key management personnel for the year ended October 31, 2025 (2024 — $nil), and all loans issued to key management personnel were current as at October 31, 2025 and 2024.

4)
On April 30, 2024, the Company redeemed all of its issued and outstanding $3,588 (CAD $5,000) subordinated note payable originally issued in April 2019; $359 (CAD $500) of this amount was held by a related party.

15.   Commitments and Contingencies
(a)   Financial instruments with off-balance-sheet risk
The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the Consolidated Balance Sheets when they become payable. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets. The contractual, or notional, amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
The contract amounts of the Company’s unused credit commitments are as follows:
	At October 31,
	2025	2024
Loan commitments	$420,432	$455,866
Standby letters of credit	33,441	47,113
	$453,873	$502,979
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Such commitments are normally based on the full amount of collateral in a customer’s investment account. The majority of such lines of credit have historically not been drawn upon.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary. The Company reduces any potential liability on its standby letters of credit based upon its estimate of the proceeds obtainable upon the liquidation of the collateral held. Fair values of unrecognized financial instruments, including commitments to extend credit and the fair value of letters of credit, are considered immaterial.
In the ordinary course of business, assets are pledged against the off-balance sheet letters of credit and against outstanding derivatives in the amount of $14,918 and $10,046 as at October 31, 2025 and 2024, respectively.
(b)   Concentration of Credit Risks
The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. CECL accounting guidance requires the establishment of an allowance for loss on such unfunded instruments. To establish that allowance, the Company generally utilizes the same methodologies as it does to establish allowances on outstanding loans, adjusted for estimated usage as appropriate. Refer to the ‘Summary of Significant Accounting Policies: Loans, net of Allowance for Credit Loss’ for the Company’s credit loss methodology. The allowance for credit loss on these unfunded instruments is immaterial.
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash investments including due from banks, interest-bearing deposits with banks, government securities, and credit assets.
16.   Fair Value of Financial Instruments
ASC 825, Financial Instruments, requires disclosure of the estimated fair value of an entity’s assets and liabilities considered to be financial instruments. For the Company, as for most financial institutions, the majority of its assets and liabilities are considered to be financial instruments. However, many such instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Also, it is the Company’s general practice and intent to hold its financial instruments to maturity whether or not categorized as “available-for-sale” and not to engage in trading or sales. For fair value disclosure purposes, the Company utilized the fair value measurement criteria of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).
Accounting guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:
Level 1:   Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2:   Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3:   Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
There were no transfers between levels in 2025 and 2024 for fair value disclosure purposes.
The Company utilized certain value measurement criteria required under the ASC 820, as discussed below.
Estimated fair values have been determined by the Company using the best available data and an estimation methodology it believes to be suitable for each category of financial instruments. Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.
Assets and Liabilities Measured on a Recurring Basis
Assets measured on a recurring basis are limited to the Company’s available-for-sale securities portfolio, its investment in Stablecorp, and derivative contracts.
The available-for-sale portfolio is carried at estimated fair value with any unrealized gains and losses, net of taxes, reported as accumulated other comprehensive income or loss in shareholders’ equity. The combined carrying value and accrued interest approximates fair value.
The estimated fair value of the Stablecorp investment is classified as Level 3 in the fair value hierarchy as the determination of fair value did not use inputs that were based on observable market data given that the entity is privately-held.
The Company holds over the counter (“OTC”) derivative instruments, including foreign exchange forwards and interest rate swaps, which are valued using observable market inputs and standard valuation techniques. The Company’s derivative instruments are classified as Level 2 within the fair value hierarchy.
The foreign exchange forwards are valued using an income approach that relies on observable market forward exchange rates for the underlying currency pairs. The fair value is calculated as the difference between the forward market rate and the contractual rate, multiplied by the notional amount and discounted using relevant interest rate curves.
The interest rate swaps are valued using a discounted cash flow methodology. This approach incorporates observable inputs, including the contractual terms of the swap and the prevailing market interest rate curves. The resulting future cash flows are discounted to their present value using current interest rate benchmark rates (i.e., Canadian Overnight Repo Rate Average (“CORRA”)).
All derivative transactions are executed under International Swaps and Derivatives Association (“ISDA”) agreements or similar industry-standard contracts.
Fair value measurements consider credit risk factors, including both counterparty credit risk and the Company’s own non-performance risk. The Company actively manages credit risk associated with these instruments by transacting only with counterparties that have investment-grade credit ratings and by continuously monitoring the financial condition of its counterparties.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Assets and liabilities measured at fair value on a recurring basis are summarized below:
October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$1,586	$1,586	$—	$—	$1,586
U.S. Treasury securities	53,055	53,055	—	—	53,055
Stablecorp investment	680	—	—	680	680
Derivative liabilities	297	—	297	—	297
October 31, 2024	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$111,467	$111,467	$—	$—	$111,467
U.S. Government Sponsored and Agency securities	3,147	3,147	—	—	3,147
U.S. Treasury securities	97,451	97,451	—	—	97,451
Stablecorp investment	684	—	—	684	684
Derivative assets	15	—	15	—	15
Assets and Liabilities Not Measured on a Recurring Basis
The fair value amounts have been determined using the following valuation methods and assumptions:
•
The estimated fair values of cash and cash equivalents are assumed to approximate their carrying values.

•
The fair value of held-to-maturity securities are based on quoted market prices.

•
The fair value of credit assets is based on net discounted cash flows using market interest rates and applicable credit spreads for borrowers.

•
The fair value of other financial assets is approximately equal to their carrying value due primarily to the short-term nature of the instruments.

•
Loans, deposits and subordinated notes payable are designated as amortized cost.

•
The fair value of deposits is determined based on discounted cash flows using market interest rates.

•
The fair value of other financial liabilities is approximately equal to their carrying value due to the short-term nature of the instruments except for lease obligations. However, the fair value of the Company’s lease obligations is approximately equal to their carrying value given that there has been minimal movement in the market interest rates associated with these leases.

•
The fair value of subordinated notes payable is determined based on discounted cash flows using current market interest rates.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Carrying amount and estimated fair values of financial instruments not carried at fair value were as follows:
October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$375,569	$375,569	$—	$—	$375,569
Interest-bearing deposits in other banks	39,656	39,656	—	—	39,656
Securities held-to-maturity	99,583	—	96,722	—	96,722
Credit assets, net	3,519,007	—	—	3,503,401	3,503,401
Financial Liabilities
Non-interest-bearing deposits	$1,476	$—	$—	$1,476	$1,476
Time deposits	2,861,170	—	—	2,861,170	2,861,170
Demand deposits	601,437	—	—	601,437	601,437
Subordinated notes payables	73,890	—	71,293	—	71,293
Cash reserves on loan and lease receivables	207,477	—	—	207,477	207,477
Other liabilities	16,360	—	—	16,360	16,360
October 31, 2024	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$147,790	$147,790	$—	$—	$147,790
Interest-bearing deposits in other banks	13,852	13,852	—	—	13,852
Securities held-to-maturity	12,657	—	8,988	—	8,988
Credit assets, net	3,029,961	—	—	2,984,361	2,984,361
Financial Liabilities
Non-interest-bearing deposits	$2,015	$—	$—	$2,015	$2,015
Time deposits	2,449,149	—	—	2,449,149	2,449,149
Demand deposits	518,017	—	—	518,017	518,017
Subordinated notes payables	73,556	—	71,151	—	71,151
Cash reserves on loan and lease receivables	122,860	—	—	122,860	122,860
Other liabilities	15,724	—	—	15,724	15,724
17.    Regulatory Matters
(a)   Overview
Canada
The Company manages its capital in the VersaBank entity in accordance with guidelines established by OSFI. The regulatory capital guidelines measure capital in relation to credit, market, and operational risks. The impact of the level of capital held on shareholders’ return on equity is an important consideration and the Company recognizes the need to maintain a balance between the higher returns that may be possible with

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
greater leverage and the advantages and security that may be afforded by a more robust capital position. OSFI sets and monitors capital requirements for the Company. Capital is managed in accordance with policies and plans that are regularly reviewed and approved by the Board of Directors and that take into account, amongst other items, forecasted business plans and capital requirements and current and anticipated financial market conditions.
Failure by the Company to meet minimum capital requirements set by OSFI could result in certain mandatory and/or discretionary disciplinary actions by their regulators that could have a material adverse effect on the Company’s business and consolidated financial position.
In complying with the requirements set out by OSFI, the goal is to maintain adequate regulatory capital for the Company to be considered well capitalized, protect deposits and provide capacity to support organic growth as well as to capitalize on strategic opportunities that do not otherwise require accessing the public capital markets, all the while providing a satisfactory return to shareholders. The Company’s regulatory capital is composed of share capital, retained earnings and unrealized gains and losses on fair value through other comprehensive income securities (Common Equity Tier 1 capital), preferred shares (Additional Tier 1 capital) and subordinated notes (Tier 2 capital). The Company monitors its capital adequacy and related capital ratios on a daily basis and has Board approved and monitored policies setting internal targets and thresholds for its capital ratios. These capital ratios consist of the leverage ratio and risk-based capital ratios.
The Company makes use of the Standardized Approach for credit risk as prescribed by OSFI, and therefore, may include eligible expected credit loss (“ECL”) allowance amounts in its Tier 2 capital, up to a maximum of 1.25% of its credit risk-weighted assets calculated under the Standardized Approach. Although the Company’s consolidated financial statements are prepared in conformity with US GAAP, OSFI’s capital requirements are based on International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). Certain regulatory capital components, including the treatment of ECL allowances, are determined using measures based on IFRS Accounting Standards for regulatory reporting purposes.
(b)   Risk-based capital ratios
The Basel Committee on Banking Supervision has published the Basel III rules on capital adequacy and liquidity (“Basel III”). OSFI requires that all Canadian banks must comply with the Basel III standards on an “all-in” basis for the purpose of determining their risk-based capital ratios. Required minimum regulatory capital ratios are a 7.0% Common Equity Tier 1 capital ratio (“CET1”), an 8.5% Tier 1 capital ratio and a 10.5% Total capital ratio, all of which include a 2.50% capital conservation buffer.
OSFI also requires banks to measure capital adequacy in accordance with guidelines for determining risk adjusted capital and risk-weighted assets including off-balance sheet credit instruments as specified in the Basel III regulations. Based on the deemed credit risk for each type of asset, both on and off balance sheet assets of the Company are assigned a weighting ranging from 0% to 400% to determine the Company’s risk weighted equivalent assets and its risk-based capital ratios.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The Company’s risk-based capital ratios are calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):
	Year ended October 31
	2025	2024
Common equity Tier 1 (CET1) capital
Directly issued qualifying common share capital	$325,910	$215,610
Contributed surplus	2,473	2,485
Retained earnings	203,728	181,238
Accumulated other comprehensive income	562	(130)
CET1 before regulatory adjustments	532,673	399,203
Regulatory adjustments applied to CET1	(23,023)	(25,700)
Common Equity Tier 1 capital	$509,650	$373,503
Additional Tier 1 capital
Directly issued qualifying Additional Tier 1 instruments	—	—
Total Tier 1 capital	$509,650	$373,503
Tier 2 Capital
Directly issued Tier 2 capital instruments	105,135	104,370
Tier 2 capital before regulatory adjustments	105,135	104,370
Eligible stage 1 and stage 2 allowance	5,105	3,303
Total Tier 2 capital	$110,240	$107,673
Total regulatory capital	$619,890	$481,176
Total risk-weighted assets	$3,943,657	$3,323,595
Capital ratios
CET1 capital ratio	12.92%	11.24%
Tier 1 capital ratio	12.92%	11.24%
Total capital ratio	15.72%	14.48%
As at October 31, 2025 and 2024, the Company was in compliance with all minimum capital ratios prescribed by OSFI.
(c)   Leverage ratio
The leverage ratio, which is prescribed under the Basel III Accord, is a supplementary measure to the risk-based capital requirements and is defined as the ratio of Tier 1 capital to the Company’s total exposures. The Basel III minimum leverage ratio is 3.0%. The Company’s leverage ratio is calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):
	2025	2024
On-balance sheet assets
Asset amounts adjusted in determining the Basel III	$5,808,475	$4,838,484
Tier 1 capital	(23,023)	(25,700)
Total on-balance sheet exposure	$5,785,452	$4,812,784
Add-on amounts for PFE associated with all derivative transactions	$3,975	$—
Total derivative exposures	$3,975	$—

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
	2025	2024
Total off-balance sheet exposure at gross notational amount	$635,854	$701,104
Adjustments for conversion to credit equivalent amount	(410,571)	(451,759)
Total off-balance sheet exposures	$225,283	$249,345
Tier 1 capital	509,650	373,503
Total exposures	$6,014,710	$5,062,129
Leverage ratio	8.47%	7.38%
As at October 31, 2025 and 2024, the Company was in compliance with the leverage ratio prescribed by OSFI.
United States of America
In the United States of America, VersaBank USA is subject to various regulatory capital requirements administrated by the U.S. Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on VersaBank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VersaBank USA must meet specific capital guidelines that involve quantitative measures of VersaBank USA’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. VersaBank USA’s capital amounts and prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. VersaBank USA is subject to laws and regulations that limit the amount of dividends VersaBank USA can pay to VersaBank.
The figures on the table below are calculated according to U.S. Basel III as at September 30, 2025 and 2024, the most recent OCC submission as at October 31, 2025 and 2024 respectively. VersaBank’s USA’s actual capital amounts and ratios are presented as follows:
At September 30, 2025	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)	$268,745	67.21%	$10,750	4.00%	$13,437	5.00%
Tier 1 common equity (to risk-weighted assets)	180,629	103.26%	7,871	4.50%	11,370	6.50%
Tier 1 capital (to risk-weighted assets)	180,629	103.26%	10,495	6.00%	13,993	8.00%
Total capital (to risk-weighted assets)	180,905	103.42%	13,993	8.00%	17,492	10.00%
At September 30, 2024
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)	$90,014	108.19%	$3,601	4.00%	$4,501	5.00%
Tier 1 common equity (to risk-weighted assets)	97,385	174.87%	2,506	4.50%	3,620	6.50%
Tier 1 capital (to risk-weighted assets)	97,385	174.87%	3,341	6.00%	4,455	8.00%
Total capital (to risk-weighted assets)	98,081	176.12%	4,455	8.00%	5,569	10.00%

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
18.   Operating Segments
The Company’s management reporting is organized into four reportable operating segments: Digital Banking Canada, Digital Banking USA, Digital Meteor, and DRTC. Reportable segments are based on the management reporting process and how the chief operating decision maker (“CODM”) regularly reviews results of the Company, which is based on geographic areas, with respect to Digital Banking, and customer base, with respect to Digital Meteor and DRTC. The President is the CODM and reviews actual and budgeted operating segment net income (after tax) when assessing performance and deciding how to allocate resources.
Reportable segments
Digital Banking Canada — The Company employs a business-to-business model using its proprietary financial technology to address underserved segments in the Canadian banking market. The Company obtains its deposits and invests in the vast majority of its credit assets electronically via its deposit and lending solutions for financial intermediaries.
Digital Banking USA —  The Company has adopted a business-to-business model, leveraging its proprietary financial technology to address underserved segments of the US banking market, primarily through its wholly owned subsidiary, VersaBank USA. VersaBank USA raises deposits and delivers the majority of its credit assets electronically through its deposit and lending solutions tailored for financial intermediaries.
DRTC — Leveraging its internally-developed IT security software and capabilities, the Company established a wholly owned subsidiary, DRTC, to pursue significant large-market opportunities in cybersecurity and to develop solutions to address the rapidly-growing volume of cyber threats challenging financial institutions, multi-national corporations, and government entities.
Digital Meteor —  Through its wholly owned subsidiary, DBG, the Company owns proprietary intellectual property and technology to enable the next generation of digital assets by the banking and financial community, including the Company’s Real Bank Deposit Token™ (“RBDT™”) (previously known as Digital Deposit Receipt (“DDR”)) technology.
Basis of presentation
The basis for the determination of the reportable segments is a function primarily of the systematic, consistent process employed by the Company’s CODM in reviewing and interpreting the operations and performance of each segment. The net income (after tax) derived for each reportable segment is dependent upon revenue and cost allocations using an activity-based model and other methodologies and assumptions management believes are appropriate to reflect the results of the business. Non-interest expenses contain both direct expenses and certain expenses not directly attributable to a specific business segment, including certain indirect overhead expenses or centralized/shared functions, which are allocated based on methodologies that reflect utilization. The accounting policies applied to these segments (including transactions between reportable segments) are consistent with those employed in the preparation of the Company’s Consolidated Financial Statements, as disclosed in Note 2.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Segmented information
As at and for the year ended October 31, 2025	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$199,775	$11,987	$—	$—	$—	$211,762
Interest expense	125,733	2,845	—	1	—	128,579
Net interest income	$74,042	$9,142	$—	$(1)	$—	$83,183
Non-interest income(a)	(99)	—	2,870	6,408	(999)	8,180
Total income	$73,943	$9,142	$2,870	$6,407	$(999)	$91,363
Provision for (recovery of) credit losses	3,547	(101)	—	—	—	3,446
Non-interest expenses:
Salaries and employee benefits	18,502	3,537	581	4,551	—	27,171
Depreciation and amortization	1,110	124	249	615	—	2,098
Other segment items(b)	22,800	2,877	2,038	2,906	(999)	29,622
Income (loss) before income taxes	$27,984	$2,705	$2	$(1,665)	$—	$29,026
Income tax provision	8,615	764	2	(528)	—	8,853
Net income (loss)	$19,369	$1,941	$—	$(1,137)	$—	$20,173
Total assets	$3,600,217	$541,607	$8,578	$16,349	$(23,279)	$4,143,472
Total liabilities	$3,409,426	$356,021	$5,711	$20,453	$(26,352)	$3,765,259

(a)
Included within this row are amounts to eliminate $999 of intersegment revenues earned by Digital Banking Canada from DRTC.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overheads that have been allocated to the respective reportable segments.

(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

As at and for the year ended October 31, 2024	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Interest income	$209,302	$1,319	$—	$—	$—	$210,621
Interest expense	134,438	299	—	2	—	134,739
Net interest income	$74,864	$1,020	$—	$(2)	—	75,882
Non-interest income(a)	55	—	2,306	7,187	(998)	8,550
Total income	$74,919	$1,020	$2,306	$7,185	$(998)	$84,432
Provision for (recovery of) credit losses	(597)	682	—	—	—	85
Non-interest expenses:
Salaries and employee benefits	19,644	319	526	3,815	—	24,304
Depreciation and amortization	862	1	3	395	—	1,261
Other segment items(b)	15,669	341	1,482	2,985	(998)	19,479
Income (loss) before income taxes	$39,341	$(323)	$295	$(10)	$—	$39,303

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
As at and for the year ended October 31, 2024	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations(c)	Consolidated
Income tax provision	11,823	115	38	128	—	12,104
Net income (loss)	$27,518	$(438)	$257	$(138)	$—	$27,199
Total assets	$3,295,689	$166,729	$6,047	$15,044	$(13,920)	$3,469,589
Total liabilities	$3,115,843	$65,188	$935	$21,284	$(18,355)	$3,184,895

(a)
Included within this row are amounts to eliminate $998 of intersegment revenues earned by Digital Banking Canada from DRTC.

(b)
Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overhead that have been allocated to the respective reportable segments.

(c)
Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

Entity-wide information
Geographical information is provided below with respect to the Company’s assets. Revenues attributable to foreign operations for the years ended October 31, 2025 and October 31, 2024 were not significant and have not been presented below.
As at October 31, 2025	Assets(a)
Canada	$3,564,124
United States	579,348
Total	$4,143,472

(a)
Total assets include long-lived assets (which are insignificant and are not presented separately).

As at October 31, 2024	Assets(a)
Canada	$3,251,741
United States	217,848
Total	$3,469,589

(a)
Total assets include long-lived assets (which are insignificant and are not presented separately).

19.   Acquisitions
On August 30, 2024 the Company, through its wholly-owned US subsidiary VersaHoldings US Corp., acquired 100% of the outstanding shares of shares of Minnesota-based Stearns Bank Holdingford N.A. (“SBH”), a privately held, wholly-owned subsidiary of Stearns Financial Services Inc. based in St. Cloud, Minnesota (renamed VersaBank USA), for cash consideration of $14,095. SBH is a fully operational, OCC-chartered national bank, focused on small business lending. The acquisition followed the approval for acquisition received in June 2024 from OSFI, as well as the OCC and the US Federal Reserve.
Upon the close of the share acquisition of VersaBank USA, the Company acquired $68,410 in assets and assumed $54,315 in deposits and other liabilities. The acquisition included $1,921 of intangible assets, composed of customer deposit relationships. The acquisition provides the Company with access to US deposits to support the growth of its SRP business.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
The following table summarizes the fair value of the assets acquired and liabilities assumed on acquisition:
August 30, 2024
Cash	$5,114
Securities	3,236
Loans	53,804
Fixed assets	233
Prepaid expenses and other	5
Intangible assets	1,921
Goodwill	4,097
Deposits	(54,287)
Accounts payable and other	(28)
Intangible asset reflects the value of the customer deposit base acquired, which has been assessed to have a useful life of 10 years. Goodwill primarily reflects the value of obtaining an OCC charter national bank licence and the value of future growth prospects and expected business synergies realized as a result of combining the acquired business with the Company’s existing SRP business and is included in the Digital Banking USA reporting unit.
For the year ended October 31, 2024, VersaBank USA contributed $1,020 and $342 to the Company’s net-interest income and net income respectively. The costs associated with the acquisition of VersaBank USA totaling $4,188 were spread across fiscal years ending October 31, 2022, 2023 and 2024. These costs were included in the Company’s non-interest expense in the respective fiscal years in which they were incurred.

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
20.   Parent Company Financial Information
Condensed financial information for the Company (Parent company only) is as follows:
Condensed Balance Sheets
	At October 31,
	2025	2024
Assets
Cash and cash equivalents
Cash and due from banks	$228,745	$119,706
Interest-bearing deposits in other banks	8,048	13,852
Total cash and cash equivalents	$236,793	$133,558
Investment securities available-for-sale	$1,586	$111,451
Investment securities held-to-maturity	33,179	12,657
Credit assets, net of deferred fees and costs	3,273,278	2,970,783
Allowance for credit losses	(6,155)	(2,624)
Credit assets, net of allowance for credit losses	$3,267,123	$2,968,159
Premises and equipment, net	3,110	3,484
Investment in bank holding company subsidiaries	194,795	115,148
Investment in non-bank subsidiaries	—	—
Intercompany receivables from bank holding company subsidiaries	23,802	17,402
Intercompany receivables from non-bank subsidiaries	16,839	31,596
Other assets	10,606	7,538
Total assets	$3,787,833	$3,400,993
Liabilities
Deposits:
Non-interest-bearing	$350	$925
Interest-bearing	3,183,686	2,903,724
Total deposits	$3,184,036	$2,904,649
Subordinated notes payable	73,890	73,556
Cash reserves on credit assets	135,647	121,973
Other liabilities	16,047	16,121
Total liabilities	$3,409,620	$3,116,299
Shareholders’ equity
Common shares	$259,429	$183,467
Other shareholder’s equity	118,784	101,227
Total shareholders’ equity	$378,213	$284,694
Total liabilities and shareholders’ equity	$3,787,833	$3,400,993

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Condensed Statements of Income
	At October 31,
	2025	2024
Interest income:
Credit assets	$186,329	$188,941
Investment securities:
Taxable interest	852	1,490
Other	11,717	16,667
Total interest income	$198,898	$207,098
Interest expense:
Deposits	121,404	129,610
Subordinated notes	3,929	4,166
Other	421	486
Total interest expense	$125,754	$134,262
Net interest income	$73,144	$72,836
Provision (recovery) for credit losses	3,547	(597)
Net interest income after provision for credit losses	$69,597	$73,433
Non-interest income
Other income (loss)	$(99)	$1,526
Total non-interest income (loss)	$(99)	$1,526
Non-interest expense:
Salaries and employee benefits	$17,957	$19,238
General and administrative	19,425	14,219
Premises and equipment	3,313	2,842
Total non-interest expense	$40,695	$36,299
Income before income tax expense and equity in undistributed earnings of subsidiaries	$28,803	$38,660
Income tax expense	8,451	11,141
Equity in undistributed earnings of subsidiaries	$(179)	$(320)
Net income	$20,173	$27,199
Total comprehensive income (loss) for the year, net of tax	$21,852	$30,199

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
Condensed Statements of Cash flows
	For the years ended October 31,
	2025	2024
Cash flows from operating activities:
Net income	$20,173	$27,199
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Undistributed earnings of subsidiaries	179	320
Provision for credit losses	3,547	(597)
Stock-based compensation	58	256
Deferred income taxes (benefit)	101	1,868
Depreciation and amortization	416	376
Accretion of discount on securities	(26)	(215)
Foreign exchange rate change on assets and liabilities	(1,359)	(1,289)
Changes in operating assets and liabilities:
Decrease (increase) in accrued interest receivable	1,660	(1,410)
Increase (decrease) in other assets and liabilities	10,247	624
Net cash provided by (used in) operating activities	$34,996	$27,132
Cash flows from investing activities:
Maturities and sales of investment securities available-for-sale	$383,469	$1,165,948
Purchase of securities available-for-sale	(277,381)	(1,155,944)
Purchase of securities held-to-maturity	(21,630)
Net (increase) decrease in credit assets	(305,509)	(272,685)
Foreign exchange swap settlement	(3,794)	(2,625)
Purchase of property and equipment	(48)	(709)
Investment in subsidiaries	(81,682)	(103,570)
Net cash provided by (used in) investing activities	$(306,575)	$(369,585)
Cash flows from financing activities:
Issuance of common shares	$78,780	$439
Purchase and cancellation of common shares	(6,615)	—
Net increase (decrease) in deposits	296,337	375,602
Redemption of subordinated notes payable	—	(3,600)
Redemption of preferred shares	—	(10,488)
Dividends paid	(2,303)	(2,637)
Net change in short-term intercompany borrowings	7,970	28,471
Net cash provided by (used in) financing activities	$374,169	$387,787
Effect of exchange rate changes on cash, cash equivalents and restricted cash	$645	$484
Cash, cash equivalents, and restricted cash:
Net change during the period	103,235	45,818
Balance, beginning of period	133,558	87,740
Balance, end of period	$236,793	$133,558

VersaBank
Notes to Consolidated Financial Statements
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)
21.   Subsequent Events
On January 7, 2026, the Company entered into a Purchase and Assumption Agreement with Stearns Bank National Association. Under the Agreement, the Company agreed to sell certain assets associated with the Company’s branch located at 580 Main Street, Holdingford, Minnesota, with Stearns Bank National Association agreeing to assume certain deposit liabilities related to that location. The transaction is expected to close in the second quarter of fiscal 2026. This transaction will have an immaterial impact on the Company’s Consolidated Financial Statements.

ANNEX A
REORGANIZATION RESOLUTION
SPECIAL RESOLUTION OF THE SHAREHOLDERS
OF
VERSABANK
BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:
1.
The amendments to the by-laws of VersaBank attached as Annex B to the management information circular dated [·], 2026 (the “Circular”), whereby:

(a)
a new class of Exchangeable Shares of VersaBank will be created;

(b)
upon creation of the Exchangeable Shares, each common share of VersaBank will be changed into one Exchangeable Share;

(c)
immediately following the conversion of each common share of VersaBank into the Exchangeable Shares, each Exchangeable Share will be transferred automatically to Versa Bancorp for:

(i)
where such Exchangeable Share is not a Dissent Share, an equivalent number of newly issued shares of common stock of Versa Bancorp on a one-for-one basis to be issued directly to the non-Dissenting Shareholders by Versa Bancorp; or

(ii)
where such Exchangeable Share is a Dissent Share, the right to be paid Fair Value, in each case without further action by the holders thereof, by VersaBank or by Versa Bancorp,

following which Versa Bancorp will convert the Exchangeable Shares acquired by it into common shares on a one-for-one basis, are hereby approved.
2.
The Reorganization pursuant to the Reorganization Agreement attached as Annex E to the Circular to be entered into by and between VersaBank and Versa Bancorp, that would cause Versa Bancorp to become the holding company of VersaBank and its subsidiaries, as more particularly described and set forth in the Circular (and as the Reorganization may be modified or amended in accordance with its terms), together with all transactions contemplated thereby, are hereby authorized, approved and adopted.

3.
Following VersaBank’s sale of its shares of VersaHoldings US Corp to Versa Bancorp in exchange for a promissory note equal to the aggregate fair market value of such shares (as further described in the Reorganization Agreement) (the “Sale Consideration”), the stated capital account maintained for VersaBank’s common shares shall be reduced by the Sale Consideration, by distributing such amount as a return of capital to the shareholder(s) of VersaBank at such time, subject to:

(i)
receipt of approval in writing by the Superintendent of Financial Institutions (Canada) required under subsection 75(4) of the Bank Act (Canada); and

(ii)
VersaBank’s Chief Financial Officer being satisfied that the reduction of stated capital of VersaBank would not cause VersaBank to be in contravention of any regulation referred to in, or direction made pursuant to, section 485 of the Bank Act (Canada).

4.
Any officer or director of VersaBank is hereby authorized and directed, for and on behalf of VersaBank, to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

A-1

5.
Notwithstanding the approval of this special resolution by VersaBank shareholders, the directors of VersaBank are hereby authorized and empowered to, at their discretion, without notice to or approval of VersaBank shareholders, (i) amend, modify or supplement the Reorganization Agreement to the extent permitted by the Reorganization Agreement, (ii) subject to the terms of the Reorganization Agreement, not to proceed with the Reorganization, and (iii) in the event that the Reorganization Agreement is terminated in accordance with its terms or the Reorganization does not proceed in accordance with the terms of the Reorganization Agreement, not proceed with the adoption of the amendments to the by-laws or, if adopted, revoke the amendments.

6.
Defined terms used but not defined in this special resolution have the meaning given to them in Appendix 1 of Annex B of the Circular.

A-2

ANNEX B
By-Laws Amendment
The By-Laws of VersaBank (the “Bank”) are hereby amended:
1.
By deleting the following in Section 2 of By-Law No. 2 (Share Capital) of the By-Laws of the Bank:

“The authorized capital of the Bank shall consist of:
(a)
an unlimited number of common shares without nominal or par value; and

(b)
an unlimited number of non-voting, preferred shares without par value.”

2.
By replacing the deleted text with the following:

“The authorized capital of the Bank shall consist of:
(a)
an unlimited number of common shares without nominal or par value;

(b)
an unlimited number of non-voting, preferred shares without par value; and

(c)
an unlimited number of exchangeable shares without nominal or par value.”

Effective at 6:00 a.m. (Eastern Time) on the fifth business day (being any day, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario or New York, New York) after all required approvals to the closing of the Reorganization (as defined in the Reorganization Agreement made between the Bank and Versa Bancorp (“Versa Bancorp”) dated [•], 2026, as the same may be amended from time to time) have been obtained, or at such earlier or later time and/or date as the Bank and Versa Bancorp may agree in writing (in either case, the “Effective Time”), and provided that all conditions to the closing of the Reorganization have been satisfied or waived at the Effective Time, then:
(i)
each outstanding common share shall be changed into one exchangeable share of the Bank having the rights, privileges, restrictions and conditions set forth in Section 5 of By-Law No. 2 (Share Capital) of the By-Laws without further action by the holders thereof or by the Bank; and

(ii)
immediately thereafter (such time, the “Automatic Exchange Time”), the Automatic Exchange (as defined in such Section 5 of By-Law No. 2 (Share Capital) of the By-Laws) shall occur.

3.
By adding Appendix 1 hereto as a new Section 5 of By-Law No. 2 (Share Capital) of the By-Laws.

Provided that the foregoing amendments to the By-Laws of the Bank have been approved by the shareholders of the Bank in the manner and to the extent required by the Bank Act (Canada), such amendments shall become effective immediately prior to the Effective Time (as defined in paragraph 2 above).

APPENDIX 1
Exchangeable Share Attributes
The Exchangeable Shares shall have attached thereto the following rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”):
1.
Interpretation

1.1
Definitions

The following words and phrases whenever used in the Exchangeable Share Provisions shall have the following meanings, unless the context indicates otherwise:
(a)
“Automatic Exchange” means the automatic transfer to Versa Bancorp of (i) Exchangeable Shares that are not Dissent Shares for the Versa Bancorp Consideration pursuant to section 5.1(a) hereof, and (ii) Exchangeable Shares that are Dissent Shares for the right to receive a cash payment pursuant to section 5.1(b) hereof;

(b)
“Automatic Exchange Time” means the time specified in Section 2 of By-Law No. 2 (Share Capital) of the By-Laws of the Bank;

(c)
“Bank” means VersaBank;

(d)
“Bank Act” means the Bank Act (Canada);

(e)
“business day” means any day, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario or New York, New York;

(f)
“common shares” means common shares in the capital of the Bank;

(g)
“Depositary” means Odyssey Trust Company or such other Person as the Bank may appoint to act as depositary in relation to the Reorganization, with the approval of Versa Bancorp, acting reasonably;

(h)
“Dissent Rights” means the rights of dissent in respect of the Reorganization provided for pursuant to section 277 of the Bank Act;

(i)
“Dissent Share” means an Exchangeable Share issued at the Effective Time (as defined in Section 2 of By-Law No. 2 (Share Capital) of the By-Laws) to a person who was at the Effective Time a Dissenting Shareholder in respect of the common share which was changed into such Exchangeable Share;

(j)
“Dissenting Shareholder” means a registered holder of a common share who, in connection with the Reorganization, has exercised Dissent Rights in strict compliance with section 277 of the Bank Act;

(k)
“Exchangeable Shares” means the new class of exchangeable shares in the capital of the Bank having the rights, privileges, restrictions and conditions set forth herein;

(l)
“Fair Value” means fair value as determined by a court under section 277 of the Bank Act or as agreed between the Bank and the holder;

(m)
“holder” means a registered holder of an Exchangeable Share;

(n)
“Reorganization” means the transactions contemplated by and provided for in the Reorganization Agreement;

(o)
“Reorganization Agreement” means the reorganization agreement made between the Bank and Versa Bancorp as of [•], 2026 as the same may be amended from time to time;

(p)
“Versa Bancorp” means Versa Bancorp, a corporation incorporated under the laws of Delaware;

(q)
“Versa Bancorp Common Shares” means the common shares in the capital of Versa Bancorp; and

(r)
“Versa Bancorp Consideration” means one Versa Bancorp Common Share per Exchangeable Share.

1.2
Non-Business Day

If any day on which or by which any other action is required to be taken hereunder is not a business day, then such action shall be required to be taken on the next succeeding day that is a business day.
1.3
Herein, Hereto, etc.

The words “herein”, “hereto”, “hereof” and similar words refer, unless the context clearly indicates the contrary, to the whole of the Exchangeable Share Provisions and not to any particular article, section, subsection, clause or paragraph thereof.
1.4
Number and Gender

Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.
2.
Dividends

2.1
Ranking

The Exchangeable Shares shall rank junior to any class of preferred shares of the Bank and shall rank equally with the common shares of the Bank with respect to priority in the payment of dividends.
2.2
Dividends

Subject to the prior rights of the holders of any class of preferred shares of the Bank, the holders of Exchangeable Shares shall be entitled to receive dividends proportionately on a share for share basis with holders of the common shares as and when declared by the board of directors of the Bank out of the monies properly applicable to the payment of dividends.
3.
Rights on Dissolution, Etc.

3.1
Ranking

The Exchangeable Shares shall rank junior to any class of preferred shares of the Bank and shall rank equally with the common shares and any other shares of the Bank which by their terms rank equally with the Exchangeable Shares with respect to priority in the distribution of assets of the Bank in the event of the liquidation, dissolution, winding-up or other distribution of assets of the Bank for the purpose of winding up its affairs, whether voluntary or involuntary.
3.2
Entitlement on Dissolution, Etc.

Subject to the prior rights of the holders of any class of preferred shares of the Bank, the holders of Exchangeable Shares shall be entitled to share proportionately on a share for share basis with holders of common shares and any other shares of the Bank which by their terms rank equally with the Exchangeable Shares or the common shares in the distribution of the remaining assets of the Bank in such event.
4.
Voting

Subject to the Bank Act, the holders of the Exchangeable Shares shall be entitled to receive notice of, to attend and vote at all meetings of the shareholders of the Bank on the same basis as a holder of common shares.
5.
Exchange; Dissent Shares

5.1
Automatic Exchange

Each Exchangeable Share shall be transferred automatically to Versa Bancorp at the Automatic Exchange Time in exchange for:

(a)
where such Exchangeable Share is not a Dissent Share, the Versa Bancorp Consideration to be issued directly to the non-Dissenting Shareholders by Versa Bancorp; or

(b)
where such Exchangeable Share is a Dissent Share, the right to be paid Fair Value, in each case without further action by the holders thereof, by the Bank or by Versa Bancorp.

5.2
Settlement on Exchange

(a)
At the Automatic Exchange Time and upon the occurrence of the Automatic Exchange, Versa Bancorp Common Shares deposited with the Depositary by Versa Bancorp in accordance with the Reorganization Agreement shall be held by the Depositary for the benefit of the former holders of Exchangeable Shares (other than Dissent Shares) entitled thereto.

(b)
At the Automatic Exchange Time, the Bank, on behalf of all former holders of Exchangeable Shares, shall issue, or shall cause its transfer agent to issue, to Versa Bancorp a certificate representing all the Exchangeable Shares transferred to Versa Bancorp, and each such former holder is hereby deemed to have authorized the issuance of such certificate on its behalf in respect of its proportionate interest in such certificate.

(c)
Any certificate which immediately prior to the Automatic Exchange Time represented outstanding common shares, other than a certificate held by a Dissenting Shareholder who is ultimately entitled to be paid an amount equal to the fair value of the common shares held by such Dissenting Shareholder, but was exchanged pursuant to Section 5.1, that has not been deposited, together with all other instruments reasonably required by the Depositary, with the Depositary on or prior to the fifth anniversary of the Automatic Exchange Time shall cease to represent a claim or interest of any kind or nature to the Versa Bancorp Consideration. On such date, the Versa Bancorp Consideration (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Versa Bancorp, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of the Bank, Versa Bancorp or the Depositary shall be liable to any person in respect of any Versa Bancorp Common Shares (or any dividends or distributions with respect thereto) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar laws.

6.
Conversion

6.1
Conversion Right

The Exchangeable Shares shall be convertible into common shares of the Bank at the option of the holder at any time and from time to time after the occurrence of the Automatic Exchange on the basis of one common share for each Exchangeable Share converted.
6.2
Conversion Procedure

The conversion right provided for in Section 6.1 may be exercised by notice in writing given to the Bank at its registered office or to the Depositary at its principal office in Toronto accompanied by the certificate or certificates representing the Exchangeable Shares in respect of which such conversion right is being exercised. Such notice shall be signed by such holder or his duly authorized attorney or agent and shall specify the number of Exchangeable Shares which the holder desires to have converted. If less than all the Exchangeable Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive a new certificate representing the Exchangeable Shares represented by the surrendered certificate or certificates which are not to be converted.

ANNEX C
FORM OF CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
VERSA BANCORP
[•], 2026
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
* * * * *
Versa Bancorp, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
1.   Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000, and the par value of each such share is $0.0001, amount in the aggregate to $35,000.00.
2.   The foregoing amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

C-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first set forth above.
By:

Name:
Title:
[Signature Page to Certificate of Amendment of Certificate of Incorporation of Versa Bancorp]

ANNEX D
BYLAWS
OF
Versa Bancorp
* * * * *
ARTICLE 1
Offices
Section 1.01.   Registered Office.   The registered office of Versa Bancorp (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.02.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
Section 1.03.   Books.   The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
Meetings of Stockholders
Section 2.01.   Time and Place of Meetings.   All meetings of stockholders shall be held at such place, either within or without the State of Delaware, or at no place (by means of remote communication), on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairperson of the Board of Directors in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized under Delaware Law. If no determination is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.
Section 2.02.   Annual Meetings.   An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting in accordance with these Bylaws.
Section 2.03.   Special Meetings.   Special meetings of the stockholders may be called only by the Board of Directors or chairman of the board, or at the request of holders of a majority of the total voting power of the outstanding shares of common stock.
Section 2.04.   Notice of Meetings and Adjourned Meetings; Waivers of Notice.   (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”) or these Bylaws, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chairperson of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made or provided in any other manner permitted by Delaware Law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b)   A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05.   Quorum.   Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or a majority in voting power of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.
Section 2.06.   Voting.   (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
(b)   Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by their attorney thereunto authorized, or by proxy sent by any means of electronic communication permitted by law, which results in a writing from such stockholder or by their attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.
Section 2.07.   Consent of Stockholders in Lieu of Meeting.   Any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The consent(s), which shall bear the date(s) of signature(s) of the stockholder(s) signing the consent, together with a certificate by the Secretary of the Corporation to the effect that the subscribers to the consent constitute all or the required proportion of the stockholders entitled to vote on the particular question, shall be filed with the records of the proceedings of the stockholders. No written consent shall be effective to take the corporate action referenced therein unless, within 60 days of the earliest date on which a consent is delivered to the Corporation as required by this Section was signed, written consents signed by sufficient stockholders to take action have been delivered to the Corporation. An action taken by written consent shall be effective when written consents signed by sufficient stockholders to take the action are delivered to the Corporation, subject to any reasonable delay to permit tabulation of written consents by the Corporation.

Section 2.08.   Organization.   At each meeting of stockholders, the Chairperson of the Board of Directors, if one shall have been elected, or in the Chairperson’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairperson of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
Section 2.09.   Order of Business.   The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.
Section 2.10.   Nomination of Directors and Proposal of Other Business.
(a)   Annual Meetings of Stockholders.   (i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof duly authorized, (C) as may be provided in the certificate of designations for any class or series of preferred stock or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal. For the avoidance of doubt, the foregoing clause (D) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).
(ii)   For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”), including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the adjournment, recess or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
Notwithstanding anything in this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under this Section 2.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such public announcement is first made by the Corporation.
(iii)   A stockholder’s notice to the Secretary shall set forth:
(A)    as to each person whom the stockholder proposes to nominate for election or reelection as a director:
(1)   the name, age, business address and residence address of such person;
(2)   the principal occupation or employment of such person;
(3)   (i) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such person and any affiliates or associates (each within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such person, including any such shares that such person, or any affiliates or associates of such person, has the right to acquire beneficial ownership of, (ii) the name of each nominee holder of shares of all capital stock of the Corporation owned beneficially (and proof of any such beneficial ownership) but not of record by such person or any affiliates or associates of such person, and the number of such shares of each class or series of capital stock held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of, (iii) any agreement, arrangement, relationship or understanding pursuant to which such person, or any affiliates or associates of such person, has a right to vote any shares of any security of the Corporation, (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to the Corporation’s securities, and (v) any direct or indirect interest of such person, or any affiliates or associates of such person, in any employment agreement, collective bargaining agreement or consulting agreement with the Corporation;
(4)   all information relating to such person, or any affiliates or associates of such person, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;
(5)   all completed and signed questionnaires in the same form as those questionnaires required of the Corporation’s directors (which will be provided to such person within 5 business days following a written request therefor);
(6)   a statement that such person has read the Corporation’s corporate governance guidelines and any other Corporation policies and guidelines applicable to directors (which will be provided to such person within 5 business days following a written request therefor), and a written agreement from such person to adhere to the foregoing policies and guidelines, as amended from time to time, if he or she is elected as a director;
(7)   an executed agreement by such person: (i) consenting to serve as a director if elected and (if applicable) to being named in a proxy statement and/or form of proxy relating to the meeting at which directors are to be elected, along with a representation that such person intends to serve a full term as a director if elected, and (ii) that such person is not and will not become a party to (x) any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any other person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.10, (y) any agreement, arrangement or understanding, including the amount of any payment or payments received or receivable thereunder, with any other person or entity as to how such person would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.10 or (z) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and
(8)   such other information reasonably requested by the Corporation to determine whether such person is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation, including whether the person is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules or regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, or the Federal Deposit Insurance Corporation, as applicable, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors;
(B)   as to any other business that the stockholder proposes to bring before the meeting:
(1)   a brief description of the business desired to be brought before the meeting;
(2)   the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment);
(3)   the reasons for conducting such business; and
(4)   any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
(C)   as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(1)   the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;
(2)   a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Corporation;
(3)   a written agreement from such stockholder that it is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear at the meeting in person or through a qualified representative (as defined in Section 2.10(c)(ii)) to make such nomination or proposal;
(4)   in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) will not submit any substitute nominations unless they are made within the time periods set forth in this Section 2.10 and the stockholder and the substitute nominees will otherwise comply with this Section 2.10;
(5)   in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) has not, and shall not, nominate a number of nominees (inclusive of substitutes) that exceeds the number of directors to be elected at the annual meeting; and

(6)   a written agreement that such stockholder (and such beneficial owner) shall (i) update and supplement the notice required by this Section 2.10, if necessary, so that the information provided or required in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and as of the date that is 5 business days prior to the meeting or any adjournment or postponement thereof and (ii) deliver such update and supplement so that it is received by the Secretary at the principal executive offices of the Corporation (A) not later than the later of (x) 5 business days after the record date for determining the stockholders entitled to receive notice of the annual meeting and (y) 5 business days after the first public announcement of such record date, in the case of any update and supplement required to be made as of the record date, and (B) not later than 5 business days before the meeting or any adjournment or postponement thereof, in the case of any update and supplement required to be made as of the date that is 5 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.10 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders;
(D)   as to each of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and, if such stockholder or beneficial owner is an entity, each person controlling, controlled by or under common control with such stockholder or beneficial owner (each such person or entity contemplated by this clause (D), a “Proposing Person”):
(1)   for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such Proposing Person, or any associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such Proposing Person, including any such shares that such Proposing Person, or any associates of such Proposing Person, has the right to acquire beneficial ownership of;
(2)   the name of each nominee holder of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) but not of record by such Proposing Person, or any associates of such Proposing Person, and the number of such shares of each class or series of capital stock of the Corporation held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of;
(3)   a description of any agreement, arrangement, relationship or understanding pursuant to which such Proposing Person, or any associates of such Proposing Person, has a right to vote any shares of any security of the Corporation;
(4)   a description of any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;
(5)   a description of (i) any plans or proposals which any such Proposing Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (ii) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such Proposing Parties and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 2.10 is delivered to the

Corporation by the stockholder, or beneficial owner in such business, if any, presenting the nomination or other proposal;
(6)   a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person, or any associates of such Proposing Person, with respect to the Corporation’s securities;
(7)   a written representation as to whether any Proposing Person, or any other participant as defined in Item 4 of Schedule 14A under the Exchange Act, will engage in a solicitation with respect to such nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s capital stock entitled to vote generally in the election of directors and/or (z) whether such person or group intends to otherwise solicit proxies or votes from holders in support of such proposal or nomination (for purposes of this clause (7), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);
(8)   a representation that promptly after any Proposing Person solicits the holders of the Corporation’s stock referred to in the representation required under the preceding clause, and in any event no later than 5 business days before the applicable meeting, such Proposing Person will provide the Corporation with reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith), which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and/or form of proxy to holders of such percentage of the Corporation’s stock;
(9)   any direct or indirect interest of such Proposing Person, or any associates of such Proposing Person, in any contract (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) with the Corporation, or any affiliate of the Corporation;
(10)   any other information relating to such Proposing Person, or any associates of such Proposing Person, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and
(11)   such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
(b)   Special Meetings of Stockholders.   If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b); provided, however, that the number of nominees a stockholder may nominate for election at the special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected as such special meeting. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting and the 10th day following the day on which public announcement of the date of the special meeting was first made by the Corporation. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii). The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the adjournment, recess or postponement of a special meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice of a stockholder shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to the preceding provisions of this Section 2.10, and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to the preceding provisions of this Section 2.10 in connection with an annual meeting of stockholders.
(c)   General.   (i) No person shall be eligible to be nominated by a stockholder to be elected or reelected at any meeting of stockholders to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10.
(ii)   Without limiting any remedy available to the Corporation, and unless otherwise determined by the Board of Directors, the Chairperson of the Board of Directors or the chairperson of the meeting, a stockholder may not present nominations for director or business proposals at an annual or special meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding proxies or votes may have been solicited and/or received with respect thereto, if such stockholder, any beneficial owner, any Proposing Person or any nominee or substitute nominee for director: (A) acted contrary to any representation, statement, certification or agreement required by the applicable provisions of these Bylaws; (B) otherwise failed to comply with these Bylaws or with any law, rule or regulation identified in these Bylaws, including all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10; or (C) provided information to the Corporation (whether required by these Bylaws or otherwise) that is false, misleading, inaccurate or incomplete in any material respect. The Board of Directors, the Chairperson of the Board of Directors or the chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)) with respect to any proposed nominee for election as a director of the Corporation and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)), such Proposing Person, shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(iii)   Compliance with paragraphs (a) and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(c)(iv)).
(iv)   Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10(a) shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.
(v)   Any stockholder directly or indirectly soliciting proxies from other stockholders in connection with any annual or special meeting of stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board of Directors.
(vi)   For purposes of these Bylaws, “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
ARTICLE 3
Directors
Section 3.01.   Number, Election and Term of Office.   The Board of Directors shall consist of not less than three nor more than eleven directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.
Section 3.02.   Quorum and Manner of Acting.   Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.03.   Time and Place of Meetings.   The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairperson of the Board of Directors in the absence of a determination by the Board of Directors).
Section 3.04.   Annual Meeting.   The Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, if any, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.06 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
Section 3.05.   Regular Meetings.   After the place, if any, and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.
Section 3.06.   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or the President. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board of Directors.
Section 3.07.   Committees.   The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.08.   Action by Consent.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Delaware Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.
Section 3.09.   Telephonic Meetings.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10.   Resignation.   Any director may resign from the Board of Directors at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.11.   Vacancies.   Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.
Section 3.12.   Removal.   Directors may be removed with or without cause from office by the stockholders with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
Section 3.13.   Compensation.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE 4
Officers
Section 4.01.   Principal Officers.   The principal officers of the Corporation shall be appointed by the Board of Directors and may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.
Section 4.02.   Appointment, Term of Office and Remuneration.   The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office for such period as the Board of Directors may from time to time determine and until their successor is appointed, or until their earlier death, resignation, retirement, disqualification or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
Section 4.03.   Subordinate Officers.   In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04.   Removal.   Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
Section 4.05.   Resignations.   Any officer may resign at any time by giving notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). Any such notice must be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06.   Powers and Duties.   The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE 5
Capital Stock
Section 5.01.   Certificates For Stock; Uncertificated Shares.   The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
Section 5.02.   Lost Certificates.    The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.03.   Shares Without Certificates.   The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with Delaware Law.
Section 5.04.   Transfer Of Shares.   Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.
Section 5.05.   Authority for Additional Rules Regarding Transfer.   The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6
Indemnification
Section 6.01.   Limited Liability.   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.
Section 6.02.   Right to Indemnification.   (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or while an officer or director of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article 6 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this Article 6 shall be a contract right, provided, however, that, except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
(b)   The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by applicable law.
Section 6.03.   Insurance.   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.
Section 6.04.   Nonexclusivity of Rights.   The rights and authority conferred in this Article 6 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.
Section 6.05.   Preservation of Rights.   Neither the amendment nor repeal of this Article 6, nor the adoption of any provision of the Certificate of Incorporation or these Bylaws, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).
ARTICLE 7
General Provisions
Section 7.01.   Fixing the Record Date.   (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.
(b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 7.02.   Dividends.   Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
Section 7.03.   Year.   The fiscal year of the Corporation shall commence on November 1 and end on October 31 of each year.
Section 7.04.   Corporate Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 7.05.   Voting of Stock Owned by the Corporation.   The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 7.06.   Amendments.   These Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors as provided in the Certificate of Incorporation. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than 66 2∕3% of the total voting power of all outstanding securities of the Corporation, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board of Directors.
Section 7.07.   Forum Selection.   Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law, the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time) or as to which Delaware Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, or any rule or regulation promulgated thereunder, shall be the federal district courts of the United States. The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Section 7.07 with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 7.07 (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.

ANNEX E
VERSA BANCORP
and
VERSABANK

FORM OF REORGANIZATION AGREEMENT
[•], 2026

REORGANIZATION AGREEMENT
THIS AGREEMENT is made as of this [•] day of [•], 2026,
AMONG:
VERSA BANCORP, a corporation incorporated under the laws of Delaware
(“Versa Bancorp”)
- and -
VERSABANK, a Schedule I chartered bank subject to the provisions of the Bank Act (Canada)
(“VersaBank”)
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:
ARTICLE 1
INTERPRETATION
1.1
Defined Terms

As used in this Agreement, the following terms have the following meanings:
“Agreement” means this Reorganization Agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Bank Act” means the Bank Act (Canada).
“Bank Act Approvals” means the approval of (i) the Minister pursuant to sections 373 and 377.1 of the Bank Act for Versa Bancorp to acquire a significant interest in, and control of, VersaBank; (ii) the Superintendent pursuant to section 65 of the Bank Act for Versa Bancorp to issue shares in consideration of property in connection with the conversion of VersaBank’s common shares into the Exchangeable Shares; (iii) the Superintendent pursuant to section 494(4) of the Bank Act for VersaBank to enter into related-party asset transactions as part of a restructuring in respect of its sale of issued and outstanding shares of VersaHoldings US Corp. to Versa Bancorp in exchange for the Versa Bancorp Note; and (iv) the Superintendent pursuant to section 75(4) of the Bank Act for VersaBank to reduce its stated capital and distribute the amount of such reduction as a return of capital to Versa Bancorp following the Share Exchange.
“Business Day” means any day, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario or New York, New York.
“By-Laws” means the By-Laws of VersaBank.
“By-Laws Amendment” means the amendment to the By-Laws to implement the Reorganization, substantially in the form set out in Schedule A, subject to any amendments or variations to such amendments made in accordance with this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
“Commissioner” means the Commissioner of Competition appointed under the Competition Act or any Person authorized to exercise the powers and perform the duties of the Commissioner of Competition and includes the Commissioner’s representatives where the context requires.
“Common Shares” means the common shares in the capital of VersaBank.
“Competition Act” means the Competition Act (Canada).
“Competition Act Approval” means, with respect to the transactions contemplated by this Agreement, either: (a) the issuance of an advance ruling certificate pursuant to section 102 of the Competition Act; or

(b) both of (i) the applicable waiting periods under subsection 123(1) of the Competition Act shall have expired or have been waived in accordance with subsection 123(2) of the Competition Act or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act and (ii) Versa Bancorp shall have received a No Action Letter.
“Constating Documents” means articles and notice of articles, articles of incorporation, amalgamation, or continuation, as applicable, letters patent, by-laws and all amendments to such articles, letters patent or by-laws.
“Depositary” means Odyssey Trust Company or such other Person as VersaBank may appoint to act as depositary in relation to the Reorganization, with the approval of Versa Bancorp, acting reasonably.
“Dissent Rights” means the rights of dissent in respect of the Reorganization provided for pursuant to section 277 of the Bank Act.
“Dissenting Shareholders” means a registered Shareholder who, in connection with the Reorganization, has exercised Dissent Rights in strict compliance with section 277 of the Bank Act and thereby becomes entitled to receive, if the Reorganization is completed, the Fair Value of its Common Shares.
“Effective Date” means the date on which the transactions contemplated by the Reorganization are consummated.
“Effective Time” means 6:00 a.m. on the Effective Date, or such other time as the parties agree to in writing before the Effective Date.
“Exchangeable Shares” means the new class of exchangeable shares in the capital of VersaBank having the rights, privileges, restrictions and conditions set forth in the By-Laws Amendment.
“Fair Value” where used in relation to a Common Share held by a Dissenting Shareholder, means fair value as determined by a court under section 277 of the Bank Act or as agreed between VersaBank and the Dissenting Shareholder.
“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, supervisory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.
“Key Regulatory Approvals” means, collectively, the Bank Act Approvals and the U.S. Federal Reserve Approvals.
“Law” means, with respect to any Person, any and all applicable law, constitution, treaty, convention, ordinance, by-law, code, rule, regulation, order, injunction, judgment, award, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, in each case, as amended unless expressly specified otherwise, including all Securities Laws.
“Minister” means the Minister of Finance (Canada).
“Nasdaq” means the Nasdaq Global Select Market.
“No Action Letter” means written confirmation from the Commissioner that he or she does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.
“Parties” means, collectively, Versa Bancorp and VersaBank and “Party” means any one of them.

“Person” includes any individual, partnership, limited partnership, association, corporation, company, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status.
“Reorganization” means the By-Laws Amendment and the other transactions contemplated by and provided for in this Agreement, as a result of which, among other things, Versa Bancorp will become the holder of all the outstanding Common Shares, as set out in Section 2.1.
“Reorganization Resolution” means the special resolution approving the Reorganization to be considered at the VersaBank Meeting by Shareholders, substantially in the form set out in Schedule B.
“Required Shareholder Approval” means the approval of at least two-thirds of the votes cast on the Reorganization Resolution by the Shareholders present in person or represented by proxy at the VersaBank Meeting.
“SEC” means the United States Securities and Exchange Commission,
“Securities Laws” means the Securities Act (Ontario) and the applicable securities legislation of each of the provinces and territories of Canada and all published regulations, orders, rules, instruments, companion policies, policy statements and rulings issued thereunder or in relation thereto (including the rules and policies of the TSX).
“Share Exchange” has the meaning ascribed to it in Section 2.1.
“Shareholders” means the registered and/or beneficial holders of the Common Shares, as the context requires.
“Stock Option Plan” means VersaBank’s Omnibus Long-Term Incentive Plan.
“Superintendent” means the Superintendent of Financial Institutions (Canada).
“TSX” means the Toronto Stock Exchange.
“TSX Exchange Approval” means, the conditional approval of the TSX for the listing and posting for trading on the TSX of Versa Bancorp Shares to be issued pursuant to the Reorganization, subject only to Versa Bancorp providing the TSX such required documentation and confirmations as is customary in the circumstances.
“U.S. Federal Reserve” means the Board of Governors of the Federal Reserve System.
“U.S. Federal Reserve Approvals” means any required approvals, consents, waivers, non-objections and authorizations (and the expiration and termination of all waiting periods in respect thereof) from the U.S. Federal Reserve, including under the Bank Holding Company Act of 1956, as amended, and Regulation K of the U.S. Federal Reserve.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
“VersaBank” has the meaning ascribed thereto in the preamble hereto.
“VersaBank Circular” means the notice of VersaBank Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management proxy circular, to be sent to Shareholders and other Persons as required by Law in connection with the VersaBank Meeting, as amended, supplemented or otherwise modified from time to time.
“VersaBank Meeting” means the special meeting of Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, to be called and held to consider, among other things, the Reorganization Resolution and for any other purpose as may be set out in the VersaBank Circular and agreed to in writing by Versa Bancorp.
“Versa Bancorp” has the meaning ascribed thereto in the preamble hereto.

“Versa Bancorp Consideration” means one Versa Bancorp Share per Exchangeable Share.
“Versa Bancorp Note” has the meaning ascribed to it in Section 2.4(c).
“Versa Bancorp Shares” means common shares in the capital of Versa Bancorp, as currently constituted.
1.2
Certain Rules of Interpretation

In this Agreement, unless otherwise specified:
(a)
Headings, etc.   The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(b)
Gender and Number.   Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(c)
Certain Phrases, etc.   The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.

(d)
Statutes.   Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(e)
Computation of Time.   A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(f)
Time References.   References to time are to local time, Toronto, Ontario.

(g)
Schedules.   The schedules attached to this Agreement form an integral part of this Agreement for all purposes of it.

ARTICLE 2
THE REORGANIZATION
2.1
Terms of the Reorganization

The Parties agree that the Reorganization will be implemented in accordance with and subject to the terms and conditions of this Agreement pursuant to the By-Laws Amendment, which will amend the By-Laws to provide that:
(a)
at the Effective Time a class of Exchangeable Shares will be created;

(b)
upon the creation of the class of Exchangeable Shares, each Common Share will be changed into one Exchangeable Share on a one-for-one-basis;

(c)
immediately following the conversion of each Common Share for one Exchangeable Share, each Exchangeable Share will be transferred automatically to Versa Bancorp for:

(i)
in the case of Exchangeable Shares other than Exchangeable Shares held by Dissenting Shareholders, the Versa Bancorp Consideration per share to be issued directly to the non-Dissenting Shareholders by Versa Bancorp; and

(ii)
in the case of Exchangeable Shares held by Dissenting Shareholders, the right to be paid Fair Value for their Exchangeable Shares.

following which Versa Bancorp will convert the Exchangeable Shares acquired by it into Common Shares on a one-for-one basis (the “Share Exchange”).
2.2
VersaBank Meeting and Circular

VersaBank shall:
(a)
convene and conduct the VersaBank Meeting in accordance with VersaBank’s Constating Documents and Law as soon as reasonably practicable; and

(b)
prepare and complete the VersaBank Circular together with any other documents required by Law in connection with the VersaBank Meeting, and shall cause the VersaBank Circular and such other documents to be filed and sent to each Shareholder and other Persons as required by Law.

2.3
Versa Bancorp Registration Statement

Versa Bancorp will file, on or before the date of mailing of the VersaBank Circular, and to cause to become and remain effective, a registration statement with the SEC on Form S-4 under the U.S. Securities Act (the “Registration Statement”) regarding the Reorganization and offering and issuance of Versa Bancorp Shares to U.S. holders of Common Shares in connection with the Reorganization.
2.4
By-Laws Amendment and Effective Date

The By-Laws Amendment shall implement the Reorganization. VersaBank shall adopt the By-Laws Amendment effective at the Effective Time or as soon as reasonably practicable after the satisfaction, or, where not prohibited, the waiver by the Parties, of the conditions set out in Article 3 (excluding conditions that, by their terms, are to be satisfied on the Effective Date). Following the Effective Time, as soon as reasonably practicable, the Parties shall use commercially reasonable efforts to cause:
(a)
VersaBank to amend its Stock Option Plan to (i) amend the definition of “Company” to mean, from and after the Effective Time, Versa Bancorp, and (ii) make such other conforming amendments as may be necessary or appropriate to provide that all outstanding awards under the Stock Option Plan (including all stock options, performance share units, restricted share units and deferred share units) will be convertible, exercisable or settleable, as applicable, into Versa Bancorp Shares rather than Common Shares, in each case pursuant to Section 7.1 of the Stock Option Plan;

(b)
Versa Bancorp to adopt the Stock Option Plan to govern future equity-based awards;

(c)
Versa Bancorp to purchase all of the issued and outstanding shares of and VersaHoldings US Corp. from VersaBank in exchange for a promissory note equal to the aggregate fair market value of such shares (the “Versa Bancorp Note”);

(d)
VersaBank to file an election to cease to be a “public corporation” under the Income Tax Act (Canada); and

(e)
After filing the election contemplated in (d) above, VersaBank to distribute the Versa Bancorp Note to Versa Bancorp as a return of capital, and following such distribution to cancel the Versa Bancorp Note.

2.5
Stock Option Plan

Concurrently with VersaBank’s amendment of the Stock Option Plan pursuant to Section 2.4(a), Versa Bancorp agrees to assume and be bound by VersaBank’s obligations under the Stock Option Plan as so amended, including without limitation the obligation to issue Versa Bancorp Shares (or, where applicable, pay the cash equivalent thereof) upon the exercise or settlement of any outstanding awards granted under the Stock Option Plan, including all stock options, performance share units, restricted share units and deferred share units. For greater certainty:
(a)
upon the exercise of any stock option outstanding under the Stock Option Plan following the Effective Time, the applicable exercise price shall be paid to Versa Bancorp, and Versa Bancorp shall issue to the exercising participant the number of Versa Bancorp Shares to which such participant is entitled under the Stock Option Plan; and

(b)
upon the settlement of any performance share unit, restricted share unit or deferred share unit outstanding under the Stock Option Plan following the Effective Time, Versa Bancorp shall issue to the participant the number of Versa Bancorp Shares (or pay the cash equivalent thereof, as applicable) to which such participant is entitled under the Stock Option Plan.

2.6
Payment of Consideration

Versa Bancorp shall, following the satisfaction of the conditions to completion set out in Article 3 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date), and in any event prior to the adoption by VersaBank of the By-Laws Amendments in accordance with Section 2.4, irrevocably deposit in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to VersaBank and Versa Bancorp, each acting reasonably) sufficient Versa Bancorp Shares to satisfy the aggregate Versa Bancorp Consideration payable to the Shareholders pursuant to the Reorganization and this Agreement (other than payments to Shareholders exercising Dissent Rights and who have not withdrawn their notice of objection).
2.7
U.S. Federal Tax Considerations

It is intended that (i) each of (A) the exchange of Common Shares for Exchangeable Shares pursuant to Section 2.1(b) and (B) the Share Exchange be treated as a “reorganization” under Section 368(a)(1)(E) and/or Section 1036 of the Code and (ii) the transfer of Exchangeable Shares for the Versa Bancorp Consideration pursuant to Section 2.1(c) be treated as an exchange described in Section 351(a) of the Code. This Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code.
ARTICLE 3
CONDITIONS
3.1
Conditions Precedent

Versa Bancorp and VersaBank are not required to complete the Reorganization unless each of the following conditions is satisfied, which conditions may only be waived, in whole or in part, by the mutual consent of Versa Bancorp and VersaBank:
(a)
Reorganization Resolution.   The Required Shareholder Approval in respect of the Reorganization Resolution shall have been obtained at the VersaBank Meeting.

(b)
Key Regulatory Approvals.   Each of the Key Regulatory Approvals has been made, given or obtained and each such Key Regulatory Approval is in force and has not been rescinded or amended in such a way as to prevent or otherwise make illegal the consummation of the Reorganization.

(c)
Competition Act Approval.   The Competition Act Approval has been obtained.

(d)
Illegality.   No Law is in effect that makes the consummation of the Reorganization illegal or otherwise prohibits or enjoins VersaBank or Versa Bancorp from consummating the Reorganization.

(e)
Listing of Versa Bancorp Shares.   The TSX Exchange Approval has been obtained and is in force and has not been rescinded. The Parties have filed a Company Event Notification with Nasdaq for Versa Bancorp to notify Nasdaq of a Substitution Listing Event relating to the Reorganization and to assume the ticker symbol used by VersaBank following the consummation of the Reorganization.

(f)
Effectiveness of Registration Statement.   The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Effective Date, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(g)
Dissent Rights.   The time period for the exercise of any Dissent Rights conferred upon Shareholders in respect of the Reorganization shall have expired and Shareholders shall not have exercised (or otherwise be deemed to have exercised) Dissent Rights with respect to that number of Common Shares that would make it inadvisable to proceed with the implementation of the Reorganizations, as determined by VersaBank in its sole discretion.

3.2
Satisfaction of Conditions

The conditions precedent set out in Section 3.1 will be conclusively deemed to have been satisfied, waived or released when the By-Laws Amendment becomes effective.
ARTICLE 4
TERM AND TERMINATION
4.1
Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
4.2
Termination

(a)
This Agreement may be terminated prior to the Effective Time by:

(i)
the mutual written agreement of the Parties;

(ii)
VersaBank for any reason on written notice to Versa Bancorp;

(iii)
any Party if the Effective Time has not occurred on April 30, 2027; or

(iv)
any party if the VersaBank Meeting is duly convened and held and the Reorganization Resolution is voted on by Shareholders and not approved by Shareholders.

4.3
Effect of Termination/Survival

If this Agreement is terminated pursuant to Section 4.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that in the event of termination under Section 4.2, this Section 4.3 and Article 5 shall survive.
ARTICLE 5
GENERAL PROVISIONS
5.1
Amendments

This Agreement may, at any time and from time to time before or after the holding of the VersaBank Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Shareholders, and any such amendment may, subject to Laws, without limitation:
(a)
change the time for performance of any of the obligations or acts of the Parties;

(b)
modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(c)
modify any conditions contained in this Agreement.

5.2
Notices

Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or email and addressed:
(a)
to VersaBank at:

VersaBank
140 Fullarton Street
Suite 2002
London, ON
N6A 5P2
Attention:
Tammie Ashton

Email:
tammiea@versabank.com

(b)
to Versa Bancorp at:

Versa Bancorp
140 Fullarton Street
Suite 2002
London, ON
N6A 5P2
Attention:
Tammie Ashton

Email:
tammiea@versabank.com

Any notice or other communication is deemed to be given and received (i) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, and (ii) if sent by email, on the day of sending if it is a Business Day if sent prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.
5.3
Time of the Essence

Time is of the essence in this Agreement.
5.4
Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Party may, either before the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement and the Reorganization.
5.5
Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
5.6
Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the Reorganization and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the Reorganization.
5.7
Successors and Assigns

(a)
This Agreement becomes effective only when executed by all of the Parties. After that time, it will be binding upon and enure to the benefit of each of the Parties and their respective successors and permitted assigns.

(b)
Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Party.

5.8
Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Reorganization is fulfilled to the fullest extent possible.
5.9
Governing Law

(a)
This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)
Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

5.10
Rules of Construction

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.
5.11
No Liability

Subject to applicable Law, no director, officer or employee of the Parties shall have any personal liability for anything done or purported to be done in connection with the transaction contemplated by this Agreement. Each of the Parties to this Agreement receives and holds the benefit of this release, to the extent that it relates to its directors, officers or employees, as agents for them.
5.12
Language

The Parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.
5.13
Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by electronic copies) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Reorganization Agreement as of the date first written above.
VERSA BANCORP
By:

Name:
Title:
VERSABANK
By:

Name:
Title:

SCHEDULE A
AMENDMENT TO BY-LAWS
[To be inserted once finalized.]

SCHEDULE B
REORGANIZATION RESOLUTION
[To be inserted once finalized.]

ANNEX F
SECTION 277 OF THE BANK ACT (CANADA)
Right to dissent
277 (1)   A holder of shares of a bank may dissent if the bank resolves to carry out a going-private transaction or squeeze-out transaction that affects those shares.
Payment for shares
(2)   In addition to any other right that the shareholder may have, but subject to subsection (25), a shareholder who complies with this section is, when the action approved by the resolution from which the shareholder dissents becomes effective, entitled to be paid by the bank the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted by the shareholders.
No partial dissent
(3)   A dissenting shareholder may claim under this section only with respect to all of the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.
Objection
(4)   A dissenting shareholder shall send to the bank, at or before any meeting of shareholders at which a resolution referred to in subsection (2) is to be voted on by the shareholders, a written objection to the resolution unless the bank did not give notice to the shareholder of the purpose of the meeting and their right to dissent.
Notice that resolution was adopted
(5)   The bank shall within 10 days after the day on which the shareholders adopt the resolution send to each shareholder who sent an objection under subsection (4) notice that the resolution was adopted. If it is necessary for the Minister or Superintendent to approve the transaction within the meaning of subsection 973(1) before it becomes effective, the bank shall send notice within 10 days after the approval. Notice is not required to be sent to a shareholder who voted for the resolution or one who has withdrawn their objection.
Demand for payment
(6)   A dissenting shareholder shall within 20 days after receiving the notice referred to in subsection (5)  — or, if they do not receive it, within 20 days after learning that the resolution was adopted by the shareholders — send to the bank a written notice containing
(a)
their name and address;

(b)
the number and class of shares in respect of which they dissent; and

(c)
a demand for payment of the fair value of those shares.

Share certificates
(7)   A dissenting shareholder shall within 30 days after sending a notice under subsection (6) send the certificates representing the shares in respect of which they dissent to the bank or its transfer agent.
Forfeiture
(8)   A dissenting shareholder who fails to comply with subsection (7) has no right to make a claim under this section.

F-1

Endorsing certificate
(9)   A bank or its transfer agent shall endorse on any share certificate received in accordance with subsection (7) a notice that the holder is a dissenting shareholder under this section and shall without delay return the share certificates to the dissenting shareholder.
Suspension of rights
(10)   On sending a notice under subsection (6), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section. However, the shareholder’s rights are reinstated as of the date the notice was sent if:
(a)   the shareholder withdraws the notice before the bank makes an offer under subsection (11);
(b)   the bank fails to make an offer in accordance with subsection (11) and the shareholder withdraws the notice; or
(c)   the directors revoke under section 220 the special resolution that was made in respect of the going-private transaction or squeeze-out transaction.
Offer to pay
(11)   A bank shall, no later than seven days after the later of the day on which the action approved by the resolution from which the shareholder dissents becomes effective and the day on which the bank received the notice referred to in subsection (6), send to each dissenting shareholder who sent a notice
(a)   a written offer to pay for their shares in an amount considered by the directors of the bank to be the fair value, accompanied by a statement showing how the fair value was determined; or
(b)   if subsection (25) applies, a notice that it is unable to lawfully pay dissenting shareholders for their shares.
Same terms
(12)   Every offer made under subsection (11) for shares of the same class or series is to be on the same terms.
Payment
(13)   Subject to subsection (25), a bank shall pay for the shares of a dissenting shareholder within 10 days after the day on which an offer made under subsection (11) is accepted, but the offer lapses if the bank does not receive an acceptance within 30 days after the day on which the offer is made.
Court may fix fair value
(14)   If a bank fails to make an offer under subsection (11) or if a dissenting shareholder fails to accept an offer, the bank may, within 50 days after the day on which the action approved by the resolution from which the shareholder dissents becomes effective or within any further period that a court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.
Shareholder application
(15)   If a bank fails to apply to a court under subsection (14), a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within any further period that the court may allow.
Venue
(16)   An application under subsection (14) or (15) is to be made to a court having jurisdiction where the bank’s head office is situated or, if the bank carries on business in the province in which the dissenting shareholder resides, in that province.

F-2

No security for costs
(17)   A dissenting shareholder is not required to give security for costs in an application made under subsection (14) or (15).
Parties and Superintendent
(18)   On an application to a court under subsection (14) or (15),
(a)   all dissenting shareholders whose shares have not been purchased by the bank are to be joined as parties and are bound by the decision of the court;
(b)   the bank shall notify each of them of the date, place and consequences of the application and their right to appear and be heard in person or by counsel; and
(c)   the bank shall notify the Superintendent of the date and place of the application and the Superintendent may appear and be heard in person or by counsel.
Powers of court
(19)   On an application to a court under subsection (14) or (15), the court may determine whether any other person is a dissenting shareholder and is to be joined as a party and the court shall then fix a fair value for the shares of all dissenting shareholders.
Appraisers
(20)   The court may appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.
Final order
(21)   The final order of the court is to be rendered against the bank in favor of each dissenting shareholder for the value of the shares as fixed by the court.
Interest
(22)   The court may allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution from which the shareholder dissents becomes effective until the date of payment.
Notice that subsection (25) applies
(23)   If subsection (25) applies, the bank shall within 10 days after an order is made under subsection (21) notify each dissenting shareholder that it is unable to lawfully pay dissenting shareholders for their shares.
Effect of subsection (25)
(24)   If subsection (25) applies, a dissenting shareholder may by written notice delivered to the bank within 30 days after receiving notice under subsection (23)
(a)   withdraw their notice of dissent, in which case the bank is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or
(b)   retain their status as a claimant against the bank, to be paid as soon as the bank is able to lawfully pay them or, in a liquidation, to be ranked subordinate to the rights of the bank’s creditors but in priority to its shareholders.
Limitation
(25)   A bank may not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that the bank is or the payment would cause the bank to be in contravention of a regulation referred to in subsection 485(1) or (2) or of an order made under subsection 485(3).

F-3